AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (hereinafter called the "Sublease") is made as of the 24"' day of January, 2007, (hereinafter referred to as the "Effective Date"), by and between FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company (hereinafter called the "Sublandlord"), and NORTHBROOK HOTEL GROUP L.P., an Illinois limited partnership (hereinafter called the "Subtenant").

W I T N E S S E T H:

WHEREAS, Sublandlord is presently the lessee of approximately 12.l 9 I3 acres of land, located in the Village of Northbrook, Cook County, Illinois (said land is hereinafter referred to as the "Project''), pursuant to (i) that certain retail Ground Lease dated as of May 31, 2006, by and between Chicago Title Land Trust Company, as Trustee under a Trust Agreement dated May 31, 2006 and known as Trust No. I 114333, as lessor, and Sublandlord, as lessee, pertaining to approximately 7.1733 acres of the Project, and (ii) that certain hotel Ground Lease dated as of May 31, 2006, by and between Chicago Title Land Trust Company, as Trustee under a Trust Agreement dated May 31, 2006 and known as Trust No.

1114332 (hereinafter referred to as "Overlandlord"), as lessor, and Sublandlord, as lessee, pertaining to approximately 5.0180 acres of the Project (said hotel Ground Lease is hereinafter referred to as the "Primary Lease"; a copy of the Primary Lease, with financial terms deleted, is attached hereto as Exhibit A and incorporated by reference);

WHEREAS, Sublandlord desires to sublet to Subtenant and Subtenant desires to sublet from Sublandlord that portion of the Project which is demised under the Primary Lease, and legally described on Exhibit B attached hereto and by this reference incorporated herein and described as the "Hotel" on the site plan attached hereto as Exhibit C and by this reference incorporated herein (said"site plan is hereinafter referred to the "Site Plan", and the portion of the Project described on Exhibits Band C is hereinafter referred to as the "Premises");

WHEREAS, the Premises are subject to the terms and conditions set forth in that certain Declaration Establishing Covenants, Conditions, Restrictions and Easements, dated August 3, 2006, a copy of which is attached hereto as Exhibit D and incorporated by reference (hereinafter referred to as the "Declaration"), which Declaration has been recorded with the Cook County Recorder of Deeds as Document No. 0625045122 (the "Recorder").

NOW, THEREFORE, for and in consideration of TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

I.Incorporation. The Recitals to this Sublease are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

2.Capitalized Terms. All capitalized terms used herein but not otherwise defined in this Sublease shall have the meanings ascribed to them in the Primary Lease. As used in this Sublease, the terms "Substantial Completion" or "Substantially Complete" or "Substantially Completed" shall mean the initial construction of, the restoration of, or any Alteration to any fluilding Improvements is sufficiently complete such that either (i) the Building Improvements or Alteration are available for use or occupancy by Subtenant and its employees, patrons, customers, invitees, as evidenced by the issuance by the Village of a temporary certificate or certificates of occupancy, or (ii) the Building Improvements or Alteration are

open for business operations, in either case irrespective of whether any minor or weather-dependent portions or so-called "punch list items" remain unfinished or subject to correction.

3.Sublease. Sublandlord hereby sublets the Premises to Subtenant, and Subtenant hereby sublets the Premises from Sublandlord, for the Term (as hereinafter defined) and upon the covenants and conditions hereinafter set forth.

(a)Permitted Uses. Although Subtenant intends that the Premises shall be used for the operation of a full service hotel, the Premises may be used for any Permitted Use, subject to Subtenant's first obtaining the consent of Sublandlord and Overlandlord to any Alterations to the Building Improvements associated with such change in use as required under Section 17 of this Sublease and any change to signage requiring Sublandlord's or Overlandlord's consent as provided in Section 17 of this Sublease. Sublandlord agrees that it will not enter into any other sublease for any portion of the Project that specifically authorizes the subtenant thereof to operate a full service hotel in the Project.

(b)Prohibited Uses. Subtenant shall not permit the Premises, or any portion thereof, to be used in such a manner which materially interferes with Overlandlord's or Sublandlord's right, title or interest in the Project, the Premises or any portion thereof, or in such a manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. In addition, Subtenant shall not use or occupy the Premises or permit the Premises to be used or occupied for any Prohibited Use. Subtenant agrees that it will, promptly upon discovery of any such use, immediately notify Sublandlord and take all necessary steps to compel the discontinuance of such use.

5.Possession and Tenn/Option to Renew. Sublandlord agrees that it shall deliver a building pad to Subtenant at the location set forth on the Site Plan and designated as the "Hotel" and in the condition required to construct the Building Improvements (as said term is hereinafter defined) (hereinafter referred to as the "Building Pad") on or before February I, 2007, subject to extension for customary "force majeure" conditions and further subject to delays caused by the actions of the Village of Northbrook and/or the Overlandlord. The term of this Sublease shall commence on the later of (x) the date that the Building Pad is delivered to Subtenant, and (y) July I, 2007 (said date is hereinafter referred to as the "Commencement Date"), and shall end December 30, 2067, unless sooner terminated or extended as herein set forth (said term is hereinafter referred to as the "Term"). The term "Lease Year" when used in this Sublease shall mean a twelve (12) month period commencing (i) as to the first Lease Year, on the date (hereinafter referred to as the "First Lease Year Commencement Date") which is the Commencement Date if same is the first (I") day of a calendar month, or the first (I") day of the next full calendar month, after the Commencement Date if same does not occur on the first (I") day of a calendar month and (ii) as to subsequent Lease Years, on the day before the annual anniversary date of the First Lease Year Commencement Date.

Provided that no Event of Default (as said term is hereinafter defined) then exists on the part of Subtenant under this Sublease, and provided that Sublandlord is entitled to renew the term of the Primary Lease pursuant to the terms of the Primary Lease, Subtenant shall have the right to renew the Term for one (I) additional sixty (60) year term expiring December 30, 2127 ("Renewal Term") by serving Sublandlord with written notice ofits election to renew on or before November 30, 2065 (the "Renewal Notice"). In the event that Subtenant serves the Renewal Notice on Sublandlord on or before November 30, 2065, Sublandlord covenants and agrees that it shall notify Overlandlord of its election to renew the term of the Primary Lease for a term expiring December 31, 2127. Subject to the terms of Section 7(b) of this Sublease, if the Renewal Notice is given, this Sublease shall automatically be renewed for the Renewal Tenn without any further act on the part of either party. If the Renewal Notice is not given on or before November 30, 2065, the Sublease shall expire on its own terms automatically and without any further action on the part of either party on the last day of the Term. Except for the Base Rent payable during the Renewal Tenn, which shall be determined in accordance with Section 7 below, and the option to renew for an additional sixty (60) year term, which shall not apply to the Renewal Term, all of the other terms and conditions that are provided in this Sublease (including, without limitation, the applicable provisions for Base Rent increases, all of which shall continue during the Renewal Term), shall remain in full force and effect during the Renewal Term.

6.Construction oflmprovements. Sublandlord hereby agrees, at Sub]andlord's sole cost and expense, to provide all of the improvements to construct the Building Pad and the common areas of the Project, including, but not limited to, interior access drives, waste and sewer extensions to the Building Pad, fire loop, curb cuts and signage to Founder's Drive, storm sewers and storm water detention and common area landscaping along drives and in set back areas, erosion controls, retaining walls, site clearing and rough grading, parking lot islands and landscaping, parking lot striping and sidewalks, in accordance with the terms and conditions of the Primary Lease (said improvements are hereinafter collectively referred to as the "Common Area lmprovements"). The Preliminary Plans and Specifications for the Common Area lmprovements are detailed on Exhibit E attached hereto and by this reference incorporated herein (the "Common Area Plans"). Sublandlord and Subtenant acknowledge and agree that the Common Area Plans should be revised so as to satisfy the terms and conditions contained in the Primary Lease. The Common Area Improvements shall be owned by Sublandlord, and shall be maintained in accordance with the provisions of Section 12 below. Except for the top layer of paving, which shall be substantially completed in accordance with a schedule approved by the Village of Northbrook, the remainder of the Common Area Improvements shall be substantially completed no later than June 15, 2007, which date shall be subject to extension for customary "force majeure" conditions and further subject to delays caused by the actions of the Village of Northbrook and/or the Overlandlord. ln addition to the Common Area Improvements, Sublandlord hereby agrees, at Sublandlord's sole cost and expense, to install a parking lot, including curbs, storm drainage and parking lot lighting, on the Premises and the other portion of the Premises that is the subject of the Primary Lease (hereinafter referred to as the "Parking Lot"). The Parking Lot shall be owned by Sublandlord, and shall be maintained in accordance with the provisions of Section 12 below and shall be constructed in accordance with the Village of Northbrook zoning and other code requirements and shall be substantially completed no later than June 15, 2007, which date shall be subject to extension for customary "force majeure" conditions and further subject to delays caused by the actions of the Village of Northbrook and/or the Overlandlord. Sublandlord shall not sublease or permit other third party use of the Parking Lot in any manner that would result in a violation of any parking requirements applicable to the Premises under the zoning or other code requirements of the Village of Northbrook for a Pennitted Use. Subtenant agrees to reimburse Sublandlord for its pro-rata share of the cost of constructing the Common Area Improvements and the Parking Lot (hereinafter collectively referred to as the "Work") (Subtenant's pro-rata share of the cost of constructing the Work is hereinafter referred to as the "Subtenant Work Amount"). The parties hereto agree that Subtenant's pro-rata share of the cost of constructing the Work shall be 41% (the "Subtenant Pro-Rata Share"). Sublandlord warrants and represents to Subtenant that as of August 31, 2006, the costs incurred in connection with constructing the Work are $470,883.000 (said amount is hereinafter referred to as the "Incurred Work Amount''). A copy of the computation of the Incurred Work Amount is attached hereto as Exhibit F and by this reference incorporated herein. The actual amount of the Subtenant Work Amount shall be determined by an audit conducted by Sublandlord after completion of the Work, and a copy of said audit shall be provided to Subtenant. The Subtenant Work Amount shall be paid to Sublandlord at the following times: (i) an amount equal to the lncurred Work Amount times the Subtenant Pro-Rata Share shall be paid to Sublandlord within thirty (30) days after the execution of this Sublease (the "lnitial Incurred Work Amount Payment"); and (ii) the remainder of the Subtenant Work

Amount shall be paid from time to time on a monthly basis, commencing on the 10th day of the calendar month following the month in which the lnitial Incurred Work Amount Payment occurs, and continuing on the l om day of each month thereafter, until the Work has been completed. The amount of each monthly component of the Subtenant Work Amount shall be equal to the product of(i) the Subtenant Pro Rata Share, times (ii) the costs incurred during the prior calendar month in connection with constructing the Work. Notwithstanding the foregoing, no monthly component of the Subtenant Work Amount shall be due until the 5ili day after receipt of an invoice from Sublandlord setting forth the total cost incurred during the prior calendar month in connection with constructing the Work. In the event that Subtenant fails to pay any portion of the Subtenant Work Amount at the times set forth above, and said failure continues for five (5) days after written notice thereof, such occurrence shall constitute an event of default under this Sublease. Promptly after its receipt of the applicable Subtenant Work Amount, Sublandlord shall promptly (subject to reasonable retainage to insure complete performance of such work) pay all contractors, subcontractors and suppliers to whose work the Subtenant Work Amount relates and shall obtain appropriate partial and final lien waivers in connection with each such payment and shall provide copies of same to Subtenant upon request. In the event that any such contractors, subcontractors or suppliers lien Subtenant's interest in the Premises arising out of or related to non-payment of the Work by Sub landlord, then Sublandlord shall cause such liens to be released or bonded over to the reasonable satisfaction of the Subtenant within thirty (30) days thereof, said failure shall constitute an event of default under this Sublease. Sublandlord hereby warrants that the Work shall be free from defects in materials and workmanship for a period of one (I) year from the date of completion of the Work. If Subtenant provides notice to Sublandlord of any such defect during said one (I) year period, Sublandlord shall promptly cause the same to be corrected at Sublandlord' s sole cost and expense. Subtenant acknowledges and agrees that the warranty herein stated is in lieu of all other remedies for construction defects, and all other implied or expressed warranties with respect to the Work are hereby excluded.

Subtenant shall construct the improvements on the Building Pad (the "Building Improvements") in

accordance with the terms and conditions set forth in that certain Agreement dated June 13, 2006, by and between Subtenant and FCL Builders, Inc. and shall Substantially Complete the Building Improvements on or before August I, 2008, which date shall be subject to extension for customary "force majeure" conditions. In connection with such construction, Subtenant shall cause FCL Builders, Inc. to procure and maintain in full force and effect until Substantial Completion of the Building Improvements a payment and performance bond in the AJA Form A312 1984 but containing a "Replacement Obligee Rider" thereto in a form acceptable to Sublandlord and Lessor ("Bond"), which Bond and Rider permit the Subleasehold Mortgagee and Lessor's Beneficiary to assume and have the benefit of all of the rights and obligations of Subtenant under the Bond in the event FCL Builders, Inc. or Subtenant fails to complete the Building Improvements in accordance with this Sublease and the plans for such Building Improvements previously approved by Sublandlord and Lessor. Subtenant shall give notice to Sublandlord, Subleasehold Mortgagee and Lessor concurrently with any notice given by Subtenant to the surety under the Bond, and shall perform all obligations required of Subtenant as "Owner" under the Bond. If Subtenant fails to do so, Subleasehold Mortgagee and Lessor's Beneficiary shall have the rights afforded them under the Bond, which shall be exercisable by either of them pursuant to the Bond and the terms and provisions of that certain Subleasehold Mortgagee Recognition Agreement entered into between Subleasehold Mortgagee, Lessor's Beneficiary and Subtenant. Sublandlord and Subtenant agree that the Building Improvements and all alterations thereto shall be owned by Subtenant at all times during the Term. At the expiration or earlier termination of this Sublease, the Building Improvements and, subject to the provisions of Section I 7(b) below, the Alterations, shall become the property of Sublandlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Sublease.

7.Rental and Other Pavments. In consideration of the subleasing aforesaid, Subtenant agrees to pay to Sublandlord, in addition to the reimbursements of Common Area Improvements and

Parking Lot costs described in Section 6 above, the following rental and other payments at the following times:

(a)Base Rent Base rent ("Base Rent") shall commence on the Commencement Date, Base Rent shall be $275,000 for the first (1st) Lease Year, and shall increase by three percent (3%) every year thereafter during the Term, in the manner set forth on Exhibit G attached hereto and by this reference incorporated herein, and shall be payable in equal monthly installments on the first day of each month, If the Commencement Date is not the first (1") day of a calendar month, the first payment of Base Rent shall be prorated accordingly.

(b)Determination of Base Rent for Renewal Term. If Subtenant has exercised its right to renew the Term for the Renewal Term, Sublandlord and Subtenant will negotiate in good faith to determine the new Base Rent for the Renewal Term. IfSublandlord and Subtenant reach agreement on the Base Rent for the Renewal Term, then upon reaching such agreement, Sublandlord and Subtenant will enter into an Amendment to this Sublease documenting such agreement and extending the Term through December 30, 2127. lfSublandlord and Subtenant are unable to reach agreement on the new Base Rent by June 30, 2066, then either Sublandlord or Subtenant may, by written notice sent no later than November 30, 2066, invoke the Appraisal Process set forth in Article XIX of the Primary Lease to establish such new Base Rent, which shall be, for the first Lease Year of the Renewal Term, an amount equal to one hundred and sixty five percent (165%) of the Appraised New Base Rent, as said term is hereinafter defined. Thereafter, the Base Rent shall increase by three percent (3%) every year thereafter during the Renewal Term, and shall be payable in equal monthly installments on the first day of each month. Notwithstanding the foregoing, upon the conclusion of the Appraisal Process and the determination of the Appraised New Base Rent, Subtenant shall have a period of forty-five (45) days within which to revoke its prior notice of its intent to renew the term of the Sublease for the Renewal Term. If Subtenant fails to give notice of its intent to renew, or after Subtenant gives such notice, neither Sublandlord nor Subtenant invoke the Appraisal Process to determine the Appraised New Base Rent by November 30, 2066 for the Renewal Term, or if Subtenant elects to exercise its option to revoke such notice of exercise within such forty-five (45) day period following the determination of the Appraised New Base Rent pursuant to the Appraisal Process, then the Sublease shall expire by its own terms as of December 30, 2066.

Notwithstanding the foregoing, Overlandlord shall not be bound by Subtenant's exercise of its option to renew unless and until the following procedures have been followed:

i.In the event Sublandlord and Subtenant reach agreement on the Base Rent for the Renewal Term on or before June 30, 2066, or the Appraised New Base Rent has been determined by the Appraisal Process (and provided Subtenant does not exercise its option to revoke pursuant to the preceding sentence), then Subtenant shall promptly give notice to Overlandlord of the amount of the agreed upon Base Rent or the Appraised New Base Rent as so determined, as the case may be, for the Renewal Term in accordance with the provisions of that certain Non-Disturbance and Attornment Agreement dated as of the date of this Sublease between Overlandlord and Subtenant ("Non-Disturbance Agreement"). Such notice shall include the following statement in bold face type:

THIS IS A RENEWAL NOTICE FROM SUBTENANT PURSUANT TO SECTION 7(b) OF THE AGREEMENT OF SUBLEASE DATED AS OF JANUARY 24, 2007 BETWEEN FCL FOUNDERS DRIVE, LLC AND NORTHBROOK HOTEL GROUP L.P. PURSUANT TO SAID SECTION

7(b), OVERLA.."IDLORD HAS SIXTY DAYS FROM THE DATE OF THIS NOTICE TO RESPOND AS PROVIDED IN SECTION 7(b), FAILING WIDCH, THE SUBLEASE SHALL BE RENEWED FOR THE RENEWAL TERM AND FOR THE [BASE RENT OR APPRAISED NEW BASE RENT

- choose appropriate term] STATED IN THIS NOTICE.

ii.	Upon receipt of such notice, Overlandlord shall have a period of sixty

(60) days to give Subtenant and Sublandlord notice that there exists at that time an uncured Default or Event of Default on the part of Sublandlord under the Primary Lease and, as a result, Sublandlord is not permitted to renew the term of the Primary Lease (the "60-Day Notice"). If the nature of the Default or Event of Default is a failure on the part of Sublandlord to pay Base Rent (as such term is defined in the Primary Lease) to Overlandlord, then in such 60-Day Notice, Overlandlord shall have the right to demand that Subtenant immediately commence making payments of Base Rent under this Sublease directly to Overlandlord, and Sublandlord hereby agrees Subtenant shall honor such demand, and Sublandlord and Overlandlord hereby agree that all such payments so made by Subtenant to Overlandlord shall be credited toward Base Rent payable by Subtenant under the Primary Lease and any excess shall be applied by Overlandlord in such order and to such amounts as are due and payable under the Primary Lease as provided in the Primary Lease until such time (if at all) that all Defaults or Events of Default under the Primary Lease are cured. If Overlandlord fails to give the 60-Day Notice to Subtenant, then Overlandlord shall be deemed to have approved the renewal of the Sublease and such Sublease as so renewed for the Proposed New Sublease Base Rent and otherwise on the terms specified in this Sublease, and the Sublease as so renewed shall thereafter be deemed the Sublease for all purposes of the Non-Disturbance Agreement and this Sublease.

iii.IfOverlandlord gives the 60-Day Notice to Subtenant, then Overlandlord shall also have the right for a period of ninety (90) days following the date of the 60-Day Notice (the "90-Day Period") to review the Base Rent agreed to by Sublandlord and Subtenant or the Appraised New Base Rent determined pursuant to the Appraisal Process (the "Proposed New Sublease Base Rent"), including the right to request from Subtenant any and all information on which such Proposed New Sublease Base Rent was determined to make its own determination as to whether the Proposed New Sublease Base Rent as so determined (whether by agreement or by the appraisal process) is based upon the fair market value of the Premises and thereby approved by Overlandlord; provided, however, that if the Appraised New Base Rent or the Base Rent as so determined or agreed as stated in Subtenant's notice pursuant to clause (i) above is the same or greater than the Appraised New Base Rent or Base Rent (as such terms are defined in the Primary Lease) previously agreed to or determined by Sublandlord and Overlandlord pursuant to the process and procedures provided for in the Primary Lease, then the Proposed New Sublease Base Rent set forth in Subtenant's notice shall be deemed approved by Overlandlord and the provisions of clause (iv) below shall apply.

iv.If Overlandlord fails to give notice to Subtenant by the expiration of the 90-Day Period that Overlandlord does not approve the Proposed New Sublease Base Rent, then the Sublease shall be deemed renewed for the Proposed New Sublease Base Rent and otherwise on the terms specified in this Sublease, and the Sublease as so renewed shall be deemed the Sublease for all purposes of the Non-Disturbance Agreement and this Sublease.

v.If Overlandlord gives notice to Subtenant no later than the expiration of the 90-Day Period that Overlandlord does not approve the Proposed New Sublease Base Rent, then such notice shall automatically be deemed to have invoked a new Appraisal Process under this Sublease, except that the participants shall be Overlandlord and Subtenant, and upon completion of such process, Subtenant shall again have a period of forty-five (45) days to revoke its notice of exercise, failing which the Sublease shall be deemed renewed for the Appraised New Base Rent as determined pursuant to such new Appraisal Process and otherwise on the terms specified in this Sublease, and the Sublease as so renewed shall be deemed the Sublease for all purposes of the Non-Disturbance Agreement and this Sublease. If Subtenant does so elect to exercise its option to revoke its notice of exercise following the completion of the new Appraisal Process called for in this clause (v), then the Sublease shall expire by its own terms as of December 30, 2067.

In the event the Primary Lease is not renewed or is terminated in accordance with its terms by reason of a Default or Event of Default (as such terms are defined in the Primary Lease) on the part ofSublandlord or another Termination Event (as defined in and specified in the Non Disturbance Agreement), whether before or after the completion of the process described in clauses (i) through (v) of this Section 7(b), then the provisions of the Non-Disturbance Agreement shall control with respect to the rights ofOverlandlord and Subtenant.

As used herein, "Appraised New Base Rent" shall mean the fair market value of the Premises, but specifically not including the Building Improvements, based upon generally accepted appraisal methods (the "Appraised Value"), multiplied by an appraised annual rate of return on a real estate investment similar in kind to the Premises based upon generally accepted appraisal methods (the "Appraised Rate of Return"). Absent an agreement between Sublandlord and Subtenant, the Appraised Value and the Appraised Rate of Return shall be determined in accordance with the provisions of Article XIX of the Primary Lease, except that all references therein to Lessor shall mean Sublandlord, and all references therein to Lessee, shall mean Subtenant. Examples illustrating the determination of the Appraised New Base Rent, applying the principles set forth in Article XIX of the Primary Lease, are set forth on Exhibit J attached hereto.

(c)Additional Payments. In addition to the payment of Base Rent described in Section 7(a) above, and the reimbursements of Common Area Improvements and Parking Lot costs described in Section 6 above, Subtenant shall pay $221,839.32 to Sublandlord upon execution of this Sublease (said amount is hereinafter referred to as the "Additional Payments").

(d)Adjusted Base Rent with Added Components. If at any time during the Term of this Sublease (including the Renewal Term), the Building Improvements exceed 85,000 gross square feet, then Base Rent shall increase pro-rata, commencing on the first day of the first month following substantial completion of the additional improvements ("Added Components"). Thus, by way of example and not limitation, in the event that Added Components containing 5,000 square feet are substantially completed, causing the square footage in the Building Improvements to increase from 85,000 to 90,000 square feet, and at the time of said substantial completion Base Rent was $300,000 per year ($3.52494 per square foot x 85,000), Base Rent will increase to

$317,647 per year ($3.5294 x 90,000).

The provisions of this Section 7 shall apply regardless of whether Subtenant obtains Sublandlord's prior approval to such Added Components, but nothing contained in this Section 7 shall be deemed or construed to permit Subtenant to construct any Added Components without Sublandlord's approval as provided elsewhere in this Sublease.

(e)Additional Rent. In addition to the payment of the Base Rent described in Section 7(a) above, the reimbursements of Common Area Improvements and Parking Lot costs described in Section 6 above and the payment of the Additional Payments described in subsection 7(c) above, Subtenant shall pay to Sublandlord "Subtenant's Proportion" (as said term is hereinafter defined) of all other amounts that Sub]andlord is required to pay to Overlandlord under the Primary Lease, or obligated to pay to third parties under the Primary Lease, including, but not limited to, Additional Rent and Reimbursable Expenses (as said terms are defined in the Primary Lease), no later than five (5) days prior to the date that said amounts become delinquent; provided, however, that in no event shall Subtenant be required to pay any administrative charges, penalties, late fees, interest, fines, attorneys' fees or costs or other such charges pursuant to this subsection (e) which arise out or relate to any acts or omissions of Sublandlord. The payment obligations described in this Section 7(e) are hereinafter collectively referred to as the "Payment Obligations". Notwithstanding anything to the contrary contained in this Sublease, Subtenant's obligations to pay the Payment Obligations shall commence on the Effective Date, and not the Commencement Date. Provided Subtenant is not in default hereunder, Sublandlord agrees to pay all Payment Obligations as and when they become due. For the purposes of this Sublease, "Subtenant's Proportion" shall mean one hundred percent (100%). In addition to the Payment Obligations, Subtenant acknowledges that it shall be responsible for its Member's Proportionate Share of the Association Costs (as said terms are defined in the Declaration). For the purposes of this Sublease, Subtenant's Member's Proportionate Share shall be forty-one percent (41%). Sub landlord shall apply for a separate tax parcel for the Premises promptly after the execution of the Sublease. Until such time as a separate tax parcel is issued, Subtenant shall pay its Member's Proportionate Share of real estate taxes based upon Subtenant's Proportion.

Subtenant's obligation to-pay the Payment Obligations and its Member's Proportionate Share of the Association Costs shall commence on the Effective Date, and not the Commencement Date.

All rental and other payments to be made by Subtenant to Sublandlord shall be made without setoff, deduction or reductions of any kind in any amount for any reason whatsoever. All rental payments shall be made to Sublandlord at 1325 North Sandburg Terrace, Chicago, Illinois 60610 or such other place as Sublandlord may from time to time designate in writing by notice to Subtenant. All sums payable by Subtenant under this Sublease shall be deemed to be "Rent."

8.Security Deposit. Simultaneously with the execution of this Sublease, Subtenant agrees to deposit with Sublandlord cash in the amount of $25,000.00 (the "Security Deposit") as security for the full and faithful performance by Subtenant of each and every term, provision, covenant and condition of this Sublease. If an Event of Default occurs, Sublandlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any sum then due hereunder or which Sublandlord may expend or be required to expend by reason of Subtenant's breach including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re entry by Sublandlord. If any of the Security Deposit shall be so used, applied or retained by

Sub landlord at any time or from time to time, Subtenant shall promptly, in each such instance, within five days of written demand therefor by Sublandlord, pay to Sub landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth above. If Subtenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, or the balance thereof, shall be returned to Subtenant after all of the following: (a) the time fixed as the expiration of the Term of this Sublease; (b) the removal of Subtenant from the Premises;

(c)the surrender of the Premises by Subtenant to Sublandlord in accordance with this Sublease; and (d) final determination of all amounts payable by Subtenant hereunder and payment of same. If requested in writing by Subtenant, the Security Deposit shall be invested by Sub landlord in an interest bearing money market account, and all interest earned thereon shall be deemed part of the Security Deposit. In the absence of evidence satisfactory to Sublandlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Sublandlord may return the Security Deposit to the original Subtenant, regardless of one or more assignments of this Sublease.

9.	Intentionally Deleted.

IO.Representations.

(a)No Default Under Primary Lease. Sublandlord warrants and represents that the Primary Lease is presently in full force and effect and that Sublandlord has received no notice of default on the part of the Sublandlord or Overlandlord under the Primary Lease, and that, to Sublandlord's actual knowledge, there presently exists no conditions which would give rise to such a default upon the passage of time or the giving of notice.

(b)Sublandlord Obligations Under Primary Lease. Sublandlord warrants and represents that provided Subtenant is not in default hereunder, that it will continue to use reasonable commercial efforts to observe and perform all of its obligations under the Primary Lease not assumed by Subtenant hereunder (including, without limitation, the obligation to pay rent thereunder) in order to prevent any default thereunder or breach thereof during the Term of this Sublease.

(c)Primary Lease. Sublandlord warrants and represents that Exhibit A attached hereto is a true, correct and complete copy of the Primary Lease (except for the deletion of financial terms) and all amendments thereto.

11.	Primary Lease.

(a)Rights and Obligations of Sublandlord Under Primary Lease. Except for the obligations expressly imposed on Sublandlord hereunder, all the obligations contained in the Primary Lease conferred and imposed upon Sublandlord (as tenant therein), as they relate to the Premises, including, without limitation, the obligations to (i) pay the Payment Obligations;

(ii) develop all Submittals required in connection with the Building Improvements for approval by Overlandlord pursuant to Article 5 of the Primary Lease; (iii) upon approval of the Final Plans and Specifications for the Building Improvements, to construct the Building Improvements in accordance with such Final Plans and Specifications and the other applicable provisions of Article 5 of the Primary Lease; (iv) maintain insurance in accordance with Article 7 of the Primary Lease; (v) allow the use of insurance proceeds in accordance with the provisions of Article 11 of the Primary Lease; and (vi) approvals with respect to changes or alterations to the Building Improvements in accordance with Article 12 of the Primary Lease, are hereby conferred and imposed upon Subtenant (collectively, the "Sublandlord's Primary Leasehold Obligations"). Subtenant agrees to be bound by all of the Sublandlord's Primary Leasehold Obligations, and agrees, for the benefit ofOverlandlord and Sublandlord, to perform all of the Sublandlord's Primary Leasehold Obligations. Any rights granted to Sublandlord (as tenant under the Primary Lease) are hereby granted to Subtenant, as they relate to the Premises, which rights shall include, without limitation, the right to receive all of the services and benefits to be provided to Sublandlord with respect to the Premises under the Primary Lease. Subtenant covenants and agrees to fully and faithfully perform the terms and conditions of the Primary Lease and the Sublease on its part to be performed. In connection herewith and for purposes of this Sublease, the Primary Lease is made a part of this Sublease. Neither Sublandlord nor Subtenant shall do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as tenant, under the Primary Lease, to be endangered,

cancelled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Subtenant agrees, as an express inducement for Sublandlord's execution of this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Primary Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Primary Lease, then, the provisions of the Primary Lease shall prevail. If the Primary Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability to Subtenant, except such liability theretofore accruing; however, if Subtenant is in default, the default provisions hereof shall control as to Subtenant's liability.

(b)Obligations ofOverlandlord. Sublandlord shall have no duty to perform any obligations of the Overlandlord and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Overlandlord in the performance of any obligations under the Primary Lease, nor shall such default of the Overlandlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder; provided, nevertheless, that in the event of any such default or failure of performance by Overlandlord, Sublandlord agrees, upon notice from Subtenant, to make demand upon Overlandlord to perform its obligations under the Primary Lease and, provided that Subtenant specifically agrees to pay all reasonable costs of Sublandlord, to take appropriate legal action to enforce the Primary Lease. Sublandlord agrees to promptly deliver copies of notices received by it under the Primary Lease which allege a default by Sublandlord thereunder and which are not cured by Sublandlord.

(c)Services. Except for the obligations of Sublandlord to be performed under Section 6 above, all services to the Premises shall be furnished by Subfandlord hereunder only to the extent that such services are furnished to Sublandlord, as tenant, under the Primary Lease. The failure on the part of Overlandlord to provide services shall not be a default by Sublandlord of its obligations under this Sublease. The fact that Subtenant's use and occupancy of the Premises may be disturbed or prevented from any cause whatsoever, not the result of action or inaction by Sublandlord, including, without limitation, the interruption of any utility service, shall not in any way suspend, abate or reduce any rent payments under this Sublease unless, and only to the extent that, such cause likewise acts to suspend, abate or reduce the rent Sublandlord is obligated to pay under the Primary Lease.

(d)Subordination to Primary Lease. This Sublease and all the rights of the Subtenant hereunder are subject and subordinate to the Primary Lease and a termination or cancellation of the Primary Lease shall constitute a termination and cancellation of the Sublease. Subtenant covenants and agrees to observe and perform all of the covenants and obligations of the Sublandlord as tenant under the Primary Lease related to the Premises which are assumed under this Sublease. The failure of Subtenant to observe and perform the covenants and obligations of the Sublandlord as tenant under the Primary Lease which are assumed under this Sublease shall be a default hereunder.

(e)Negative Covenants ofSublandlord. Notwithstanding anything to the contrary contained herein, Sublandlord agrees not to take any of the following actions during the term of this Sublease:

i.Do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as tenant under the

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Primary Lease, to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder.

ii.Do or cause to be done or suffer or permit any act to be done which would or might cause the Sublease, or the rights of Subtenant, as tenant under the Sublease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Subtenant to be in default hereunder.

111.Amend or modify the Primary Lease or the Declaration in a manner that would materially and adversely affect any of the rights, duties or obligations of Subtenant hereunder, without first obtaining the prior written approval of Subtenant and its Subleasehold Mortgagee, it being understood, however, that Sublandlord shall have the right to amend or modify the Primary Lease and/or the Declaration without the consent of the Subtenant and/or its Subleasehold Mortgagee in the event that said amendment or modification would not materially and adversely affect any of the rights, duties or obligations of the Subtenant hereunder.

1v.Terminate the Declaration.

v.Assign or transfer any interest of Sublandlord in, to or under the Declaration (including, without limitation, its interest as the "Declarant" and "Class A Member" thereunder) to any party other than to a successor or assign of Sublandlord under this Sublease.

12.Expenses, Maintenance, Repair and Replacement. During the term hereof, Subtenant acknowledges and agrees that it shall be responsible for the Subtenant's prorata share of all common area expenses, including, but not limited to, Member's Proportionate Share of those items set forth in the Declaration and those items set forth in the Master Declaration (as said term is defined in the Declaration). Attached hereto as Exhibit Kand by this reference incorporated herein is a preliminary estimated budget for the Master Association (as said term is defined in the Declaration) and the Association for the 2006 calendar year. Subtenant shall have a right to audit the common area costs and expenses in accordance with the terms and conditions of the Declaration. During the term hereof, Sublandlord shall maintain all of the Common Area Improvements and the Parking Lot, and the cost of maintaining the Common Area Improvements and the Parking Lot shall be included as part of the common area maintenance for which Subtenant shall be responsible for its pro rata share. Subtenant shall be responsible for maintaining the Building Improvements at it sole cost and expense. Subtenant acknowledges that all utilities for the Premises shall be separately metered and that Subtenant shall be responsible for the payment thereof, commencing on the Commencement Date.

13.	Indemnity.

(a)Indemnity. Subtenant shall not do or permit any act or thing to be done or omit to do any act or thing upon the Premises which may subject Su bland lord or Overland lord to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of applicable laws and shall exercise such control over the Premises so as to fully protect Sublandlord and Overlandlord against any such liability. Subtenant shall defend, indemnify and save Sublandlord, Overlandlord, and any official, agent, beneficiary, assignee, contractor, director, employee, lessor, mortgagee, officer, parent, partner, member, shareholder and trustee of Sublandlord or Overlandlord, together with their representatives, successors and assigns (each an "Indemnified Party") harmless from and against any and all liabilities, suits, judgments, settlements, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and reasonable attorneys' fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any one or more of the following occurring during or after (but attributable to a period of time falling within) the Term: (i) any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof by Subtenant or any member of the Subtenant Group (as defined in Section Hf.fil); (ii) any act or failure to act on the part of Subtenant or any member of the Subtenant Group; (iii) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof as a result of the act or neglect of Subtenant or any member of the Subtenant Group; (iv) any failure to perform or comply with any of the covenants, agreements, terms or conditions in this Sublease on Subtenant's part to be performed or complied with, provided, however, that in no event shall Subtenant be obligated to indemnify, defend or save harmless Sublandlord or any other Indemnified Party from and against any of the foregoing which arises out of or relates to the negligent acts or intentional misconduct of said Indemnified Party.

(b)Waiver of Claims. Except for any injury to persons resulting from the negligence or willful acts of Sublandlord, its agents, employees or servants, Subtenant waives all claims it may have against Sublandlord or Overlandlord and Sublandlord's or Overlandlord's agents, contractors, directors, employees, officers, parents, partners, members, shareholders, mortgagees and trustees for damage or injury to person or property sustained by Subtenant or any persons claiming through Subtenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person. All of Subtenant's Property and other personal property belonging to Subtenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Subtenant or of such other person only, and Sublandlord or Overlandlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

(c)Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from any Casualty (as such term is defined in the Primary Lease) is incurred by either of the parties to this Sublease or anyone claiming by, through or under it in connection with the Premises, and (b) such party is then either covered in whole or in part by insurance with respect to such loss, cost, damage or expense, or required under this Sublease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered, had insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Sublandlord and Subtenant each agree to give each insurance company that has issued, or in the future may issue, a policy of the type required from time to time pursuant to Section I 5(a), written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to preventthe invalidation of said insurance coverage by reason of said waiver.

Notwithstanding the foregoing, the foregoing release and waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case in which the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten ( I 0) Days following notice from the party procuring such insurance, to pay such increased cost, thereby keeping such release or waiver in full force and effect), nor shall it be construed as waiving any rights for claims of indemnification or reimbursement against third parties or for deductible amounts where the damage or loss is caused by the act or negligence of Su bland lord or its agents, servants or employees.

14.	Environmental Matters.

(a)	Defined Terms.

(i)"Hazardous Material" shall include but shall not be limited to any substance, material, or waste that is regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous wastes" in any Environmental Law.

(ii)"Environmental Law" shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safety, any Hazardous Material, or the environment (including, but not limited to, ground, air, water, or noise pollution or contamination, and underground or aboveground tanks) together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(iii)"Environmental Claim" shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, or suit for damages (including reasonable attorneys', consultants', and experts' fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.

(iv)"Pre Existing Condition" shall mean the presence of any Hazardous Material on the Premises, to the extent such Hazardous Material was not introduced onto the Premises after the Commencement Date and to the extent that the Pre-Existing Condition is described in the Environmental Report dated April 8, 2005, prepared by Testing Services Corp., a copy of which has been previously delivered by Sublandlord to Subtenant.

(v)"Environmental Condition" shall mean (i) the presence on the Premises of one or more underground storage tanks or (ii) the existence of any Hazardous Material on the Premises, other than a Pre Existing Condition, (i) in violation of or requiring cleanup under any Environmental Law or the provisions of this Section 14, or (ii) in concentrations or at levels exceeding applicable federal, state, or local standards for soil, groundwater, or waste on residential properties, either of which subjects Sublandlord or

Overlandlord to liability for any Environmental Claim or which must be remediated to prevent Sublandlord or Overland lord from incurring loss of any kind.

(vi)"Environmental Remediation" shall mean any investigation, cleanup, removal, containment, remediation, or other action relating to an Environmental Condition (i) required pursuant to any Environmental Law, or (ii) necessary to prevent Sub landlord or Overlandlord from incurring, or relieve Sublandlord or Overland lord from, loss of any kind as a result of an Environmental Claim.

(vii)"Remediating Party" shall mean the party which has elected (or is deemed to have elected) to perform any Environmental Remediation.

(viii)"Subtenant Group" any or all of Subtenant's agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.

(b)Subtenant's Covenants with Respect to Environmental Matters. During the Term, Subtenant, at its sole cost and expense, shall:

(i)comply with all Environmental Laws relating to the use and operation of the Premises;

(ii)keep the Premises free of any Hazardous Material, except where stored in permitted containers or locations and in quantities normally associated with businesses included within the permitted use authorized to be conducted on the Premises or from routine maintenance and cleaning and, in those instances, the Hazardous Material shall be stored, generated, disposed of, managed or used in compliance with Environmental Law;

(iii)	not exacerbate a Pre Existing Condition;

(iv)	upon the discovery ofan Environmental Condition:

a.	promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Sublandlord of the Environmental Condition;

b.	furnish a letter of credit, personal guaranty, escrow of funds, or other security reasonably acceptable to Sublandlord to secure performance of Environmental Remediation and to assure Sublandlord that all necessary funds are readily available to Sublandlord to pay the costs and expenses of Environmental Remediation;

c.	prior to commencement of any Environmental Remediation,

submit a proposed scope of work for the Environmental Remediation, together with a timetable and a cost estimate, to Sublandlord for review and approval;

d.	after obtaining Sublandlord's approval, which approval shall not be unreasonably withheld or delayed, diligently perform the approved Environmental Remediation;

e.submit to Sublandlord in a timely manner for Sublandlord's review and comment the documentation and information required by this Section 14 relating to each phase of the Environmental Remediation, and pay all costs of Sublandlord described in this Section 14;

f.	comply with applicable release reporting requirements and provide Sublandlord with any information necessary for Sublandlord to comply with Environmental Law; and

g.	obtain a so called "no further remediation letter" or other acknowledgment from the federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises have been fully remediated without reliance on institutional controls (including but not limited to deed restrictions) or engineered barriers;

(v)not install or operate any above or below ground tank, sump, pit, pond, lagoon or other storage or treatment vessel or devise on the Premises without first obtaining Sublandlord's prior written consent;

(vi)not handle, use, generate, treat, dispose of, or permit the use, handling, generation, treatment, storage, or disposal of any Hazardous Material in, on, under, around, or above the Premises at any time during the Term;

(vii)not use any above ground tank (including barrels and drums), of any size within or without the Premises, except (i) in compliance with all Environmental Laws, and (ii) if secondary containment approved by Sublandlord is provided. Empty tanks, barrels and drums shall be presumed to have one ( l) inch of product remaining when declared empty.

(c)Exacerbation. Subtenant shall not be responsible to remediate a Pre-Existing Condition. If Subtenant exacerbates a Pre Existing Condition (as a result of Subtenant's investigative or remedial activities or otherwise) during the Term, the provisions of this Section 14 shall apply to such exacerbation of the Pre Existing Condition as ifit were an Environmental Condition, and Subtenant shall perform Environmental Remediation as to such exacerbation.

(d)Rights oflnspection. In addition to Sublandlord's and Overlandlord's other rights of entry, access and inspection contained in this Sublease, Sublandlord and its agents and representatives shall have a right of entry and access to the Premises at reasonable times upon not less than 48 hours notice to Subtenant (except in the case of an emergency)for the purposes of

(i) inspecting the documentation relating to Hazardous Materials or environmental matters maintained by Subtenant or any occupant of the Premises; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Subtenant is in compliance with its obligations under this Section 14 of this Sublease; (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon, solely for the purpose of determining compliance with this Section 14, and

(iv) performing such environmental investigations and assessments as Sublandlord may desire to perform at Sublandlord's sole cost and expense, provided that such investigations and assessments shall not unreasonably interfere with the operation of Subtenant's business or Subtenant's use and enjoyment of the Premises. The investigation and assessments may also include reasonable subsurface or other invasive investigation of the Premises, including, but not limited to, soil borings and sampling of site soil and ground or surface water for laboratory analysis, as may be recommended by the Sublandlord's consultant as part of its inspection of the Premises or based upon such other reasonable evidence of Environmental Conditions warranting such subsurface or other invasive investigation. Subtenant will cooperate with Sublandlord and Sublandlord's consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion of the environmental assessments and investigations. Sublandlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials, and substances present on the Premises and shall also have the right to conduct other tests and studies as may be reasonably determined by Sublandlord to be appropriate in order to investigate whether Subtenant is in compliance with its obligations under this Section 14.

(e)Copies of Notices. During the Term, Subtenant shall promptly provide Sublandlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Environmental Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received by Subtenant or any occupant of the Premises, from any federal, state, or local agency or authority, or any other entity or individual (including both governmental and non governmental entities and individuals), concerning (a) any actual or alleged release of any Hazardous Material on, to, or from the Premises; (b) any actual or alleged violation of or responsibility under Environmental Laws; or (c) any actual or alleged liability related to an Environmental Condition under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultra-hazardous activity.

(I)Tests and Reports. Upon written request by Sub landlord, Subtenant shall provide Sublandlord, at Subtenant's expense, with (i) copies of all environmental reports and tests prepared or obtained by or for Subtenant or any occupant of the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Subtenant with respect to any Hazardous Material;

(iii) copies of any permits issued to Subtenant under Environmental Laws with respect to the Premises; (iv) prior to filing, copies of any and all reports, notifications, and other filings to be made by Subtenant or any occupant of the Premises to any federal, state, or local environmental authorities or agencies, and after filing, copies of such filings; and (v) any other relevant documents and information with respect to environmental matters relating to the Premises. Subtenant shall be obligated to provide such documentation only to the extent that the documentation is within Subtenant's possession or control.

(g)Indemnification. Subtenant shall reimburse, defend with counsel chosen by Subtenant, indemnify, and hold Sublandlord and any other Indemnified Party free and harmless from and against any and all Environmental Claims, response costs, losses, liabilities, damages, costs, and expenses, including without limitation loss ofrental income, loss due to business interruption, and reasonable attorneys' and consultants' fees, costs and expenses arising out of or in any way connected with any or all of the following:

(i)any Hazardous Material (other than a Pre Existing Condition) which is or was actually or allegedly generated, stored, treated, released, disposed of, or otherwise located on or at the Premises as a result of the act or omission of Subtenant or any member of the Subtenant Group (regardless of the location at which such Hazardous Material is now or may in the future be located or disposed of), including, but not limited to any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultra-hazardous activity, negligence, or otherwise based upon, resulting from or in connection with any Hazardous Material; (ii) obligations to take response, cleanup, or corrective action pursuant to any Environmental Laws; and (iii) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

(ii)any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions present at the Premises as a result of the act or omission of Subtenant or any member of the Subtenant Group (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x rays, other forms of radiation and radioactive materials), regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

(iii)any failure by Subtenant to comply with any obligation under this Section 14 relating to an Environmental Condition for which Subtenant is Remediating Party;

(iv)the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation or cleanup of any Hazardous Material as a result of the act or omission of Subtenant or any member of the Subtenant Group;

(v)costs of removal of any and all Hazardous Materials from all or any portion of the Premises, which Hazardous Materials came to be present at the Premises as a result of the act or omission of Subtenant or any member of the Subtenant Group;

provided, however, that in no event shall Subtenant be obligated to indemnify, defend or save harmless Sublandlord or any other Indemnified Party from and against any of the foregoing which arises out of or relates to the negligent acts or intentional misconduct of the Sublandlord or any other Indemnified Party. The obligations of Subtenant under this Section 14 shall survive any termination or expiration of this Sublease.

(h)	No Liability of Sublandlord.

(i)Sublandlord shall not have any liability to Subtenant or any of its employees, agents, shareholders, officers or directors, or any other persons as a result of any Hazardous Material now or hereafter located on the Premises.

(ii)Subtenant hereby waives and releases Sublandlord from all Environmental Claims arising from or relating to Pre Existing Conditions.

15.	Insurance/Right to Terminate Sublease/Use oflnsurance Proceeds and Condemnation Awards.

(a)Property Insurance. Subtenant shall purchase and maintain all property insurance with respect to the Building Improvements and the Premises which Sublandlord is required under the Primary Lease to maintain. In further description and amplification of the requirements of Section 7.1 of the Primary Lease, Subtenant shall procure and maintain in full force and effect the following specific additional endorsements or coverages to its property damage policy or policies:

(i)during the period of time prior to Substantial Completion of the initial Building Improvements, a builders' risk policy from Travelers Insurance Company or another underwriter that contains a Limit of Insurance of not less than the full replacement cost of the Building Improvements and other personal property and trade fixtures located from time to time on the Premises or within the Building Improvements, which policy shall include (i) a so-called "Debris Removal Additional Insurance" ISO form CP 04 15 10 00 endorsement (or its equivalent) that includes, among other coverages, amounts or expenses incurred up to the "actual loss sustained" on account of "Debris Removal," "Fire Department Service Charges" and "Pollutant Clean Up and Removal" and other similar coverages available thereunder (or its equivalent) to reimburse the Subtenant, Sublandlord or Overlandlord for eligible expenses associated with Subtenant's complying with the Premises Clearing Procedures; (ii) so-called "ordinance or law" coverage (or its equivalent) that will reimburse Subtenant, Sublandlord or Overlandlord, as the case may be, for all eligible expenses included in such coverage up to the "actual loss sustained" for the costs to demolish undamaged portions of any Building Improvements if required by applicable Governmental Requirements in order to repair damage to other portions of any Building Improvements resulting from a Casualty; and (iii) so-called "Builders' Risk Site Preparation" coverage (or its equivalent) for the cost of re-excavation, preparation, regrading and other similar work to clear the site in the event the Building Improvements are not rebuilt after the occurrence of any Casualty; and

(ii)after Substantial Completion of the Building Improvements and during the remainder of the Term, property damage insurance with Limits of!nsurance of not less than the full replacement cost of the Building Improvements and all Alterations thereto and other personal property and trade fixtures located from time to time on the Premises or within the Building Improvements, which policy shall contain similar coverages to those called for under clause (i) of this Section l 5(a).

If at any time "actual loss sustained" limits for the foregoing coverages are not available, the limits of such coverages shall be at the maximum percentage of the amount paid for direct "loss" to all covered property under said policy then permitted by the underwriter. Subtenant will name the Overlandlord under the Primary Lease, the Overlandlord' s mortgagee and Sublandlord or additional insureds under such policy.

(b)Public Liability. Subtenant will deliver to the Sublandlord evidence of general liability, bodily injury, and property damage in such amounts as are required under the Primary Lease. The Subtenant will name the Sublandlord, the Overlandlord and the Overlandlord's mortgagee as additional insureds under said policy, which insurance shall be primary with respect to Overlandlord and Overlandlord's Protected Persons, but only with respect to any claim arising solely out of activities or occurrences relating to the Premises.

(c)Evidence of Insurance. Prior to delivery of possession of the Premises to Subtenant, Subtenant shall cause to be delivered to Sublandlord a duly executed certificate or certificates of insurance in form and content satisfactory to Sublandlord, evidencing all insurance coverage required by the provisions of this Section 15 and providing that the policy or policies which they evidence shall not be cancelled or materially changed unless thirty (30) days prior written notice of such cancellation or amendment is given to the Sublandlord, the Overlandlord and Overlandlord's mortgagee and such certificates shall otherwise comply with all other provisions of the Primary Lease.

(d)Failure to Maintain Insurance. A failure of Subtenant to effect and maintain any policy or policies of insurance required to be effected or maintained by it hereunder, to pay the premiums therefore when due or to cause said certificates of insurance to be delivered to Sublandlord when required, shall entitle Sublandlord to effect said insurance and pay the requisite premium therefore. Any amount so paid by Sublandlord together with interest at the Default Interest Rate shall be repaid to Sublandlord by Subtenant with the next installment of rent coming due hereunder after notification by Sublandlord to Subtenant of such amount, and the failure to so repay the same shall carry with it the same consequences as failure to pay any installment of rent.

(e)Sublandlord Insurance. Notwithstanding anything to the contrary contained herein or in the Primary Lease, Sublandlord shall not be required to maintain any insurance hereunder.

(f)Subtenant's Right to Terminate Sublease in the Event of a Casualty. In the event that fifty percent (50%) or more of the gross square feet of the Building Improvements shall be damaged or destroyed by a casualty caused by reasons other than the willful misconduct of Subtenant, then so long as Subtenant is not in default under this Sublease with respect to its obligation to maintain insurance, Subtenant shall have the right to terminate this Sublease by giving written notice to such effect to Overlandlord and Sublandlord within fifteen (15) days after Subtenant makes its determination not to restore the Building Improvements, which determination must be made by Subtenant within ninety (90) days following the date of such damage (the "Termination Notice"). In addition, in the event that the Building Improvements shall be damaged or destroyed during the last three (3) years of the Term, Subtenant shall have the right to terminate this Sublease by giving written notice to such effect to Sublandlord and Overlandlord within fifteen (15) days after Subtenant makes its determination not to restore the Building Improvements, which determination must be made by Subtenant within ninety (90) days following the date of such damage (the "Three Year Termination Notice"). Notwithstanding the foregoing, the Termination Notice or the Three Year Termination Notice, as the case may be, shall not be effective unless, within seventy-five (75) days of the termination date set forth in the Termination Notice or the Three Year Termination Notice, as the case may be, (i) Subtenant clears the Premises and removes all debris and (ii) cures all monetary defaults under this Sublease. The duty to clear the Premises and remove all debris includes, but is not limited to, the duties to demolish and remove the Building Improvements and other improvements on the Building Pad, including all basements and foundations, to fill all excavations, to return the surface to grade, and to leave the Building Pad safe and free from debris and hazards, unless a lesser degree of removal is approved by Overlandlord in its sole discretion (said procedures are hereinafter collectively referred to as the "Premises Clearing Procedures").

(g)Use of Insurance Proceeds Following a Casualty. In the event that the Building Improvements shall be damaged or destroyed by a casualty, Subtenant shall be entitled to all insurance proceeds relating to the Premises after Subtenant (i) clears the Premises and removes all debris in accordance with the Premises Clearing Procedures, and (ii) cures all monetary defaults under this Sublease. The insurance proceeds shall be held and disbursed in accordance with the provisions of the Primary Lease. Notwithstanding anything to the contrary contained in this subsection (g), if at the time of the casualty there exists a Subleasehold Mortgage and provided that the Subleasehold Mortgagee agrees that the insurance proceeds shall first be used to clear the Premises and remove all debris in accordance with the Premises Clearing Procedures and to cure all monetary defaults under this Sublease, all insurance proceeds shall be held and applied in accordance with the conditions of the Subleasehold Mortgage.

(h)Condemnation. If at any time during the term of the Sublease, (i) the entire Premises or all of the Building Improvements shall be taken in any Condemnation Proceeding, or

(ii) less than the entire Premises or Building Improvements shall be taken in any Condemnation Proceeding, but it shall have been agreed between Sublandlord and Subtenant that in any such case the Building Improvements cannot be repaired, restored or replaced in a manner that permits the remaining portions thereof to be operated as an economically useful and architecturally complete unit, or (iii) all or any portion of the Common Areas (as defined in the Declaration) shall be taken in any Condemnation Proceeding, and it shall have been agreed between Sublandlord and Subtenant that the Building Improvements cannot be operated for the uses permitted herein, then this Sublease shall, or may at Subtenant's election, in the case of a taking under clause (ii) or (iii) above, terminate on the earlier of (x) the date possession is transferred to the condemning governmental authority under such Condemnation Proceeding, or (y) the date title is vested in the condemning governmental authority under such Condemnation Proceeding. In the event of termination as set forth above on account ofa complete taking pursuant to clause (i), all Rent and other amounts payable by Subtenant hereunder shall be prorated to the date on which this Sublease so terminates. Notwithstanding any judicial allocation of any award made in the Condemnation Proceeding on account of a complete taking pursuant to clause (i), in the event that, at the time of the Condemnation Proceeding, there exists a Subleasehold Mortgage, such award shall be distributed first to pay the indebtedness secured by the Subleasehold Mortgage, and the balance, if any, of any such award (or all if there is then no Subleasehold Mortgagee) to be divided between Subtenant, Sublandlord and Overlandlord, in accordance with any judicial allocation of such award made in the Condemnation Proceedings, or in the absence of any judicial attached allocation, in proportion to the respective Appraised Values of the Overlandlord's estate, the remaining estate of the Sub]andlord and the remaining estate of the Subtenant. In the event of termination following a partial taking pursuant to clauses (ii) or (iii) above, Rent and other amounts payable by Subtenant shall be prorated as provided in the case of a complete taking, but any award in the Condemnation Proceeding shall first (before either a distribution to a Subleasehold Mortgagee or a division between the parties as provided above) be used to clear the Premises and remove all debris, including, but not limited to, the demolition and removal of the Building Improvements on the Premises, including all basements and foundations, filling all excavations, returning the surface to grade, and leaving the Premises safe and free from debris and hazards unless a lesser degree of removal is approved by Sublandlord and Overland lord (upon the request of Subtenant) in their sole discretion. If this Sublease is not terminated by reason of a partial taking pursuant to clauses (ii) or (iii) above, Rent and other amounts payable by Subtenant shall be abated equitably in proportion to the percentage of the Premises and the Building Improvements so taken as of the date title is vested in the condemning governmental authority, and any award in the Condemnation Proceeding shall first (before either a distribution to a Subleasehold Mortgagee or a division between the parties as provided above) be used for Restoration (as defined in the Primary Lease) of the Premises and the Building Improvements,

but the degree of Restoration required of the Building Improvements shall be determined by agreement between Subtenant and Sublandlord, with the consent and approval of Overlandlord and the then Subleasehold Mortgagee, if any.

J 6.Lien Claims. Subtenant shall not do any act which shall in any way encumber the title of Sub landlord in and to the Premises or the Project, nor shall any interest or estate of Sublandlord in the Premises or the Project be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Subtenant, and any claim to or lien upon the Premises or the Project arising from any act or omission of Subtenant shall accrue only against the leasehold estate of Subtenant and shall in all respects be subject and subordinate to the paramount title and rights of Sublandlord in and to the Premises or the Project. Subtenant will not permit the Premises or the Project to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Subtenant, provided, however, if any such lien is filed against the Premises or Project without Subtenant's consent, Subtenant shall have thirty (30) days to have such lien released or bonded over. Notwithstanding the foregoing, Sublandlord acknowledges that Subtenant or Guarantor will be entering into the Construction Contract and obtaining a construction loan to construct the Building Improvements, and that obtaining such construction loan shall not be a violation of this Section 16.

17.	Subtenant Alterations.

(a)Alterations. Subtenant shall not make any alterations, additions or improvements to the Premises, the Building Improvements or any portion thereof (collectively, "Alterations") without in each instance, the prior written consent of Sublandlord; provided, however, upon notice to, but without the consent of Sublandlord, Subtenant shall have the right to make any Alterations where same are non structural, do not require openings on or alterations to the roof or exterior walls of the Building Improvements, do not affect any Building Improvements system, and the cost of same does not exceed $50,000.00 in the aggregate in any twelve month period. Any Alteration by Subtenant hereunder shall be done in a good and workmanlike manner in compliance with any applicable governmental laws, statutes, ordinances and regulations. Before commencing any Alterations requiring Sublandlord's consent: (a) plans and specifications therefor, prepared by a licensed architect, shall be submitted to and approved by Sublandlord (such approval shall not be unreasonably withheld or delayed) and Overlandlord; (b) Subtenant shall furnish to Sublandlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and approved by Sublandlord; (d) Subtenant shall have furnished Sublandlord with a satisfactory certificate or certificates from an insurance company acceptable to Sublandlord reflecting insurance coverage reasonably acceptable to Sublandlord; and

(e) Subtenant shall either furnish to Sub landlord a bond or letter of credit in form and substance satisfactory to Sublandlord, or such other security reasonably satisfactory to Sublandlord to insure payment for the completion of all work free and clear of liens. Upon completion of any Alteration by Subtenant hereunder, Subtenant shall furnish Sublandlord with a copy of the "as built" plans covering such construction.

(b)Ownership of Alterations. At the expiration or earlier termination of this Sublease, all Alterations shall become the property of Sublandlord and shall remain upon and be surrendered with the Premises and the Building Improvements as a part thereof at the termination of this Sublease, provided that any Alterations which were not approved by the Overlandlord and the Sublandlord in accordance with the provisions of the Sublease shall, at the election of Sublandlord, and subject to the approval of the Overlandlord, be removed by the Subtenant.

18.Signs. Except for signs previously approved by the Village of Northbrook, the Overlandlord and Sublandlord, Subtenant shall not place any signs on the Premises or Project without the prior written consent of the Sublandlord, which consent shall not be unreasonably withheld. Subtenant shall also comply with all of the provisions of the Primary Lease with respect to the installation of signs, and Subtenant shall comply with all laws, ordinances, rules and regulations of all public authorities applicable to such signs. Subtenant shall have the right to seek approval from the Village of Northbrook by means of a special use permit for a monument type or other allowable signage for Willow Road exposure, subject to the prior written approval of Overlandlord of the size, location and materials to be used.

19.	Assignment and Subletting.

(a)Consent of Sublandlord Required. Subtenant shall not assign this Sublease or any interest hereunder or sublet the Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and, to the extent provided in the Primary Lease, of Overland lord. In the event of any such consent, no assignment or subletting shall relieve Subtenant of its obligations hereunder, and Subtenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless specifically provided to the contrary in Sublandlord's consent. Consent by Sublandlord pursuant to this section shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of the Sublandlord. Any such assignment or sublease shall recite that it is and shall be subject to and subordinate to the provisions of this Sublease and termination of this Sublease shall constitute a termination and cancellation of every such assignment or sublease. Sublandlord shall be reimbursed by Subtenant for any reasonable costs or expenses incurred pursuant to any request by Subtenant for consent to any assignment or subletting. Notwithstanding the foregoing, no vendor agreement, concession agreement, restaurant lease, laundry lease or other similar contractual or licensing agreement shall be considered an assignment or subletting of the Premises for the purposes of this Sublease.

(b)Operation of Law. Subtenant shall not allow or permit any transfer of this Sublease, or any interest hereunder, by operation oflaw.

(c)Mortgaging. Notwithstanding anything to the contrary contained herein, Subtenant shall have the right to mortgage its interest in this Sublease and the Building Improvements pursuant to a leasehold mortgage (the "Subleasehold Mortgage"). In such event, the Subleasehold Mortgagee (as defined in Section 46 of this Sublease) shall be entitled to the benefits of the provisions set forth in Section 46 of this Sublease.

20.	Surrender.

(a)Condition of Premises and the Building Improvements. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession of the Premises and the Building Improvements, Subtenant will at once surrender and deliver up the Premises and the Building Improvements to Sublandlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Subtenant, oil, grease, tire tracks or other substances, inside and outside of the Project and on the grounds comprising the Premises.

(b)Removal of Subtenant's Property and Alterations. Upon the termination of this

Sublease by forfeiture, lapse of time, or otherwise, Subtenant shall remove Subtenant's personal property and, subject to the provisions of Section 17(b) above, Alterations designated by Sublandlord. Subtenant shall repair any injury or damage to the Premises and the Building

Improvements which may result from such removal. If Subtenant does not remove Subtenant's personal property or such Alterations from the Premises and the Building Improvements prior to the end of the Term, however ended, Sublandlord may, at its option, remove the same and deliver the same to any other place of business of Subtenant or warehouse the same, and Subtenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises and the Building Improvements resulting from such removal), delivery and warehousing to Sublandlord on demand, or Subland lord may treat Subtenant's personal property and Alterations as having been conveyed to Su bland lord with this Sublease as a Bill of Sale, without further payment or credit by Sublandlord to Subtenant.

(c)Holdover. If Subtenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse oftime or otherwise, then Subtenant shall pay to Sublandlord Rent, at double of the rate payable for the month immediately preceding said holding over (plus increases for Additional Rent which Sublandlord may reasonably estimate), computed on a per month basis, for each month or part thereof(without reduction for any such partial month) that Subtenant remains in possession. In addition thereto, Subtenant shall pay Sublandlord all damages, consequential as well as direct, sustained by reason of Subtenant's retention of possession. The provisions of this paragraph do not limit the Sublandlord's rights of re entry or any other right hereunder.

2I.Guaranty. Simultaneously with the execution of this Sublease, Eric A. Nordness and Robert G. Gustin (collectively, the "Guarantors") shall execute and deliver to Sublandlord a Guaranty of Completion of Building Improvements in the form attached hereto as Exhibit Hand by this reference incorporated herein (the "Guaranty"), and Guarantors shall execute and deliver to Overlandlord a Guaranty of Completion for Pad Improvements substantially in the form attached as Exhibit H to the Primary Lease, or such other form that is reasonably acceptable to Overlandlord and Subtenant.

22.	Default.

(a)Events of Default. Subtenant agrees that any one or more of the following events shall be considered an Event of Default as said term is used herein:

(i)]fan order,judgment or decree shall be entered by any court adjudicating the Subtenant a bankrupt or insolvent, or approving a petition seeking reorganization of the Subtenant or appointing a receiver, trustee or liquidator of the Subtenant, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

(ii)Subtenant shall file an answer admitting the material allegations of a petition filed against the Subtenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

(iii)Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Subtenant, or any of the assets of Subtenant; or

(iv)Subtenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

(v)A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

(vi)Subtenant shall default in making any payment of rent or other payment required to be made by Subtenant hereunder when due as herein provided and Subtenant fails to cure such default within five (5) days of such default; or

(vii)Subtenant shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Sublease other than those referred to in the foregoing subparagraphs (i) through (vi) for a period of twenty (20) days after written notice from Sublandlord to Subtenant specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said twenty (20) day period, Subtenant fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said twenty (20) day period that the time of Subtenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence).

Upon the occurrence of any one or more of such Events of Default, other than an Event of Default referred to in subparagraph (vii) above, or an Event of Default referred to in subparagraph (vi) above (provided that not more than two such Events of Defaults referred to in subparagraph (vi) have occurred in the preceding twelve{l2) calendar months), Sublandlord may, at its election, terminate this Sublease or terminate Subtenant's right to possession only, without terminating this Sublease. Upon the occurrence of an Event of Default referred to in subparagraph (vii) above, or an Event of Default referred to in subparagraph (vi) above (provided that not more than two such Events of Defaults referred to in subparagraph (vi) have occurred in the preceding twelve (12) calendar months), Sublandlord may, at its election, provide written notice to Subtenant of Sublandlord's election to terminate this Sublease or terminate Subtenant's right to possession only, without terminating this Sublease. From delivery of such notice, Subtenant shall have five (5) days to cure the Event of Default referred to in subparagraph (vii) above. Upon Subtenant's failure to cure said Event of Default within such five (5) day period, Sublandlord may, at its election, terminate this Sublease or terminate Subtenant's right to possession only, without terminating this Sublease. Upon termination of this Sublease or of Subtenant's right to possession, Subtenant shall immediately surrender possession and vacate the Premises and the Building Improvements, and deliver possession thereof to Sublandlord, and Sublandlord or Sublandlord's agents may immediately or any time thereafter without notice, re enter the Premises and the Building Improvements and remove all persons and all or any property therefrom, either by any suitable action or proceeding at law or equity or otherwise, without being liable in indictment, prosecution or damages, therefore, and repossess and enjoy the Premises and the Building Improvements.

(b)Reletting of Premises. Upon the occurrence ofan Event of Default, Sublandlord shall use reasonable efforts to relet the Premises or any part or parts thereof for the account of Subtenant or otherwise, and to receive and collect the rents therefor, or otherwise shall use reasonable efforts to mitigate damages suffered by Sublandlord as a result of any Event of Default by Subtenant. Sublandlord shall not be obligated to accept any substitute subtenant offered by Subtenant or to follow any instructions or requests of Subtenant in connection therewith. If Sublandlord is successful in reletting the Premises, however, Sublandlord shall apply received and collected rents from any such reletting as follows: (i) first, to the payment of any costs and expenses (including reasonable attorneys' fees) Sublandlord may incur in recovering possession of the Premises and in putting the same into good order or condition or preparing or altering the same for reletting; (ii) next, to the costs and expenses (including reasonable attorneys' fees), commissions and charges paid, assumed or incurred by Sublandlord in and about the reletting of the Premises or any part thereof; and (iii) last, to the fulfillment of the terms, covenants, conditions, agreements and obligations of Subtenant to be met or performed under this Sublease. Any such reletting may be for the remainder of the Term of this Sublease or for such longer or shorter period of time as Sublandlord shall, in its sole discretion, determine..

(c)Amounts Payable by Subtenant. In any case and whether or not the Premises or any part thereof shall have been relet, Subtenant shall pay to Sublandlord all amounts due and owing under this Sublease up to the date that the Sublease is terminated or to the date of Sublandlord's recovery of possession of the Premises if this Sublease has not been terminated, including all accrued but unpaid Base Rent and Additional Rent. Thereafter, Subtenant shall, if required by Sublandlord, pay to Sublandlord until the end of the stated Term of this Sublease the equivalent of the amount ofall the Base Rent and Additional Rent reserved herein and all other amounts required to be paid by Subtenant, less the excess of the rent collected by Sublandlord, if any, from reletting the Premises over the amounts described in clauses (i) and (ii) of subsection (b) above, if any, and the amount of the deficiency then existing shall be due and payable by Subtenant to Sublandlord on each of the days set for payment of Base Rent throughout the remaining Term of this Sublease (or which would have been the date for payment had this Sublease not been terminated). In any of the circumstances hereinabove mentioned under which, and on any of the days so specified on which, Sublandlord shall have the right to hold Subtenant

I iable to pay Sublandlord the equivalent of the amount of all the Base Rent and Additional Rent and all other amounts required to be paid by Subtenant, less the excess of the rent collected by Sublandlord, if any, from reletting the Premises over the amounts described in clauses (i) and (ii) of subsection (b), if any, Sublandlord shall have the right to elect in place and instead of holding Subtenant so liable, to recover against Subtenant as damages for loss of the bargain and not as a penalty an aggregate sum which, at the date on which Sublandlord elects to exercise such right, represents the then commuted value (i.e., the present worth) of the excess, if any, of the aggregate of the Base Rent and Additional Rent and all other amounts payable by Subtenant under this Sublease that would have accrued for the balance of the Term over the aggregate rental value of the Premises for the balance of such Term, discounted at a rate of eight and one-half percent (8.5%) per annum.

(d)Sublandlord's Right to Cure. If the Subtenant is in default of its obligations under this Sublease, Sublandlord may (but shall not be obligated to) cure the default and Subtenant shall forthwith pay to Sublandlord, as additional rent, a sum of money equal to all amounts expended by Sublandlord in curing such default together with interest at the Default Interest Rate (as hereinafter defined).

(e)Partial Payment. Any payment by Subtenant ofa sum of money less than the entire amount due Sublandlord at the time of such payment shall be applied to the obligations of Subtenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Sublandlord shall be without prejudice to Sublandlord's right to obtain the balance due or pursue any other remedy available to Sublandlord both in law and in equity.

(f)Default Interest Rate. [f Subtenant defaults in any payment of rent or additional rent, or any other payments to be made by Subtenant hereunder, interest shall accrue thereon from the due date until paid at a fluctuating rate equal to two percent (2%) in excess of the publicly announced prime rate of interest in effect from time to time by LaSalle Bank (the "Default Interest Rate"). Any change in such rate shall take effect on the date of such change.

(g)Cumulative Remedies. In addition to any and all remedies set forth herein, Sublandlord shall have all remedies available at law or in equity and any and all remedies shall be cumulative and nonexclusive.

(h)Sublandlord's Default. IfSublandlord shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Sublease for a period of twenty (20) days after notice from Subtenant to Sublandlord specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said twenty

(20) day period, Sublandlord fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said twenty

(20) day period that the time of Sublandlord within which to cure the same shall be extended for such periods as may be necessary to complete the same with all due diligence), then Subtenant may, at its option (but shall not be required to) do the same or cause the same to be done and, in such event, the amounts paid and expenses incurred by Subtenant in connection therewith shall be due and payable by Sublandlord to Subtenant within twenty (20) days after demand therefor from Subtenant. Any amounts not paid within said twenty (20) day period shall accrue interest at the Default Interest Rate.

23.Notices. All notices, requests, demands and other communications permitted hereunder shall be in writing, and, together with service of process in any action growing out of the subject matter hereof, shall be delivered in person, sent by overnight delivery service or mailed by registered or certified maiI, postage prepaid, return receipt requested, addressed to the parties at the following addresses or as the parties may from time to time designate in writing:

lfto Sublandlord:

With a copy to:

If to Subtenant:

FCL Founders Drive, LLC c/o Four Columns, Ltd.

1325 North Sandburg Terrace Chicago, Illinois 60610 Attention: Robert Stovall

Richmond Breslin LLP Sears Tower, Suite 5775 233 South Wacker Drive Chicago, !llinois 60606

Attention: Barry A. Comin, Esq.

Northbrook Hotel Group LP.

c/o Salita Development, LLC

1332 North Halsted Avenue, Suite 202

Chicago, Illinois 60622 Attention: Eric Nordness

With a copy to:Hoogendoorn & Talbot LLP

122 South Michigan Avenue, Suite 1220

Chicago, Illinois 60603

Attention: Todd M. Van Baren, Esq.

Any notice, request, demand, service or process or other communication shall be deemed given (i) on the date of delivery if delivered in person, (ii) on the next business day after being sent if sent by overnight delivery service, or (iii) on the third (3rd) business day after being mailed by registered or certified mail.

24.Broker. Each party represents and warrants to the other party that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Sublease. Each party agrees to defend, indemnify and hold the other party hannless from and against any and all claims for finders' fees or brokerage or other commission which may at any time be asserted against the indemnified party founded upon the claim that the substance of the aforesaid representation of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

25.Definition and Liability ofSnblandlord. The term Sublandlord as used in this Sublease means only the tenant for the time being under the Primary Lease so that in the event of a transfer of Sublandlord's interest in the Primary Lease, Sublandlord shall be and hereby is entirely freed and relieved of all obligations of Sublandlord hereunder subsequent to the date of such transfer if such transferee has assumed and agreed to observe and perform all obligations of the Sub landlord hereunder from the date of such transfer; provided, however, that nothing contained herein shall relieve Sublandlord from any obligations incurred by Sublandlord prior to the date of such transfer. Notwithstanding the foregoing, or any other provision contained in this Sublease, Sublandlord's obligations under this Sublease shall not constitute a personal obligation of Sublandlord or any of its officers or directors and Subtenant or any other person claiming by, through or under Subtenant will look solely to Sublandlord's estate for satisfaction of any liability ofSublandlord in respect of this Sublease and will not seek recourse against any other assets of Sublandlord or against any of its members, officers, directors or employees.

26.Indemnity for Litigation. Each party agrees to pay all costs and expenses, including reasonable attorneys" fees, which may be incurred by or imposed on the other party, either in enforcing this Sublease or in any litigation to which such party, without fault on its part, may be a party.

27.Estoppel Certificates. Each party agrees that at any time and from time to time, upon not less than ten (10) days prior written request by the other party, it will execute, acknowledge and deliver to such party, a statement in writing certifying, among other things, that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that such party is not in default under any term or condition of this Sublease (or if any default exists Subtenant will specify) and the date to which the rent and other charges have been paid in advance, if any. Each party agrees that at any time and from time to time, upon not less than ten (10) days prior written request by the other party, or the other party's mortgage lender, it will execute, acknowledge and deliver to such party's mortgage lender a non disturbance and attomment agreement, or other comparable agreement, in a reasonable and customary form, as the other party's mortgage lender may require.

28.Inspection of Premises. Subtenant agrees to permit Sublandlord and any authorized representatives of Sublandlord, to enter the Premises and the Building Improvements at all reasonable times during business hours upon not less than forty-eight (48) hours' prior notice (except in case of emergencies) for the purpose of inspecting the same. Any such inspections shall be solely for Sublandlord' s purposes and may not be relied upon by Subtenant or any other person.

29.Waiver. One or more waivers of any covenant or condition by Sub!andlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublandlord to or of any act by Subtenant requiring Sublandlord' s consent or approval shall not be construed to waive or render unnecessary Sublandlord's consent or approval to or of any subsequent similar act by Subtenant.

30.Entire Agreement This Sublease constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and supersedes any prior agreement or understanding, written or oral, with respect to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants, or any other information or materials previously delivered by the parties, whether written or oral, except as specifically set forth in this Sublease.

3I.Effect. This Sublease shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

32.	Applicable Law. This Sublease shall be governed by the laws of the State of Illinois.

33.Recording. This Sublease shall not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record and if Subtenant shall record this Sublease or cause or permit the same to be recorded, Sublandlord may, at its option, elect to treat such act as a breach of this Sublease. Notwithstanding the foregoing, Sublandlord and Subtenant shall simultaneously execute a Memorandum of Sublease in the form attached hereto as Exhibit L, which Memorandum of Sublease shall be recorded with the Recorder.

34.Captions. The captions of this Sublease are for convenience only and are not to be construed as part of this Sublease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

35.Severability. If any covenant, agreement or condition of this Sublease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such covenant, agreement or condition to persons, firms or corpcrations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

36.Amendments in Writing. None of the covenants, terms or conditions of this Sublease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

37.Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership,

or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Sublease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Sublandlord and Subtenant.

38.No Accord and Satisfaction. No payment by Subtenant or receipt by Sublandlord ofa lesser amount than the full amount stipulated herein as then required to be paid by Subtenant in respect of Subtenant's obligations under this Sublease for Rent or any other payments shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any such amount be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord' s right to recover the balance of such amount or pursue any other remedy provided in this Sublease.

39.Joint Effort. The preparation of this Sublease has been ajoint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

40.Time. Time is of the essence of this Sublease, and all provisions herein relating thereto shall be strictly construed.

41.Sublandlord's Consent. Sublandlord's granting of any consent under this Sublease, or Sublandlord's failure to object to any action taken by Subtenant without Sublandlord's consent required under this Sublease, shall not be deemed a waiver by Sublandlord of its rights to require such consent for any further similar act by Subtenant. Notwithstanding anything in this Sublease to the contrary, with respect to any provision of this Sublease which requires Sublandlord's consent or approval, Subtenant shall not be entitled to make, nor shall Subtenant make, any claim for (and Subtenant hereby waives any claim for) money damages as a result of any claim by Subtenant that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval, but Subtenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

42.Sublandlord's Rights. This Sublease does not grant any rights to light or air over or about the Premises, which are reserved to the Overlandlord under the Primary Lease.

43.Net Sublease. Except as otherwise expressly provided herein, this Sublease shall be deemed and construed to be a "net lease" and Subtenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Sublease, which, except for the execution and delivery hereof, would otherwise have been payable by Sublandlord.

44.Application of Payments. Sublandlord shall have the exclusive right to determine how, and in what amounts, payments received from Subtenant (or any Guarantor) are applied to amounts due and past due hereunder, and such determination shall be conclusive upon the Subtenant and any Guarantor.

45.Subtenant and Guarantor Authority. Subtenant represents and warrants that it and Guarantor are each duly formed and in good standing, and each have full corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Sublease and the Guaranty, as the case may be, and have each taken all corporate, partnership or limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Sublease and the Guaranty shall constitute a valid and binding obligation of Subtenant and Guarantor, as the case may be, enforceable in accordance with their respective terms.

46.	Rights of Subleasehold Mortgagees.

(a)Notices to Subleasehold Mortgagee. So long as any Subleasehold Mortgage remains a lien on Subtenant's leasehold estate hereunder, Sub landlord will endeavor to give a duplicate copy of any notice to Subtenant of any Default or notice of termination pursuant to Section 22 to each Subleasehold Mortgagee who shall have given notice of its Subleasehold Mortgage to Sublandlord concurrently with the giving of any notice to Subtenant of any Default or notice of termination pursuant to Section 22. Failure to do so concurrently with the giving of a notice to Subtenant shall not constitute a failure to give notice to Subtenant. However, no such notice to Subtenant shall be effective as against such Sub leasehold Mortgagee unless and until a copy of such notice is given to each such Subleasehold Mortgagee in the manner provided pursuant to Section 23 with respect to notices to Sublandlord and Subtenant, except that the address for such notice to such Subleasehold Mortgagee shall be the address provided to Sublandlord.

(b)Rights to Perform Subtenant's Obligations and Cure Subtenant's Defaults. Each Subleasehold Mortgagee will be afforded the right, but shall not be obligated, to perform any term, covenant or condition of this Sublease to be performed by Subtenant, and in addition, will have the right, but not the obligation, during a period of time equal to but commencing immediately following the expiration of the cure period given Subtenant pursuant to Section 2 I, if any, for remedying the Default or causing the same to be remedied pursuant to Section 21.

Sublandlord shall accept such performance on the part of such Subleasehold Mortgagee as though the same had been done or performed by Subtenant. Notwithstanding the foregoing, if any such Default is incapable of being cured by such Subleasehold Mortgagee by the payment of money, such Subleasehold Mortgagee's rights shall be governed by subsection (c) and subsection (d).

(c)Temporary Waiver of Sublandlord's Right to Terminate Sublease. Sublandlord shall not exercise its right pursuant to Section 21 to terminate this Sublease by reason of any Default not cured by Subtenant that is incapable of being cured by the payment of money and that by its nature may be cured by a Subleasehold Mortgagee only after obtaining possession of the Premises, or any portion thereof, or by foreclosing its Subleasehold Mortgage, in any such case, provided (i) the Subleasehold Mortgagee notifies Sublandlord of its intent to obtain possession or to foreclose its Subleasehold Mortgage, as the case may be, within forty-five (45) days of the date that the Subleasehold Mortgagee is notified that the Sublandlord intends to terminate this Sublease; and (ii) thereafter the Sub leasehold Mortgagee (x) proceeds promptly and continues with due diligence to prosecute its remedies under its Subleasehold Mortgage and to obtain the possession needed to cure such Default or to foreclose its Subleasehold Mortgage, (y) pays to Sublandlord the Rent and all other charges required to be paid by Subtenant under this Sublease that have accrued to the date of the notice given by the Subleasehold Mortgagee to Sublandlord pursuant to this subsection (c) but remain unpaid, and (z) pays when due all Rent and all other charges thereafter becoming due and payable by Subtenant under this Sublease until such time as it no longer is the owner of Subtenant's leasehold estate in the Premises. In such event, Sublandlord shall not be deemed to have failed to use reasonable efforts to, nor shall Sublandlord be obligated to attempt, to mitigate its damages as a result of any such Default during the period of time such Subleasehold Mortgagee is complying with the foregoing provisions of this subsection (c).

(d)	Rights Upon Termination of Sublease by Sublandlord.

(i)Notice of Termination; New Sublease. In the event Sublandlord elects to terminate this Sublease by reason of any Default not cured by Subtenant that is incapable of being cured by the payment of money and that is incapable of being or is not cured by any Subleasehold Mortgagee pursuant to the provisions of subsection (c), Sublandlord agrees to give prompt notice of such election to any Subleasehold Mortgagee (such notice being herein called a "Sublandlord's Termination Notice") specifying the nature of the

Default and the date of termination of this Sublease (said date is hereinafter referred to as the "Termination Date"). In addition, at the request of any Subleasehold Mortgagee made within the time period provided in clause (i) of subsection (ii) below and subject to the provisions of this subsection (d), Sublandlord shall enter into a new sublease of the Premises ("New Sublease") with such Subleasehold Mortgagee or, at the request of such Subleasehold Mortgagee, with any purchaser at a foreclosure sale or assignee or transferee pursuant to an assignment or other transfer in lieu of foreclosure. Any such

Subleasehold Mortgagee, purchaser, assignee or transferee with whom Sublandlord enters into a New Sublease is referred to herein as a "New Subtenant." Any such New Sublease shall commence as of the Termination Date, shall expire on the last day of the Term (as in effect without regard to the termination of the Sublease as to Subtenant), and shall require the New Subtenant to pay rent equal to the Base Rent and all other types of Rent and other charges required to be paid by Subtenant under this Sublease and to perform all of the conditions, covenants, agreements, terms, provisions and limitations contained in this Sublease and shall otherwise be in the same form as this Sublease.

(ii)New Sublease Request. Notwithstanding the foregoing provisions of this subsection (d), Sublandlord shall not be obligated to enter into a New Sublease unless and until all of the following events have occurred: (i) the Subleasehold Mortgagee makes a written request ("New Sublease Request") to Sublandlord for the New Sublease within thirty (30) Days after Sublandlord gives such Subleasehold Mortgagee Sublandlord's Termination Notice; (ii) such New Sublease Request is followed by a payment (made to Sublandlord within ten (10) Days after being billed by Sublandlord) of all amounts due to Sublandlord under this Sublease at the time of the New Sublease Request; (iii) the New Subtenant at the time of the New Sublease Request cures the Default upon which such termination was based or, if such Default cannot be cured by the payment of money, (x) New Subtenant (or any party guaranteeing the obligations of the New Subtenant) has a net worth of not less than $ l ,000,000, (y) deposits a security deposit in an amount equal to 150% of the current monthly Base Rent and (z) agrees with Sublandlord at the time of the New Sublease Request to proceed promptly and with due diligence to cure such Default and, if possession of the Premises is necessary to cure such Default, to proceed upon the execution of the New Sublease promptly and with due diligence to obtain the possession needed to cure such Default or, if such Default by its nature cannot be cured by the New Subtenant with or without possession of the Premises, the New Subtenant agrees in writing to cooperate in good faith in any legal or other action taken by Sublandlord to compel Subtenant or others to cure such Default; and

(iv) the New Subtenant pays or causes to be paid to Sub landlord at the time of execution and delivery of the New Sublease any and all sums that would be due under this Sublease at the time of the execution and delivery of the New Sublease and pays or causes to be paid to Sublandlord all expenses, including reasonable attorneys' fees, court costs and disbursements incurred by Sublandlord in connection with termination of this Sublease as to Subtenant and in connection with the execution and delivery of the New Sublease. In no event, however, shall any Subleasehold Mortgagee be under any obligation or liability whatsoever with respect to any New Sublease unless such Subleasehold Mortgagee shall be the New Subtenant thereunder and then for only so Jong as it remains the New Subtenant thereunder. In connection with the execution of a New Sublease by Sublandlord, Sublandlord will confirm it has waived any Default on the part of the prior

Subtenant that are not capable of being cured by the New Subtenant or the Subleasehold Mortgagee.

(iii)Priority of New Sublease. Any New Sublease made pursuant to this subsection (d) shall be prior in right to any Leasehold Mortgage or other lien, charge or encumbrance on Sublandlord's Estate created by Sublandlord after the date of this Sublease, and shall be accompanied by an assignment by Sublandlord of all of Sublandlord's right, title and interest, if any, in and to this Sublease (which Sublandlord agrees it will not terminate or have modified or amended between the Termination Date and the execution and delivery of the New Sublease) and all of the rents, issues and profits therefrom. Notwithstanding any other provision contained in this Sublease, Sublandlord shall not be obligated to deliver physical possession of the Premises to the New Subtenant and a failure by the New Subtenant to obtain possession of the same or any portion thereof, shall not subject Sublandlord to any damages, nor shall there be an abatement of Rent by reason thereof. However, upon the request of the New Subtenant (at such New Subtenant's sole cost and expense) Sublandlord will join and cooperate with such New Subtenant in any suit brought to secure such possession.

(e)Right to Arbitration. In each case specified in this Sublease in which resort to arbitration is authorized and in the event Subtenant has failed to exercise its election to demand such arbitration or, having demanded the same or in the event arbitration is demanded by Sublandlord, has failed to participate in or to continue to participate in such proceedings, any Subleasehold Mortgagee shall have the full and complete right, power and privilege to demand and participate in such arbitration upon notice to Sublandlord given in accordance with Section 23 hereof, subject to the time periods and other provisions of subsection (b) with respect to a Subleasehold Mortgagee's right to cure a Default.

This Sublease shall only be effective upon the execution and delivery hereof by the undersigned and upon the acceptance hereof by the Overland lord under the Primary Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

SUBLA1''DLORD:	FCL FOUNDERS DRIVE, LLC, an Illinois limited liability corporation

By: FOUR COLUMNS, LTD., an Illinois corporation,

Its Manager

"Nam' Rober-t Stovall Its:President

SUBTENANT:NORTHBROOK HOTEL GROUP L.P., an Illinois

limited partnership

By:

Name:

Its:

Eric A. Nordness Managing Member

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

SUBLANDLORD:	FCL FOUNDERS DRIVE, LLC, an Illinois limited liability corporation

By: FOUR COLUMNS, LTD., an Illinois corporation, Its Manager

By:

Name:

Its:

Robert Stovall President

SUBTENANT:NORTHBROOK HOTEL GROUP L.P., an Illinois

limited partnership

By: SALITA NORTHBROOK, LLC,

an Illinois limited liability company Its: General Partner

By:

Salita Development, L.L.C.,

Its:

:;.:;;;• z:mP'"Y

By:

Name:Eric A. Nordness

Its:Manager

LIST OF EXHIBITS

Exhibit A-Primary Lease

Exhibit B- Legal Description of Premises Exhibit C-Site Plan

Exhibit D-Declaration

Exhibit E Plans and Specifications for Common Area Improvements and Parking Lot Exhibit FIncurred Work Amount

Exhibit G-Base Rent

Exhibit H-Guaranty of Completion of Building Improvements Exhibit I- Intentionally Deleted

Exhibit J-Appraised New Base Rent

Exhibit K-2006 Budget for Master Association Exhibit L Memorandum of Sublease

EXHIBIT A

PRIMARY LEASE

(with financial terms deleted)

(See Attached)

Execution Copy

GROUND LEASE

FOR REAL ESTATE PARCEL SE-lB-2 BETWEEN

CHICAGO TITLE LAND TRUST COMPANY, AS TRUSTEE UNDER A TRUST AGREEMENT DATED MAY 31, 2006 AND KNOWN AS TRUST N0.1114332, as Lessor

AND

FCL FOUNDERS DRIVE, LLC,

an Illinois limited liability company, as Lessee

DATED AS OF: May 31, 2006

This document was prepared by: Schiff Hardin LLP

6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

ARTICLE I

I.I

1.2

1.3

1.4

ARTICLE2 ARTICLE3

3.1

3.2

Page

Premises and Term1

Premises; Term; Renewal Option]

Public Areas; Reservation of Rights2

(a)	Excluded Areas; Right to Use2
(b)	Lessor's Reserved Rights2

Delivery of Possession; Condition of Premises2

Reservation of Lessor's Right to Make Future Dedications3

Definitions3

Rent Payments3

Intentionally Deleted6

Place and Time of Payment?

(a)	MannerofPayment7
(b)	Date of Payment7
(c)	Net Rent; Survival7
3.3	Interest on Overdue Payments7
3.4	Rent Net to Lessor; Additional Rent Components7
3.5	Reimbursement of Lessor's Costs and Other Expenses8
(a)	Reimbursable Expenses8
(b)	Participation by Lessor in Lessee's Project Approvals8
3.6	Mutual Cooperation9
(a)	Governmental Approvals9
(b)	Permits9
(c)	Development of Other Real Estate Parcels; Prohibition on Health

Club and Fitness Center Uses Within the Premises; Hotel Project9

3.7

ARTICLE4

4.1

4.2

4.3

4.4

4.5

Disputes10

Impositions and Association Assessments11

Payment of Impositions11

(a)	Obligation to Pay11
(b)	Installment Payments11
(c)	Real Estate Taxes11

Lessor's Taxes Not Included in Impositions12

Proof of Payment of Impositions12

Notices oflmpositions12

Right to Contest Impositions12

(a)	Conditions to Lessee's Right to Contest; Security12
(b)	Use of Security13
(c)	Imposition Refunds13

(continued)

Page

4.6	Notice oflntent to Contest Impositions; Costs14
4.7	Tax Parcel Divisions14
4.8	Rent Tax14
4.9	Techny Property Association Membership and Assessments15
4.10	Amendment to Declaration and Grant of Easements for Private Drives;

Techny Property Sub-Association for Parcels SE-IB-2 and SE-IB-315

ARTICLE 5Construction of the Building and Improvements17

5.I	Approval of Preliminary and Final Plans17
(a)Previously Reviewed and Approved Proposed Final Plans and Specifications17
(b)	Submittals to Lessor's Committees17
(c)	Lessor's Agreement to Engage Contractors or Consultants for Certain Off-Site and Public Improvements Related Costs;

Cooperation by Lessee and Lessee's Obligation19

(d)	Required Construction Materials; Initial Project Development24
(e)	Failure to Make Timely Submittals24
(f)	Lessor's Limited Rights to Approve Full-Site Tenant Plans for

Tenant Finish Improvements25

(g)	Applicability to Future Work26
5.2	Lessee's Obligation to Construct Initial Project; Improvements26
(a)	Improvements Comprising the Initial Project26
(b)	Initial Project Guarantor and Guaranty and Funding27
(c)	Full-Site Pad Guaranty29
5.3	The Work29
(a)	Commencement and Completion Requirements29
(b)	Contract Requirements33
(c)	Lessor's Right to Inspect Work33
5.4

ARTICLE 6

6.1

6.2

Title to Buildings and Improvements33

Use of Premises; Compliance with Requirements; Maintenance and Repair34

Use of Premises34

No Violation of Applicable Law; Church Requirements34

(a)	Prohibited Activities34
(b)	Restrictions on Names34
(c)	CBIS Principles35
6.3	Lessee's Covenant Not to Compete35
(a)	Radius Restrictions35
(b)	Reasonableness36
(c)	Remedies for Breach36

(continued)

Page

6.4	Conformity with Legal Requirements36
(a)	Lessee's Obligations37
(b)	Right to Contest37
6.5	Operation, Maintenance and Repair of Premises38
6.6	FF&E Reserve; FF&E Expenditures38
(a)	FF&E Reserve38
(b)	FF&E Expenditures39
6.7	Utilities and Services39
6.8	Covenant Against Waste39
6.9	Compliance With Executive Order39
(a)	Requirements; Lessee's Representations and Warranties39
(b)	Prohibitions on Transfers or Events in Violation of Requirements40
(c)	Lessor's Representations and Warranties40
(d)	Prohibitions on Lessor Triggering EventsI

ARTICLE 7

7.1

Insurance42

Property Insurance42

(a)	Permanent Property Insurance42
(b)	Builder's Risk Insurance During Construction42
(c)	Boiler and Machinery Insurance43
7.2	Liability and Other Insurance43
(a)	Commercial General Liability Insurance43
(b)	Worker's Compensation Insurance43
(c)	Automobile Liability Insurance44
(d)	Special Endorsements or Policies44
(e)	Umbrella Liability Insurance44
7.3	Professional Liability Insurance44
7.4	Approval and Evidence oflnsurance45
7.5	Named Insureds; Additional Insureds45
7.6	Insurance During Construction45
(a)	Types of Policies and Coverages45
(b)	General Requirements46
7.7	Notice of Cancellation46
7.8	Adjustment of Losses; Use of Proceeds47
7.9	Waiver ofSubrogation47
7.10	Renegotiation; Disputes48

ARTICLE 8Liens48

8.1	Waiver of Right to Mechanics' Liens48
8.2	Liens Against Lessor's Estate49

(continued)

Page

ARTICLE 9

9.1

9.2

Assignments, Subleases, Mortgages and Sales50

Assignment by Lessee50

(a)	Assignments to Permitted Assignees50
(b)	No Other Assignments Prior to Substantial Completion Date51
(c)	Assignments After Substantial Completion52
(d)	Assignment Documents54
(e)	Leasehold Mortgages Not Prohibited54
(f)	Other Actions55

Full-Site Tenant Lease and Tenant Leases55

(a)	Conditions on Full-Site Tenant Leases and Tenant Leases55
(b)	Non-Disturbance and Attomment

Agreements57
(c)	Forms for and Schedule ofTenant Leases58
(d)	Conformity to Permitted Use58
9.3	Mortgage by Lessee58
(a)	Leasehold Mortgages Permitted; Notice to Lessor58
(b)	Requirements for Effective Notice59
(c)	Leasehold Mortgagee's Consent to Certain Actions Required59
9.4	Mortgage by Lessor59
9.5	Sale of Lessor's Estate; Lessee's Right of First Offer60
(a)	First Offer60
(b)	Lessee's Failure to Exercise Rights60
(c)	Lessor's Failure to Sell Pursuant to Terms in Offer Notice60
(d)	Continuing Rights60

ARTICLE 10Condemnation61

10.lCondemnation of Entire Premises or a Portion Where No RestorationI

10.2	Partial Condemnation61
(a)	Restoration; Other Obligations61
(b)	Use of Award62
10.3	Condemnation for Limited Time63
(a)	Lease Remains in Effect.63
(b)	Allocation of Award63
(c)	Restoration63
10.4	Disputes63

ARTICLE 11Damage and Restoration64

11.1	Damage Requiring Restoration by Lessee64
11.2	Damage Allowing Lessee an Option to Terminate; Lessor's Option to

Require Restoration64

(continued)

Page

(a)	Tennination Notice64
(b)	Lessor's Notice Requiring Restoration65
(c)	Tennination Date if No Notice by Lessor Requiring Restoration;

Lessee's Obligation to Clear Premises65

(d)	Tennination of Full-Site Tenant Lease or Rebuilding of Full-Site

Pad Improvements66

11.3	Damage Allowing Lessee an Option to Tenninate; Clearing of Premises or Pads67
(a)	Conditions to Tennination by Lessee67
(b)	Clearing of Full-Site Pad Where Full-Site Tenant Tenninates Its

Tenant Lease After a Casualty68

11.4	Procedures for Restoration68
11.5	Application oflnsurance Proceeds68
(a)	If Lease is Not Tenninated68
(b)	If Lease Is Tenninated69
11.6	Damage and Destruction of Tenant Buildings or Other Improvements on a

Full-Site Pad69

11.7	Disputes69

ARTICLE 12Changes and Alterations70

12.1	Conditions Governing Changes and Alterations70
(a)	Lessee's Rights and Obligations70
(b)	Lessor's Inspection Rights75
12.2	Submittal and Approval of Preliminary and Final Plans for Major Changes

or Redevelopment Plans75

(a)	Submittals to Lessor's Committees75
(b)	Infonnal Cooperation, Review and Comment.76
(c)	Presentation of Submittals; Timing for Approval Process77
(d)	Lessor's Discretion With Respect to Approvals78
(e)	Failure to Make Timely Submittals81
12.3	Added Components81
12.4	Changes and Alterations Constitute a Part of the Premises83
12.5	Redevelopment of the Premises83
(a)	Redevelopment Plan and Submittals83
(b)	Infonnal Cooperation, Review and Comment84
(c)	Time Periods for Lessor's Review, Comment and Approval.84

(d)	Conditional Approvals85
12.6	Inspections or Approvals by Lessor85
12.7	Application to Work85

(continued)

Page

12.8	Disputes85

ARTICLE 13Deposited Funds; Interest85

13.1	Interest on Deposited Funds85
13.2	Funds Held in Trust86
13.3	Defaults86

ARTICLE 14Indemnification by Lessor and Lessee86

14.1	lndemnification86
(a)	By Lessee86
(b)	By Lessor87
(c)	Limitations on Indemnification87
14.2	Notice of Claim or Potential Claim87
14.3	Defense of Claims88
14.4	Failure to Defend; Separate Representation88
14.5	Costs Associated with Defaults89
(a)	Payments By Lessee89
(b)	Payments By Lessor89
14.6	Survival of Indemnities89

ARTICLE 15Environmental Compliance Obligations90

15.1	Lessee's Compliance with Environmental Laws90
15.2	Lessor's Right to Conduct Environmental Tests90
15.3	Lessee's Remediation Obligations91
(a)	Discovery of an Environmental Event.91
(b)	Lessee's Obligation to Notify Lessor91
(c)	Lessor's Right to Perform Remediation92
(d)	Lessee's Right to Contest92
15.4	Disputes92

ARTICLE 16Inspection and Exhibition of Premises by Lessor93

16.1	Inspection93
16.2	Exhibition for Sale or Lease93
16.3	Lessee to Accompany Lessor93 .
16.4	Quiet Enjoyment93

ARTICLE 17Defaults; Remedies94

17.1	Defaults94
(a)	Rent Defaults94
(b)	Insurance Evidence and Insurance or Condemnation Award

Proceeds Defaults94

(c)	Lien Defaults94

700028-2-VI-

(continued)

Page

(d)	Abandonment.94
(e)	Submittal or Construction Defaults94
(f)	Operation Defaults94
(g)	Covenant Defaults94
(h)	Dispute Resolution Defaults95
(i)	Bankruptcy95

G)Insolvency95

17.2	Events ofDefault95
(a)	Uncured Payment, Insurance, Lien or Abandonment Events of

Default95

(b)	Construction or Operation Events ofDefault.95
(c)	Covenant Events ofDefault.96
(d)	Dispute Resolution Events of Default96
(e)	Involuntary Bankruptcy or Insolvency Events ofDefault.96
(f)	Assignment for the Benefit of Creditors Events of Default96
(g)	Voluntary Bankruptcy Events of Default96
17.3	Lessor's Remedies97
(a)	Right to Terminate Lease97
(b)	Reletting of Premises97
(c)	Amounts Payable By Lessee97
(d)	Other Remedies98
17.4	Temporary Waiver of Exercise of Lessor's Remedies98
17.5	Remedies of Lessor Cumulative98
17.6	Lessor's Right to Cure Lessee's Defaults98

ARTICLE 18Alternative Dispute Resolution Procedures99

18.1	Negotiation and Mediation Prior to Arbitration99
(a)	Negotiation Efforts99
(b)	Mediation Efforts99
18.2	Procedure for Initial Appointment of Arbitrators99
18.3	Failure to Appoint Arbitrators; Appointment of Successors100
18.4	Individuals Qualifying as Arbitrators100
18.5	Rules Governing Arbitration; Decisions100
(a)	AAA Rules100
(b)	Modification of AAA RulesIO I
(c)	Majority Decision02
18.6	Costs102

ARTICLE 19Appraisal Procedures102

19. IMatters as to Which and When Appraisal Procedure Applies102

(continued)

Page

19.2

19.3

I 9.4

19.5

ARTICLE20

20.1

20.2

ARTICLE21

21.1

21.2

21.3

ARTICLE22

22.1

22.2

ARTICLE23 ARTICLE24

24.1

24.2

24.3

24.4

ARTICLE25

25.1

25.2

25.3

25.4

Procedures for Appointment of Appraisers103

(a)	Notice of Initial Appointment.103
(b)	Independent Appraisals; Appointment of Third Appraiser103
(c)	Third Appraisal03

Failure to Appoint; Appointment of Successors! 05

Individuals Qualified as Appraisers105

Payment of Expenses106

Subordination and Attornment06

Subordination to Fee Mortgage106

Attornment to Successor-Lessor06

Estoppel Certificates07

By Lessor07

By Lessee107

Reliance07

Surrender of Premises08

Condition of Premises Upon Surrender08

Lessee's Removal of Personal Property108

Limitation on Lessor's Liability109

Notices109

Manner of Providing Notices109

Changes of Address or Addressee111

Obligation to Provide Copies of Third Party Notices111

Performance and Notice on Non-Business Days111

Rights of Leasehold Mortgagees11l

Notices to Leasehold Mortgagees111

Rights to Perform Lessee's Obligations and Cure Lessee's Defaults111

Temporary Waiver of Lessor's Right to Terminate Lease112

Rights Upon Termination of Lease by Lessor.112

(a)	Notice of Termination; New Lease112
(b)	New Lease Request112
(c)	Priority of New Lease13
25.5	Right to Arbitration13
25.6	Cooperation by Lessor114
25.7	Rights Inure to Leasehold Mortgagee114

ARTICLE 26Representations and Warranties114

26.lLegalMatters114

26.2	No Conflicts114

(continued)

Page

26.3	Authority115
26.4	No Brokers115
26.5	Environmental Matters115

ARTICLE 27Miscellaneous Provisions116

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J

Exhibit K Exhibit L

Exhibit M Exhibit N Exhibit 0 Exhibit P

27.1

27.2

27.3

27.4

27.5

27.6

27.7

27.8

27.9

27.10

27.11

27.12

27.13

27.14

27.15

27.16

27.17

27.18

27.19

27.20

Incorporation of Other Agreements116

Partial Invalidity116

Covenants116

Remedies116

Consents, Amendments and Waivers116

Article and Section Headings116

Table of Contents117

Executed Counterparts117

Governing Law117

Sundays and Holidays117

Successors and Assigns117

Plurals; Gender117

Excuse of Performance by Reason of Unavoidable Delays117

Time of Essence117

Short Form of Lease117

Lessor and Lessee Not Partners117

Beneficiary's Rights118

No Merger.118

Trustee Exculpation118

Public Relations/Community Relations118

Proposed Final Plans and Specifications for Hotel Project ............................... D-1 Preliminary Schedule for Initial Project Development and Construction .......... E-1 Form of Letter of Credit ..................................................................................... F-1

Form of Guaranty ..............................................................................................G-1

Form of Full-Site Pad Guaranty ........................................................................ H-1

Legal Description for Parcel SE- I B-31-1

Examples Determining Appraised Value and Appraised New Base Rent

Where Two Appraisals Have Been Obtained ......................................................J-1 Examples Determining Appraised Value Where Three Appraisals Are Required.............................................................................................................K-1

Examples Determining Appraised New Base Rent Where Three

Appraisals Are Required ....................................................................................L-1

Form ofEstoppel Certificate to Be Executed by Lessor ...................................M-1 Form of Short Form of Lease ............................................................................ N-1

Village Transportation Impact Fee Ordinance0-1

Required Modifications to the Proposed Final Plans and Specifications........... P-1

700028-2-IX·

(continued)

Page

Exhibit Q Exhibit R Exhibit S

Form of Transferee AgreementQ-1

Form of Tenant Non-Disturbance and Attomment Agreement..........................R-1 Site Plan.............................................................................................................. S-1

700028-2-x-

GROUND LEASE

This Ground Lease is dated as of May 31, 2006 ("Effective Date"), and is between CHICAGO TITLE LAND TRUST COMPANY, not personally but as Trustee under a Trust Agreement dated May 31, 2006, and known as Trust No. 1114332 ("Lessor"), and FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company ("Lessee").

RECITALS

A.	Lessor is the owner of certain Premises (as defined in Section I. I below); and

B.Lessor desires to lease the Premises to Lessee and Lessee desires to lease the Premises from Lessor on the terms and conditions herein set forth.

ACCORDINGLY, Lessor and Lessee hereby agree as follows:

ARTICLE I

Premises and Term

1.1Premises; Term; Renewal Option. In consideration of the Rent (hereinafter defined) to be paid and the terms, covenants, conditions, agreements and obligations to be performed and observed by Lessee as herein provided, Lessor does hereby demise and lease to Lessee, and Lessee does hereby take and hire, the Premises, which consist of that certain tract of vacant land, comprised of approximately 5.018 acres, located in the Village of Northbrook, Cook County, Illinois (commonly referred to by the Techny Land Committee as Parcel SE I B-2 and legally described on Exhibit A attached hereto and made a part hereof ("Land"), subject to the terms of this Lease and the title exceptions listed on Exhibit B attached hereto and made a part hereof and to any interests or acts of Lessee or anyone claiming or acting by, through or under Lessee, together with Lessor's right, title and interest, if any, in and to (i) all public or private infrastructure improvements which may now or hereafter be located thereon, and (ii) all of Lessor's interest in any private easements, rights of way or other improvements appurtenant thereto, (iii) all privileges, rights, easements, hereditarnents, and appurtenances thereunto belonging, and (iv) all right, title and interest of Lessor in and to any streets, passages and other rights of way included therein or adjacent thereto (collectively, "Appurtenant Rights"), to have and to hold unto Lessee for and during an initial term of sixty-one (61) years and seven (7) months ("Initial Tenn"), commencing on June I, 2006 ("Commencement Date") and expiring on December 31, 2067, with one option to renew said Initial Term as hereinafter provided, unless sooner terminated on such date as may be provided in Section l 7.3(a) or elsewhere in this Lease ("Termination Date"). Provided no Default that has not been cured then exists on the part of Lessee under this Lease, Lessee shall have the option to renew the Initial Term of this Lease for one (1) additional sixty (60) year term commencing January I, 2068 and expiring December 31, 2127 ("Renewal Tenn") and will be exercisable by notice from Lessee to Lessor of Lessee's intent to renew this Lease given no later than December 31, 2065, which notice shall, automatically and without any further act on the part of either party, invoke the provisions of Section 3.l(b) for purposes of determining the Base Rent payable during the Renewal Term. Except for the Base Rent

1

payable during the Renewal Term, which shall be determined as provided in Section 3.l(b) below, all of the other terms and conditions that are provided for in this Lease shall remain in full force and effect during the Renewal Term. If Lessee fails to give such notice on or before December 31, 2065, or if a Default that has not been cured then exists on the part of Lessee under this Lease exists as of such date, then this Lease shall expire by its own terms automatically and without any further action on the part of either party as of December 31, 2067, unless otherwise agreed in writing by Lessor and Lessee.

1.2	Public Areas; Reservation of Rights.

(a)Excluded Areas; Right to Use. Lessor has not and does not demise to Lessee any space under, on or above the public roads and other public areas adjoining the Premises (collectively, "Environs"), but Lessor hereby grants to Lessee, during the Term of this Lease and subject to all the provisions hereof, such rights to use such of the Environs as Lessor now or hereafter may own; and Lessee shall indemnify Lessor and save Lessor harmless from and against all claims by any public authority or any other party for compensation or damages by reason of the use or occupation of, or intrusion on, above or under the Environs by Lessee or anyone using, entering upon or occupying the Premises by, through or under Lessee.

(b)Lessor's Reserved Rights. Lessor has reserved and hereby continues to reserve unto itself, its successors and assigns, (i) all mineral rights below the surface of the Land, and (ii) all air rights (including, without limitation, the right to proceeds from condemnation or eminent domain proceedings related to such rights) above a horizontal plane beginning at a height twenty-five feet above the maximum height of the tallest of the building or buildings or other structures permitted to be constructed by Lessee pursuant to this Lease. Further, Lessor reserves the right to make any dedications in the future (as provided in Section 1.4 below) to the appropriate Governmental Authority and required in connection with the Initial Project, any Added Component or any Redevelopment Plan. The foregoing reservation of rights shall not be construed to permit Lessor: (1) to build any structures or improvements of any type over any portion of the Land (whether or not occupied by buildings or other improvements) during the Term of this Lease, or (2) during the Term hereof, to extract minerals from under the surface of the Land without Lessee's prior written consent, which consent may be withheld only if Lessee reasonably determines that the extraction of minerals by Lessor (including the processes related thereto and the installation or use of equipment used in connection therewith) will materially interfere with or adversely affect Lessee's use of the Premises or the value of the Land, the Building or the other Improvements taking into account, among other things, the marketability of Lessee's Buildings, insurance requirements, aesthetics, safety and such other factors as Lessee may reasonably consider.

1.3Delivery of Possession; Condition of Premises. Lessor shall deliver possession of the Premises to Lessee on the Commencement Date, free of all interests of any third parties or other title encumbrances other than (i) those interests disclosed on Exhibit B attached hereto; (ii) any interests or acts of Lessee or anyone claiming or acting by, through or under Lessee; and (iii) any matters disclosed in the title insurance policy or title insurance commitment obtained by Lessee in connection with the execution and delivery of this Lease, which Lessee has accepted (collectively, the "Permitted Exceptions"). Lessee acknowledges Lessee is familiar with the physical condition of the Premises and the Environs, and except as otherwise provided in this Lease, Lessee acknowledges neither Lessor nor Lessor's Beneficiary, nor any of Lessor's or Lessor's Beneficiary's Affiliates, agents, employees, consultants or advisors has made any representation as to the condition thereof, and Lessee has taken possession of the Premises in an "as is" condition.

1.4Reservation of Lessor's Right to Make Future Dedications. Lessor reserves the right to make any dedications to any appropriate Governmental Authority, including the Village, for (a) purposes of finally establishing the right-of way for Founders Drive, if required by IDOT or any such other Governmental Authority in connection with the Initial Project or any Added Component or Redevelopment Plan ("Highway Dedications"), and (b) easements of the type identified in paragraphs 16 and 17 of Exhibit B; provided, however, that no such dedication shall be made without Lessee's consent if the effect thereof would be to (i) require the modification of any then existing or required or planned storm water detention basins approved by Lessor or any of Lessee's signage located within the proposed areas to be dedicated or (ii) reduce the maximum number of Gross Square Feet Lessee is permitted to or has constructed on the Premises. If required by IDOT, any other Governmental Authority or title insurance company providing a title insurance policy or policies to any of Lessor, Lessee, a Leasehold Mortgagee or a Fee Mortgagee, Lessor and Lessee shall execute (and Lessee shall cause its Leasehold Mortgagee, if any, to execute) any amendments or other documents to this Lease or to the Short Form of Lease required or reasonably requested in connection with any such Highway Dedication and conveyance to confirm that any portion or portions of the Land so dedicated or conveyed is no longer subject to this Lease or a part of the Premises.

ARTICLE2

Definitions

All capitalized terms used in this Lease shall have the definitions assigned to them in Exhibit C attached hereto.

ARTICLE3

Rent Pavments

3.IIntentionally Deleted.

3.2	Place and Time of Payment.

(a)Manner of Payment. All Rent and other sums due Lessor hereunder shall be paid in lawful money of the United States of America (i) by wire transfer to The Northern Trust Company-Chicago, ABA #071-000152, Credit: Religious Communities Trust #302-83380, Final Credit: Divine Word Techny Community Corp., RCT Account #3014-003 preceded by a telephone call before 2:00 p.m. of the Business Day prior to such transfer to the Treasurer of Lessor's Beneficiary (or to such other person as Lessor's Beneficiary may from time to time designate) at (847) 272-2700 and to Christian Brothers Investment Services, Inc., 915 Harger Road, Suite 250, Oak Brook, Illinois 60523-1476 at Telephone No. (630) 571-2182 or (800) 321- 7194; Fax No. (630) 571-2723, notifying such contact of the name of the bank originating the

wire transfer, the amount transferred and the date of transfer or (ii) at such other place or in such other manner as Lessor may from time to time designate on not less than thirty (30) Days' prior written notice to Lessee.

(b)Date of Pavment. Each regular monthly installment of Base Rent shall be paid no later than the first Day of the month for which such installment is due.

(c)Net Rent: Survival. The Rent payable under this Lease shall be paid to Lessor without notice or demand and without abatement, deduction or setoff for any reason whatsoever (except as otherwise expressly provided in this Lease). Lessee's obligation to pay Rent that shall have accrued during the Term hereof but remains unpaid shall survive the date the Term ends or the Termination Date, as the case may be.

3.3Interest on Overdue Payments. All Rent and other sums due Lessor hereunder not paid when due shall bear interest at the Lease Interest Rate from the date which is five (5) Business Days after the date when due to the date of receipt thereof by Lessor without in any way limiting or modifying Lessor's other rights and remedies under this Lease arising by reason of a failure to pay such sums when due or by reason of any other Event of Default or Default.
3.4Rent Net to Lessor; Additional Rent Components. The Rent required to be paid to Lessor under this Lease shall be net to Lessor in each Lease Year or portion thereof during the Term of this Lease, and Lessee shall pay, all of which shall be Additional Rent under this Lease, all costs and expenses and perform all obligations of every kind relating to the Premises and the Building or other Improvements that may arise or become due during the Term of this Lease, including, but not limited to, (i) all Impositions, (ii) all charges for gas, electricity, light, heat, power, telephone and other utilities and services, (iii) all assessments, general or special, that may be assessed by the Techny Property Association or any other similar association to which the Land or the leasehold interest created hereby is subject, as provided in Section 4.9 below, and (iv) all Transportation Impact Fees and other fees required to be paid pursuant to the Annexation Agreement when and as required by the Transportation Agreement and Annexation Agreement, but only to the extent such fees are required to be paid in connection with the development of the Premises. In addition, Lessee shall, at its sole cost and expense, procure any and all necessary permits, licenses or other authorizations required for the lawful and proper construction and operation of the Buildings and other Improvements on the Premises and for the lawful and proper installation and maintenance upon the Premises and the Project of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any service or utility described herein to, in or upon the Premises and the Project. Lessee shall indemnify Lessor from and hold Lessor, Lessor's Beneficiary and their respective Protected Persons harmless against all such fees, charges, costs, expenses and obligations. Nothing contained in this Section 3.4 shall, however, be construed as obligating Lessee to pay any of Lessor's taxes, which Lessee shall be responsible to pay pursuant to Section 4.2 below. Any failure by Lessee to comply with the foregoing obligations within the applicable time periods specified in Article 17 or elsewhere in this Lease shall be an Event of Default under this Lease.

3.5	Reimbursement of Lessor's Costs and Other Expenses.

(a)Reimbursable Expenses. In addition to other costs and expenses incurred by Lessor and payable by Lessee pursuant to Sections 4.6, 4.8, 8.2. 12.5. 17.3 or as may be elsewhere specifically provided for under this Lease. Lessee shall reimburse Lessor for all Reimbursable Expenses. Notwithstanding the foregoing, Lessee shall not be required to reimburse Lessor for expenses incurred by Lessor that are related to the normal, customary and usual execution and performance of Lessor's obligations under this Lease or in connection with this Lease. and in no event shall Lessor request reimbursement for any Reimbursable Expenses at a rate greater than would be charged to Lessor·s Beneficiary by the same consultant during the same period of time such expenses are charged to Lessee. Lessee's Initial Deposit of $25,000 shall be credited against Reimbursable Expenses otherwise due and payable to Lessor under this Section 3.5 and reimbursement of such costs and expenses shall not be limited by the amount of Lessee's Initial Deposit of$25.000. At any time within forty-five (45) Days after Lessor submits a request for reimbursement for Reimbursable Expenses incurred by Lessor in excess of the Initial Deposit or any other amounts due Lessor as Reimbursable Expenses under this Lease, which request shall specify the amounts owed and reasonable details with respect to the nature of such costs. and the basis on which Lessor claims the right to reimbursement under this Section 3.5, Lessee may object in writing to the payment of such Reimbursable Expenses, which objection shall state the grounds on which Lessee objects, and if Lessor does not agree, then the dispute shall be subject to the negotiation, mediation and arbitration procedures set forth in Article 18 as to the reasonableness of the amount of such Reimbursable Expenses or the appropriateness of the inclusion of any amounts in the Reimbursable Expenses claimed due Lessor, depending on the basis for Lessee's objection. If Lessee does not object to Lessor's request within such forty-five (45) Day period. such amounts shall be payable by Lessee no later than sixty (60) Days following delivery of the initial request by Lessor.

(b)Participation by Lessor in Lessee's Project Approvals. If Lessee requests Lessor's participation in any negotiation. documentation, subdivision, traffic, zoning variation or other governmental or quasi-governmental proceedings or any other activities with respect to the Initial Project, any Added Component, any Change or Alteration or any Redevelopment Plan approved by Lessor in which Lessor's approval or consent is requested or required by Lessee or any Governmental Authority. such participation shall be at Lessee's expense. However, Lessee may request in advance of actually seeking Lessor's participation that Lessor advise Lessee as to whether Lessor anticipates incurring any Reimbursable Expenses in connection with such participation or granting of such consent, and Lessor shall advise Lessee as to whether it anticipates incurring any such Reimbursable Expenses and the estimated amounts or anticipated basis on which such costs may be incurred (which, in the case of consultants' fees, shall be at the same rates charged Lessor by any such consultant during the same period of time such expenses are charged to Lessee), and Lessee shall have the right (unless precluded from doing so by any Governmental Authority) of electing not to request Lessor's involvement in connection therewith. If Lessee elects to continue to request Lessor's participation or the granting of Lessor's consent, Lessor shall not be required to continue to participate or consent if Lessee has failed to pay any such Reimbursable Expenses when due hereunder.

3.6	Mutual Cooperation.

(a)Governmental Approvals. Subject to the reimbursement provisions of Section 3.5 above, Lessor and Lessee shall do all things necessary or appropriate to carry out the terms and provisions of the Lease and to aid and assist each other in carrying out the terms and objectives of this Lease and the intentions of Lessor and Lessee as reflected by said terms, including, without limitation, the giving of such notices, the holdings of such public hearings, the enactment by the Village or other Governmental Authority of such resolutions and ordinances and the taking of such other actions as may be necessary to enable Lessor and Lessee's compliance with the terms and provisions of this Lease and as may be necessary to give effect to the terms and objectives of this Lease and the intentions Lessor and Lessee as reflected by said terms.

(b)Permits. Lessor and Lessee shall cooperate reasonably with each other in seeking from any or all appropriate Governmental Authorities (whether federal, state, county or local, including IDOT, as contemplated in Section 5.l(b) below) all necessary permits and approvals and other aid and assistance required or useful for the construction or improvement of the Initial Project in and on the Land or for the provision of services to future residents or occupants of the Land including a Full-Site Tenant or any other Tenants, including grants and assistance for public transportation, roads and highways, water and sanitary sewage facilities and storm water facilities, but neither Lessor nor Lessor's Beneficiary or any of Lessor's Beneficiary's Affiliates will assume any obligations with respect to construction thereof or repayment of any amounts received in connection therewith.
(c)Development of Other Real Estate Parcels; Prohibition on Health Club and Fitness Center Uses Within the Premises; Hotel Project. Lessee will cooperate, reasonably and in good faith, with Lessor, the Village and other developers designated by Lessor for future development of the remaining subparcels within Parcels SE-1, EC-1, EC-2 and the Techny Outlet. Lessee shall not be required to so cooperate if to do so would delay development of the Project, adversely impact the Project's operations or require Lessee to close or open any private roadways or drives within Parcel SE-IB-2 or Parcel SE-lB-3. Lessor shall reimburse Lessee for any out-of-pocket costs incurred by Lessee in cooperating with Lessor, the Village and other developers that do not inure to the benefit of Lessee or Lessee's Project. Lessee shall not permit the use and occupancy of the Premises, the development of any Project thereon or operation thereof to be conducted in a manner that interferes with the use or operation of, or any development projects on the remaining subparcels within Parcels SE-I, EC-I, EC-2 and the Techny Outlot, nor with development projects on any other Parcels located on the Techny Land, but the foregoing shall not prevent Lessee from the development of the Project in accordance with the Final Plans and Specifications and normal use of the Project and the Premises for the Permitted Use. Without limiting the foregoing, pursuant to that certain Ground Lease dated September 1, 1999 between Chicago Title Land Trust Company, as successor trustee to Cole Taylor Bank, under a trust agreement dated August 20, 1999 and known as Trust No. 99-8160 and Five Seasons Country Club of Northbrook, Inc., an Ohio corporation "Five Seasons"), as evidenced by that certain Short Form and Memorandum of Lease dated as of September I, 1999, recorded on December 22, 1999, as Document No. 09188727 (collectively, the "Five Seasons Ground Lease"), Lessee and all Tenants or other occupants, are expressly prohibited from developing, owning or operating a health and fitness center on the Premises similar to the year-

round suburban country club (without a golf course or a hotel) that is presently owned and operated by Five Seasons and includes amenities such as tennis (indoor and outdoor), swimming (indoor and outdoor), fitness center, gym, day spa and beauty facilities, child care services, and a variety of dining facilities (the "Five Seasons Suburban Country Club"), or any other business similar in nature to the Five Seasons Suburban Country Club, including without limitation, a dedicated sports training or fitness facility such as a tennis club, health club, fitness club or type of suburban country club similar to Five Seasons Suburban Country Club, unless such project includes such uses only as uses ancillary to a different primary use (such as a fitness center contained within a full service hotel or ice skating or indoor soccer field facility). Lessor specifically acknowledges and agrees that Lessee shall have the right to develop an Initial Project on the Premises that consists of a full service hotel, which shall include workout facilities, restaurant, an indoor swimming pool and/or the other amenities depicted in the Proposed Final Plans and Specifications identified in Exhibit D, subject to resolution and completion of the matters identified in Exhibit P (the "Hotel Project"). Lessor represents and warrants that no ground lease in effect as of the Effective Date for any portion of Parcels SE-I, EC-I, EC-2 of the Techny Land, or the Techny Outlot presently permits any Lessee, Permitted Sublessee or other occupant to develop, own, or operate a full service hotel on any of the aforesaid parcels similar to the Hotel Project, but Lessee acknowledges Lessor has advised Lessee that the Five Seasons Ground Lease for Parcel NC-IC specifically permits Five Seasons to develop a full-service hotel on a portion of Parcel NC-IC, subject to approval of Lessor's Beneficiary of the plans therefor.

3.7Disputes. Disputes arising under this Article with respect to (i) whether any increase in the Base Rent is required as a result of any Added Component pursuant to Section 3.l(c) (or the calculation of such increase in the Base Rent on account of such Added Component), (ii) the amount of any Reimbursable Expenses for which Lessee is liable under Section 3.5, and (iii) any of the matters described in Section 3.6(a) and Section 3.6(b) (but not Section 3.6(c) unless such dispute also involves Five Seasons and Five Seasons is joined in such proceedings and the obligation to participate in such proceeding is also binding on Five Seasons) shall be subject to the negotiation and mediation provisions of Section 18.1, followed by a determination by arbitration pursuant to Article 18.

ARTICLE4

Impositions and Association Assessments

4.1	Payment of Impositions.
(a)Obligation to Pay. In addition to Base Rent and as Additional Rent hereunder, Lessee shall pay when due, before any fine, penalty, interest or cost may be added thereto for the late or non-payment thereof, all Impositions that are assessed, levied or imposed upon or become a lien upon or with respect to all or any portion of the Premises and the Project or any portion thereof or interest therein at any time during the Term of this Lease, whether or not payable during the Term of this Lease and irrespective of the Person on which the taxing authority may impose any such Impositions; provided, however, that any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease, and a part of which is included in a period of time either after the date the Term ends or prior to the Commencement Date, shall be adjusted as between Lessor and Lessee as of the date the Term ends or the Commencement Date, as the case may be (whether or not, during the Term of this Lease, such Imposition shall be assessed, levied, or imposed upon or become due and payable and a lien upon the Premises or the Building or other Improvements and any part thereof), in order that Lessor shall pay that proportion of such Imposition which the part of such fiscal period included in the period of time after the date the Term ends or prior to the Commencement Date, as the case may be, bears to such fiscal period, and Lessee shall pay the remainder thereof.

(b)Installment Payments. If, by law, any Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee shall or may elect, as the case may be, to pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment and interest. Lessor shall pay the installments thereof that become due and payable prior to the Commencement Date and subsequent to the date the Term ends, and Lessee shall pay those installments that become due and payable after the Commencement Date and prior to the date the Term ends.
(c)Real Estate Taxes. As contemplated above, unless during the Term the State of Illinois or Cook County modifies its method of assessing and paying those Impositions that constitute real estate taxes, the payment of such Impositions by Lessee hereunder shall be on an accrual basis. As such, Lessor shall be responsible for that portion, if any, of any Back Taxes applicable to the period prior to the date Lessee started construction in 2005 (which the parties agree was September 28, 2005) and Lessee shall be responsible for the real estate taxes for that portion of the 2006 real estate taxes from and including the Effective Date through December 31, 2006 and for the entire Term of this Lease payable in the calendar year following the date the Term ends. Lessee shall pay to Lessor on or before the date the Term end a cash deposit in an amount equal to one hundred five percent (105%) of the last actual tax bill or bills for such Impositions (or if the taxable year for which such Impositions are to be assessed is a triennial reassessment year, one hundred ten percent (110%) of the last actual tax bill). Following receipt of the final bill for real estate taxes payable during the last Lease Year, upon notice from Lessee or Lessor, Lessor shall promptly refund to Lessee without interest any amount by which the amount so deposited exceeds the actual real estate taxes for such Lease Year applicable to the period prior to the date the Term ends plus any amounts Lessor collects from any Tenants under any Tenant Lease for any such real estate taxes, or Lessee shall promptly pay to Lessor without interest any amounts by which the actual real estate taxes for such Lease Year applicable to the period prior to the date the Term ends exceeds the amount so deposited plus any amounts Lessor collects from any Tenants under any Tenant Lease for any such real estate taxes.

4.2Lessor's Taxes Not Included in Impositions. Nothing contained in this Lease shall require Lessee to pay any franchise, estate, inheritance, succession, capital levy or transfer tax imposed on Lessor or Lessor's Beneficiary, or any income, excess profits or revenue tax imposed on Lessor or Lessor's Beneficiary, except that Lessee shall pay (a) any such tax which is, in whole or in part, in substitution for or in lieu of any other Imposition which Lessee is obligated to pay under Section 4.1, and (b) any rent tax described in Section 4.8 regardless of whether such rent tax is, in whole or in part, in substitution for, or in lieu of any tax which Lessor is obligated to pay pursuant to this Section 4.2.

4.3Proof of Payment of Impositions. If requested by Lessor, Lessee shall furnish to Lessor, within thirty (30) Days after the date of any such request, official receipts of the appropriate Governmental Authority, or other proof reasonably satisfactory to Lessor, evidencing the payment of any Imposition. The bill, certificate or advice of the non-payment of any Imposition made or issued by the appropriate official designated by Jaw to make or issue the same or to receive payment of any such Imposition, shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such bill, or certificate or advice.

4.4	Notices of Impositions. Lessor shall endeavor to send to Lessee, within thirty

(30) Days of Lessor's receipt thereof, copies of any notices of Impositions or proposed Impositions received by Lessor from any Governmental Authority; provided, however, that Lessor's failure to send any such notice to Lessee shall not relieve Lessee from any obligation hereunder if Lessee has actual notice of such Imposition.

4.5	Right to Contest Impositions.

(a)Conditions to Lessee's Right to Contest; Security. Lessee shall have the right to contest the amount or validity of any Imposition or proposed Imposition by appropriate legal proceedings; provided, however, that this right shall not be deemed or construed in any way to relieve, modify or extend Lessee's obligation to pay any Imposition at the time and in the manner provided in this Article 4, unless (a) the legal proceedings shall operate to prevent the sale of the Premises, the Buildings, any other Improvements or any part thereof and the foreclosure of any lien thereon to satisfy such Imposition prior to the final determination of such proceedings, and to prevent any judgment being entered against Lessor, Lessor's Beneficiary or any Affiliate of Lessor's Beneficiary, and (b) Lessee shall, at all times while such proceedings are pending, keep on deposit with Lessor or a Proceeds Trustee, as security for the payment of such Imposition, either (x) a sum of money, a surety bond issued by an insurance company acceptable to Lessor or such other security as may be reasonably satisfactory to Lessor, which may, in some circumstances if approved by Lessor, include appropriate title insurance coverage in a title policy issued to Lessor by a title insurance company approved by Lessor and in a form reasonably approved by Lessor (such money, bond or other security is hereinafter called "Security"), in any such case in an amount (calculated as of the date as of which any determination is made under this Section 4.5) at least equal to one hundred ten percent (110%) of the sum of (i) the amount of such Imposition, (ii) all interest and penalties payable in connection therewith, and (iii) all charges that may or might be assessed against or become a charge on the Premises, the Buildings, other Improvements or any part thereof in said legal proceedings, or (y) a guaranty, provided such guaranty is in a form reasonably satisfactory to Lessor by Lessee and is made by a Person reasonably approved by Lessor at such time as to financial capability. Notwithstanding the foregoing, so Jong as any Leasehold Mortgagee holds the Security required to be deposited by Lessee hereunder, or its equivalent (as reasonably determined by Lessor), such Security shall not be required to be deposited with Lessor provided such Leasehold Mortgagee agrees in writing with Lessor not to release such Security until the Imposition has been paid or otherwise discharged in full or to pay any such Security on demand by Lessor to satisfy any Impositions under the circumstances described in Section 4.5(b) below.

(b)Use of Security. Any such Security or guaranty shall hold Lessor, Lessor's Beneficiary, all Affiliates of Lessor's Beneficiary, and the Premises harmless from any damage arising out of the legal proceeding to contest any Imposition or proposed Imposition and shall assure the payment of any judgment. Any Security so deposited and any monies realized under any bond provided as Security hereunder shall be deemed to be held by the recipient for the uses and purposes prescribed by this Lease. Upon the termination of such legal proceedings, Lessee shall promptly and fully discharge (i) any interest and penalties accrued in connection therewith, (ii) the payment, removal and discharge of the Imposition then payable, and (iii) the charges accruing in such legal proceedings, in which case any Security so deposited or realized shall, except as otherwise provided in Section 13.3, to be paid or returned to Lessee. If Lessee shall fail promptly and fully to discharge such amounts, then any Security so deposited or realized shall be applied to (I) any interest and penalties accrued in connection therewith, (2) the payment, removal and discharge of the Imposition then payable, if any, and (3) the charges accruing in such legal proceedings, in that order, and the balance, if any, shall, except as otherwise provided in Section 13.3, be paid or returned to Lessee. In the event that the Security shall be insufficient for this purpose, Lessee shall forthwith pay over to the person holding the Security hereunder an amount of money sufficient, when added to the Security so deposited pursuant to this Section 4.5, to pay the same. In the event (x) Lessor shall reasonably determine that the failure on the part of Lessee to pay any such Imposition while such legal proceedings are pending or the failure by Lessee to diligently pursue such proceedings will no longer prevent the sale of the Premises, Building, any other Improvements or any part thereof or the foreclosure of the lien thereon, or (y) any Event of Default by Lessee occurs under this Lease, Lessor or any other person then holding any Security under this Section 4.5 is authorized upon a demand by Lessor to realize on the Security and apply all or part of the proceeds of such Security to pay such Imposition, or to apply any such Security on account of such Event of Default, or to take such action as may be deemed necessary or advisable to enforce any guaranty, all as determined by Lessor in its sole discretion.

(c)Imposition Refunds. Lessor hereby acknowledges and agrees that any refund of any Imposition paid by Lessee with respect to periods of time within the Term issued by the appropriate Governmental Authority shall be the property of Lessee. If Lessor receives any such refund that is the property of Lessee, Lessor shall promptly deliver such refund to Lessee; provided, however, that if any uncured Default or Event of Default then exists under this Lease or any amounts due Lessor remain unpaid at the time Lessor receives such refund, regardless of whether during the Term, Lessor may apply all or any portion of such refund to cure such Default or Event of Default or offset all or any portion of such refund against such amounts due. The aforesaid provision shall apply to any refund of Impositions paid by Lessee applicable to the period prior to the date the Term ends even if paid in the calendar year following the date the Term ends.
4.6Notice of Intent to Contest Impositions; Costs. Lessee shall promptly notify Lessor of its intent to contest any Imposition without paying any amounts in dispute. Lessor shall not be required to join in any proceeding therefor, unless it shall be necessary for Lessor to do so in order properly to prosecute such proceeding and Lessor shall have been fully indemnified to its reasonable satisfaction against all costs and expenses, including attorneys' fees, in connection therewith. Lessor shall not be subjected to any liability for the payment of any costs or expenses, including attorneys' fees, in connection with any proceeding brought by

Lessee, and Lessee shall indemnify and save Lessor harmless from and against any such Joss, costs or expenses. In addition, Lessee shall reimburse Lessor for any reasonable attorneys' fees and costs incurred by Lessor in reviewing or approving any Security and in monitoring the status of any Imposition being contested. Such fees and costs shall be deemed Additional Rent payable by Lessee hereunder and shall become due and payable by Lessee immediately after the same shall have been paid by Lessor and notice thereof shall have been given to Lessee, and shall bear interest at the Lease Interest Rate from the date of such payment by Lessor until the date when paid by Lessee.

4.7Tax Parcel Divisions. If necessary, Lessor shall file and Lessee shall cooperate in filing the necessary petitions, applications or other instruments with the applicable Governmental Authority necessary to effect a division or consolidation of the tax parcel permanent index number or numbers assigned to the Land in order for a separate real estate tax or other Impositions bill or bills to be issued with respect to the Premises and all Building and other Improvements located thereon from the balance of the Techny Land. In connection therewith, Lessee shall make available to Lessor, at Lessee's expense, copies of any surveys of the Land or any other land included within any tax parcel permanent index number or numbers to be divided that are in Lessee's possession or available to Lessee for purposes of such petition or application and shall provide any other information requested by the applicable Governmental Authority to effect such division at Lessee's expense. If Lessee desires to effect any further division of such tax parcel permanent index number or numbers for purposes of more fairly allocating Impositions among those portions of the Premises subleased to Tenants or payable by Tenants, Lessor shall cooperate with Lessee in filing the necessary petitions, applications, or other instruments, all at Lessee's cost.

4.8Rent Tax. If, at any time during the Term of this Lease, under the laws of any applicable Governmental Authority, a tax or excise on rents or other tax, however described, is levied or assessed by said Governmental Authority against Lessor or upon the receipt of rent, which is not in substitution for or in lieu of any taxes which Lessor is obligated to pay pursuant to Section 4.2, Lessee shall pay and discharge such tax or excise on rents or other tax but only (a) to the extent of the amount thereof which is lawfully assessed or imposed upon Lessor and that was so assessed or imposed as a direct result of (i) Lessor's ownership of the Premises, (ii) this Lease, or (iii) the Rent payable under this Lease; and (b) if such tax is not a tax required pursuant to Section 4.2 to be paid by Lessor. The payment to be made by Lessee pursuant to this Section 4.8 shall be calculated (if such tax has a progressive rate structure as opposed to a flat rate structure on all rent received by Lessor or Lessor's Beneficiary from all properties) as if the Premises were the only property owned by Lessor or Lessor's Beneficiary that is subject to such tax, and shall be paid by Lessee within (I 0) Days after being billed therefor by Lessor and, in all events, before any fine, penalty, interest or costs may be added thereto for the non-payment thereof. Lessee covenants to furnish to Lessor, within thirty (30) Days after the date when the same is payable, official receipts or other evidence satisfactory to Lessor that such tax or excise on rents or other tax has, to the extent aforesaid, been paid. Such tax or excise on rents or other tax referred to in this Section 4.8 shall be Additional Rent.
4.9Techny Property Association Membership and Assessments. Lessee acknowledges and understands that by executing and delivering this Lease, Lessee will automatically be and become a member in the Illinois not-for-profit corporation named the

"Techny Property Association" ("Techny Property Association"), created pursuant to that certain "Declaration Establishing Covenants, Conditions, Restrictions, Easements and Rights for Real Estate Parcels NC-I, EC-I, EC-2 and SE-I within the Techny Property, Northbrook, Illinois, and Providing for the Techny Property Association" dated as of July 13, I 999, and recorded on November 12, 1999, in the Office of the Recorder of Cook County, Illinois, as Document No. 09067537 (as the same has been amended by the Amended and Restated Declaration, and thereafter, as such Amended and Restated Declaration may from time to time be amended as provided therein, the "Declaration"). The Techny Property Association is an association of owners and ground lessees of certain portions of the Techny Land and is responsible for the continuity, care, conservation, maintenance, and operation in a first-rate condition and in accordance with predetermined standards of all Common Areas or Facilities. As a member of the Techny Property Association, Lessee shall be subject to the easements, terms, conditions and provisions of the Declaration, including without limitation, the obligation to pay its share of all costs and expenses incurred by the Techny Property Association in carrying out its responsibilities by means of an assessment against the Project and Lessee levied by the Techny Property Association pursuant to the Declaration. In addition, Lessee shall indemnify the Techny Property Association from and hold it harmless against all Claims (including without limitation those arising under Article 8 of this Lease) arising out of the Work or any other work in connection with the Project, including any work done in constructing, modifying or otherwise installing any improvements, including landscaping, within any Common Areas or Facilities.

4.10Amendment to Declaration and Grant of Easements for Private Drives; Techny Property Sub-Association for Parcels SE-IB-2 and SE-IB-3. Lessor has, as permitted pursuant to Section 1.3 of that certain Declaration and Grant of Easements for Private Drives and Driveways dated as of January 21, 2000 and recorded in the Office of the Recorder of Cook County, Illinois as Document No. 00261797, executed an Amended and Restated Declaration and Grant of Easements for Private Drives and Driveways dated as of September 15, 2005, and recorded in the Office of the Recorder of Cook County, Illinois as Document No. 0526227127, which was re-recorded on September 23, 2005 in the Office of the Recorder of Cook County, Illinois as Document No. 0526639112 (said Amended and Restated Declaration, as amended from time to time, the "Private Drives and Driveways Easement"). One of the purposes of the Private Drives and Driveways Easement was to separate the access rights of the ground lessees of Lot SE-IA and Parcel SE-I B-1 from those of the ground lessees of the Land and Parcel SE-I B-3 and their respective sublessees, assignees, occupants, invitees and guests, in their capacity as "Grantees" under the Private Drives and Driveways Easement. As contemplated in Section 2.2(a) of the Private Drives and Driveways Easement and Section 2.4 of the Declaration, but no later than the date on which Lessee submits the Final Plans and Specifications for the Initial Project for approval by Lessor's Committees, Lessee shall prepare for approval and execution by Lessor, Lessee, the then lessee of Parcel SE-!B-3, and the then lessee of Parcels SE-lA-2 and SE-IA-X, a declaration of protective covenants to be recorded against the leasehold estate in the Premises created by this Lease, in Parcel SE-IB-3 and in Parcels SE-IA-2 and SE-!A-X by the respective ground leases for such parcels, which declaration shall create a separate sub association ("Parcels SE-IB-2/SE-IB-3 Sub-Association"), comprised of Lessee and any and all successors and assigns of Lessee as to any portion of the Premises, and any and all Tenants under a Tenant Lease and any of the other tenants of the lessee of Parcel SE-I B-3, all as reasonably determined by Lessee and approved by Lessor. The purposes of the Parcels SE l B-2/SE- IB-3 Sub-Association shall be as follows:

(i)to maintain, for the benefit of Lessor, Lessee, and all Tenants, invitees and occupants from time to time of the Premises or any portion of the Project, all private driveways, parking lots (excluding any multi-level parking structures, which shall be maintained by the Lessee or the Full-Site Tenant constructing any such structures) and landscaping within the Premises and any "perimeter open space" areas located along and within I85 feet of the center line of the Willow Road right-of-way and adjacent to or within Parcel SE-IB-3 as depicted on the Master Plan approved by the Village and incorporated into the Annexation Agreement Amendment ("Perimeter Open Space") that will not be the responsibility of the Techny Property Association under the Declaration, or that is not the responsibility of the Village pursuant to the Water Pumping Station Easement Agreement in a first-class condition and consistent with the Final Plans and Specifications therefor;

(ii)to maintain, for the benefit of Lessor and Lessee all storm water detention basins within the Premises and Parcel SE-JB-3, none of which shall be assigned to the Techny Property Association (subject to partial reimbursement from the lessee or lessees from time to time of those portions of the Techny Land commonly known or designated by Lessor as Parcels SE-IB-3, SE-lA-2 and Parcel SE-lA-X, which parcels have shared in the construction and will continue to share in the use of such storm water detention basins);

(iii)to pay, in the case of any storm water detention basins shared with the development or developments on Parcel SE-IB-2, Parcel SE-JB-3, Parcel SE-lA-2 and Parcel SE-lA-X, Lessee's proportionate share (to be determined based on the volume of storm water from the Premises in proportion to the volume of water from each of Parcel SE-lB-2, Parcel SE-IB-3, Parcel SE-lA-2 and Parcel SE-JA-X that such storm water detention basins are originally engineered to detain), all as to be provided in a designation made by Lessor and Lessee and in the declaration creating the Parcels SE I B-2/SE-l B-3 Suh-Association;

(iv)to maintain for the benefit of Lessee and the lessee or lessees from time to time of Parcel SE-I B-3, all monument or entranceway or directional signage within Parcel SE-IB-2 and Parcel SE-IB-3, including any signage installed within the Perimeter Open Space; and

(v)to establish for the Project, cross easements (x) within, to and from those areas of Parcel SE-IB-2 and Parcel SE-1B-3 to Founders Drive, and (y) for parking throughout the Premises and Parcel SE-I B-3, but with the right in Lessee or the Jessee from time to time of Parcel SE-JB-2 to reserve in any Full-Site Tenant Lease all or any parking spaces located within the Full-Site Tenant's Full Site Pad for the use of the customers, invitees or employees of such Full-Site Tenant.

The declaration creating the Parcels SE-1B-2/SE-!-B-3 Sub-Association shall be subject to the approval of Lessor and the Village (as required under the Annexation Agreement), and shall, in addition, provide that none of the provisions described in clauses (i) through (v) of the preceding sentence may be amended without the consent of Lessor. Those improvements to be maintained by the Parcels SE-IB-2/SE-lB-3 Sub-Association that are described in clauses (i), (ii), (iii) and

(iv) above and that are to be constructed by Lessee as part of the Initial Project are sometimes herein referred to as the "Parcels SE-1B-2/SE-1B-3 Common Area Improvements."

ARTICLES

Construction of the Building and Improvements

5.1	Approval of Preliminary and Final Plans.

(a)Previously Reviewed and Approved Proposed Final Plans and Specifications. Lessor acknowledges that, prior to the Effective Date, Lessor's Committees reviewed certain proposed Final Plans and Specifications for the Building to be constructed as part of the Initial Project to be located on the Land, all as identified on Exhibit D attached hereto ("Proposed Final Plans and Specifications"), but such reviews are subject to resolution and completion of the matters identified in the memorandum from Alper & Alper dated April 24, 2006 to the Techny Land Committee, Attention: Rev. Walter Bracken, S.V.D., Chairman, Techny Land Committee, a copy of which is attached hereto as Exhibit P. From and after the Effective Date, such Proposed Final Plans and Specifications, for all purposes of this Lease, but subject to resolution and completion of the matters described in the memorandum attached as Exhibit P, which shall be addressed by Lessee to the satisfaction of Lessor's Committees prior to commencement of construction thereof, shall be the basis for the construction of the Initial Project (such Proposed Final Plans and Specifications for the Initial Project as so modified and approved shall constitute the "Approved Final Plans and Specifications". In addition, the Site Plan shall be the basis for the preparation of the proposed Final Engineering for the Site Work and for the development of Preliminary Plans for the Parcels SE-IB-2/SE-IB-3 Common Area Improvements to be submitted by the applicable dates set forth in the Preliminary Schedule attached hereto as Exhibit E.

(b)Submittals to Lessor's Committees. The proposed Final Engineering and other Preliminary Plans for the Initial Project that have not previously been submitted to Lessor's Committees for approval shall also include, in schematic form, any proposed Traffic Improvements to be included in the final Traffic Improvement Plans and the necessary storm water detention areas sufficient to satisfy the compensatory storage standards presently being voluntarily imposed by the Lessor's Beneficiary with respect to storm water retention for the Hotel Project and the entire "Initial Project" under the Parcel SE-lB-3 Ground Lease, but Lessor has agreed that, to the maximum extent practicable (given the topography of the Land and the compensatory storm water storage requirements for the Hotel Project and the "Initial Project" under the Parcel SE-IB-3 Ground Lease and the approval of the Village), Lessee shall be entitled to locate certain portions of the storm water retention within those portions of the Land which Lessee's Approved Plans designate as areas that satisfy the required Perimeter Open Space under the Techny Overlay District Zoning Amendments adopted by the Village pursuant to Section 3.b of the Annexation Agreement, including those portions of the afforested areas along Willow Road or those portions of the Perimeter Open Space authorized to be used for such purposes in the Annexation Agreement Amendment. As a result, Lessor will not be obligated to install any afforested area landscaping within the Perimeter Open Space. Instead, to the extent not performed by the Lessee under the Parcel SE-IB-3 Ground Lease, Lessee shall landscape such portions of the Perimeter Open Space and any common areas of Parcel SE-lB-2 designated as such in the declaration creating the Parcel SE-IB-2/SE-lB-3 Sub-Association, which areas will be maintained by the Parcels SE-IB-2/SE-IB-3 Sub-Association in a manner consistent with the overall Project landscaping plan for Parcels SE-I B-2 and SE-I B-3 approved by Lessor as part of the Final Plans and Specifications for the On-Site Improvements. To the extent not prepared by Lessor or delivered to Lessor by Lessee prior to execution and delivery of this Lease, (1) not later than the later of the two dates identified in the Preliminary Schedule as the dates by which Lessee shall submit the proposed Final Engineering for the Site Work, which date shall be subject to extension by Lessor in its sole discretion, (2) no later than the later of the two dates identified in the Preliminary Schedule as the date by which Lessee shall submit the proposed Final Plans and Specifications for the Parcels SE-lB-2/SE-IB-3 Common Area Improvements, which date shall be subject to extension by Lessor in its sole discretion, and (3) not later than the later of the two dates identified on Exhibit E as the dates for "Delivery of Proposed Final Plans and Specifications for the Hotel Project", as applicable, Lessee shall cause the Tenant for the Hotel Project to submit modified Proposed Final Plans and Specifications for the Hotel Project (but in all events no later than two weeks before the date such Final Plans and Specifications are submitted for a building permit) (each such date by which any of the foregoing submittals is required to be submitted is called an "Initial Project Submittal Date"), Lessee shall (or, in the case of a Pad Tenant, shall cause such Tenant to) submit to Lessor (prior to submitting the same to the Village), for review and approval by Lessor's Committees within the time periods set out in Section 12.2 for approval thereof. None of the foregoing Initial Project Submittals shall be deemed to have been submitted to the Society of the Divine Word or Lessor's Committees for approval unless such Submittal is accompanied by a written request for approval. Only proposed Preliminary Plans or proposed Final Plans and Specifications submitted to Lessor with a written request for approval will be submitted to Lessor's Committees for approval. All other drafts or proposed Preliminary Plans or modifications to the Proposed Final Plans and Specifications delivered to Lessor's consultants, attorneys or agents shall be deemed delivered for purposes of comment and preliminary review only. Lessor shall approve any modifications to the Proposed Final Plans and Specifications for the Hotel Project, any proposed Final Engineering for the Site Work or any proposed Preliminary Plans or proposed Final Plans and Specifications for the Parcels SE-IB-2/SE-IB-3 Common Area Improvements, as the case may be, submitted by Lessee, provided that they are, in Lessor's reasonable judgment, substantially consistent with and the logical extension of the Proposed Final Plans and Specifications and include the missing information or required modifications described in Exhibit P with respect to the Hotel Project or, in the case of the proposed Final Engineering for the Site Work, the Site Plan.

(c)Lessor's Agreement to Engage Contractors or Consultants for Certain Off- Site and Public Improvements Related Costs; Cooperation by Lessee and Lessee's Obligation. Lessee agrees to employ V3 (formerly known as SDI Consultants, Inc.) to provide all on-site and off-site engineering for the Project, including the joint storm water facilities supporting Parcels SE-lB-2, SE-IB-3, SE-IA-2 and SE-IA-X. In addition, if and to the extent not provided prior to the Effective Date, Lessee shall engage V3 to prepare an ALTA certified land title survey or surveys for the Project for purposes of the "Notice of Exempt Subdivision Activity" required to be given by the Society to the Village under the Annexation Agreement as a condition to entering into the ground leases.  In addition, if required, as promptly as possible following execution and delivery of this Lease, but in all events prior to issuance of any building permit for the Initial Project, Lessee and Lessor shall enter into the Transferee Agreement with the Village, consistent with the respective obligations of the parties set forth herein with respect to Off-Site Improvements and other Improvements that are considered Public Improvements under the Annexation Agreement or other applicable codes and ordinances of the Village. Lessee shall pay the Special SE-I Transportation Impact Fees, and Lessor and Lessee shall each pay any and all other fees due under the Transferee Agreement, deposit all letters of credit or other security and obtain all permissions required by the Village in connection with the Transportation Agreement, the Subdivision Agreement and the Transferee Agreement, in connection with the construction of the respective portions of the Off-Site Improvements and Public Improvements, if any, each is to construct, including (without limitation) approval by the Village of the final Traffic Improvement Plans, for the respective portions of the Off-Site Improvements and Public Improvements. Notwithstanding any other provision of this Section 5.1, the following provisions shall apply to the Initial Project:

(i)Prior to the Effective Date, Lessor has engaged consultants and engineers to prepare the !DOT Approved Plans for those Traffic Improvements and other related Off-Site Improvements in connection with the Initial Project that Lessor has agreed to construct, all as set forth in the !DOT Approved Plans and the plans for the Founders/Kamp Extension and the Founders Drive Sewer Extension and in those plans previously approved by the Village, which Lessor is presently modifying to accommodate another development, for the extension of Founders Drive from Techny Road to Kamp Drive ("Techny/Kamp Extension"). Lessee may attend meetings, may participate in decisions with respect to the scope of the Work required to construct such Off-Site Improvements and review any plans and agreements for consistency with Lessee's Approved Final Plans and Specifications for the Initial Project, all at Lessee's sole cost and expense. In addition, Lessor has elected and hereby agrees it will contract for and install the following: (I) all of the Off-Site Improvements, including Traffic Improvements, and Public Improvements required to be constructed in connection with the Initial Project that are included in the IDOT Approved Plans, (2) the Founders/Kamp Extension, (3) the Techny/Kamp Extension, and (4) the Founders Drive Sewer Extension. As part of the Initial Project, Lessee shall be responsible for (x) all of the landscaping/open space plantings within those Perimeter Open Space areas along Willow Road that are included within the Land and that are required to be so planted under the Annexation Agreement (specifically, as provided in the Annexation Agreement Amendment) and the remainder of the Parcels SE-1B-2/SE-1B-3 Common Area Improvements for all of Parcel SE-IB-2 and Parcel SE-IB-3, excluding that portion of the Perimeter Open Space lying within the boundaries of the Water Pumping Station Easement, which the Village is obligated to pay for and install pursuant to a landscaping plan prepared on behalf of Lessor, and (y) any monument signs or entranceway landscaping at the comer of Willow and Founders Drive which Lessee or its Full-Site Tenant may wish to install (with the permission of the lessee of Parcel SE-IB-3 and Lessor) or at the comer of Founder Drive and any entrances into the Premises (all of which shall remain Lessee's obligation to install in accordance with the Approved Final Plans and Specifications therefor, and thereafter to maintain, repair, replace and restore, unless and until such obligations are assigned to the Parcels SE-JB-2/SE-1B-3 Sub-

Association, as contemplated in Section 4.10, all in accordance with the Approved Final Plans and Specifications therefor).

(ii)Lessee or the Full-Site Tenant will be solely responsible for applying for and obtaining all necessary governmental approvals from the Village or any other applicable Governmental Authority for the development of Parcel SE-IB-2 and operation of the Project in accordance with all applicable Governmental Requirements, including any liquor or other licenses required for operation of the Project.

(iii)As of the date hereof, the final Traffic Improvement Plans for those portions of the Off-Site Improvements comprised of the widening and traffic signalization improvements to Willow Road and Waukegan Road, as well as the additional right-in, right-out curb cut from Willow Road into Parcel SE-IA-2 have been approved by !DOT ("IDOT Approved Plans") and, to the extent required, by the Village, the contractor selected by Lessor for the construction of such Off-Site Improvements has posted the required bonds with !DOT, and !DOT has issued the required permits and has commenced construction of such Off-Site Improvements. However, as of the date hereof, the following other Off-Site Improvements have been finally engineered and construction thereof will be commenced pursuant to a contract or contracts therefor let by Lessor, subject to final approval by the Village of certain incomplete elements of the plans to be detailed during construction of the road (e.g., landscaping and street lighting) and, to the extent required, certain other Governmental Authorities:
(I)the extension of Founders Drive between its current terminus at the north boundary of the Premises and the Willow Road/Founders Drive intersection ("Founders/Kamp Extension"), which is under the primary jurisdiction of the Village; and

(2) the extension of the existing sanitary sewer presently terminating in the vicinity of the southern boundary of Parcel SE-IB-1 within the Northbrook Greens project and on the west side of Founders Drive, and the installation of a lift station that will serve the Improvements on Parcel SE- I B-2 and Parcel SE I B-3 and all future improvements on those parcels of the Techny Land commonly referred to as "Parcel SE-IA-2" and "Parcel SE-IA-X" (collectively, the "Founders Drive Sewer Extension"), which extensions and related improvements are under the jurisdiction of the Village and the Illinois Environmental Protection Agency.

The approved plans for the Founder Drive Sewer Extension include certain On-Site Improvements (approximately 189 lineal feet of sewer pipe and a manhole serving as the connection to the lift station) for Parcels SE-IB-2, SE-IB-3, SE-IA-2', and SE-IA-X. Lessee shall pay its proportionate share of the costs of such On-Site Improvements as determined by V3 based on actual costs incurred by Lessor. Lessee and Lessor have agreed on the final locations of all intersections between the private driveways to be located on Parcel SE-IB-2 and Parcel SE-IB-3 and Founders Drive, and Lessor has commissioned (x) the Final Engineering for the Founders/Kamp Extension for review and approval by the Village (and !DOT, if necessary, due to the proximity of any such intersections to the Willow Road/Founders Drive intersection), the plans for which have been submitted to the Village for approval; (y) the Founders Drive Sewer Extension; and

(z)the Final Engineering for the Techny/Kamp Extension for review and approval by the Village (and to the extent required by the Metropolitan Water Reclamation District of Greater Chicago or the Illinois Environmental Protection Agency). As soon as practicable after the approval of the Final Engineering for the Founders/Kamp Extension, the Founders Drive Sewer Extension and the Techny/Kamp Extension, Lessor will also contract for the construction of such Off-Site Improvements so that construction of those Off-Site Improvements can proceed at the same time as the work included in the !DOT Approved Plans or shortly thereafter and in coordination with the timing for Lessee's or its Full-Site Tenant's construction and occupancy of the Initial Project, but Lessor shall not be responsible or liable to Lessee or such Full-Site Tenant for any delays in completing the improvements to Willow Road caused by a delay on the part of Lessee in engineering or obtaining IDOT approval to the changes to the !DOT Approved Plans or the plans for the Founders/Kamp Extension or Founders Drive Server Extension desired by Lessee or required by !DOT or the Village as a result of the nature of the Initial Project desired by Lessee or such Full-Site Tenant, all of which engineering and approvals shall be at the sole cost and expense of Lessee or such Full-Site Tenant requesting or requiring the same. During its preliminary review of the plans for the proposed Founders Drive Sewer Extension last year, the Village informed Lessor that it would not accept ownership or maintenance, repair or replacement obligations with respect to the lift station that will serve Parcels SE-IB-2, SE-IB-3, SE-IA-2, and SE-JA X after it is constructed by Lessor, and that it must remain a private improvement to be maintained, repaired and replaced, as required, by some Person other than the Village. If Lessee or the lessees or permitted sublessees under the ground leases for Parcels SE-!B- 3, SE-IA-2 and SE-IA-X are not able to obtain the agreement of the Village to accept ownership and all obligations for the maintenance, repair or replacement of the lift station following completion of construction thereof by Lessor, then Lessor will be authorized to record an easement for the use, access to, and maintenance, repair and replacement of the lift station against title to all of Parcels SE-IB-2, SE-IB-3, SE-IA-2, and SE-lA-X that will be binding on Lessee and the Premises and the lessee or lessees from time to time of all or any part of Parcels SE-IB-2, SE-IB-3, SE-IA-2, and SE-lA-X, which easement shall assign to the lessee from time to time of that portion of Parcel SE-IB-2 on which the lift station is located the primary obligation to maintain, repair and replace the lift station, but at the shared expense of such lessee, Lessee, and all other lessees from time to time of all such parcels (but with the right in any other lessee or lessees to perform any such obligations not performed by the lessee having the primary obligation), with all reasonable, out-of-pocket costs and expenses so incurred to be shared on a pro rata basis based on their respective pro rata shares of the total sanitary sewage treatment usage (determined as provided in the next sentence), and giving the lessee that actually performs such maintenance, repairs and replacements the right to assess each such other lessee, including Lessee, for its share of the actual, reasonable, out-of-pocket costs and expenses incurred by such lessee, and to record and enforce a lien on the leasehold estate of any lessee (including Lessee) that fails to pay its pro rata share. For this purpose, each lessee's pro rata share shall be based upon projected sanitary sewage treatment usage generated from each such lessee's Parcel as of the date the easement is executed and delivered; provided, however, that at the time the development of each of the Parcels is completed, if requested by any lessee, the respective shares of all such lessees shall be readjusted based upon the then projected sanitary sewage treatment usage for such each such lessee's Parcel as compared to then projected sanitary sewage treatment usage for all such Parcels. Lessor and the Village shall also have the right, but not the obligation, to perform any maintenance, repairs or replacement work not performed by any such lessees, all at the cost and expense of such lessees to be shared as provided herein, and the form of the easement shall be subject to the approval of the Village.

(iv)The cost of any changes to the Final Engineering of the Founders/Kamp Extension, the Founders Drive Sewer Extension or the Techny/Kamp Extension required as a result of any changes to such locations requested by Lessee or required as a result of Lessee's work on the Proposed Final Plans and Specifications for the Initial Project after such agreements by Lessor and Lessee shall be paid for by Lessee. To the extent IDOT or the Village requires additional modifications to the IDOT Approved Plans or the Final Engineering for the Founders/Kamp Extension, the Founders Drive Sewer Extension or the Techny/Kamp Extension prior to issuing the actual permits for construction (to the extent IDOT's or the Village's approval is required) by the date the Approved Final Plans and Specifications for the other portions of the Initial Project have been approved by the Village, if the Village agrees, Lessor will permit Lessee to commence construction of such portion or portions of the Initial Project without such approval from IDOT or the Village, but Lessee and Lessor shall continue to use all reasonable and diligent efforts to secure IDOT's or the Village's approval (as required) as promptly as possible thereafter and shall make any modifications to such plans as are required by IDOT or the Village, which changes shall be at Lessee's expense if required by reason of the nature of the Initial Project. Lessor's Beneficiary shall cooperate with and work with Lessee (and direct any consultants engaged by Lessor's Beneficiary to do the same) in order to obtain all IDOT and Village approvals as may be required as quickly as is reasonably possible.
(v)Both parties agree that their common goal is to limit (to the maximum extent possible) any IDOT required improvements to (x) the Traffic Improvements that are required under the Transportation Agreement, and (y) such additional portions of the Waukegan/Willow Intersection Improvement (as such term is defined in the Transportation Agreement) as may be constructed using the Special SE-I Transportation Impact Fees payable by Lessee pursuant to the Transferee Agreement and paid or payable by other developers of any portion of Parcel SE-1 under Section 5.B.l of the Transportation Agreement. Lessor's Beneficiary shall also direct Lessor to convey to IDOT, when and as required by IDOT, any additional rights-of-way, if necessary, in addition to the Highway Dedications previously conveyed to IDOT, but Lessor's Beneficiary shall have the right to participate in any negotiations with IDOT as to any requirements with respect thereto and to finally approve the location and extent of such additional rights-of-way if they affect the Land or a material change in the nature of the location, function and operation of the Traffic Improvements called for in the IDOT Approved Plans.

(vi)As promptly as possible following execution and delivery of this Lease, but in all events prior to application for any building permit for any Building, Lessee and Lessor shall enter into the Transferee Agreement with the Village consistent with the respective obligations of the parties respective obligations set forth herein with respect to Off-Site Improvements and other Improvements that are considered Public Improvements under the Annexation Agreement or other applicable codes and ordinances of the Village, and Lessee the payment of the Special SE•I Transportation Impact Fees by Lessee, and Lessor shall pay all other fees due under the Transferee Agreement, deposit all letters of credit or other security and obtain all permissions required by the Village in connection with the Transportation Agreement, the Subdivision Agreement and the Transferee Agreement, including (without limitation) approval by the Village of the final Traffic Improvement Plans for the respective portions of the Off-Site Improvements and Public Improvements, if any, each is to construct, except that, if the parties so agree to let one contract for the construction of the Founders Drive Sewer Extension and any further sanitary sewers to extend sanitary sewer service to the Premises, Lessee shall reimburse Lessor for the incremental costs of including such sanitary sewers in the Off-Site Improvement Plans upon completion thereof by Lessor and acceptance of the dedication thereof by the Village. Once the work in connection with the IDOT Approved Plans and the Founders/Kamp Extension and Founders Drive Sewer Extension has been completed, Lessor shall not have any further obligations with respect to the construction of any Off-Site Improvements (including Traffic Improvements or other Public Improvements) that may thereafter be required in connection with any Added Component, any Changes or Alterations or any Redevelopment Plan, all of which shall be paid for by Lessee.
(vii)Notwithstanding any other provision of this Lease, Lessor has, prior to the execution and delivery of this Lease, executed a letter agreement with FCL Willow & Waukegan LLC and HP Willow LLC that permitted Lessee to commence certain top soil stripping work and, subject to the conditions set forth in said letter agreement, mass grading of Parcel SE-IB-2 and Parcel SE-IB-3 so as to permit such work to occur prior to rainy or winter weather conditions prevent it from continuing. The terms and provisions of said letter agreement are a limited right to proceed and shall continue in full force and effect only until the work approved therein has been completed. Prior to conducting any other work in connection with the Site Work, any Parcels SE- IB- 2/SE-1B-3 Common Area Improvements or any Pad (including without limitation the Hotel Project Tenant's Full-Site Pad Improvements), Lessee shall submit and obtain Lessor's approval to the Final Engineering for the Site Work, the Approved Final Plans and Specifications for the Initial Project and the Final Plans and Specifications for any Parcels SE-IB-2/SE-IB-3 Common Area Improvements as provided herein. Nevertheless, as provided in said letter agreement, all of the terms and conditions (including indemnifications with respect to claims for mechanics' liens and personal injury or property damage) set forth in this Lease shall be in full force and effect with respect to such work as if this Lease had been executed and delivered concurrently with said letter agreement.

(d)Required Construction Materials; Initial Project Development.Lessee acknowledges, understands and agrees that, except for other trim or accent materials approved by

Lessor's Committees in connection with approval of the Proposed Final Plans and Specifications, all Buildings on the Premises must be constructed of brick. The Project shall contain a total combined Gross Square Feet of no more than approximately 133,100 Gross Square Feet (but may be adjusted by Lessee in the process of completing the Final Plans and Specifications or at any time thereafter up to a maximum of 133,100 Gross Square Feet) without being considered an Added Component requiring an adjustment in the Base Rent under Section 3.l(c) above); provided, however, that nothing in this Section 5.1 or in Section 3.l(c) shall be deemed to modify the requirements of Section 5.2(d) with respect to Lessor's approval rights with respect to any Added Components. Any uses not permitted under the applicable zoning for the Premises shall be subject to Lessor's prior written approval in the same manner as required pursuant to Section 12.2. in connection with Added Components, which approval shall not be unreasonably withheld or delayed as long as the proposed use is consistent with the overall up-scale, mixed-use nature intended for the Project and Lessor believes it will not detract from the overall image of the other developments on the Techny Land. Lessor acknowledges and agrees that it has previously approved the uses contemplated in connection with the Hotel Project. In addition to the foregoing, the Initial Project will include all site clearing and preliminary or rough site grading of all of the Land, and all landscaped plantings required under the Annexation Agreement (specifically including those required under the Annexation Agreement Amendment) and as otherwise approved by Lessor to be planted within the Perimeter Open Space in connection with the Initial Project. From time to time during the Term, Lessee may also construct, if approved as provided in Section 12.3 below, as an Added Component or Added Components, additional Gross Square Feet of Lessee-owned or Full-Site Tenant-owned Buildings, up to the maximum permitted under the Annexation Agreement and the applicable zoning, subject to all of the applicable terms and provisions of this Article 5 and Article 12, including without limitation, approval by Lessor of the Preliminary Plans and Final Plans and Specifications for each such Added Component, provided (x) the use is for a Permitted Use and as part of the approval by Lessor of the Final Plans and Specifications for such Added Component, and (y) the Base Rent payable under Section 3.l(b) is adjusted as provided in Section 3.l(c), effective as of the date specified in said Section 3.l(c).

(e)Failure to Make Timely Submittals. As of the Effective Date, Lessee or the Full-Site Tenant has not yet submitted the required modifications to the Proposed Final Plans and Specifications for the Hotel Project, Final Engineering for the Site Work, or proposed Preliminary Plans or proposed Final Plans and Specifications for the Parcels SE-I B-2/SE-I B-3 Common Area Improvements. In the event Lessee fails to submit such required modifications to the Proposed Final Plans and Specifications for the Initial Project addressing the matters described in the memorandum attached hereto as Exhibit P, on or before the date which is thirty
(30)Days after the last of the applicable dates, as set forth in Exhibit E, for delivery of each such set of proposed modifications, proposed Final Engineering for the Site Work or any Preliminary Plans, proposed Final Plans and Specifications for the Parcels SE-IB-2/SE-l B-3 Common Area Improvements, as the case may be, after the later of the respective applicable dates for submittal of such items as set forth in Exhibit E, such failure shall be a Default under Section 17.l(e) of this Lease that, if it is not cured within the applicable notice and cure periods provided in Section 17.2(b), will entitle Lessor to terminate this Lease. If Lessor so elects to terminate this Lease, in addition to the other rights and remedies afforded Lessor under this Lease, the entire amount of any Initial Payment and all other Base Rent or other amounts previously paid by Lessee (or

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previously paid with respect to such portion of the Land as to which this Lease is terminated) shall be forfeited to Lessor.

(f)Lessor's Limited Rights to Approve Full-Site Tenant Plans for Tenant Finish Improvements. For purposes of this Section 5.l(e) and Section 12.l(a). Lessor's right to approve Preliminary Plans and Final Plans and Specifications for the Initial Project, any Changes or Alterations, or any Full-Site Pad Improvements shall not include any Tenant Finish Improvements or interior build out of any Full-Site Pad Improvements unless, and to the extent they include any of the following: (i) Changes or Alterations to any structural members of the Building in which any Tenant's premises are located or screening of base Building components (such as base Building heating, ventilating and air conditioning systems, mechanical, electrical and other Building systems, including exterior rooftop mounted units and related screening that are visible from the exterior of the Building), but not interior Building components themselves, none of which shall be subject to Lessor's approval), (ii) parapet wall, roof top or exterior mounted signage visible (whether lit or unlit) from outside the boundaries of the Premises, or separate tenant-installed or Tenant Space exterior rooftop mounted, and (iii) any separate new Buildings or any other exterior wall or other outside features of any Buildings or other Improvements to be constructed on a Full-Site Pad, including trash receptacles, loading areas or docks and other non-public service entrances. As part of its approval of the Preliminary Plans and the Final Plans and Specifications for the Initial Project, any Added Components, any Changes or Alteration and any Redevelopment Plan, Lessor shall have the right to approve the following: (I) all free-standing monument signs; (2) all Full-Site Pad Tenant signs; (3) all parapet wall or roof top signs and any changes to any of the foregoing, regardless of whether such signs are lit or unlit. Lessor shall approve any revisions to any sign that are required by any applicable Governmental Requirements. Where Lessor's consent is required of any of the item or items specified pursuant to this Section 5.He), Lessor shall have a period often (10) Business Days in which to respond after receipt of Lessee's request for approval of such matter, which request shall contain such proposal and copies of all relevant plans or other materials for which Lessor's approval is sought. If Lessor has not responded to Lessee's request either with a notice of approval or disapproval stating why Lessor does not consent after the expiration of such ten (I 0) Business Day period, Lessee shall send a second notice containing all of the same materials as were included in the first notice to Lessor, marked with the words "SECOND NOTICE" on the envelope, in capital letters and in a type size of at least Times New Roman 14 or Arial 14 font, and at the top of the first page of such notice stating "DEEMED APPROVAL NOTICE," and which states in the body of the notice in all capital letters the following: "IF NO RESPONSE IS RECEIVED WITHIN FIVE (5) BUSINESS DAYS, THIS REQUEST SHALL BE DEEMED APPROVED UNDER SECTION 5.l(e) OF THE GROUND LEASE" ("Second Notice"), and attempt to telephone Lessor to obtain a response to the Second Notice. If Lessor has not responded to Lessee's second request either with a notice of approval or disapproval stating why Lessor does not consent within five (5) Business Days following Lessor's receipt of the Second Notice; then Lessee's proposal shall be deemed approved.

(g)Applicability to Future Work. The provisions of Sections 5.l(a) through 5.I (e) above shall also apply to approval of any Added Component proposed by Lessee from time to time, and to any Changes and Alterations or Redevelopment Plan under Article 12 proposed by Lessee from time to time, to the extent provided in said Article 12.

5.2	Lessee's Obligation to Construct Initial Project; Improvements.
(a)Improvements Comprising the Initial Project. Lessee understands and acknowledges that Lessee's financial ability to continue to make timely payments of the Base Rent payable to Lessor under this Lease is dependant upon the Full-Site Tenant's completion of the Initial Project in a timely fashion in accordance with the Approved Schedule so that the Building may be occupied and opened for business by such Full-Site Tenant as rapidly as possible. Accordingly, Lessee shall enter into a Full-Site Tenant Lease that obligates the Full Site Tenant to construct and develop the Initial Project on the Land, which Initial Project shall consist of the following:

(i)the Building included in the Proposed Final Plans and Specifications for the Initial Project (including all Full-Site Pad Improvements), as modified as required pursuant to and as further developed to include the missing information or required modifications described in the memorandum attached as Exhibit 0 or otherwise from time to time with the approval of Lessor;

(ii)all other Improvements appurtenant to the Building to be constructed as part of the Initial Project (or otherwise required in connection with such Building, including, without limitation, all roadways, driveways parking facilities, landscaped areas, water, sanitary and storm sewer mains and lines, service lines and other similar improvements, whether or not any of the foregoing are conveyed to the Village as Public Improvements, signage and all other facilities or amenities constructed for the benefit of the owners, members, patrons, invitees, users or occupants (including any Tenants) of such Buildings or other Persons, such as the contractors, agents, employees or invitees of any of them, including all Parcels SE-IB-2/SE-IB-3 Common Area Improvements, as modified by the Final Site Plan and Final Engineering for the Site Work, which shall include storm water detention and retention facilities consistent with Lessor's requirements and signage (said Building or any additional or replacement Buildings and all other improvements constructed or developed on the Land, including all Added Components, together with any renewals or replacements thereof, Changes and Alterations or Major Changes thereto, additions thereto and substitutions therefor, including any improvements constructed pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5, but excluding any of the foregoing that are Public Improvements after dedication thereof to and acceptance by the Village as contemplated in Section 5.4, are herein referred to as the "Improvements"); and

(iii)those Tenant Finish Improvements or interior build-outs, if any, for the Full-Site Tenant that Lessee has agreed to construct for a Full-Site Tenant in any of the Initial Project pursuant to a Full-Site Tenant's Tenant Lease signed before Substantial Completion of the Initial Project.

Such Full-Site Tenant Lease shall also require the Tenant to either (1) commence and complete the development and construction of the Hotel Project within a fixed period of time substantially in accordance with (A) the Approved Plans and Approved Schedule that have been approved by Lessor pursuant to the procedures outlined in Section 12.2(c) and (B) the Final Plans and Specifications approved by and deposited with Lessor for each such portion (and any additional drawings, plans and specifications and change orders as may subsequently be approved by Lessor), or (2) the Full-Site Tenant shall be obligated under its Tenant Lease to commence payment of rent thereunder within a fixed period of time after execution of such Full-Site Tenant's Tenant Lease or such Tenant Lease shall be subject to termination, either of such time periods to be subject to Lessor's approval at the time of Lessor's approval of the Tenant Lease for such Full-Site Tenant. In addition to the Improvements comprising the Initial Project, as part of the Site Work and Parcels SE-IB-2/SE-IB-3 Common Area Improvements for the Initial Project, Lessee covenants to construct (to the extent Lessor has not elected to do so as provided in Section 5.I (b) above) the following that are required by the Village to be constructed in connection with the development of the Land pursuant to all applicable Village codes, the Annexation Agreement or the Transportation Agreement and the requirements of any other Governmental Authority: (I) all On-Site Improvements for the Initial Project, including any Public Improvements within the Premises from the point at which they terminate (as of the date of this Lease or as constructed by or paid for by Lessor as provided in Section 5.l(b) above); (2) all connections to existing Off-Site Improvements from the Improvements; and (3) those improvements within those portions of the Perimeter Open Space along Willow Road described in clauses (x) and (y) of Section 5.1(b)(i) above, all of which shall be constructed substantially in accordance with (x) the Final Plat, the final Traffic Improvement Plans and the Final Plans and Specifications approved by Lessor, the Village and any other applicable Governmental Authority having jurisdiction with respect therefrom is as otherwise required to serve the Premises and the Initial Project; and (y) the Approved Schedule. Notwithstanding the foregoing, Lessee shall not be obligated to construct those Off-Site Improvements for the Land (even if required to be constructed for the Initial Project) that Lessor is obligated to construct pursuant to the Off-Site Improvement Plans approved by the Village and IDOT or any other Governmental Authority having jurisdiction with respect thereto.

(b)Initial Project Guarantor and Guaranty and Funding. Concurrently with the execution and delivery of this Lease to Lessor's Beneficiary for execution by Lessor, Lessee shall procure and deliver to Lessor's Beneficiary the Initial Guaranty substantially in the form attached hereto as Exhibit G from FCL Builders, Inc. and Four Columns, Ltd., which Guaranty includes a guaranty of payment of Base Rent and other obligations of Lessee as provided in said Exhibit G through the later of the date on which Substantial Completion of the Initial Project occurs or Substantial Completion of the Site Work and Parcels SE-IB-2/SE-IB-3 Common Area Improvements in connection with the Initial Project occurs, including all On-Site Improvements other than those assigned to the Full-Site Tenant pursuant to its Tenant Lease, and a commitment to fund the cost of all Final Plans and Specifications for the Site Work, the Parcels SE- I B-2/SE I B-3 Common Area Improvements and Full-Site Tenant Lease negotiations (including any leasing commissions required to be paid in connection therewith, Final Plans and Specifications for any work associated with all Tenant Finish Improvements or Site Work and Parcels SE-IB- 2/SE-IB-3 Common Area Improvements required to be provided by Lessee as the landlord under any Full-Site Tenant Lease executed before Substantial Completion of the Initial Project), and all other obligations of the Lessee under this Ground Lease (but excluding construction of the Building). Regarding construction of the Building, neither Lessee nor the Full-Site Tenant or any other Tenant shall commence construction of any Building or other Improvements for such Tenant unless and until either:

(i)in the case of the Initial Project, Lessor shall have approved the final form of the Full-Site Tenant Lease and Lessor shall have received a Full-Site Pad Guaranty substantially in the form attached hereto as Exhibit H and otherwise meeting the requirements of Section 5.2(c) below from a Guarantor or Guarantors whose identity and financial capacity has or have been approved by Lessor or another form of security permitted as provide in Section 5.2(c) below; Lessor shall have received a copy of the executed Full-Site Tenant Lease, and either the original Full-Site Pad Guaranty or another form of security permitted as provide in Section 5.2(c) below; and Lessor shall have approved all Final Plans and Specifications for such Initial Project; and the Lessor has been provided evidence that a construction loan and other financing are in place that are sufficient to fund the construction of the Hotel Project and related interior and exterior improvements to be constructed in connection therewith; or

(ii)Lessor shall have approved the final form of the Full-Site Tenant Lease for such Building and other Improvements and Lessor has received a Guaranty substantially in the form attached hereto as Exhibit G and otherwise meeting the requirements of Section 5.2(c) below from a Guarantor or Guarantors whose identity and financial capacity has or have been approved by Lessor or another form of security permitted as provided in Section 5.3(c)(ii) below; Lessor has received a copy of the executed Full-Site Tenant Lease, and either the original Guaranty or another form of security permitted as provided in Section 5.3(c)(ii) below; and Lessor has approved all Final Plans and Specifications for such Initial Project.

If the identity and financial capacity of the Guarantor or Guarantors under the Guaranty provided pursuant to clauses (i) or (ii) above are such that Lessor cannot be assured Guarantor or Guarantors has adequate net worth to assure Lessor it has sufficient funds available under the Guaranty to fund the entire amount of the budgeted costs of those portions of the Initial Project that are covered by such Guaranty, but a portion of such costs are to be funded by means of a loan or loans, then Lessee shall provide evidence of a development loan to fund such amounts prior to a construction loan and any shortfalls between the construction loan and the budgeted costs for such portion of the Initial Project (prior to commencement of any Work in connection with the Initial Project) and the amount of the Guaranty in order for Lessor to be assured the required funds will be available to Lessee or the Full-Site Tenant to fund the projected costs of the design, engineering and construction work necessary to complete the work called for in x the Approved Site Engineering Plans for all Site Work and all On-Site Improvements for the Initial Project, (y) the Final Plans and Specifications for the Parcels SE-lB-2/SE-lB-3 Common Area Improvements, and (z) the Final Plans and Specifications for the Full-Site Pad Improvements which, under the terms of the relevant Full-Site Tenant Lease, such Full-Site Tenant will construct or Lessee has agreed to construct for such Full-Site Tenant, as applicable.

(c)Full-Site Pad Guaranty. With respect to any Full-Site Tenant that will be constructing at its expense all or any portion of the Initial Project, Lessee shall also provide to Lessor, no later than the time provided in clause (3) of Section 12.l(a)(v), either a completion guaranty from a Guarantor or Guarantors approved by Lessor as provided in said clause (3), which guaranty shall be substantially in the form attached hereto as Exhibit H ("Full-Site Pad Guaranty") or another of the forms of security Lessee or a Full-Site Tenant is permitted to provide as an alternative to a Full-Site Pad Guaranty under said Section 12.l(a)(v), including a

Guaranty from Lessee and in the form attached hereto as Exhibit G. Each Full-Site Pad Guaranty shall guarantee that once construction commences on the Full-Site Pad, the Improvements to be constructed thereon shall be either (i) Substantially Completed within a specified period of time that will depend upon the specific nature of such Improvements, or (ii) if not Substantially Completed within such period of time, demolished and the Full-Site Pad returned to grade with all debris removed and the area seeded with grass, within a specified period of time following the anticipated date for Substantial Completion of the Full-Site Pad Improvements, in either case free of all liens and encumbrances, including without limitation mechanics' liens. For all purposes of this Lease, however, the requirement for a Full-Site Pad Guaranty shall be deemed to have been satisfied if the actual Full-Site Tenant executing a Full Site Tenant Lease in which such Full-Site Tenant agrees to complete the Full-Site Pad Improvements has a net worth (as shown in its most recent audited financial statements) at least equal to five (5) times the then total costs (both hard and soft costs) budgeted for the Full-Site Pad Improvements. Such financial statements must be for the Full-Site Tenant itself and not a holding company or consolidated group in which such Full-Site Tenant is an Affiliate. If such Full-Site Tenant does not have separate audited financial statements, then a Full-Site Pad Guaranty in the form attached hereto as Exhibit H must be provided from the ultimate parent entity of the Full-Site Tenant or another Affiliate of Full-Site Tenant that has the required net worth or from Lessee.

5.3	The Work.

(a)Commencement and Completion Requirements. The construction of the On-Site Improvements, Off-Site Improvements, the Building, Public Improvements and other Improvements included in the Initial Project that are required to be constructed by Lessee in accordance with the Approved Final Plans and Specifications therefor and all applicable Governmental Requirements (collectively, the "Work") shall be commenced and completed subject to the following conditions:

(i)Attached hereto as Exhibit E is Lessee's Preliminary Schedule for preparation of the required modifications to the Proposed Final Plans and Specifications, the proposed Final Engineering for the Site Work and the Preliminary Plans and proposed Final Plans and Specifications for the Parcels SE-lB-2/SE-lB-3 Common Area Improvements for the Initial Project and for the development and construction of the Initial Project ("Preliminary Schedule"). Lessee shall use all reasonable and diligent efforts to conform its preparation and development of the required modifications to the Final Plans and Specifications, the proposed Final Engineering for the Site Work and proposed Final Plans and Specifications for the Parcels SE-lB-2/SE-lB-3 Common Area Improvements for the Initial Project and the Work to the Preliminary Schedule, as the same may from time to time be modified by agreement of the parties and as approved by Lessor in connection with the Approved Final Plans and Specifications ("Approved Schedule"), but shall not be permitted to commence construction of any Improvements without Lessor's approval of the required Final Engineering and Final Plans and Specifications for such Improvements and the Approved Schedule for the Initial Project. In all events, however, but subject to Unavoidable Delays, Lessee shall cause the Work to be (x) commenced no later than the dates specified on Exhibit E attached hereto or any subsequent Approved Schedule, (y) prosecuted on a reasonable schedule (taking into account market and other relevant conditions), and (z) Substantially Completed by the date specified in Exhibit E attached hereto or any subsequent Approved Schedule and finally completed as soon thereafter as is practicable. Lessee shall have a period of two years following receipt of Lessor's approval of the Approved Plans for any Added Component to commence construction thereof, and once Lessee commences construction of such Added Component, Lessee shall cause such Added Component to be Substantially Completed within the time period set out in a Preliminary Schedule that is included in the Submittals for approval by Lessor and by virtue of being approved by Lessor becomes the Approval Schedule for such Added Component, but such period of time shall be reasonable given the nature of such Added Component and in all events shall require such Substantial Completion to occur within three years of the date construction commences.

(ii)Prior to commencement of the Work (other than the Site Work and the Parcels SE-IB-2/SE-IB-3 Common Area Improvements all of which is covered by the Initial Guaranty), Lessee shall, at Lessee's option, provide one of the following:

(I)Furnish to Lessor, at Lessee's sole cost and expense, a surety bond or bonds, or executed counterparts thereof, covering payment for and performance of all labor and materials, on which Lessee shall be principal and a surety company authorized to do business in the State of Illinois and approved by Lessor (which approval shall not be unreasonably withheld) shall be surety, such bond or bonds to be in a form satisfactory to Lessor and conditioned upon payment by or on behalf of Lessee in full in accordance with any construction contract entered into for the Work within the time provided in Section 5.3(a)(i). subject, however, to Unavoidable Delays; or
(2)Furnish to Lessor, at Lessee's sole cost and expense, an irrevocable letter of credit in the form attached hereto as Exhibit F issued by a bank or savings and loan association reasonably satisfactory to Lessor for an amount not less than one hundred ten percent (110%) of the entire cost of the Work (such cost to be estimated by an architect or engineer selected by Lessee and reasonably satisfactory to Lessor under whose supervision the Work is to be conducted) and providing that Lessor may draw upon such letter in the event Lessee fails to complete the Work in accordance with this Section 5.3, in which event such funds shall be deposited into an escrow created pursuant to clause (4) below and disbursed as provided therein; or

(3)Provide Lessor with a guaranty of payment for and performance of the Work (including completion thereof in accordance with this Article 5 and Article 8, and the other Sections of this Lease referred to in such Articles) in the form attached hereto as Exhibit G and executed by a Guarantor whose financial capability is satisfactory to Lessor, in Lessor's sole discretion; or

(4)Cause to be deposited with Lessor, a Proceeds Trustee or a title insurance company reasonably acceptable to Lessor, funds (a portion of which funds may be the proceeds of a Joan secured by a First Leasehold Mortgage) equal to one hundred ten percent (110%) of the entire cost of the Work (such cost to be estimated by an architect or engineer selected by Lessee and reasonably satisfactory to Lessor under whose supervision the Work is to be conducted under an agreement creating an escrow ("Escrow Agreement") whereby Lessor, the Proceeds Trustee or such title insurance company shall from time to time pay out sums upon the written request of Lessee and conditioned upon the title insurance company issuing an endorsement to Lessor's owner's title insurance policy insuring Lessor against possible mechanics' lien claims through the date of issuance thereof, which request shall be accompanied by:

(A)a certificate of the architect or engineer who supervises the Work, to the effect that (I) the portion of the Work for which payment is requested has been completed in accordance with the Final Plans and Specifications approved under Section 5.1, (2) payment is due and payable to the Contractors, subcontractors, material suppliers, laborers, engineers, architects or other persons, firms or corporations rendering services or materials in connection with the Work, or that such payments will reimburse Lessee for expenditures made by Lessee in connection with the Work, and (3) the remaining funds so deposited will be sufficient upon the completion of the Work to pay for the same in full;

(B)sworn Lessee's and general contractor's statements setting forth all contractors, subcontractors, material suppliers and others with whom each has contracted, the amounts of the contracts, the amounts paid to date, and showing the balance due at the time of any payment made pursuant to the Escrow Agreement; and

(C)other evidence reasonably satisfactory to Lessor that there has not been filed with respect to the Premises or the Project any mechanics' or other lien that has not been discharged of record in respect of any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with the Work.

Lessor, the Proceeds Trustee or the title insurance company, as the case may be, shall not be required to pay any amounts out of the funds held pursuant to the Escrow Agreement at any time when the Premises or Lessor's Estate shall be encumbered with any such lien not bonded to the satisfaction of Lessor. Upon submission of proof satisfactory to Lessor that the Work has been paid for and completed, the balance of the funds then held pursuant to the Escrow Agreement shall, except as otherwise provided in Section 13.3, be paid to Lessee.

Notwithstanding the foregoing, the Initial Guaranty, if delivered pursuant to Section uili}from FCL Builders, Inc. and Four Columns, Ltd., and any other Guaranty provided by Lessee pursuant to Section 5.2(b), with respect to any other portions of the Initial Project that Lessee has agreed to construct for a Tenant pursuant to a Tenant Lease, will satisfy the foregoing requirements with respect to the Site Work and Parcels SE-1B-2/SE- 1B-3 Common Area Improvements, but each of the Full-Site Pad Improvements, any

Major Change (including an Added Component) or Redevelopment Plan, will require its own Guaranty as contemplated in Section 5.2(b) or clause (3) of Section 12.l(a)(v). In addition a Pad Guaranty meeting the requirements of Section 5.2(b)(i) together with delivery of or satisfactory evidence of the remaining matters described in said Section 5.2(b)(i) shall satisfy the foregoing requirements with respect to the Hotel Project.

(iii)Once actually commenced, all Work shall be performed and completed in full compliance with the provisions of Article 8, Section 12. l(a)(ii), 12. l(a)(iii). Section 12.l(a)(vi),  Section 12. l(a)(vii), Section 12. l(a)(viii), Section 12.l(a)(ix), Section 12.l(a)(x), Section 12.l(a)(xi) and Section 12.l(a)(xii), and the provisions of Section 12.4 shall be equally applicable to the Work and to any inspections or approvals by Lessor or any of its representatives of the nature contemplated in Section 12.4, as if in all cases such provisions were made specifically applicable to the Work.
(iv)In the event the Work is not or cannot for any reason, be completed within thirty (30) months from the date such Work was commenced, if Lessee or a Pad Tenant has provided a letter of credit or cash deposit pursuant to clauses (2) or (3) of Section 5.3(a)(ii) above, then at the end of such thirty-month period, Lessee or such Pad Tenant, as the case may be, shall adjust the amount of such letter of credit or cash to an amount equal to not less than one hundred ten percent (110%) of the then estimated cost to complete the Work.

(v)Upon Substantial Completion of the Work, Lessee shall or shall cause the Full-Site Tenant that constructed such Building to deliver to Lessor at Lessee's expense (1) a copy of the final certificate of occupancy for such Building issued by such Governmental Authority (if such certificate is customarily issued by such Governmental Authority), and (2) a copy of the "as built" or "record" set of Final Plans and Specifications for the On Site Improvements, the Building and other Improvements constructed as part of the Hotel Project. Upon Substantial Completion of the Hotel Project or any Building constructed as part of any Major Change (including an Added Component), a date down endorsement to Lessor's existing owner's title insurance policy, increasing said policy by an amount equal to (x) the value of the Land as set forth in Lessee's initial owner's title insurance policy, plus (y) the total amount expended or incurred by Lessee and the Full Site Tenant in completing such Building, plus (z) except with respect to the Initial Project, all costs incurred by Lessor in connection with the construction of the Off Site Improvements and Public Improvements (such amount to be agreed upon by the parties or determined pursuant to Article 19) and insuring that there has not been filed, with respect to the Premises or the Project or any part thereof, or upon the Lessee's or any Leasehold Mortgagee's interest therein, any vendor's, mechanic's, laborer's, material supplier's or other similar lien that has not been discharged of record or insured over by the title insurance company in a manner reasonably satisfactory to Lessor.
(b)Contract Requirements. Upon Lessor's request, Lessee shall from time to time deliver to Lessor copies of all contracts entered into by Lessee in connection with the Work. In addition, any construction contracts, subcontracts, architectural agreements or other contracts for materials, labor or services rendered in connection with the Work shall provide that they may be assigned to the First Leasehold Mortgagee and to Lessor (subject to the rights of the First Leasehold Mortgagee) and shall contain provisions to the effect that the Contractor, subcontractors, architect, or others rendering services in connection with the Work authorize the use of any and all plans and specifications by Lessor or the First Leasehold Mortgagee, any Guarantor or Guarantors under either the Initial Guaranty, the Full-Site Pad Guaranty, or any surety referred to in Section 5.3(c)(ii) above, as the case may be, in order to facilitate completion of the Work in the event any Event of Default under this Lease shall occur and Lessor elects to terminate this Lease on account of such Event of Default. Notwithstanding the foregoing, Lessor shall not exercise any of its rights under this Section 5J(b) until all time periods afforded a First Leasehold Mortgagee under Article 25 have expired or such First Leasehold Mortgagee has failed to exercise any of its other rights under said Article 25 in the manner provided therein.

(c)Lessor's Right to Inspect Work. For purposes of assuring Lessee's compliance with the provisions of this Article 5 and all of the other terms, conditions, covenants, agreements and obligations of Lessee under this Lease, Lessor, or any architect, engineer or other representative whom Lessor may select to act for it, shall be permitted upon reasonable notice to Lessee, but shall have no obligation, to inspect the Work at any reasonable time during the course of construction of the Work and upon completion thereof, at Lessor's sole cost and expense, but without the right to include such costs or expenses in Reimbursable Expenses.

5.4Title to Buildings and Improvements. At all times during the Term of this Lease, the Buildings and all other Improvements comprising the Project (exclusive of water, sanitary sewer or storm sewer trunk lines, mains and laterals and other Off-Site Improvements, On-Site Improvements or Public Improvements to be dedicated to and accepted by any Governmental Authority, title to which shall remain in Lessor or Lessee, depending on which party constructs them, but only until accepted by such Governmental Authority) shall, whether or not affixed to the Land, be the property of Lessee or the Full-Site Tenant constructing the same (depending on the terms of the Tenant Lease), subject always to the terms of this Lease (or, in the case of a Full-Site Tenant that owns its Building or other Improvements, the terms of such Full-Site Tenant's Tenant Lease for its Full-Site Pad). Notwithstanding the foregoing, upon the date the Term ends or the Termination Date, title to the Buildings and all other Improvements (including any On-Site Improvements, Off-Site Improvements or Public Improvements constructed by Lessee at any time during the Term and not previously dedicated to and accepted by any Governmental Authority) shall automatically vest in Lessor without any act or the recording of any instrument on the part of Lessor or Lessee or any Tenant.

ARTICLE6

Use of Premises; Compliance with Requirements; Maintenance and Repair

6.1Use of Premises. At all times during the Term of this Lease, the Premises shall be used by Lessee and any other occupant, including Tenants, solely for the development of a full service hotel, which shall include workout facilities, restaurant, an indoor swimming pool and the other amenities depicted in the Approved Final Plans and Specifications, that will be used by Lessee or its Tenants for such uses (which uses expressly exclude the Prohibited Uses, and shall not violate the CBIS Principles) and for no other purpose ("Permitted Use"). In the event the full-service hotel to be constructed located on Parcel SE-IB-2 as part of the Initial Project is no longer operated by Sheraton, Lessee shall replace Sheraton as the operator and obtain a franchise agreement with a hotel operator operating a hotel in the same or better service class as Sheraton holds as of the date of this Lease. In the event that such hotel ceases to be operated in the same or better service class as a Sheraton contemplated under this Lease (which, for purposes hereof, that parties agree will be a "full service" "3-star" or "4-star" hotel, as such terms are commonly used in the hotel industry as of the date of this Lease), then Lessor may, upon not less than one hundred and twenty (120) days' written notice, elect by written notice to terminate this Lease if Lessee fails to replace the Sheraton operating company with another hotel operating company operating full service hotel carrying not less than a "3-star" or "4-star" rating or its equivalent.

6.2No Violation of Applicable Law; Church Requirements. Lessee acknowledges that because Lessor intends directly or indirectly to retain the fee interest in the Land and by reason of the provisions prohibiting certain uses contained in the Five Seasons Ground Lease, Lessor has legitimate concerns about the uses to which the Land and development thereon will be put. Accordingly:

(a)Prohibited Activities. Lessee shall not make or permit any use of the Premises that (i) violates any applicable Governmental Requirements (including, without limitation, any applicable provisions of the Annexation Agreement) of each and every Governmental Authority, (ii) constitutes a nuisance, public or private, or (iii) may render void or voidable any insurance then in force pursuant to the provisions of this Lease or

(iv) violate the prohibitions contained in the Five Seasons Ground Lease as set forth in Section 3.6(c) (collectively, the "Prohibited Uses"). Lessee shall, at Lessee's sole cost and expense, procure any and all necessary permits, licenses, or other authorizations from time to time required by any Governmental Authority for the lawful conduct of its business on the Premises. To the extent reasonably necessary or required, Lessor agrees to cooperate with Lessee in obtaining such permits, licenses, or other authorizations.

(b)Restrictions on Names. Lessee shall not use or permit to be used the name "Society of the Divine Word", "Divine Word Techny Community", "Techny" or any words or phrases similar thereto or suggesting any religious affiliation or other affiliation with Lessor without Lessor's prior written consent, which consent may be withheld for any reason whatsoever (whether or not arbitrary) or no reason whatsoever. In addition, if at any time Lessee subleases all or any portion of the Premises of the Project to any third parties pursuant to a Full-Site Tenant Lease or a Tenant Lease, Lessee shall, as required pursuant to Section 9.2(c) of this Lease, include a covenant in each Tenant Lease that prohibits the Full-Site Tenant or Tenant and any successor, assignee, sublessee or any other person occupying the premises by, through or under such Tenant from using the name "Techny" or "Society of the Divine Word" or "Divine Word Techny Community" or any words or phrases similar thereto or suggesting any religious or other affiliation with Lessor (except in connection with Lessee's street address) without Lessor's prior written consent.

(c)CBIS Principles. Lessor acknowledges that Lessee shall not be deemed responsible for the acts of any third-party users of the Buildings that are beyond Lessee's reasonable control. However, Lessee agrees that in conducting its business and as a landlord or sublessee to any Full-Site Tenant or other Tenants, Lessee shall (to the extent within its control) use all reasonable, good faith efforts (i) not to cause, suffer or permit the Premises to be developed or used in such a way as to cause public scandal to Lessor or to the Roman Catholic Church, and (ii) to comply with the statement of the Christian Brothers Investment Services, Inc. regarding a commitment to socially responsible investing ("CBIS Principles") as from time to time in effect. Lessee acknowledges that the CBIS Principles are drawn "from the social teachings of the Judeo-Christian Tradition" and are intended to "promote and demonstrate the dignity and quality of human life," while at the same time they are "dedicated to the promotion of responsible stewardship of financial resources." To that end, Lessee shall not enter into a Full-Site Tenant Lease or any Tenant Leases or other contractual arrangements affecting the Premises with any third parties whose business practices and policies at the time of entering into such lease or other contractual arrangement are, in the absolute judgment of Lessor, offensive to or violate the CBIS Principles. In connection therewith, Lessor and Lessee shall consult with each other upon request from time to time concerning the status and applicability of the CBIS Principles to any specific transaction, situation or matter in connection with the Premises and Lessor will at all times have a member or members of the Society of the Divine Word designated from time to time who will be available to consult with Lessee with respect thereto. Notwithstanding the foregoing or anything else contained in this Lease to the contrary, Lessee's failure, or alleged failure, to comply with the CBIS Principles or with the provisions of clause (i) of this Section 6.2(c) in connection with this Lease or any Full-Site Tenant Lease or other Tenant Lease shall not be grounds for termination of this Lease by Lessor or for the imposition of any damages or penalties, and shall not give rise to any right to injunctive or other relief on the part of Lessor.

6.3	Lessee's Covenant Not to Compete.

(a)Radius Restrictions. Until such time as the Buildings and other Improvements to be constructed on the Premises in accordance with the Approved Final Plans and Specifications for all of the Initial Project have been Substantially Completed, neither Lessee, nor any Guarantor under the Guaranty, nor any of Lessee's members or the respective Affiliates of Lessee or any Guarantor under the Guaranty shall engage, directly or indirectly, in the development, ownership, operation, management of any other hotel project similar in nature to the Permitted Uses, within a radius of five (5) miles of the Techny Land, whether such development, ownership, operation, management or other project is direct or indirect, through one or more entities, contractual relationships or familial relationships, and whether such development, ownership, operation, management or project acts as owner, principal, agent, partner, shareholder, officer, director, member, trustee, beneficiary, employer, employee, consultant, manager, lessor, lessee, or otherwise. Notwithstanding the foregoing, any member of or principal owner of Lessee or any Guarantor, and any of the respective Affiliates of Lessee or any Guarantor which is a separate Person from Lessee and is regularly engaged in the business of providing construction or architectural services shall not be restricted by the provisions of this Section 6.3(a) from being engaged by unrelated third parties to provide any such services to any other project within such five (5) mile radius, as Jong as such member or principal owner of Lessee or any Guarantor under the Guaranty (or any of their respective Affiliates) is not an equity participant in such project or in any Person managing or investing in such project.

(b)Reasonableness. Lessee, for itself and its members, and each of the Guarantors under the Guaranty or Guarantees of any portion of the Project, by executing and delivering such Guaranty or Guarantees, acknowledges and agrees, and both Lessee and each Guarantor of any of the portion of the Project, by executing and delivering such Guaranty in such form, for their respective Affiliates, acknowledge and agree, that the covenants set forth in Section 6.3(a) are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any covenant set forth in Section 6.3(a) above, or any portion of any such covenant, is invalid or unenforceable, the remainder of the covenants set forth in Section 6.3(a) above shall not be affected and shall be given full force and effect, without regard to the invalid covenant or the invalid portion. If any court determines that any covenant set forth in Section 6.3(a) above, or any portion of any such covenant, is unenforceable because of its duration or geographic scope, such court shall have the power to reduce such duration or scope, as the case may be, and to enforce such covenant or portion in such reduced form.

(c)Remedies for Breach. Lessee, for itself and its members, and each of the Guarantors under the Guaranty or Guarantees of any portion of the Project, by executing and delivering such Guaranty, recognizes, and both Lessee and each Guarantor under such Guaranty or Guarantees of any portion of the Project, for their respective Affiliates, recognize that irreparable harm will result to the Society of the Divine Word and its Affiliates in the event of the violation of any of the covenants contained in Section 6.3(a) above, and agrees that in the event of any such violation, Lessor and Lessor's Beneficiary shall be entitled, in addition to their other legal and equitable remedies and damages, to temporary and permanent injunctive relief to restrain Lessee and its Affiliates from committing any such violations. Lessee, for itself and its members, and each Guarantor under the Guaranty or Guarantees of any portion of the Project, by executing and delivering such Guaranty, acknowledges and agrees, and both Lessee and the Guarantors under the Guaranty or Guarantees, for their respective Affiliates, acknowledge and agree, that any remedy at law for a breach or threatened breach of any of the covenants set forth in Section 6.3(a) above would be inadequate.

6.4	Conformity with Legal Requirements.

(a)Lessee's Obligations. In all events, ordinary and extraordinary, whether or not foreseen or foreseeable as of the date of this Lease, Lessee shall keep or cause to be kept the Premises, the Project and the Environs (to the extent that the owner or occupant of the Premises may be legally responsible for the condition of the Environs) in a condition (excluding any Pre-Existing Environmental Condition) conforming to (i) all applicable Governmental Requirements, (ii) the requirements and regulations of the Insurance Service Organization, or any other body exercising similar functions, and (iii) the requirements of all policies of insurance maintained in force by Lessee or Lessor on or with respect to the Premises or the Project, pursuant to the provisions of this Lease, provided, however, nothing contained in this sentence shall require Lessee to undertake any Remediation of any Environmental Event if such Environmental Event is a Pre-Existing Environmental Condition, and the applicable provisions of Article 15 shall apply. Prior to the date of this Lease, Lessor has received a determination letter from the U.S. Army Corps of Engineers to the effect that no part of the Premises is considered to be "adjacent wetlands" that are subject to the jurisdiction of the U.S. Army Corps of Engineers as presently defined under the U.S. Army Corps of Engineers applicable regulations or orders. Notwithstanding the foregoing, should the U.S. Army Corps of Engineers or any other Governmental Authority determines that any part of the Premises consists of wetlands subject to such Governmental Authority's jurisdiction, then Lessee shall be responsible for all associated wetlands mitigation or compliance costs, except such portion, if any, incurred by Lessee, if any, that are attributable to the mitigation of any such wetlands that are located within the right of way for Founder's Drive will be considered Off-Site Improvements, and if such work is not conducted by contractors engaged by Lessor, then such costs reasonably and appropriately incurred shall be subject to reimbursement by Lessor to Lessee through credits against Reimbursable Expenses, if any, owed by Lessee to Lessor, provided Lessee advises Lessor of the obligation to effect such mitigation and first this gives Lessor the right to elect to perform such mitigation itself or to reimburse Lessee for such costs as incurred. If Lessor does not so elect to perform such mitigation, then Lessee must bill Lessor for such costs as promptly as possible following Substantial Completion of such mitigation work. If Lessor effects the mitigation of any such wetlands located within the right of way of Founders Drive and as a part of such mitigation desires to utilize a portion of the Perimeter Open Space areas within Parcel SE-IB-3 or stormwater detention basins located on the Premises or Parcel SE-IB-3 as an area in which such mitigation will be effected, Lessee will cooperate with Lessor in designing such mitigation areas. Lessor will bear any incremental costs associated therewith, but shall not be responsible for any work or costs associated with any maintenance thereof after the initial installation and expiration of the first calendar year of any initial guarantee or warranty period required by the wetlands pennit.

(b)Right to Contest. Notwithstanding the foregoing, Lessee shall have the right to contest by appropriate legal proceedings the order or directive of any Governmental Authority requiring compliance with any Governmental Requirements provided (i) such legal proceedings shall operate to prevent (A) the sale of the Premises or the Project, or (B) any Governmental Authority from causing any work to be performed on the Premises or the Project to cure any alleged violations of Governmental Requirements, and (ii) Lessee shall at all times while such proceedings are pending keep on deposit with Lessor, or such person or corporation as Lessor may direct or approve in writing (including a Leasehold Mortgagee, if such Leasehold Mortgagee requests) or as may be provided by law, as security for the payment of all costs and expenses related to any alleged violation of Governmental Requirements, a sum of money, a surety bond issued by an insurance company acceptable to Lessor or such other security as may be reasonably required by Lessor, in any such case in an amount equal to one hundred ten percent (110%) of the cost, reasonably estimated by Lessor, that may be required to comply with all Governmental Requirements that Lessee seeks to challenge.
6.5Operation, Maintenance and Repair of Premises. Lessee shall keep or cause to be kept the Premises (including the Land and the Project) in a reasonably clean and orderly condition, and reasonably free of accumulations of rubbish and unlawful obstructions. Lessee shall keep or cause to be kept all walkways, driveways and parking areas of the Premises reasonably free of accumulations of snow and ice. Lessee shall also keep or cause to be kept the Project in good order and condition, and to that end shall make or cause to be made all repairs to the Project, interior and exterior, structural and non-structural, extraordinary as well as ordinary, foreseen as well as unforeseen, that are reasonably necessary or advisable in accordance with good standards of operation and maintenance applied by owners of properties comparable in class, age and quality to the Project that are located in the Chicago metropolitan area. For purposes of this Section 6.5, repairs shall include all replacements, renewals, alterations, additions and betterments necessary to maintain the good appearance and to prevent any physical deterioration of the Premises (including the Land) or the Project beyond ordinary wear and tear, including, without limitation, all repairs to the roof and exterior surfaces of the Buildings necessary to keep the Buildings free from leakage of rain or wind which might adversely affect the structural integrity of the Buildings or cause damage to the interior thereof. All repairs shall be at least equal in quality and class to the work and materials then in customary usage in premises comparable in class, age and use to the Premises (including the Land) and the Project.

6.6	FF&E Reserve; FF&E Expenditures.

(a)FF&E Reserve. So long as the Project consists of a hotel, the Tenant Lease for the Full-Site Tenant of the Premises shall require, and Lessee shall cause such Full-Site Tenant to deposit on not less frequently than a quarterly basis in a cash reserve fund in each of its fiscal years of operation, of not less than three percent (3%) of the gross revenues generated from the first two (2) fiscal years of operation and not less than four and one-half percent (4½ %) of gross revenues for each subsequent fiscal year of operation to be used for furniture, fixtures, and equipment upgrades as and when needed in order to preserve the "3-star" or "4-star" rating or its equivalent of the hotel ("FF&E Reserve"). As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, Lessee or Full-Site Tenant (or hotel operator) shall provide a report in form and substance satisfactory to Lessor, certified by Lessee's or Full-Site Tenant's (or hotel operator's) chief financial officer or chief accounting officer containing a statement showing the amounts deposited into and used from the FF&E Reserve during such fiscal year and a year-to-date balance of the required FF&E Reserve, which shall include a bank statement showing the funds in such reserve that are then on deposit and evidence of the expenditures made for upgrades to furniture, fixtures, and equipment ("FF&E Reserve Report"). Lessee shall require Full-Site Tenant to deliver each FF&E Reserve Report to Lessor pursuant to the Full Site Tenant's Tenant Lease and shall cause Full-Site Tenant's Tenant Lease to contain provisions that allow Lessor to enforce all such provisions of such Full Site Tenant's Lease related to the requirement set forth herein that such Full-Site Tenant maintain the FF&E Reserve. Lessee's failure to cause Full-Site Tenant's Full-Site Tenant Lease to contain provisions requiring such FF&E Reserve or that allow Lessor to enforce such provisions in such Full-Site Tenant's Lease related to Full-Site Tenant's FF&E Reserve shall be considered a Default under this Lease and a basis for Lessor to withhold approval of such Tenant's Tenant Lease and a Non-Disturbance Agreement for such Tenant.

(b)FF&E Expenditures. Lessee covenants to require the Tenant or the hotel operator to actually spend all or some agreed upon portion of the fund in the FF&E Reserves, either on a quarterly or annual basis, on replacements and upgrades to furniture, fixtures and equipment beginning no later than the fourth fiscal year of operations (unless sooner required due to usage). Each FF&E Reserve Report shall include a narrative description of the nature of the expenditures made from the FF&E Reserve during such fiscal year.

6.7Utilities and Services. Lessee agrees to pay or cause to be paid all charges for gas, electricity, light, heat, power, telephone and other utilities and services used, rendered or supplied upon or in connection with the Premises and Improvements throughout the term of this Lease, and to indemnify Lessor and save Lessor and Lessor's Beneficiary harmless against any Claims on account of Lessee's failure to do so. Lessee shall also at its sole cost and expense procure any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Premises and Improvements of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service or utility to the Premises and Improvements or to any Tenant in and upon the Premises and Improvements and shall indemnify Lessor and save Lessor and Lessor's Beneficiary harmless against any Claims on account of Lessee's failure to do so.

6.8Covenant Against Waste. Lessee covenants, subject to the terms of this Lease, not willfully to do or willfully to suffer any waste or unrepaired damage to, or otherwise to do or to suffer or permit to be done any act that would substantially impair the value of, the Premises, the Buildings, the other Improvements or any part thereof.

6.9	Compliance With Executive Order.
(a)Requirements; Lessee's Representations and Warranties. Lessee acknowledges and agrees that Lessee, and all beneficial owners, managers, executive officers and directors of Lessee, must be in compliance with all applicable Governmental Requirements applicable to such Persons, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation enacted or other Executive Orders issued with respect thereto or with respect to the subject matter of the Order (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). To assure Lessor that, as of the Effective Date, Lessee is in compliance with the Orders, Lessee represents and warrants that neither Lessee nor any of the beneficial owners, managers, executive officers or directors of Lessee:

(i)is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the HLists");

(ii)has been indicted or arrested for money laundering or for predicate crimes to money laundering, convicted or pied nolo contendere to charges involving money laundering or predicate crimes to money laundering;
(iii)has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iv)is owned or controlled by, nor acts for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(v)between the date of the Original Ground Lease and the Effective Date, has transferred or permitted the transfer of any interest in Lessee or any of Lessee's members or managers to any Person who is, or whose beneficial owners are, listed on any of the Lists; or

(vi)between the date of the Original Ground Lease and the Effective Date, has assigned the Lease or any interest in the Lease, or assigned, conveyed, transferred or subleased any interest in the Premises or the Project, to any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders.

(b)Prohibitions on Transfers or Events in Violation of Requirements. In addition, during the Term of the Lease, Lessee shall not (x) transfer or permit the transfer of any interest in Lessee or in any of Lessee's beneficial owners or managers to any Person who is, or whose beneficial owners are, listed on any of the Lists; or (y) assign the Lease or any interest in the Lease, or assign, convey, transfer or sublease any interest in the Premises or the Project, to any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders. Further, if Lessee or any of the beneficial owners, managers, executive officers or directors of Lessee (I) become listed on any of the Lists, (2) are indicted, arraigned, or detained in custody on charges involving money laundering or predicate crimes to money laundering, convicted or plead nolo contendere to charges involving money laundering or predicate crimes to money laundering, (3) are determined by competent authority to be subject to the prohibitions contained in the Orders, or (4) become owned or controlled by, or act for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders (each, a "Triggering Event"), Lessee shall immediately notify Lessor, but in no event later than five (5) Business Days after the occurrence of the Triggering Event, and Lessee shall have ten (10) Business Days following the date of the occurrence of the Triggering Event to remove all such Person from any interest in and manager, executive officer and director positions within Lessee. Failure to do so within such ten

(10) Business Day period shall be a Default under this Lease.

(c)Lessor's Representations and Warranties. Lessor acknowledges and agrees that Lessor's Beneficiary, and all executive officers and directors of Lessor, must be in compliance with the Orders. To assure Lessee that, as of the Effective Date, Lessor's Beneficiary is in compliance with the Orders, Lessor represents and warrants that neither Lessor's Beneficiary nor any of the executive officers or directors of Lessor's Beneficiary:

(i)	is listed on any of the Lists;

(ii)has been indicted or arrested for money laundering or for predicate crimes to money laundering, convicted or pied nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii)has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iv)is owned or controlled by, nor acts for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(v)has transferred or permitted the transfer of any interest in Lessor's Beneficiary to any Person who is, or whose beneficial owners are, listed on any of the Lists; or

(vi)has assigned the Lease or any interest in the Lease, or assigned, conveyed, transferred or subleased any interest in the Premises or the Project, to any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders.

(d)Prohibitions on Lessor Triggering Events. In addition, during the Term of the Lease, Lessor shall not (x) transfer or permit the transfer of any interest in Lessor or in any of Lessor's Beneficiary to any Person who is, or whose beneficial owners are, listed on any of the Lists; or (y) assign the Lease or any interest in the Lease, or assign or transfer any of Lessor's Estate, to any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders. Further, if Lessor's Beneficiary or any executive officers or directors of Lessee's Beneficiary (1) become listed on any of the Lists, (2) are indicted, arraigned, or detained in custody on charges involving money laundering or predicate crimes to money laundering, convicted or plead nolo contendere to charges involving money laundering or predicate crimes to money laundering, (3) are determined by competent authority to be subject to the prohibitions contained in the Orders, or (4) become owned or controlled by, or act for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders (each, a "Lessor Triggering Event"), Lessor shall immediately notify Lessee, but in no event later than five (5) Business Days after the occurrence of the Lessor Triggering Event, and Lessee shall have ten

(10) Business Days following the date of the occurrence of the Lessor Triggering Event to remove all such Person from any interest in and executive officer and director positions within Lessor's Beneficiary. Failure to do so within such ten (I 0) Business Day period shall be a Default on the part of Lessor under this Lease.

ARTICLE7

Insurance

7.1Property Insurance. At all times during the Term of this Lease (including any period or periods of time during the course of the Work or of any work in connection with any construction of or any Change or Alteration to any Buildings or other Improvements) Lessee shall maintain (or shall cause any Full-Site Tenant owning its own Building to maintain) such of the following types and amounts of insurance as are required herein:

(a)Permanent Property Insurance. Property insurance covering all Substantially Completed Buildings and all other Improvements on a replacement cost basis under a form of policy equivalent to the Insurance Service Organization's so-called "special causes of loss" property damage policy as in effect as of the date of this Lease (or such standard form containing similar coverages as shall be issued from time to time by the Insurance Service Organization or any successor organization, or an entity similar in function and purpose to the Insurance Service Organization if no successor organization exists) against the following: (i) all risk of physical loss, including, but not limited to, loss or damage caused by pollution (provided that such coverage is not then being carried by Lessee's Contractor, as provided in Section 7.6). fire, lightning, windstorm, hail, smoke, explosion, riot, riot attending a strike or civil commotion, aircraft and vehicles, vandalism and malicious mischief, sprinkler leakage, collapse or earthquake to the extent coverage for such risks is from time to time customarily available at commercially reasonable rates in the commercial property insurance market for buildings similar to the Building or Buildings in an amount equal to not less than 100% of the Full Insurable Value of the Building or Buildings and other Improvements with deductibles of a not more than one-half of one percent (½ of I%) of such Full Insurable Value, (ii) loss caused by business interruption and/or loss in rental value, and (iii) war risks, if reasonably required by Lessor and a state of war or public emergency exists (provided such insurance is obtainable through any governmental agency or instrumentality of the United States Government), in an amount equal to the lesser of (A) the maximum amount available through such governmental agency or instrumentality, or (B) an amount equal to one hundred percent (I 00%) of the Full Insurable Value of the Building or Buildings and other Improvements.
(b)Builder's Risk Insurance During Construction. Builder's risk broad form insurance coverage in such form or forms of policies as may be from time to time customarily maintained for similar properties in the vicinity of the Premises covering the value of all Work or Changes and Alterations, Added Components or work in connection with a Redevelopment Plan being conducted on the Premises, as the case may be, including material and equipment incorporated therein on the Premises (but only during the time that the Work or any work in connection with any construction or any Change or Alteration, Added Component or Redevelopment Plan is in progress on the Premises and until Substantial Completion and final acceptance thereof), unless the same coverage is included within Lessee's insurance in force pursuant to Section 7. l{a).
(c)Boiler and Machinery Insurance. Boiler and machinery insurance with respect to all equipment and objects (which are part of the Buildings) customarily covered by such insurance in an amount equal to their replacement cost with property damage and personal iajury coverages in such amounts as Lessor shall reasonably require.

The insurance to be maintained by Lessee pursuant to Section 7. l{a) shall name those persons identified and in the manner provided for in Section 7.5 below, and shall also include (i) a so called "increased cost of construction" endorsement covering costs that may be incurred in connection with elements of rebuilding or reconstruction following a casualty required to comply with changes to building codes and other Governmental Requirements, (ii) a so-called

"demolition cost" endorsement covering costs of demolishing undamaged portions of any Building if required by applicable Governmental Requirements in order to repair damage to other portions of any Building or other Improvements resulting from a Casualty, and (iii) a so called "cost of clearing" endorsement covering cost of clearing debris and returning the Land to grade in the event the Building and other Improvements are not rebuilt after the occurrence of any Casualty. All insurance required under this Section 7.1 shall be issued by a carrier reasonable satisfactory to Lessor, which has received, during the current year, a rating of "good to superior financial security" according to one or more of the major rating bureaus (such as A.

M. Best, Standard & Poor's or Moody's) and, in the case of an A.M. Best Rating, a size category of at least VII.

7.2Liability and Other Insurance. At all times during the Term of this Lease, Lessee shall maintain, at Lessee's sole cost and expense, but for the purpose of affording insurance coverage to Lessor, Lessor's Beneficiary, Lessee and such other Persons as required pursuant to Section 7.5 below, the following kinds and amounts of insurance:

(a)Commercial General Liability Insurance. Commercial general liability insurance providing coverage equivalent to that provided under a standard ISO CG 00 0I 07 98 form (or such other standard form containing similar coverages as shall be issued from time to time by the Insurance Service Organization or any successor organization, or an entity similar in function and purpose to the Insurance Service Organization if no successor organization exists), including but not limited to, a broad form endorsement providing insurance against claims for bodily injury (including death), property damage occurring upon or in the Premises, the Buildings or the other Improvements and contractual liability (including an endorsement, if not otherwise covered by the applicable policy language, to effect an acknowledgment that this Lease is an "insured contract" under such policy), and having limits of liability not more than the limits that are customary and reasonable for similar buildings and uses in the Chicago metropolitan area as reasonably determined from time to time by Lessor and required by notice from Lessor to Lessee, but in no event less than $1,000,000 as the combined single limit per occurrence.

(b)Worker's Compensation Insurance. Worker's compensation insurance in an amount not less than the required statutory limits and including employer's liability insurance with limits of not less than $500,000 per occurrence.
(c)Automobile Liability Insurance. Comprehensive automobile liability insurance covering owned automobiles, automobiles under long-term lease, hired automobiles, employer's non-ownership liability, medical payments and uninsured and underinsured motorist coverage for limits not more than limits that are customary and reasonable for owners of similar buildings with similar uses in the Chicago metropolitan area as reasonably determined from time to time by Lessor and specified by notice from Lessor to Lessee, but in no event less than $500,000 (with a special limit of $5,000 with respect to medical payments) as the combined single limit per occurrence.

(d)Special Endorsements or Policies. After Substantial Completion of any portion of the Project, including any work in connection with any Changes and

Alterations, any Added Component or any Redevelopment Plan, separate policies, endorsements or riders covering liability for any special coverages required due to nature of any of the Permitted Uses then being conducted by Lessee or Full-Site Tenant or Tenant, such as: communicable diseases, swimming pool and health club operations, liquor liability, employment practices liability, false imprisonment, false arrest, discrimination, terrorism, loss of revenue due to a non-physical event, and such other coverages as are customarily or prudently obtained by operators of facilities similar to those constructed which are then being operated.

(e)Umbrella Liability Insurance. Umbrella liability insurance providing excess coverage on a so-called "following form" basis above the limits of the insurance required to be provided in Sections 7.2(a), U(hl, 7.2(c) and 7.2(d) and having limits of liability of not less than $ I 0,000,000.

The foregoing policies of insurance shall specifically provide (or be so endorsed if necessary to provide) they are primary with respect to Lessor's and Lessor's Beneficiary's Protected Persons, but only with respect to any claim arising solely out of activities or occurrences relating to the Premises.

7.3Professional Liability Insurance. Lessee shall obtain (to the extent it is a design/builder of any portion of the Buildings, Improvements or Work) or shall cause, except with respect to Tenant Finish Improvements (other than Full-Site Pad Improvements), any third-party contractor or Affiliate of Lessee or a Full-Site Tenant with which Lessee or such Full-Site Tenant contracts as a design/builder or any third-party design professional (e.g., architect, engineer or other similar professional) with which Lessee, Full-Site Tenant or any Affiliate of either of them contracts to design all or any portion of the Building or Buildings, other Improvements or Work to carry professional liability insurance uring the entire time such contract is in effect and, if such professional liability insurance is carried on a claims made basis, such policy shall be renewed on an annual basis for a period of not less than ten

(10) years following the Substantial Completion Date of the Initial Project or the date of Substantial Completion of any work commenced at any time thereafter, whether in connection with the construction of an Added Component, any Changes or Alterations or any Redevelopment Plan. Such insurance will be for such amounts and coverages as shall be reasonable and customary for similar professionals engaged in similar activities in the Chicago metropolitan area.

7.4Approval and Evidence of Insurance. All insurance required to be maintained pursuant to this Article 7 shall be secured from insurers licensed by the Insurance Department of the State of Illinois (or its successor agency) (other than umbrella liability coverage under Section 7.2(e), which may be procured from a non-admitted insurer) and reasonably acceptable to Lessor. Upon the execution of this Lease and thereafter not less than thirty (30) Days prior to the expiration dates of the expiring insurance policies theretofore furnished pursuant to this Article 7, Lessee shall deliver to Lessor (or another Person designated from time to time by Lessor) originals of the renewal endorsements or replacement policies, or true and correct copies thereof certified by the respective insurers, or other evidence of continuation of insurance, together with evidence of the payment of the applicable premiums for the insurance required hereunder, which shall be stamped upon the endorsements, policies or the copies delivered to Lessor, or otherwise evidenced to the reasonable satisfaction of Lessor. In the event actual endorsements or policies are not available at such time, Lessee shall deliver binders or certificates upon which Lessor can legally rely evidencing such insurance within the time periods specified and shall deliver the endorsement or policies required as soon as practicable thereafter.

7.5Named Insureds; Additional Insureds. All policies of insurance required to be maintained pursuant to Section 7.1 shall name Lessee, Lessor and Lessor's Beneficiary as named insureds, as their interests may appear. In addition, the insurance required to be maintained pursuant to Section 7.1 shall also name, as a mortgagee, as its interests may appear, any Leasehold Mortgagee. All policies of insurance required to be maintained pursuant to Section 7.2(a) and Section 7.2(e): (i) shall name Lessor, Lessor's Beneficiary and Lessor's Beneficiary's Protected Persons as additional insureds, (ii) shall provide that any loss shall be payable as therein provided notwithstanding any act or negligence of Lessor, Lessor's Beneficiary, Lessee or Full-Site Tenant or any Tenant or other occupant of the Premises, the Buildings or other Improvements, which might otherwise result in a forfeiture of said insurance, and (iii) shall expressly provide that the insurance coverage is primary coverage for the benefit of Lessor, Lessor's Beneficiary and Lessor's Beneficiary's Protected Persons, and that the insurer shall not seek contribution from any insurance or self-insurance program that provides coverage for Lessor, Lessor's Beneficiary or Lessor's Beneficiary's Protected Persons as named insureds. Lessor shall, from time to time upon the request of Lessee, provide Lessee with the specific names of such of Lessor's and Lessor's Beneficiary's Protected Persons as Lessor wishes to have separately named as named insureds or additional insureds in any policies required pursuant to Section 7.1 or Section 7.2.

7.6	Insurance During Construction.
(a)Types of Policies and Coverages. Lessee shall cause its Contractor for the Initial Project and any other Contractor engaged in performing any portion of the Work or any work in connection with any Full-Site Pad Improvements that is either (I) considered high risk,

(2) constitutes a Major Change, or (3) involves the construction of any new Buildings or other Improvements as an Added Component or pursuant to an approved Redevelopment Plan, in all such cases, to maintain contractor's pollution liability insurance having limits of liability not more than the limits that are customary and reasonable for the Chicago metropolitan area as reasonably determined from time to time by Lessor and required by notice from Lessor to Lessee, but in no event less than $I,000,000 as the combined single limit per occurrence. Lessee shall cause all Contractors and subcontractors at any time engaged in the performance of any work on the Premises to maintain (x) worker's compensation insurance in an amount not less than the required statutory limits and including employer's liability insurance with limits of not less than $500,000 per occurrence; and (y) all other insurance customary for similar types of construction contracts (including commercial general liability insurance providing coverage equivalent to that provided under a standard ISO CG 00 01 07 98 form, or such other standard form containing similar coverages as shall be issued from time to time by the Insurance Service Organization or any successor organization, or an entity similar in function and purpose to the Insurance Service Organization if no successor organization exists), to cover bodily injury and property damage sustained by all potential claimants, including (but not limited to) all persons employed in connection with the work with respect to whom death or injury claims could be asserted against Lessor, Lessor's Beneficiary, Lessee or the Premises with limits of liability not more than the limits that are customary and reasonable for similar projects in the Chicago metropolitan area where the Contractor or subcontractor is performing a similar type of work, as reasonably determined from time to time by Lessor (but in no event less than $1,000,000 as the combined single limit per occurrence in the case of commercial general liability insurance unless, in the case of a subcontractor or a contractor performing work in connection with Tenant Finish Improvements, Lessor determines, promptly following a written request by Lessee that includes the proposed lesser limits and a description of the nature of the work to be performed, that the size or nature of the subcontractor's work permits a lesser combined single limit per occurrence).

(b)General Requirements.  All insurance carried as provided in Section 7.6(a): (i) shall be issued by a company or companies authorized to do business in the State of Illinois and satisfactory to Lessor; (ii) shall name Lessor, Lessor's Beneficiary and Lessor's Beneficiary's Protected Persons as additional insureds (except for worker's compensation and employer's liability insurance); (iii) shall provide that any loss shall be payable as therein provided notwithstanding any act or negligence of Lessor, Lessor's Beneficiary, Lessee or any Tenant or other occupant of the Premises or the Building which might otherwise result in a forfeiture of said insurance; and (iv) shall expressly provide that the insurance is primary coverage for the benefit of Lessor, Lessor's Beneficiary, and Lessor's Beneficiary's Protected Persons and that the insurer shall not seek contribution from any insurance or self-insurance program that provides coverage for Lessor, Lessor's Beneficiary, or Lessor's Beneficiary's Protected Persons as named insureds. If requested by Lessor, true and correct copies of such policies, certified by the respective insurer, or other reasonable evidence that the required insurance coverages are in place, shall be delivered to Lessor, together with evidence of payment of the premiums reasonably satisfactory to Lessor. Lessor shall, from time to time upon the request of Lessee, provide Lessee with the specific names of such of Lessor, Lessor's Beneficiary and Lessor's Beneficiary's Protected Persons as Lessor wishes to have separately named as additional insureds in any policies required pursuant to this Section 7.6.

7.7Notice of Cancellation. All policies of insurance required to be maintained pursuant to this Article 7 shall, to the extent obtainable, contain an agreement by the insurers that neither the policies nor any particular coverage thereof shall be canceled or not renewed without at least thirty (30) Days' prior written notice to Lessor. Notwithstanding the foregoing, only ten (I 0) Days' notice shall be required with respect to cancellation or non renewal due to non-payment of premiums.
7.8Adjustment of Losses; Use of Proceeds. The loss, if any, under any insurance required to be maintained pursuant to Section 7.I with respect to all Lessee-owned Buildings or other Improvements shall be adjusted and agreed to with the insurers (a) by Lessee and, if required under any Leasehold Mortgage, by the First Leasehold Mortgagee, if the then outstanding indebtedness owed to the Leasehold Mortgagee equals or exceeds twenty-five percent (25%) of the Full Insurable Value of the Building or Buildings damaged, or (b) by Lessor, Lessee, the First Fee Mortgagee (if any) and the First Leasehold Mortgagee, if the then outstanding indebtedness secured by a Leasehold Mortgage is less than twenty-five percent (25%) of the Full Insurable Value of the Building or Buildings. In the event there is a Full Site Tenant Lease or Tenant Lease, such Full-Site Tenant Lease or Tenant Lease shall contain insurance, adjustment of loss and use of proceeds provisions substantially consistent with this Section 7.8 and Article 11 below that are approved by Lessor, which approval shall not be unreasonably withheld or delayed, and specifically permit Lessor to enforce such provisions directly against the Full-Site Tenant. In the case of any loss not exceeding ten percent (10%) of the Full Insurable Value of the Building or Buildings or other Improvements damaged, the proceeds of any applicable insurance, after the loss is so adjusted, shall be used in the Restoration of the portion of the Project so damaged in the manner required under Section 11.1, but may, if permitted by the First Leasehold Mortgagee, be paid directly to Lessee in order that Lessee may use such proceeds to effect Restoration of the portion of the Project so damaged in the manner required under Section 11.1. In all other cases the proceeds of any applicable insurance, after the loss is so adjusted, shall be (i) paid to or at the direction of the First Leasehold Mortgagee (but without changing or altering any obligation Lessee may have to rebuild or restore pursuant to Article 11 of this Lease), or (ii) if there is no such First Leasehold Mortgagee and if Restoration is required under Article 11, paid to a Proceeds Trustee for use in restoring the Premises, or (iii) if there is no such First Leasehold Mortgage and if Restoration is not required pursuant to Article 11, applied as provided in Section 11.S(b), or (iv) only if the Restoration is of Full-Site Pad Improvements owned by a Full-Site Tenant subleasing a Full-Site Pad, or Tenant Finish Improvements owned by a Tenant subleasing a space or Building within the Full-Site Pad and (or in the case of a Tenant subleasing a space or portion of a Building or Buildings) and is to be performed by such Full Site Tenant, and at the time of the Casualty such Full-Site Tenant meets the requirements for a Guaranty set out in Section 5.2(b) with respect to the Initial Project, and such Full-Site Tenant has agreed either in its Tenant Lease or in a separate document following the Casualty to perform the Restoration of its Full-Site Pad Improvements using the proceeds of any applicable insurance, paid to such Full-Site Tenant. In any case, the proceeds shall be deemed to be held in trust by Lessee, the First Leasehold Mortgagee or the Proceeds Trustee or the Full-Site Tenant, as the case may be, to be applied or used in accordance with the provisions of Article 11. Adjustment of losses with respect to any Full-Site Pad Improvements owned by the Full-Site Tenant shall be pursuant to the terms of the Full-Site Tenant Lease approved by Lessor at the time the Final Plans and Specifications for such Full-Site Pad Improvements are approved, which approval shall not be unreasonably withheld or delayed, unless the Full-Site Tenant Lease provides, the provisions of this Lease control.

7.9Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from any Casualty is incurred by either of the parties to this Lease or anyone claiming by, through or under it in connection with the Premises, and (b) such party is then either covered in whole or in part by insurance with respect to such loss, cost, damage or expense, or required under this Lease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered, had insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Lessor and Lessee each agree to give each insurance company that has issued, or in the future may issue, a policy of the type required from time to time pursuant to Section 7.1, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Notwithstanding the foregoing, the foregoing release and waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case in which the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) Days following notice from the party procuring such insurance, to pay such increased cost, thereby keeping such release or waiver in full force and effect), nor shall it be construed as waiving any rights for claims of indemnification or reimbursement against third parties or for deductible amounts where the damage or loss is caused by the act or negligence of Lessor, Lessor's Beneficiary or Lessee.

7.IO Renegotiation; Disputes. In addition to the insurance required pursuant to Sections 7.1 and 7.2, Lessee shall also maintain at Lessee's own cost and expense, but for the mutual benefit of Lessor, Lessor's Beneficiary and Lessee, insurance against such other hazards, liabilities or potential claims and in such amounts as may be reasonably requested from time to time by Lessor and which are reasonable and customary for lessees engaged in similar activities in the Chicago Metropolitan area. However, all of the provisions of this Article 7 relating to the insurance required to be provided by Lessee shall be subject to review and redetermination from time to time based on circumstances and changes in the insurance industry, customs and availability of insurance for ground lessees of similar projects and premium costs or the Tenants and the nature of their respective businesses, and depending on the identity and financial wherewithal of a Tenant. Lessor and Lessee shall negotiate in good faith from time to time to so review and redetermine the requirements of this Article 7 in light of changing practices in the insurance industry, customarily available coverages, costs and the objectives of Lessor and Lessee. If the parties cannot reach agreement with respect to insurance requirements after such review and renegotiation, such disputes shall be determined by mediation and arbitration pursuant to Article 18, provided that the mediator, arbitrator or arbitrators selected shall be an individual or individuals experienced in interpreting, settling, mediating or arbitrating insurance policy or coverage disputes, and provided further that disputes with respect to the Full Insurable Value of the Buildings or other Improvements shall be determined pursuant to Article 19.

ARTICLES

8.1Waiver of Right to Mechanics' Liens. Lessee shall have no right, authority or power to bind Lessor or Lessor's Beneficiary for the payment of any claim for labor or material or for engineering or architect's fees, or for any charge or expense incurred in the erection, construction, alteration, restoration, maintenance, operation or management of the Premises (including the Buildings or other Improvements), or to render Lessor's Estate liable for any lien or right of lien for any labor, material, services (including management services) or for any other charge for expenses incurred in connection therewith. In addition, Lessee shall not under any circumstances be considered the agent of Lessor in conducting the Work or any other work undertaken in connection with any erection, construction, repair, renewal, replacement, reconstruction, alteration, restoration or maintenance of the Premises or the Project or in the operation of the Premises or the Project.

8.2Liens Against Lessor's Estate. If any lien shall be filed against Lessor, Lessor's Beneficiary or Lessor's Estate, including, but not limited to, the liens referred to in Section 8.1 or liens arising by reason of a non-payment by Lessee of any Imposition or any other tax, debt, or other obligation for which Lessee is liable or by reason of any judgment involving monetary damages against Lessee, within the time period provided below, Lessee shall procure and deliver to Lessor a full and complete cancellation and discharge thereof or shall secure Lessor against damage for such failure to discharge or remove the same by either:
(i)	depositing with Lessor, or, if the Security is more than

$I 00,000.00, a Proceeds Trustee, Security in an amount equal to one hundred ten percent (110%) of the total of (a) the amount of the lien, (b) all interest and penalties payable in connection therewith, and (c) all charges that may or might be assessed against or become a charge on the Premises, the Buildings or other Improvements, or any part thereof as a result of such lien; or

(ii)delivering to Lessor Security in the amount specified in clause (i) in the form of a guaranty or bond, provided such guaranty or bond is in form reasonably satisfactory to Lessor and is made by a Person reasonably approved by Lessor at such time as to such Person's financial capability; or

(iii)delivering to Lessor Security in the form of a title insurance endorsement to Lessor's owner's title insurance policy in form and substance satisfactory to Lessor and increasing the coverage thereunder by the amount specified in clause (i).

If Lessee shall fail to procure and deliver to Lessor a full and complete cancellation and discharge of any such lien, or to deposit with Lessor or a Proceeds Trustee the required form of Security in the amount so specified, in any case, within a time period expiring on the earlier of

(x) ninety (90) Days after written notice from Lessor demanding such Security or (y) fifteen (15) Days after the date the lien claimant files a proceeding to foreclose such lien, Lessor may, but shall not be required to, discharge or remove such lien. The amount so paid, together with all costs or expenses incurred by Lessor in connection therewith, shall be deemed Additional Rent payable by Lessee hereunder and shall become due and payable by Lessee immediately after the same shall have been paid by Lessor and notice thereof shall have been given to Lessee, and shall bear interest at the Lease Interest Rate from the date of such payment by Lessor until the date when paid by Lessee; provided that Lessor may not so discharge or remove any such lien nor shall an Event of Default be deemed to have occurred under this Section 8.2 if Lessee has deposited the required form of Security in the required amount and is in good faith contesting the same in the same manner and subject to the terms and conditions as are provided in Sections 4.5 and 4.6 with respect to Lessee's right to contest Impositions and Lessor's joinder in any such proceeding as if such provisions were repeated in this Section 8.2.

ARTICLE9

Assignments, Subleases, Mortgages and Sales

9.I	IAssignment by Lessee.
(a)Assignments to Permitted Assignees. This Lease and the leasehold estate in the Premises created hereby may not be transferred or assigned (except as a collateral assignment for financing purposes) until twelve (12) months after Substantial Completion of the Hotel Project on SE-IB-2, the "Bocce Bowling Project" (as defined in the Parcel SE-IB-3 Ground Lease) and at least one additional Building on Parcel SE-lB-3, unless the Lessor otherwise consents, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent may be conditioned on such factors as (i) the assignment and sale of both this Lease and the Parcel SE-IB-3 Ground Lease to the same assignee, (ii) the Substantial Completion of the Initial Project, the "Bocce Bowling Project" (as defined in the Parcel SE-IB-3 Ground Lease) and at least one other Building under the Parcel SE-IB-3 Ground Lease, (iii) the Lessor approving the proposed assignee (both its business reputation generally and its experience in developing hotel projects such as the Initial Project and mixed-use/retail/commercial projects similar to the "Bocce Bowling Project" contemplated under the Parcel SE-lB-3 Ground Lease), and (iv) the assignee providing a Guaranty of any remaining obligations of Lessee under this Lease and the Parcel SE-IB-3 Ground Lease, including but not limited to, Substantial Completion of any remaining portions of the Initial Project on Parcel SE-lB-2 or the "Bocce Bowling Project" (as defined in the Parcel SE-lB-3 Ground Lease) and one other Building on Parcel SE-IB-3, payment of Base Rent and performance of other obligations under this Lease or the Parcel SE-1B-3 Ground Lease until Substantial Completion of the Initial Project on Parcel SE-IB-2 and the "Bocce Bowling Project" (as defined in the Parcel SE-lB-3 Ground Lease) and one other Building on Parcel SE-lB-3, from a Guarantor or Guarantors whose creditworthiness is or are acceptable to the Lessor. Notwithstanding anything contained in Sections 9.l(b) and 2.J.{£} of this Lease, this Lease and the Parcel SE-1B-3 Ground Lease and the leasehold estate in the Premises created hereby and thereby may, after the date which is twelve (12) months after the Substantial Completion Date for the Initial Project, be transferred or assigned (in whole but not in part) by Lessee to an Affiliate of Lessee ("Permitted Assignee") without Lessor's prior written consent, provided: (i) Lessee gives Lessor not less than five (5) Days' prior notice of such transfer or assignment, and (ii) concurrently with the assignment of this Lease and the leasehold estate, Lessee transfers or conveys any and all Buildings and other Improvements then existing on Parcel SE-1B-2 and owned by Lessee under the terms of this Lease and the Parcel SE-I B-3 Ground Lease to the same Affiliate and such Affiliate assumes all of the obligations of Lessee under this Lease and under the Parcel SE-IB-3 Ground Lease. Promptly following any assignment or transfer to any Permitted Assignee under this Section 9.Ha). Lessee shall record such assignment and deliver to Lessor an original executed counterpart of the instrument of assignment or transfer and assumption by the assignee or transferee with the recording information. Except as hereinafter provided in this Section 9.1, in no event shall such transfer or assignment to a Permitted Assignee relieve the then named Lessee in this Lease or the Guarantor for any liabilities or obligations arising out of the named Lessee's or any of its Affiliates' own acts or omissions occurring or arising prior to the effective date of such transfer or assignment under this Lease or the Guarantors under the Guaranty of their respective obligations hereunder. It is understood, however, that Lessee may admit as a member, limited partners, or other equity interest holder, one or more other Persons reasonably satisfactory to the Society as outside investors in the Lessee without being deemed to be in violation of the non-assignment provisions in this Section 9.J(a); provided the managing member or members of Lessee (if Lessee is a limited liability company), the general partner or partner (if Lessee is a partnership), or the majority interest holders in any other Lessee remain the same, Lessee shall give the Lessor's Committee at least ten (10) days' prior written notice of the addition of and reasonable information regarding any such additional investor in the ground lessee.

(b)No Other Assignments Prior to Substantial Completion Date. Except as otherwise provided in (1) this Section 9.l(b), (2) Section 9.l(a) above with respect to assignments to a Permitted Assignee, (3) Section 9.J(e) with respect to assignments or transfers by or through a Leasehold Mortgage or by assignment or transfer in lieu of foreclosure of any such Leasehold Mortgage, (4) Section 9.2 with respect to bona fide Tenants under Tenant Leases, or (5) until the date which is twelve (12) months after the Substantial Completion Date for the Hotel Project on Parcel SE-I B-2 and Substantial Completion of such portion of the "Bocce Bowling Project" (as defined in the Parcel SE-IB-3 Ground Lease) and one other Building on Parcel SE-IB-3 as is required by the terms of this Ground Lease or the Parcel SE IB-3 Ground Lease so that each Guaranty provided pursuant to this Lease or the Parcel SE-IB-3 Ground Lease in connection therewith has been terminated by its terms, Lessee shall not assign or transfer, under any circumstance, whether voluntary or involuntary, or by operation of law, any or all of (i) this Lease, or any interest in the leasehold estate hereby created, (ii) any Buildings or other Improvements then existing on the Premises and owned by Lessee, or (iii) a controlling interest in Lessee (meaning for such purposes an interest sufficient to permit the assignee to control Lessee by possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of Lessee, whether through the ownership of voting securities, general partnership interests, voting or controlling membership interests, by contract or otherwise) without in each case first obtaining the prior written consent of Lessor, which consent may be withheld for any reason or no reason whatsoever and may be conditioned upon either (I) the completion of the "Bocce Bowling Project" on Parcel SE-IB-3 and at least one other Building on Parcel SE-IB-3, or (2) an assignment of this Lease and the Parcel SE-IB-3 Ground Lease to a single assignee that provides a Guaranty in the form of Exhibit G attached hereto for the Initial Project on Parcel SE-IB-3, and a Guaranty in the form of Exhibit G attached hereto for any remaining portions of the Initial Project on Parcel SE-I B-2 pursuant to this Lease. For purposes of the foregoing sentence, assignments of membership interests or other ownership interests in Lessee or the Permitted Assignee (x) occurring by reason of the death of an individual member of Lessee or the Permitted Assignee, (y) occurring by reason of the termination of the employment by Lessee, the Permitted Assignee or an Affiliate of Lessee or the Permitted Assignee of the Person owning such membership interest or other ownership interest, or (z} to another then current member or owner of membership interests shall not be deemed assignments or transfers in violation of the foregoing prohibition on assignments or transfers as long as a controlling membership or other ownership interest, in the case of Lessee, continues to be held by Michael J. Boro or Robert L. Stovall (or both of them or entities controlled by either or both of them) or, in the case of the Permitted Assignee, continues to be held by the same persons constituting the Permitted Assignee at the time of Lessor's consent to the assignment to the Permitted Assignee. Any such consent of Lessor shall be on such terms and conditions as Lessor may impose, including, without limitation, the requirement (except in the case of a transfer or assignment under clause (iii) of this Section 9.l(b)) that this Lease, the leasehold estate hereby created any and all Buildings and other Improvements then existing on the Premises and owned by Lessee under the terms of this Lease shall be transferred or conveyed to the same transferee or assignee.

(c)Assignments After Substantial Completion. After twelve (12) months have passed from the date of Substantial Completion of the Initial Project on Parcel SE-I B-2 and the "Bocce Bowling Project" (as defined in the Parcel SE-IB-3 Ground Lease) on Parcel SE-IB- 3, Lessee or any Permitted Assignee that then holds title to the Initial Project and the leasehold estate in the Premises hereby created may sell the Initial Project (in whole but not in part), including assignment of this Lease to a purchaser, without Lessor's consent, provided that (x) this Lease, the leasehold estate in the Premises hereby created and any and all Buildings and other Improvements then existing on the Premises and owned by Lessee under the terms of this Lease shall be assigned, transferred or conveyed to the same transferee or assignee, and (y) unless the following requirements are satisfied with respect to any assignment or transfer, neither Lessee nor any Guarantor shall be released from any of their respective obligations hereunder or under the Initial Guaranty or any other Guaranty (other than a Pad Guaranty) delivered in connection with the Initial Project:

(i)No Event of Default, or Default, as evidenced by notice from Lessor, shall have occurred and remain uncured unless the cure of such Default or Event of Default shall have been waived in writing by Lessor;

(ii)Lessee or the Permitted Assignee, as the case may be, shall have provided to Lessor the identity of the proposed assignee or transferee not less than fifteen

(15) Business Days prior to the proposed effective date of any proposed transfer or assignment and within said fifteen (15) Business Day period Lessor shall have reasonably determined that the proposed assignee or transferee has a character and reputation that does not violate the CBIS Principles then in effect and either is in the business of owning and managing real estate of a nature substantially equivalent to the Project, or has the capability, including the financial capability, to retain the services of a property manager experienced in managing real estate of a nature substantially equivalent to the Project, but for purposes of this clause (ii), Lessor's failure to provide notice within said fifteen (I 5) Business Day period shall be deemed a determination by Lessor that the proposed assignee or transferee has a character, reputation and capabilities meeting the foregoing requirements;

(iii)The assignee or transferee shall have unconditionally assumed, pursuant to an instrument of assumption in form and substance reasonably satisfactory to Lessor, the performance of all of the terms, covenants, conditions, agreements and obligations of Lessee to be performed or met under this Lease from and after the effective date of such assignment or transfer including, without limitation, the obligation to operate the Project for the purposes and in the manner specified in Article 6; and

(iv)If Lessee or the Permitted Assignee, as the case may be, desires to be released from its obligations and liabilities under clauses (vi) through (viii), inclusive, of Section 14.l(a) and under Article 15 of this Lease (collectively, the "Environmental Obligations"), Lessee or the Permitted Assignee, as the case may be, shall have provided to Lessor, at Lessee's expense, (x) ·the results of an assessment f the environmental conditions of the Premises and the Project conducted by a professional engaged in the business of providing such assessments (any such environmental assessment, or the results of such assessment, being referred to herein as an "Environmental Report"), which Environmental Report shall be dated not more than the sixty (60) Days prior to the proposed effective date of any such transfer or assignment, and shall be prepared by a firm reasonably satisfactory to Lessor confirming to Lessor's reasonable satisfaction (I) that the Premises and the Project are free from contamination by Hazardous Substances and other conditions or circumstances that would constitute a violation of Environmental Laws (other than Pre-Existing Environmental Conditions) or would otherwise obligate Lessee or the Permitted Assignee, as the case may be, to perform any Remediation pursuant to Article 15, and (2) that no Environmental Event has occurred or exists that has not previously been remediated in accordance with all Environmental Laws or the requirements of any Governmental Authority, or (y) a guaranty or other form of personal undertaking ("Environmental Guaranty") from the proposed assignee or transferee or if Lessor reasonably determines that the proposed assignee or transferee does not have sufficient financial resources adequately to assume or perform the Environmental Obligations, then, from a party or parties (such party or parties being herein referred to as an "Environmental Guarantor") other than the proposed assignee or transferee which Lessor does determine has sufficient financial resources to secure performance of the Environmental Obligations. If any Leasehold Mortgagee having a lien of not less than twenty-five percent (25%) of the Full Insurable Value of the Buildings which has consented to any such assignment or transfer subject to or with an assumption of the obligations under its Leasehold Mortgage has required such an Environmental Guaranty, then for purposes of the foregoing provision, an Environmental Guarantor satisfactory to any Leasehold Mortgagee shall be accepted by and deemed reasonably satisfactory to Lessor, provided such Environmental Guarantor delivers an Environmental Guaranty to Lessor. The Environmental Report shall be at the level of so-called "Phase I" assessment unless such assessment recommends additional testing or discloses the existence of an Environmental Event (other than a Pre-Existing Environmental Condition) that has not previously been remediated, and in such event, before the Environmental Report shall be deemed to satisfy the requirements of this Section 9.l{c)(iv), Lessee or the Permitted Assignee, as the case may be, shall provide such additional testing or reports as to the nature, extent and results of any Remediation efforts undertaken as are reasonably required to evidence to Lessor's reasonable satisfaction that the requirements of clauses (x)(l) and (x)(2) above have been met.

Except as otherwise provided in Sections 9.l(a), 9.l(b) or 9.l(c), (x) any assignment, transfer or other conveyance of this Lease or Lessee's or the Permitted Assignee's leasehold estate in the Premises not meeting the foregoing requirements of this Section 9.l(c) shall require the prior written consent of Lessor and is void without such consent, and (y) Lessee may bring in one or more other parties reasonably satisfactory to Lessor as outside investors in Lessee without being deemed to be in violation of the non-assignment provisions in this Section 9.l(a); provided, Lessee shall give the Lessor's Committees at least ten (JO) days' prior written notice of the addition of and reasonable information regarding any such additional investor in the Lessee and Michael J. Boro or Robert L. Stovall (or both of them) shall remain controlling members or principals of Lessee.

(d)Assignment Documents. Promptly following any assignment or transfer of this Lease pursuant to Sections 9.l{a). 2J.{hl or .2.J.(£), Lessee or the Permitted Assignee, as the case may be, shall deliver to Lessor an original executed counterpart of the instrument of assignment or transfer and assumption. Effective upon any such assignment or transfer made with respect to which Lessee has satisfied the conditions of Section 9. l(c)(i) through 9.l(c)(iii) and delivery to Lessor of an original counterpart of the instrument or instruments of assignment or transfer and assumption, Lessee or the Permitted Assignee, as the case may be, shall be released from all obligations under this Lease other than those obligations for unpaid Rent and other monetary obligations accruing prior to the effective date of any such assignment or transfer; provided, however, that notwithstanding any such assignment or transfer, Lessee or the Permitted Assignee, as the case may be, shall not be released with respect to any Environmental Obligations until Lessor shall have received an Environmental Report or an Environmental Guaranty from an Environmental Guarantor reasonably satisfactory to Lessor in form satisfactory to and for the benefit of Lessor which meets the requirements of Section 9.l{c)(iv). Notwithstanding the foregoing, in no event shall Lessee or the Permitted Assignee, as the case may be, assign or transfer all or any portion of Lessee's or the Permitted Assignee's interest in or title to any Buildings or other Improvements (other than transfers of Improvements to a municipality or other Governmental Authority as contemplated by Section 10.3 or in connection with securing a Leasehold Mortgage) to any Person without also assigning or transferring Lessee's or the Permitted Assignee's interest in and to this Lease concurrently therewith to the Person to whom such Buildings or other Improvements have been assigned or transferred.
(e)Leasehold Mortgages Not Prohibited. For purposes of this Section 9.1, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate created hereby, nor shall any Leasehold Mortgagee, as such, be deemed an assignee or transferee of this Lease or of the leasehold estate created hereby so as to require the Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants, conditions, agreements and obligations on the part of Lessee to be performed or met hereunder. In addition, any sale of Lessee's or the Permitted Assignee's interest in this Lease and of the leasehold estate created hereby in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate created hereby under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall not be deemed to be an assignment or transfer within the meaning of Sections 9.l(b) or 2Ji£} for which Lessor's consent shall be required, but the assignee or transferee in any such assignment or transfer shall be deemed to have assumed the performance of all of the terms, covenants, conditions, agreements and obligations on the part of Lessee or the Permitted Assignee, as the case may be, to be performed hereunder from and after the date on which the Leasehold Mortgagee or someone claiming by, through or under the Leasehold Mortgagee has succeeded to Lessee's or the Permitted Assignee's rights created pursuant to this Lease. In addition, any subsequent assignment by the assignee or transferee obtaining Lessee's or the Permitted Assignee's interest in this Lease and of the leasehold estate created hereby pursuant to a foreclosure proceeding or in lieu of foreclosure shall be subject to the provisions of Section 9.1{c) regardless of whether such subsequent assignment occurs before or after the date which is six (6) months following the date of Substantial Completion of the Initial Project, but if the Initial Project has not yet been Substantially Completed, Lessor shall not be obligated to consent to any such subsequent assignment or transfer unless the Guarantor under the Guaranty has begun the Work to Substantially Complete the Initial Project or the transferee or assignee in such subsequent transfer agrees to Substantially Complete the Initial Project and provides a new Guaranty with respect thereto in the same form attached hereto as Exhibit G.

(f)Other Actions. The limitations on transfer contained in this Section 9.1 shall not be deemed to apply to or prevent, nor shall Lessor's approval be required in connection with (i) the granting of easements or permits to facilitate the development of the Premises in accordance with the terms of this Lease; (ii) the granting of security interests in personal property, trade fixtures and trade equipment; or (iii) entering into Tenant Leases.

9.2	Full-Site Tenant Lease and Tenant Leases.

(a)Conditions on Full-Site Tenant Leases and Tenant Leases. As of the Effective Date, Lessee contemplates entering into a sublease of the entire Premises with a Full Site Tenant approved by Lessor that will construct, own and operate all of the Initial Project. In connection therewith, or if at any time the Permitted Use for any portion of the Initial Project or any new Project developed on the Premises by Lessee contemplates a separate Building or Buildings or a separate space or spaces within the Building or Buildings for lease or sublease to any other Tenant then:

(i)Lessee shall sublease the Full-Site Pad or permit occupancy of all or any portion of the Building or Buildings from time to time comprising any part of the Project only under a Tenant Lease or Tenant Leases meeting the requirements of Section 9.2(a)(ii) below and the following requirements: (I) each such Tenant Lease (x) must be in writing, (y) must be for a term, including options, extensions, or renewals, not to exceed the Term of this Lease, and (z) must be for a Permitted Use consistent with the requirements of Section 6.1 and Section 6.2; (2) any rent or other sums charged by Lessee pursuant to any Full-Site Tenant Lease shall meet the requirements of Section 5.2(a)(i), or pursuant to a Tenant Lease shall be at market rates for similar projects taking into account the location, nature and extent of Tenant Finish Improvements to be paid for by Lessee or such Tenant, the Tenant mix within the Project and the overall nature and cost of the Project or the Building within the Project in which such Tenant is to be located, and in addition the basis for Lessor's approval of such Tenant Lease shall be entitled to take into consideration whether the level of base rent and other amounts required to be paid by such Full-Site Tenant under its Full-Site Tenant Lease or any other such Tenant under its Tenant Lease will be sufficient to pay the Base Rent, Additional Rent and all other amounts due under this Lease; and (3) if based on, computed on the basis of, or measured in whole or in part by a percentage, fraction or similar measure of sales, revenues or income ("Tenant Percentage Rent"), such Tenant Percentage Rent shall be based on gross sales, gross revenues or gross income, and shall not, under any circumstances, be based on, or computed on the basis of or measured in whole or in part by the net income or net profits of any Tenant. Lessee shall use reasonable and diligent efforts to keep those portions of the Building or Buildings designated for lease or use by Tenants fully leased pursuant to Tenant Leases to Tenants.

(ii)In addition, each Tenant Lease shall contain provisions reading substantially as follows:

Tenant is informed and understands that Landlord is the lessee under a lease of the land, which lease requires among other things, that certain provisions be contained in Landlord's lease with Tenant. Accordingly, the provisions of this paragraph are a material part of this Lease and may not be modified or altered by this Lease or by Tenant's or Landlord's course of conduct hereunder. Tenant shall not pay and Landlord shall not accept any payment of rent sooner than three months in advance of when the same shall be due, and Tenant shall not pay and Landlord shall not accept any rent based on a percentage, :fraction or similar measure of the net income or net profits of Tenant, it being expressly agreed that any rent based on a percentage, fraction or similar measure shall be based solely on gross sales, gross revenues or gross income. Tenant shall permit the owner of the land and its authorized representatives, subject to Tenant's rights hereunder, to enter the premises at all reasonable times and upon prior reasonable notice for the purpose of inspecting the same.

Tenant shall not use the name "Techny" or "Society of the Divine Word" or "Divine Word Techny Community" or any words or phrases similar thereto or suggesting any religious affiliation or other affiliation with the lessor under Landlord's lease of the land (except in connection with Tenant's street address) without the prior written consent of the lessor under Landlord's lease of the land.·

From time to time Tenant, on at least ten (10) days' prior written request by Landlord, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that this Lease is in full force and effect as n;iodified and stating the modifications), (ii) the dates to which the rent and other charges have been paid, and (iii) whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and (iv) such other matters as may reasonably be requested by Landlord.

(iii)If such Full-Site Tenant Lease with a Full-Site Tenant that will construct the Project, then the Tenant Lease shall require the Full-Site Tenant (or Lessee on behalf of such Full-Site Tenant) to adhere to the standards and follow the applicable procedures for Submittals provided for in Article 5, Section 12.l(a)(ii) and Section 12.2, including without limitation the providing of a Guaranty or Guarantees or other security in the form permitted under Sections 5.3(a)(ii) or 12.l(a)(v) for the completion of the Building and other Improvements called for under such Full-Site Tenant Lease.

Finally, each Tenant Lease shall contain such other provisions as may be required pursuant to this Lease, including, without limitation, provisions meeting the applicable requirements of Article 5, Article 7, Article 11.2 (in the case of Full-Site Tenant), Article 12 and Section 16.1.

(b)Non-Disturbance and Attornment Agreements. The following requirements shall govern Lessor's obligation, if any, to deliver Non-Disturbance Agreements to any Tenants under any Tenant Leases:

(i)With respect to any Tenant Lease (other than a Full-Site Tenant for a Full-Site Pad) having a term not exceeding five (5) years (including any extensions or renewal options that are available to such Tenant, regardless of whether exercised), upon the request of Lessee from time to time, Lessor will enter into a non-disturbance and attornment agreement with such Tenant substantially in the form attached hereto as Exhibit R ("Non-Disturbance Agreement") to the effect that Lessor will not evict such Tenant upon the termination of this Lease by reason of a Default or an Event of Default by Lessee or otherwise, so long as (i) such Tenant (1) is not then in default under such Tenant Lease, (2) agrees to enter into a new lease covering the same premises leased pursuant to such Tenant Lease and otherwise on the same terms, conditions and rent provided in such Tenant Lease, and (3) agrees to attom to Lessor at the request of Lessor and to execute and deliver to Lessor at any time and from time to time upon request any instrument which in the reasonable judgment of Lessor may be necessary or appropriate to evidence such attornment, (ii) such Tenant has not paid to Lessee more than three (3) months' rent in advance of the then current month, and (iii) the remaining and unexpired term for such Tenant Lease is not more than five (5) years (including any extension and renewal options that are available to such Tenant, regardless of whether exercised). Lessee shall pay Lessor a fee of $750.00 (said fee of $750 to be increased for any Non Disturbance Agreement entered into after the seventh Lease Year and every five (5) Lease Years thereafter by ten percent (10%)) for each such Non-Disturbance Agreement executed by Lessor on Lessor's form, which fee shall be paid concurrently with the delivery by Lessor of a request for such Non-Disturbance Agreement. Any negotiated changes to Lessor's form shall be subject to the payment by such Tenant of any attorneys' fees incurred by Lessor in connection therewith in excess of the fee initially deposited with Lessor.

(ii)	With respect to (x) any Tenant Lease having an initial term of five

(5) years or more (including any extensions and renewal options that are available to such Tenant, regardless of whether exercised), or (y) any Tenant Lease for a Full-Site Tenant Pad, Lessor will, from time to time, upon the request of Lessee, accompanied by payment of an amount estimated by Lessor to be sufficient to cover Lessor's administrative expenses in reviewing such Tenant Lease and preparing and negotiating such Non Disturbance Agreement, undertake to determine whether the rent to be paid by such Tenant under such Tenant Lease is, in the light of other existing Tenant Leases of space within any Buildings or Tenant Leases of all of the Buildings on the Land, and other circumstances affecting the future maintenance and operation of all Buildings, sufficient to assure continued payment of the Base Rent and Additional Rent required to be paid under this Lease, as well as the maintenance and operation of all Buildings in a manner substantially similar to the maintenance and operation of other buildings that are similar to the Buildings in class and quality in the general locality of the Buildings, and whether approval of such Tenant Lease will risk imposition of any financial or managerial burdens of a substantial nature or expense upon Lessor (including any obligations that might result in the imposition of unrelated business income taxes). If such Tenant Lease, with such revisions or modifications as may be required by Lessor to meet the tests set forth in the preceding sentence, is satisfactory to Lessor, then Lessor will enter into a Non-Disturbance Agreement with the Tenant under such Tenant Lease, in the same form as provided in Section 9.2(b)(i) above, conditioned upon such Tenant or Lessee reimbursing Lessor for any such administrative expenses actually incurred in excess of the initial payment.

(c)Forms for and Schedule of Tenant Leases. Prior to entering into the first of any Tenant Leases, Lessee shall submit to Lessor for review and comment the provisions of Lessee's form lease (or actual Tenant Lease) which set out the manner in which Tenant rent and reimbursements for Common Area Maintenance Charges, Impositions or increases will be determined (and prior to making any material changes to such provisions which have been previously reviewed by Lessor) in order for Lessor to review such form for conformity with the provisions of this Lease. Within thirty (30) Days after written demand, but not more often than once during any Lease Year, Lessee shall furnish to Lessor a schedule, certified as true and correct by Lessee, setting forth all Tenant Leases then in effect and including with respect to each such Tenant Lease thereunder such information as (i) the name of the Tenant or Tenants,

(ii) a description of the space, Building or Full-Site Pad leased to such Tenant, (iii) the annual rental payable by each such Tenant thereunder, and (iv) such other pertinent data and information with respect to each Tenant Lease as Lessor may reasonably request. In addition, upon the request of Lessor, Lessee shall furnish to Lessor true and correct copies of such Tenant Leases from time to time in effect.

(d)Conformity to Permitted Use. Nothing contained in this Section 9.2 shall be construed as consent by Lessor to any change in the Permitted Use for the Premises. Lessor reserves the right, as provided in Section 6.1 of this Lease, to approve any proposed change in the Permitted Use by amendment to this Lease and to make such modifications to this Section 9.2 as may be appropriate under the circumstances.
9.3	Mortgage by Lessee.
(a)Leasehold Mortgages Permitted; Notice to Lessor. Lessee shall have the right, without Lessor's consent, to mortgage its interest under this Lease and in the Buildings and Improvements by means of a Mortgage for any purpose related to the financing or refinancing of the Project, for any amounts and upon any terms, including term of loan, interest rates, payment terms (including balloon or amortizing loans), prepayment privileges or other restrictions as may be desired by Lessee, provided that (i) at the time of making such Mortgage, there is no existing or unremedied Default or Event of Default, and (ii) within ten (10) Days after the execution and delivery of any such Mortgage, the requirements of Section 9.3(b) are satisfied (any Mortgage meeting the foregoing requirements and any supplement thereto or any modification renewal, replacement or extension thereof is referred to herein as a "Leasehold Mortgage"). Notwithstanding the foregoing, no Leasehold Mortgage shall extend to or affect all or any portion of Lessor's Estate. Notwithstanding anything in this Lease to the contrary, the Lessee named herein shall not have the right to encumber its leasehold estate with a Leasehold Mortgage, except to the Leasehold Mortgagee of the Full-Site Tenant, unless and until the Lessee fails to enter into a Full-Site Tenant Lease under which the Full-Site Tenant is obligated to complete the Initial Project and Lessee elects to complete the Initial Project itself as contemplated in clause (ii) of Section 5.2{b) and Lessee has provided a Guaranty in the form attached hereto as Exhibit G from a Guarantor approved by Lessor, or unless such Full-Site Tenant Lease is terminated by reason of a default on the part of the Full-Site Tenant prior to the Substantial Completion of the Initial Project.

(b)Requirements for Effective Notice. Lessor shall not be deemed to have notice of any Leasehold Mortgage, of any amendment to supplement, modify, renew, replace or extend the same or of any assignment thereof, nor shall Lessor have any duty or obligation with respect thereto, unless and until (i) a copy of the original of such Leasehold Mortgage, amendment or assignment, as the case may be, certified by the Leasehold Mortgagee as being a true, correct and complete copy thereof, is delivered to Lessor, and (ii) written notice containing the name and address of the Leasehold Mortgagee or assignee of such Leasehold Mortgagee, as the case may be, is given to Lessor in the manner provided in Article 24. If any Leasehold Mortgage is held by more than one Person, the foregoing provisions of this Lease requiring Lessor to give notices or copies of notices to the Leasehold Mortgagee shall not be binding on Lessor unless and until all of the holders thereof shall give Lessor a written notice executed by all such holders, in a recordable form, designating one Person to whom all notices for all such holders shall be given, as agent for all such holders.

(c)Leasehold Mortgagee's Consent to Certain Actions Required. Except as otherwise provided in Articles 17 and  effective upon Lessor's receipt of notice of a Leasehold Mortgage meeting the requirements of this Section 9.3, Lessor agrees it will not amend, modify, cancel or terminate this Lease without the prior written consent of the Leasehold Mortgagee under any Leasehold Mortgage, so long as such Leasehold Mortgage shall remain in effect.

9.4Mortgage by Lessor. Nothing contained in this Lease shall be construed to preclude (i) Lessor at any time and from time to time, with any lender and on any terms, from creating a lien on or mortgaging Lessor's Estate by means of a Mortgage or from entering into an amendment to supplement, renew, modify, consolidate, replace or extend the same (any such Mortgage and any supplement thereto or any modification, renewal, consolidation, replacement or extension thereof is referred to herein as a "Fee Mortgage") or (ii) any Fee Mortgagee from assigning the same, provided that in either or any such case (x) any lien, rights or interests created thereby shall at all times be subject to this Lease and the leasehold estate created by this Lease and to the terms, covenants and conditions of this Lease and to any Leasehold Mortgage and shall in no way prohibit any future development of the Premises in accordance with this Lease; and (y) Lessor shall not mortgage portions of Lessor's fee title interest in the Premises or any other parcels of land that may be within the zoning lot of which the Premises is a part to different Fee Mortgagees. Lessor shall provide Lessee with notice of the name and address of the Fee Mortgagee promptly following execution of any Fee Mortgage.

9.5	Sale of Lessor's Estate; Lessee's Right of First Offer.

(a)First Offer. At any time during the Tenn, if Lessor desires to sell or transfer all of Lessor's Estate to any Person other than an Affiliate of Lessor, then Lessor shall give written notice thereof ("Offer Notice") to Lessee prior to engaging a broker or otherwise offering Lessor's Estate to any third party. The Offer Notice shall state the price and all other terms and conditions desired by Lessor in connection with such proposed sale. Lessee shall have the right, to be exercised by written notice to Lessor ("Exercise Notice") within sixty (60) Days after the date of receipt of Lessor's Offer Notice ("Exercise Period"), to purchase Lessor's Estate at the same price and upon the terms and conditions as those set forth in the Offer Notice or upon such other terms proposed by Lessee within the Exercise Period and agreed to by Lessor in its sole discretion, except that Lessor shall not be obligated to provide a survey of the Premises and Project to Lessee, Lessee shall pay for its own title insurance policy and all endorsements thereto issued in connection with such sale, and the conveyance shall be subject to all of the Permitted Exceptions. Promptly following receipt by Lessor of Lessee's Exercise Notice, Lessee and Lessor shall enter into an agreement for the sale of Lessor's Interest to Lessee on such terms, and shall close on the sale within ninety (90) days after the date of Lessee's Exercise Notice.

(b)Lessee's Failure to Exercise Rights. If Lessee fails to exercise its rights under Section 9.5(a) or Section 9.5(c) by failing to deliver an Exercise Notice within the Exercise Period or New Exercise Period provided to Lessee pursuant to Section 9.5(c), Lessor shall have the right to sell Lessor's Estate to a third party, substantially in accordance with the terms and conditions set forth in the Offer Notice or the Modified Offer Notice, as the case may be, subject to this Lease.
(c)Lessor's Failure to Sell Pursuant to Terms in Offer Notice. At any time after the expiration of the Exercise Period without exercise by Lessee of the right to purchase Lessor's Estate, if Lessor proposes to sell Lessor's Estate at a lower sales price or otherwise upon other terms and conditions materially more favorable to the purchaser than those set forth in the Offer Notice given pursuant to Section 9.5(a) (as modified for a sale to Lessee as provided in Section 9.5(a) above), then Lessor shall give written notice of such lower sales price or other terms to Lessee setting forth the price and all other terms and conditions Lessor is then willing to accept ("Modified Offer Notice"), and Lessee again have the right, to be exercised by an Exercise Notice to Lessor given within thirty (30) Days after the date of receipt of the Modified Offer Notice ("New Exercise Period"), to purchase Lessor's Estate at the same price upon the same terms and conditions as those set forth in the Modified Offer Notice or upon such other terms proposed by Lessee within the New Exercise Period and agreed to by Lessor, except that Lessor shall not be obligated to provide a survey of the Premises and Project to Lessee, Lessee shall pay for its own title insurance policy and all endorsements thereto issued in connection with such sale, and the conveyance shall be subject to all of the Permitted Exceptions. Promptly following receipt by Lessor of Lessee's Exercise Notice, Lessee and Lessor shall enter into an agreement for the sale of Lessor's Interest to Lessee on such terms, and shall close on the sale within ninety (90) days after the date of Lessee's Exercise Notice.
(d)Continuing Rights. Lessee's rights under this Section 9.5 shall be continuing rights, meaning that notwithstanding Lessee's failure to exercise its rights under this Section 9.5, with respect to any proposed sale for which an Offer Notice or Modified Offer Notice has been given by Lessor to Lessee, Lessee's rights under this Section 9.5 shall continue in full force and effect and apply to any subsequent proposed sale by Lessor (if Lessor does not sell the Lessor's Estate after an Offer Notice or Modified Offer Notice) and by any third party purchaser of Lessor's Estate. If requested by Lessor at any time following expiration of any Exercise Period or New Exercise Period without Lessee having given an Exercise Notice, Lessee will confirm in writing that it has waived its right to purchase Lessor's Estate pursuant to such Offer Notice or Modified Offer Notice.

ARTICLE 10

Condemnation

10.1Condemnation of Entire Premises or a Portion Where No Restoration. If at any time during the Term of this Lease, (i) the entire Premises or the entire Project shall be taken in any Condemnation Proceeding, or (ii) less than the entire Premises shall be taken in any Condemnation Proceeding, but it shall have been agreed between Lessor and Lessee that in any such case either the Project cannot be repaired, restored or replaced in a manner that permits the remaining portions thereof to be operated as an economically useful and architecturally complete unit or the Premises cannot be redeveloped in a manner mutually acceptable to Lessor and Lessee, then this Lease shall, or may at Lessee's election, in the case of a partial taking under clause (ii) above, terminate on the earlier of (x) the date possession is transferred to the condemning Governmental Authority, or (y) the date title is vested in the condemning Governmental Authority under such Condemnation Proceeding. In such event, all Rent and other amounts payable by Lessee hereunder shall be prorated to the date on which this Lease so terminates. Notwithstanding any judicial allocation of any award made in the Condemnation Proceeding, such award shall be distributed first to pay the indebtedness secured by any Leasehold Mortgage unless such indebtedness is also secured by mortgages on parcels of land in addition to the Premises and the initial amount thereof exceeds the Appraised Value of the Building or Buildings and other Improvements. In such case, the award made in such Condemnation Proceeding shall be disbursed first to pay Leasehold Mortgagee an amount equal to the then remaining balance due such Leasehold Mortgagee under its Leasehold Mortgage, provided such Leasehold Mortgage secures indebtedness advanced only for purposes of financing the improvement, development, leasing or purchase of Lessee's leasehold estate in the Premises and the Building or Buildings and other Improvements or refinancing existing indebtedness initially incurred for such purpose. If such Leasehold Mortgage purports to secure other such indebtedness of Lessee incurred in connection with other projects or properties, then such Leasehold Mortgagee shall be paid an amount not to exceed the Appraised Value of Lessee's leasehold estate in the Premises and the Building or Buildings and other Improvements. The balance of any such award shall be divided between Lessor and Lessee in accordance with any judicial allocation of such award made in the Condemnation Proceedings or, in the absence of any judicial allocation, in proportion to the respective Appraised Values of Lessor's Estate and the remaining estate of Lessee.

I 0.2Partial Condemnation.

(a)Restoration; Other Obligations. If at any time during the Term of this Lease less than the entire Premises or entire Project shall be taken in any Condemnation Proceeding and it shall have been agreed between Lessor and Lessee that either portions of the Project can be repaired, restored or replaced in a manner that permits the remaining portions thereof to be operated as economically useful and architecturally complete units or the Premises can be redeveloped by Lessee in a manner and pursuant to a Redevelopment Plan mutually acceptable to Lessor and Lessee, then this Lease shall not terminate but shall continue in full force and effect for the remainder of the stated Term, and Lessee shall continue to perform and observe all of the terms, covenants, conditions, agreements and obligations of Lessee to be performed under this Lease as though such taking under had not occurred, subject to the provisions of this Section I 0.2. Base Rent shall abate equitably in proportion to the percentage diminution, if any, in the Appraised Value of the portion of the Premises and the Project so taken as of the date title is vested in the condemning Governmental Authority under the Condemnation Proceeding and such reduced Base Rent shall become the Base Rent for all purposes of this Lease from and after such date, subject to adjustment from that date forward under the provisions of Article 3. If the parties are unable to agree on the Appraised Value of the portion of the Premises and Project so taken within sixty (60) Days of the notice of the Condemnation Proceedings, then such Appraised Value shall be determined in the manner set forth in Article 19. Lessee shall, at its sole cost and expense, but with the right to use the proceeds from the Condemnation Proceeding, promptly (subject to Unavoidable Delays) complete the Restoration of that portion of the Premises and the Project not so taken unless the parties have agreed to a Redevelopment Plan, in which case the provisions of Section 12.5 shall apply, or unless Lessee proposes to Lessor and Lessor agrees, in its sole discretion, that Lessee may defer any portion of such Restoration, including rebuilding of any Building taken in its entirety until a later time, in which case such Restoration shall, for all purposes hereof be treated as a partial Redevelopment Plan to be submitted at the time Lessee and Lessor then agree Lessee may or must propose such partial Redevelopment Plan. Notwithstanding the foregoing provisions with respect to a deferred Restoration and partial Redevelopment Plan, Lessee shall nevertheless be required to restore any disturbed portions of the afforested areas, parking lots or other landscaped areas within the remaining portions of the Land or any partially taken Building or Buildings so as to present a completed, attractive appearance pursuant to plans approved by Lessor as part of its approval of the deferred Restoration. Before Lessee shall let any contracts for, or commence the work of, such Restoration, and during the course of such Restoration, Lessee shall comply with the applicable provisions of Article 12.

(b)Use of Award. Notwithstanding any judicial allocation of any award in the Condemnation Proceedings, such award shall be paid to the Leasehold Mortgagee, or in the absence of a Leasehold Mortgagee, to Lessor and shall be held by the Leasehold Mortgagee, Lessor, or a Proceeds Trustee, as the case may be, in the manner set forth in Article 13, but shall be made available to Lessee for Restoration of the Premises and Project as required pursuant to this Section 10.2. The balance of any such award remaining after completion of the Restoration shall be divided between Lessor and Lessee as provided in the next two sentences. Lessee shall be entitled to an amount equal to the award given in the Condemnation Proceedings (less amounts applied to Restoration) multiplied by a fraction, the numerator of which is the number of Lease Years between the Lease Year in which the award in any Condemnation Proceeding is made and the then remaining number of Lease Years in the Term (rounded to the nearest number of years) and the denominator of which is sixty.
10.3	Condemnation for Limited Time.

(a)Lease Remains in Effect. If, during the Term of this Lease all or any portion of the Premises shall be taken for occupancy by any Governmental Authority for a limited period of time, this Lease shall not terminate but shall continue in full force and effect for the remainder of the stated Term, and Lessee shall continue to perform and observe all of the terms, covenants, conditions, agreements and obligations of Lessee to be performed under this Lease as though such taking had not occurred, except only to the extent that it may be prevented from doing so by reason of such taking. Lessee, however, shall in no event be excused from the payment of Rent and all other sums and charges required to be paid by Lessee under this Lease.

(b)Allocation of Award. Notwithstanding any judicial allocation of any award made in the Condemnation Proceedings, Lessor hereby assigns such award to Lessee and Lessee shall be entitled to receive the entire amount of any award made for such taking (whether paid by way of damages, rent or otherwise; provided, however, where the award is not to be paid as rent in substantially equal installments over the period of such Governmental Authority's occupancy, Lessor may require Lessee to deposit all or a portion of the award with a Proceeds Trustee or an escrow agent mutually acceptable to Lessor and Lessee to be applied against Rent as it accrues hereunder) unless the period of such Governmental Authority's occupancy extends beyond the Termination Date, in which case the award shall be divided between Lessor and Lessee so that Lessor shall receive an amount equal to the sum of that portion of the award, if any, that represents the cost of restoring the Premises at the termination of any such Governmental Authority's occupancy, plus the portion of such award attributable to the period of such occupancy that will extend beyond the Termination Date and Lessee shall receive the balance of such award. In the event the Termination Date shall occur after any apportionment of the award made hereunder, but prior to the Termination Date, the award shall be reapportioned as of the Termination Date in accordance with the provisions of this Section IOJ as though the Termination Date had occurred as of the Termination Date and Lessee shall, promptly on demand, make any payment to Lessor required to effect such reapportionment, which obligation shall continue in full force and effect, until satisfied in full, regardless of the termination of this Lease.

(c)Restoration. At the termination of any such Governmental Authority's occupancy, Lessee shall, at its sole cost and expense, subject to receiving Lessee's share of the award as contemplated in Section I OJ(b) above (but without regard as to whether such share shall be sufficient), promptly (subject to Unavoidable Delays) complete the Restoration of the Premises, but Lessee shall not be required to perform such Restoration if the Termination Date shall occur on or prior to the date such occupancy is terminated or if the date on which such Governmental Authority's occupancy is terminated is less than two (2) Lease Years prior to the Termination Date.

10.4Disputes. Except as otherwise specifically provided in this Article, disputes arising under this Article IO shall be subject to the negotiation and mediation provisions of Section 18.1, followed by a determination through arbitration pursuant to Article 18.

ARTICLE 11

Damage and Restoration

11.1Damage Requiring Restoration by Lessee. Except as otherwise provided in Section 11.3, if less than fifty percent (50%) of the Full Insurable Value of the Building or Buildings (exclusive of any Full-Site Pad Improvements owned by the Full-Site Tenant) shall be damaged or destroyed by a Casualty (regardless of the amount of the Joss or the existence of insurance to cover such Joss), or if fifty percent (50%) or more of the Full Insurable Value of any Building (exclusive of any Full-Site Pad Improvements owned by the Full-Site Tenant) shall be damaged or destroyed by a Casualty and the proceeds of any applicable insurance, together with the deductible that is to be provided by Lessee or such Full-Site Tenant as provided herein, shall be sufficient to pay the costs of Restoration, as reasonably estimated by Lessee or such Full-Site Tenant as promptly as practicable after the date of the Casualty, Lessee or such Full-Site Tenant shall cause the Restoration of such Building and any other portion of the Premises destroyed by such Casualty as promptly as is reasonably practicable. Notwithstanding the foregoing, in the event the Premises or a Building is damaged or destroyed by a Casualty and Lessee is obligated to perform Restoration, Lessee may propose to Lessor for Lessor's approval, which approval may be withheld in Lessor's sole discretion, either (i) to construct or reconstruct a different Building than the one that existed prior to the Casualty, or (ii) to defer any portion of such Restoration, including rebuilding of any Building that is completely destroyed, until a later time, in which case such Restoration shall, for all purposes hereof be treated as a partial Redevelopment Plan to be submitted at the time Lessee and Lessor then agree Lessee may or must propose such partial Redevelopment Plan. If Lessee selects and Lessor approves the option under clause (ii) of the preceding sentence, then Lessee shall nevertheless be required to continue to pay the full amount of Base Rent without any abatement, and to restore any disturbed portions of the Perimeter Open Space, parking lots or other Parcels SE-IB-2/SE-IB-3 Common Area Improvements within the remaining portions of the Land (except to the extent such restoration obligation is the responsibility of the Sub-Association under the declaration creating the Parcels SE-IB-2/SE-JB-3 Sub Association) or any partially destroyed Building or Buildings so as to present a completed, attractive appearance pursuant to plans approved by Lessor as part of its approval of the deferred Restoration. Before Lessee shall let any contracts for, or commence the work of, such Restoration, and during the course of such Restoration, Lessee shall comply with the applicable provisions of Article 12.

11.2Damage Allowing Lessee an Option to Terminate; Lessor's Option to Require Restoration.

(a)Termination Notice. If fifty percent (50%) or more of the Gross Square Feet of the Building or Buildings owned by Lessee shall be damaged or destroyed by a Casualty caused by reasons other than the willful misconduct of Lessee and if any applicable insurance proceeds, together with any applicable deductibles that are to be provided by Lessee as provided herein, are not sufficient to cover all costs of the Restoration of such Buildings and other Improvements damaged, as reasonably estimated by Lessee as promptly as practicable after the date of such Casualty, then so Jong as there is no Event of Default or Default with respect to Lessee's obligation to maintain insurance as required pursuant to Article 7, Lessee shall have the right to terminate this Lease by giving a Termination Notice to Lessor within fifteen (15) Days after Lessee so determines the estimated cost of the Restoration. The Termination Notice shall state Lessee's estimate of the cost of the Restoration and the amount of available insurance proceeds and deductibles. The Termination Notice shall not become effective to terminate this Lease unless Lessee also provides to Lessor such other information and documentation to support Lessee's estimate of the cost of the Restoration as Lessor may reasonably request within fifteen (15) Days after delivery of Lessee's Termination Notice and Lessee pays to Lessor, concurrently with the delivery of such Termination Notice, (i) any and all unpaid Rent due Lessor under Article 3 of this Lease, and (ii) all other amounts required to cure any other unpaid or unreimbursed monetary obligations of Lessee under this Lease.

(b)Lessor's Notice Reguiring Restoration. If Lessee so elects to terminate this Lease pursuant to Section l l .2(a), Lessor may, notwithstanding Lessee's Termination Notice, elect to continue this Lease in full force and effect and thereby to require Lessee to complete the Restoration by (i) giving notice to Lessee to such effect within thirty (30) Days after delivery of Lessee's Termination Notice or within thirty (30) Days of the date on which Lessee provides Lessor with such other information and documentation as was requested by Lessor, whichever is later, and (ii) either (A) depositing with the Proceeds Trustee within such 30-Day period the difference between the estimated cost of the Restoration and the sum of the proceeds of insurance then on deposit with the Proceeds Trustee, or (B) providing Lessee with reasonable evidence of the availability of additional funds to cover such excess cost and the amount of all deductibles, which funds shall be made available to Lessee from time to time during the course of the Restoration, but not more frequently than monthly and in no greater amount than the proportion that the total amount so deposited bears to the most recent estimate of the total cost of the Restoration. Alternatively, Lessee may provide another form of security meeting the requirements of Section 12.l(a)(v) below to assure Lessor that Lessee will complete the Required Restoration. During the course of the Restoration, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that there has not been filed with respect to the Premises or such Building or other Improvements any mechanic's or other lien for any work, labor, services or materials performed, furnished or supplied in connection with the Restoration that has not been discharged of record.
(c)Termination Date if No Notice by Lessor Reguiring Restoration; Lessee's Obligation to Clear Premises. If Lessee gives a Termination Notice to Lessor within the time period provided herein and if Lessor does not elect to contribute toward the cost of Restoration as provided in Section l l.2(b) and thereby continue this Lease in full force and effect, the Termination Date shall be as of the date of the occurrence of the Casualty that gave rise to Lessee's right to give the Termination Notice and all Rent and other amounts payable by Lessee under this Lease shall abate as of the date of the Termination Notice. Notwithstanding the foregoing, Lessor shall have the right to require by notice to Lessee, given within sixty (60) Days of the receipt of Lessee's Termination Notice, that Lessee clear the Premises and remove all debris. The duty to clear the Premises and remove all debris imposed upon Lessee hereunder includes, but is not limited to, the duties to demolish and remove the Building that was destroyed or so damaged by such Casualty and all other Improvements associated with such Building, including all basements and foundations, to fill all excavations, to return the surface to grade, and to leave the portion of the Premises on which such Building and other Improvements were located safe and free from debris and hazards, or to perform such lesser degree of removal as is requested by Lessor. Notwithstanding Lessee's election to terminate the Lease, all obligations of Lessee arising or occurring pursuant to this Lease prior to the Termination Date or under this Section 11.2 shall continue in full force and effect, until satisfied in full, regardless of the exact Termination Date and the termination or expiration of the Lease itself.

(d)Termination of Full-Site Tenant Lease or Rebuilding of Full-Site Pad Improvements. Notwithstanding any of the foregoing provisions of Section 11.1, and pursuant to

Section l l.2(a). each Full-Site Tenant's Tenant Lease may provide that if fifty percent (50%) or more of the Gross Square Feet of the Building or Buildings owned by a Full-Site Tenant shall be damaged or destroyed by a Casualty caused by reasons other than the willful misconduct of such Full-Site Tenant, regardless of whether any applicable insurance proceeds (together with any applicable deductibles that are to be provided by the Full-Site Tenant as provided therein) are sufficient to cover all costs of the Restoration, then so long as such Full-Site Tenant is not in default under its Tenant Lease with respect to its obligation to maintain insurance as required pursuant to such Full-Site Tenant's Tenant Lease, such Full-Site Tenant shall have the right to terminate its Tenant Lease by giving a notice to such effect to Lessor and Lessee within fifteen

(15) Days after such Full-Site Tenant makes its determination not to incur the cost of the Restoration. In addition, a Full-Site Tenant's Tenant Lease may provide that Lessee shall have the right to terminate such Tenant Lease if any Building owned by a Full-Site Tenant shall be damaged or destroyed by a Casualty at any time during the last three (3) years of the term of such Tenant Lease. In either case, the Termination Notice shall not become effective to terminate the Full-Site Tenant's Tenant Lease (i) unless such Full-Site Tenant uses the proceeds of any insurance to pay the cost to clear the Full-Site Pad and remove all debris as provided in Section I l.3(b) below, and (ii) Lessee also provides to Lessor a notice that (x) such Full-Site Tenant's Tenant Lease permits such an election to terminate in lieu of Restoration, and (y) such Full-Site Tenant is not in default of any monetary obligations under its Tenant Lease or, if it is in default, specifying the nature of such default in which case such Full-Site Tenant must also uses the proceeds of any insurance to pay any amounts due Lessee on account of all of its uncured monetary defaults under its Tenant Lease before the Full-Site Tenant's or Lessee's Termination Notice shall become effective. Once the Full-Site Tenant has completed the work to clear the Full-Site Pad and remove all debris as provided in Section I1.3(b), Lessor shall no longer have any interest in the remaining insurance proceeds. Lessee's Termination Notice shall be given within fifteen (15) Days after delivery of such Full-Site Tenant's Termination Notice. In no event shall any portion of Lessee's Base Rent or Additional Rent payable under this Lease be abated on account of any such election to terminate its Tenant Lease by a Full-Site Tenant. Any new Building Lessee thereafter desires to construct or to permit any new Full-Site Tenant to construct on such Full-Site Pad at any time thereafter shall be treated as a partial Redevelopment Plan to be submitted at the time Lessee and Lessor then agree Lessee may or must propose such partial Redevelopment Plan, but if such proposal is for construction by a new Full-Site Tenant, then the provisions of Article 12 relating to Submittals for Full-Site Tenants shall apply to such partial Redevelopment Plan. Notwithstanding the foregoing, if(!) the Full-Site Tenant's Tenant Lease does not permit the Full-Site Tenant to terminate its Tenant Lease on account of such Casualty, Lessee shall not acquiesce or consent to the termination of such Tenant Lease on account of such Casualty without (x) first advising Lessor of Lessee's intention with respect to the construction of a new Full-Site Tenant Building or intent to enter into a new Full-Site Tenant Lease with a similar or different Full-Site Tenant and its rationale for such decision, (y) requiring such Full-Site Tenant to comply with the provisions of clause (i) and (ii) above and (z) Lessee also complies with the requirements of clause above; and (2) if such Full-Site Tenant's permitted election to terminate its Tenant Lease or Lessee's intention to permit such termination by agreement will become effective at a time when there is at least one other vacant Pad or existing Pad Improvements available for lease or rebuilding, then Lessee shall be obligated to propose a new Redevelopment Plan to Lessor within three (3) months following the voluntary termination of such Pad Tenant's Tenant Lease, it being understood and agreed by Lessee that the Base Rent payable to Lessor under this Lease is dependant upon the continued existence and leasing or re leasing of the Project or Pads in a timely fashion so that the Pad Improvements may be constructed or reconstructed and occupied by Tenants as rapidly as possible following their damage or destruction.

11.3	Damage Allowing Lessee an Option to Terminate; Clearing of Premises or

(a)	Conditions to Termination by Lessee. If following a Casualty that occurs:
(i)at any time after the thirtieth (30th) Lease Year if Lessee has not developed a new Project on the Premises following Substantial Completion of the Initial Project, (ii) at any time after the thirtieth (30"') Lease Year following development of a new Project on the Premises (if Lessee had previously constructed any new Project on the Premises pursuant to a Redevelopment Plan approved by Lessor in the manner provided in Section 12.5) or (iii) at any time when the insurance proceeds are not sufficient to restore and either: (x) fifty percent (50%) or more of the Gross Square Feet of the Building or Buildings shall, by reason of a Casualty, be completely destroyed or so substantially damaged (as reasonably determined by Lessor and Lessee) as to require demolition to the foundations, or (y) Restoration of the Project following a Casualty cannot be performed because of a legal prohibition, then the provisions of Section I I.2(b) notwithstanding and as Jong as no Event of Default or Default exists at the time a Termination Notice is given by reason of Lessee's failure to maintain insurance as required pursuant to Article 7, Lessee shall have the option to terminate this Lease by a Termination Notice to Lessor given within sixty (60) Days after the date of occurrence of the Casualty. Upon the exercise of such an option, the Termination Date shall be as of the date of the occurrence of the Casualty that gave rise to the option, and all Rent and other amounts payable by Lessee under this Lease shall abate as of the date of occurrence of the Casualty, but the Termination Notice shall not become effective to terminate this Lease unless Lessee pays to Lessor, concurrently with the delivery of such Termination Notice, (i) any and all unpaid Rent due Lessor under Article 3 of this Lease, and (ii) all other amounts required to cure any other unpaid or unreimbursed monetary obligations of Lessee under this Lease. In addition, Lessor shall have the right to require that Lessee, by notice to Lessee given within seventy-five (75) Days of the date of the Casualty, clear the Premises and remove all debris. The duty to clear the Premises and remove all debris imposed upon Lessee hereunder includes, but is not limited to, the duties to demolish and remove the Building or Buildings and other Improvements, including all basements and foundations, to fill all excavations, to return the surface to grade, and to leave the Premises safe and free from debris and hazards, or to perform such lesser degree ofremoval as is requested by Lessor or as is required under the terms of any Full-Site Tenant Leases for which Lessor has provided the Full-Site Tenant a Non-Disturbance Agreement. Notwithstanding any election to terminate this Lease pursuant to this Section 11.3, all obligations of Lessee arising or occurring pursuant to this Lease prior to the Termination Date or under this Section I I.3 shall continue in full force and effect, until satisfied in full regardless of the exact Termination Date and the termination or expiration of the Lease itself.

(b)Clearing of Full-Site Pad Where Full-Site Tenant Terminates Its Tenant Lease After a Casualty. Following a Casualty to any Full-Site Pad Improvements, if the Full Site Tenant has the right pursuant to Section I I.2(d) to terminate its Tenant Lease or if Lessee (and Lessor, if applicable) agrees pursuant to Section I I.2(d) to allow such Full-Site Tenant to terminate its Tenant Lease, then within seventy-five (75) Days of the Termination Date, Tenant or such Full-Site Tenant shall clear the Full-Site Pad and remove all debris. Regardless of whether the Full-Site Tenant is obligated to perform such removal work under its Tenant Lease, Lessee shall nevertheless have the duty to clear the Premises and remove all debris as provided herein as promptly as practicable if such Full-Site Tenant fails to do so within such seventy-five

(75) Day period, and in all events within one-hundred twenty (120) Days of the Termination Date. In any event, the duty to clear the Premises and remove all debris includes, but is not limited to, the duties to demolish and remove the Building and other Improvements on the Full Site Pad, including all basements and foundations, to fill all excavations, to return the surface to grade, and to leave the Full-Site Pad safe and free from debris and hazards unless a lesser degree ofremoval is approved by Lessor in its sole discretion.

11.4Procedures for Restoration. Lessee shall promptly commence any Restoration required to be done by Lessee pursuant to this Article l l following a Casualty and shall diligently pursue the same to completion, subject to a reasonable allowance for the time needed to adjust any insurance claims and Unavoidable Delays. Before Lessee shall commence the Restoration or let any contracts therefor, and at all times during the course of the Restoration, Lessee shall comply with the applicable provisions of Article 12. In addition, at all times Lessee shall continue to perform and observe all of the terms, covenants, conditions, agreements and obligations of Lessee to be performed under this Lease notwithstanding any loss, damage or destruction, except for temporary suspension of performance rendered impossible by such Casualty.
11.5	Application oflnsurance Proceeds.

(a)If Lease is Not Terminated. If this Lease is not terminated on account of any Casualty pursuant to Section I 1.2 or Section 11.3, any insurance proceeds paid to the Proceeds Trustee and deductibles or other amounts deposited with the Proceeds Trustee by Lessee as required herein shall be used to pay the cost of the Restoration and shall, subject to the provisions of Section 7.8, be disbursed for such purpose by the Proceeds Trustee from time to time as the Restoration progresses, upon request by Lessee, accompanied by such affidavits, certificates, waivers, releases and other proofs as are required pursuant to Section 12.l(a)(iv). If at the time of any such request by Lessee the estimated cost to complete the Restoration, as reasonably determined by Lessor, is in excess of any insurance proceeds and deductibles or other amounts then held by the Proceeds Trustee, Lessor may direct the Proceeds Trustee to cease making any further disbursements on account of the Restoration until Lessee shall have either (i) provided the Proceeds Trustee with a cash deposit for the amount of any estimated shortfall or
(ii)provided to Lessor reasonable evidence of the availability of additional funds to cover such excess and guarantees of completion of the Restoration reasonably acceptable to Lessor. Costs of administering such disbursement procedure shall be paid out of the funds on deposit with the Proceeds Trustee. When the Restoration has been completed and paid for and it appears to the Proceeds Trustee's satisfaction that no liens can attach to the Premises or the Project as a result of the Restoration, all insurance proceeds and the funds of Lessee then remaining in the Proceeds Trustee's hands shall, except as otherwise provided in Section 13.3, be promptly paid to Lessee or to Lessor (in the case of any Restoration pursuant to Section 11.2 after an election by Lessor to continue this Lease, but only to the extent of any funds expended or deposited by Lessor pursuant to Section l l.2 plus interest at the Lease Interest Rate from the date such funds were so expended or deposited).

(b)If Lease Is Terminated. If this Lease is terminated pursuant to Section 11.2 or Section l 1.3, any insurance proceeds paid to the Proceeds Trustee on account of any Casualty shall be used, first to clear the Premises and to remove all debris (as provided in said Section 11.2 or Section l 1.3) if and to the extent requested by Lessor, and then to repay any Leasehold Mortgagee for the indebtedness secured by such Leasehold Mortgagee's Leasehold Mortgage. Thereafter, any remaining proceeds shall be divided between Lessor and Lessee in accordance with the value of their respective estates in the Premises and the Project determined as of the date of the Casualty (Lessee's pro rata share to be reduced by the amount paid to any

Leasehold Mortgagee), but without regard to the termination of this Lease. The values of Lessor's Estate and Lessee's leasehold estate shall be as agreed upon by the parties, or in the absence of such agreement, shall be detennined by appraisal pursuant to the provisions of Article 19. Notwithstanding the foregoing, as of the date the respective shares of Lessor and Lessee in any such remaining proceeds are determined, if Lessee has failed to pay any of the amounts due Lessor pursuant to Sections l l .2(a} or Section 11.3/a), or has failed to remove all debris and restore the Premises as required under Section l 1.2(c} or l.l), then Lessor shall be entitled to a payment of all such amounts then remaining due Lessor or reasonably estimated by Lessor to pay for the cost of removal of the debris and restoration of the Premises from out of Lessee's share of such remaining proceeds before any payments are made to Lessee.

11.6Damage and Destruction of Tenant Buildings or Other Improvements on a Full-Site Pad. If any Buildings or other Improvements are constructed and owned by a Full Site Tenant on a Full-Site Pad pursuant to a Tenant Lease, then as a condition to and as a part of such Full-Site Tenant's Tenant Lease, Lessee shall include insurance, adjustment of loss and use of proceeds provisions substantially similar to those set forth in this Article 11 and Section 7.8 that will apply to the Restoration of such Building and other Improvements constructed pursuant to such Full-Site Tenant's Tenant Lease in the event any such Buildings or other Improvements are damaged or destroyed by any Casualty. Such provisions shall be subject to approval by Lessor, which approval shall not be unreasonably withheld or delayed, and shall specifically permit Lessor to enforce such provisions directly against the Full-Site Tenant.

11.7Disputes. Disputes arising under this Article with respect to the allocation of insurance proceeds or the extent of damage to a Building or to the Project shall be determined by appraisal pursuant to the provisions of Article 19.

ARTICLE 12

Changes and Alterations

12.lConditions Governing Changes and Alterations.

(a)Lessee's Rights and Obligations. Lessee shall have the right at any time and from time to time during the Term of this Lease: (1) to make or perform such repairs, maintenance, replacements, renewals, additions, betterments, changes and alterations (including any Restoration required or permitted under Article 10 or Article 11 and any Tenant Finish Improvements not included within the Work to be completed pursuant to Section 5.2), structural or otherwise, to the Buildings or other Improvements from time to time located on the Premises,

(2)to construct new Buildings or other Improvements on any portions of the Land designated in the Approved Plans for the Initial Project or for any Added Component or Redevelopment Plan for future construction or as a future Building site, and (3) to designate a Tenant of the Full-Site Pad which will construct or cause Lessee to construct on such Full-Site Tenant's Pad, such Tenant's own separate new Building and related Improvements, all as Lessee shall deem necessary or desirable in connection with the requirements of the Permitted Uses or as may be required or approved by Lessor under this Lease (all of the foregoing are collectively referred to herein as "Changes and Alterations" or any one of which is individually referred to herein as a "Change or Alteration"). The foregoing right and the right to construct any Additional Component or new Project pursuant to an approved Redevelopment Plan shall, however, be subject to the following covenants and conditions that Lessee shall observe and perform or shall cause any Tenant under clause (3) above to observe and perform:
(i)For any change in use, Additional Component or Redevelopment Plan that requires a change in the existing zoning for Parcel SE-lB-2, Lessee shall pay a

$25,000 deposit to offset Lessor's Reimbursable Expenses associated with obtaining necessary approvals for such Added Component or Redevelopment Plan from all Governmental Authorities having jurisdiction; provided however, such $25,000 deposit shall not limit the amount of Lessor's Reimbursable Expenses, which shall be paid by Lessee pursuant to Sections 3.5 and 12.3(b) of this Lease.

(ii)Any other change in use or the construction of any additional Buildings or other Improvements, including (1) any new Project to be constructed pursuant to an approved Redevelopment Plan, (2) any Additional Component to be constructed pursuant to the Approved Plans for such Additional Component, or (3) any separate new Building and related Improvements for a Full-Site Pad excluding any interior finish improvements to such Building (collectively, the "Full-Site Pad Improvements"), shall be effected only after a written amendment to this Lease is executed by Lessor and Lessee approving the same and setting forth (x) the new Base Rent payable as a result of such Added Component as required pursuant to Section 3.1(c) or Redevelopment Plan as required pursuant to Section 12.S(a), if applicable, (y) any change to the description of the Project, if required, or (z) any other appropriate matter. Any Preliminary Plans and Final Plans and Specifications and Preliminary Schedule for such Change or Alteration, Added Component, new Project or Full-Site Pad Improvements shall, after execution of any required written amendment hereto or written approval, be subject to review and approval by Lessor pursuant to the review and approval procedures outlined in Section 12.2 below.

(iii)Lessee shall not undertake or commence any work in connection with any Change or Alteration, Added Component, new Project pursuant to a Redevelopment Plan or Restoration, or permit any Tenant to undertake or commence any work in connection with any Full-Site Pad Improvements, until either Lessee or such Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all Governmental Authorities having jurisdiction, including without limitation, any permits to construct any modifications or enhancements to the intersections and drives providing access to the Premises from Founders Drive required by IDOT pursuant to its initial permit for the Off-Site Improvements to be constructed in connection with the Initial Project, and Lessor agrees to join in the application for such permits or authorizations whenever such action is necessary.

(iv)Lessee shall not undertake or commence (I) any structural Change or Alteration, (2) any Change or Alteration that would constitute a material Change or Alteration in or to the nature, size, exterior appearance, use or character of any Building or Improvements or any previously approved Final Plans and Specifications therefor, (3) any Change or Alteration that would materially adversely affect the value of any Building, (4) any Change or Alteration (except customary or necessary maintenance) involving, in any period of twelve (l 2) consecutive months, an aggregate estimated cost of more than forty percent (40%) of the most recently determined Full Insurable Value of the Buildings and other Improvements, or (5) any Change or Alteration which consists of the construction of a new Building or Buildings, including without limitation, an Added Component (any such Change or Alteration referred to in clauses (I) through (5) being referred to as a "Major Change") or permit any Full-Site Tenant to undertake or commence any Full-Site Pad Improvements without in any such case first obtaining the prior written approval from Lessor of (x) the Final Plans and Specifications for such Major Change or Full-Site Pad Improvements, which approval shall not be unreasonably withheld, except that in the case of a Change or Alteration to the exterior appearance of the Buildings or other Improvements, including Full-Site Pad Improvements, Lessor's approval shall not be unreasonably withheld or delayed so long as the Final Plans and Specifications for such Major Change or Full-Site Pad Improvements are aesthetically consistent with and a logical extension of any previously approved Preliminary Plans for such Major Change (if any) or Full-Site Pad Improvements and are complementary to the then existing design and appearance of the Project, and are complementary to the design and appearance of any then existing or planned developments on neighboring parcels; and (y) the proposed Preliminary Schedule for the Major Change, including any Full-Site Pad Improvements or Added Component. Except as provided in the preceding sentence and in Section 12.5 below, Lessor's consent shall not be required for any Change or Alteration that Lessee or any Tenant may elect to undertake.
(v)Lessee shall not undertake or commence any work in connection with any Major Change (including any Added Component), new Project pursuant to an approved Redevelopment Plan or any Restoration, or permit a Tenant under a Tenant Lease for a Pad to commence construction of any Improvements on such Pad unless and until Lessee shall, at Lessee's option, provide one of the following:

(I)Furnish to Lessor, at Lessee's sole cost and expense, a surety bond or bonds, or executed counterparts thereof, covering payment for and performance of all labor and materials, on which Lessee (or such Tenant) shall be principal and a surety company authorized to do business in the State of Illinois and approved by Lessor (which approval shall not be unreasonably withheld) shall be surety, such bond or bonds to be in a form satisfactory to Lessor and conditioned upon payment by or on behalf of Lessee (or such Tenant) in full in accordance with any construction contract entered into for such work; or

(2)Furnish to Lessor, at Lessee's sole cost and expense, an irrevocable letter of credit in the form attached hereto as Exhibit F issued by a bank or savings and Joan association reasonably satisfactory to Lessor for an amount not Jess than one hundred ten percent (I 10%) of the entire cost of such work (such cost to be estimated by an architect or engineer selected by Lessee or such Tenant and reasonably satisfactory to Lessor under whose supervision such work is to be conducted) and providing that Lessor may draw upon such letter in the event Lessee fails to complete such work in accordance with this Section 12.1, in which event such funds shall be deposited into an escrow created pursuant to clause (4) below and disbursed as provided therein;
(3)Provide or cause to be provided to Lessor (x) a guarantee by a Person whose financial capability is satisfactory to Lessor in Lessor's sole discretion substantially in the form of the Guaranty of Payment and Performance of Ground Lease attached hereto as Exhibit G covering completion of such Major Change, Added Component or new Project pursuant to an approved Redevelopment Plan, or (y) a Full-Site Pad Guaranty from Lessee, the Full-Site Tenant or another Person whose financial capability is satisfactory to Lessor in Lessor's sole discretion substantially in the form attached hereto as Exhibit H or an agreement to restore from the Full-Site Tenant that otherwise meets the requirements of Section 12.2(b), which Full-Site Pad Guaranty or other agreement covers completion of the approved Pad Improvements pursuant to the Final Plans and Specifications for such Pad Improvements or, failing that, demolition of any partially constructed Pad Improvements as provided in Section 12.2(b) and said Exhibit H; or
(4)Cause to be deposited (with Lessor, a Proceeds Trustee or a title insurance company reasonably acceptable to Lessor) funds (a portion of which funds may be the proceeds of a loan secured by a First Leasehold Mortgage) equal to one hundred ten percent (110%) of the entire cost of any such work (such cost to be estimated by an architect or engineer selected by Lessee and reasonably satisfactory to Lessor under whose supervision such work is to be conducted), which amount shall, in the case of any Restoration required as a result of a Casualty, include insurance proceeds and any deductible not covered by any applicable insurance proceeds so deposited. Such deposit shall be made under an "Escrow Agreement" whereby Lessor, the Proceeds Trustee or such title insurance company shall from time to time pay out sums upon the written request of Lessee (or such Tenant) and conditioned upon the title insurance company issuing an endorsement to Lessor's owner's title insurance policy insuring Lessor against possible mechanics' lien claims through the date of issuance thereof, which shall be accompanied by:

(A)a certificate of the architect or engineer who supervises the work to the effect that (I) the work for which payment is requested has been completed in accordance with the Final Plans and Specifications approved (if and to the extent required) under Section 12.l(a)(iii); (2) payment is due and payable to the Contractors, subcontractors, material suppliers, laborers, engineers, architects or other persons, firms or corporations rendering services or materials in connection with any such work, or that such payments will reimburse Lessee (or such Tenant) for expenditures made by Lessee (or such Tenant) in connection with any such work; and (3) the remaining funds so deposited will be sufficient upon the completion of such work to pay for the same in full;

(B)sworn Lessee's or Tenant's and general contractor's statements setting forth all contractors, subcontractors, material suppliers and others with whom each has contracted, the amounts of the contracts, the amounts paid to date, and showing the balance due; and

(C)an official search or other evidence reasonably satisfactory to Lessor that there has not been filed with respect to the Premises or the Project any mechanics' or other lien that has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with any such work.

Lessor, the Proceeds Trustee or the title insurance company, as the case may be, shall not be required to pay any amounts out of the funds held pursuant to the Escrow Agreement at any time when the Premises, the Buildings, the other Improvements or Lessor's Estate shall be encumbered with any such lien not bonded or otherwise secured to the reasonable satisfaction of Lessor. Upon submission of proof satisfactory to Lessor that such work has been paid for and completed, the balance of the funds then held pursuant to the Escrow Agreement

· identified above shall, except as otherwise provided in Section 13.3, be paid to Lessee.

(vi)Except as otherwise permitted pursuant to Article IO or the Approved Plans for an Added Component or the approved Redevelopment Plan, all work when completed shall be of such a character so as not to reduce, or otherwise materially adversely affect, the value of the Premises and the Project or any part thereof, nor to reduce the cubic content, useable area or character of any of the Buildings.
(vii)All work shall be completed promptly and in a good and workmanlike manner and shall be conducted at all times in compliance with (1) all applicable building and zoning codes or laws of the place in which the Premises are located, and (2) all laws, ordinances, codes, orders, rules, regulations, requirements and permits of all Governmental Authorities. A copy of any report or findings issued by such organization shall be provided to Lessor prior to commencement of the work and Lessee shall incorporate such report's or finding's requirements into the Final Plans and Specifications for the work.

(viii)The cost of any such work, including without limitation, any work required under any IDOT permits or Village Requirements to construct any modifications or enhancements to the intersections and drives providing access to the Premises from Founders Drive or any enhancements to the existing Public Improvements required by the Village as part of its approvals of such work beyond those required to be constructed by Lessor pursuant to the IDOT Approved Plans, the Founders/Kamp Extension, the Founders Drive Sewer Extension and the Techny/Kamp Extension, including any changes to the Traffic Improvements included in the IDOT Approved Plans, the Founders/Kamp Extension, the Founders Drive Sewer Extension and the Techny/Kamp Extension required as a result of any changes in the Project requested by Lessee or required as a result of Lessee's Preliminary Plans or proposed Final Plans and Specifications for the Project (whether by reason of any Changes or Alterations, any Added Component or any Redevelopment Plan proposed by Lessee) after the foregoing have been constructed by Lessor shall be constructed and paid for reasonably promptly so that the Premises and the Buildings and other Improvements, including Lessor's Estate therein, shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises.
(ix)Once commenced, any such work shall be prosecuted to completion on a reasonable schedule (taking into account market and other relevant conditions or the applicable Approved Schedule, if any, subject to Unavoidable Delays.

(x)Lessee (or such Tenant) shall cause all Contractors and subcontractors performing any portion of the work to maintain insurance meeting the requirements of Section 7.6 and otherwise comply with the provisions of Section 7.6 at all times during their performance of any work.

(xi)During the prosecution of the work, Lessee (or such Full-Site Tenant) shall comply with the requirements of Section 7.1, 7.2, 7.3 and Article 8, to the extent the same are applicable to the work.
(xii)If Lessee (or any Tenant) receives notice that any excavation or other building operation is about to be made or shall be made upon any adjoining property, street or alley, Lessee (or such Tenant) shall, at its sole cost and expense (but subject to any legal rights of Lessee to seek and obtain reimbursement from the adjoining property owner for such costs and expenses), to the extent required by applicable law, shore or cause to be shored the foundations and walls of the Buildings and other Improvements not properly performed by the adjoining property lessee or owner and do all other acts or things necessary for the safety and preservation of the Premises and the Project. Except to the extent required by law, Lessor shall not be liable for any inconvenience, annoyance, disturbance, cost, loss of business or other damage arising from any such excavation or building operation on any adjoining property and Lessee's (or such Tenant's) obligations hereunder shall not thereby be affected. In addition, if any excavation or other building operation is about to be made or is made upon the Premises, Lessee shall, at its sole cost and expense, assume all obligations imposed by law on the owner and occupant of the Premises, or either thereof, to protect such adjoining property and buildings and structures thereon from damage, and shall do all acts and things necessary for the safety or preservation of the adjoining property and the buildings and structures thereon and to prevent any claims or liens against Lessor or Lessor's Estate.

(b)Lessor's Inspection Rfahts. For the purposes of assuring Lessee's compliance with the terms of this Lease, Lessor or any architect, engineer or other representative whom Lessor may select to act for it shall be permitted, at Lessor's sole cost and expense, to inspect the work associated with any Added Component, any Major Change or any Redevelopment Plan at any reasonable time upon reasonable notice to Lessee both during the course of construction of the work and upon completion thereof.

12.2Submittal and Approval of Preliminary and Final Plans for Maior Changes or Redevelopment Plans.
(a)Submittals to Lessor's Committees. At Lessee's or any Full-Site Tenant's option, from time to time during the Term, Lessee or any Full-Site Tenant shall have the right to submit Preliminary Plans for any Major Change, including any Added Component followed by Final Plans and Specifications for any such Added Component or other Major Change to Lessor for its review and approval in the manner hereinafter set forth. Not less than two weeks before the date such Final Plans and Specifications are submitted to the Village for a building permit (such date by which the foregoing submittals is required to be submitted is called a "Submittal Date"), Lessee shall submit to Lessor or, in the case of a Full-Site Tenant, shall cause such Full Site Tenant to submit to Lessor, together with evidence of Lessee's approval thereof (prior to submitting the same to the Village), for review and approval by the Lessor's Committees all of the following with respect to the development of the Premises:

(i)Preliminary Plans and, prior to the commencement of any work in connection therewith, Final Plans and Specifications for any Added Component or other Major Change as permitted under Section 12.3 below, construction of which Lessee or such Full-Site Tenant chooses to commence and complete from time to time during the Term pursuant to Section 5.2 above;
(ii)to the extent not previously commissioned and required to be completed by Lessor or Lessee pursuant to Section 5.I(b) in connection with the Initial Project, the proposed preliminary engineering and proposed final engineering drawings for the preliminary engineering drawings or plans for any sanitary or storm water systems, water distribution systems and all other Public Improvements and private improvements not located on the Premises, but appurtenant thereto or to be located within easements or proposed easements located on the Premises or other portions of Lessor's Techny Land and required by the Village or other Governmental Authorities (whether pursuant to the Subdivision Agreement or otherwise, and including wetlands mitigation, if any, required by any applicable Governmental Requirements) to be constructed as a condition to or as a part of constructing any Major Change, including a separate set of Off-Site Improvement Plans;

(iii)if Lessee intends to provide a Guaranty or a Full-Site Pad Guaranty to guarantee completion and payment of the matters covered by the Guaranty, such information on the identity and financial capability of the proposed Guarantor for any

Full-Site Tenant's Building for any Major Change or for any Redevelopment Plan, as the case may be, as is reasonably required in order for Lessor's Committees to evaluate such proposed Guarantor, and such other information as Lessor requests; and

(iv)an update to the Preliminary Schedule for the work associated with such Major Change or a proposed preliminary schedule for such work for review and approval by Lessor as the Approved Schedule for such work.

None of the foregoing Submittals shall be deemed to have been submitted to the Society of the Divine Word or Lessor's Committees for approval unless such Submittal is accompanied by a written request for approval. Only Preliminary Plans or Final Plans and Specifications submitted to Lessor with a written request for approval will be submitted to Lessor's Committees for approval. All other drafts or proposed Preliminary Plans or proposed Final Plans and Specifications delivered to Lessor's consultants, attorneys or agents shall be deemed delivered for purposes of comment and preliminary review only. Preliminary Plans detailing typical floor layouts, space allocations and general categories of use of space, Building mechanical, electrical or other systems or other interior Tenant Finish Improvements, as well as any minor exterior change or alterations (such as the location of entrance doorways or glass door mounted lettering type signage, or any similar items made a part of any Full-Site Pad Improvements) may be submitted to Lessor from time to time when prepared for informational purposes, but shall not be subject to Lessor's approval unless required pursuant to Section 5.He), Section 12.l(a)(iv) or

12.3. Lessor shall approve any Final Plans and Specifications for any portion of any Major Change or any approved Redevelopment Plan, as the case may be, submitted by Lessee pursuant to this Article 12, provided that they are, in Lessor's reasonable judgment, substantially consistent with and the logical extension of the previously approved Preliminary Plans for any such Major Change or Redevelopment Plan.

(b)Informal Cooperation. Review and Comment. Prior to submitting a Submittal (including any Initial Project Submittal), Lessor shall cooperate with Lessee in good faith in Lessee's creation and development of any Submittal by permitting Lessee to present to Lessor (or to Lessor's consultants designated from time to time) any informal, preliminary submittals or elements of any proposed Initial Project Submitted or Submittal prior to the date on which an Initial Project Submittal or a Submittal is made formally to Lessor in accordance with Section 5.I(b) or Section 12.2(a) above. Lessor shall, to the extent within Lessor's reasonable control, endeavor to direct its consultants to review any such preliminary submittals and to provide comments, advice, informal suggestions and criticisms, upon request, with the intent that through such process, Lessee's Initial Project Submittal or Submittal, when presented to Lessor's Committee, shall have had the benefit of input and advice of such of Lessor's consultants as have previously reviewed and commented on any such preliminary submittals. No elements of any preliminary submittals shall be submitted to the Village or to any other Governmental Authority for approval or the issuance of permits without the prior written approval of Lessor's Committee and no comments, advice, approval or suggestions with respect to any preliminary submittal by any of Lessor's consultants shall be binding on Lessor. Lessee shall, upon demand, reimburse Lessor in accordance with Section 3.5 for all Reimbursable Expenses incurred by Lessor in connection with Lessor's review of the Initial Project Submittal or any other Submittal, preliminary submittals related thereto or participation in any proceedings or applications that may be required by any Governmental Authority in connection with the Approved Plans in excess of the deposit or deposits made for Reimbursable Expenses as provided elsewhere in this Lease.

(c)Presentation of Submitta!s; Timing for Approval Process. The following procedures shall apply with respect to the approval of Initial Project Submittals or Submittals:

(i)Lessee shall, in connection with providing to Lessor any of the Submittals, appear before such of Lessor's Committees as Lessor may reasonably specify to present and explain such Submittals with the aid of such a color site plan, landscaping plan and elevations, as well as samples of all exterior surface materials, drawings, graphic displays and other information as Lessor may reasonably request. Within thirty (30) Days after the later of(x) Lessor's receipt of the last of such Submittals for any portion of the Project, and (y) Lessee's presentation and explanation of the same to Lessor's Committees, Lessor will, or will.cause its consultants to, review such Submittals and deliver to Lessee notice of either (A) Lessor's approval of such Submittals or (B) Lessor's disapproval of such Submittals accompanied by a reasonably detailed written statement of Lessor's reasons therefor. Lessee shall as promptly as practicable after receipt of any notice of disapproval revise and resubmit such Submittals to Lessor. Lessor shall examine such revised Submittals and, as promptly as practicable after receipt of the same, shall deliver to Lessee notice of either (x) Lessor's approval of the revised Submittals, or (y) Lessor's disapproval of the revised Submittals, accompanied by a reasonably detailed written statement of Lessor's reasons therefor.
(ii)Following approval by Lessor of any Initial Project Submittals which consist of Preliminary Plans for any Parcels SE-lB-2/SE-IB-3 Common Area Improvements, any Added Component, any Change or Alteration or any Redevelopment Plan, pursuant to the procedures set forth in Section 12.2(d)(ii) below, Lessee shall proceed with all due diligence to complete Final Plans and Specifications consistent with the approved Preliminary Plans for submission to Lessor for its final approval.

or
(iii)Promptly following receipt of Lessor's approvals of Lessee's Submittals with respect to any of Lessee's proposed Final Plans and Specifications for the Parcels SE-IB-2/SE-IB-3 Common Area Improvements, the Final Engineering for the Site Work or approved modifications to the Proposed Final Plans and Specifications (any or all such Final Engineering and Final Plans and Specifications as so approved shall constitute the "Approved Plans''), as the case may be, Lessee shall proceed with all due diligence to obtain approval of the Approved Plans from all applicable Governmental Authorities (if required), and thereafter to obtain the necessary building permits and all other permits from the Village and any other applicable Governmental Authorities that are required to complete the Site Work or Parcels SE-IB-2/SE-IB-3 Common Area Improvements or to construct any Added Component, any Changes and Alterations or other plans such as a Redevelopment Plan that are subject to the Submittal process under Section 12.1, in all cases consistent with the Approved Plans for such Site Work, Parcels SE-!B-2/SE-lB-3 Common Area Improvements, Added Component, Change or Alteration or Redevelopment Plan, and to construct such portion of the Off-Site Improvements and Public Improvements (including any Traffic Improvements) as are required by the Village under the Transportation Agreement  any other Governmental

Authorities as a condition to constructing the Improvements to be included in any Added Component, any Change or Alteration or any Redevelopment Plan in accordance with the Approved Plans therefor, other than those Off-Site Improvements Lessor has agreed to construct as provided in Section 5.l(c).

(d)Lessor's Discretion With Respect to Approvals. The parties agree that the following shall apply with respect to any approvals required of Lessor or Lessor's Committees:

(i)Lessee acknowledges and agrees that Lessor shall have sole and absolute discretion, subject to the limitations and conditions set forth below, with respect to: (1) the approval of Preliminary Plans for the Parcels SE-lB-2/SE-lB-3 Common Area Improvements, for any element of the Proposed Final Plans and Specifications that were missing therefrom, any Added Component, any Changes or Alterations and any Redevelopment Plan (as the case may be, other than those Tenant Finish Improvements excluded from Lessor's right to approve pursuant to Section 5.l(e)); (2) any elements of or changes in the Final Plans and Specifications developed from the Preliminary Plans approved by Lessor that are not, in Lessor's reasonable judgment, substantially consistent with and the logical extension of the previously approved Preliminary Plans for such Parcels SE-lB-2/SE-lB-3 Common Area Improvements, missing elements of the Proposed Final Plans and Specifications, any Added Component, any Changes and Alterations or any Redevelopment Plan (as the case may be other than those Tenant Finish Improvements excluded from Lessor's right to approve pursuant to Section

;and (3) such information on the identity and financial capability of Lessee's proposed Guarantor (of the Substantial Completion of any portion of the Project not covered by the Guaranty delivered concurrently with this Lease) as is reasonably required in order for Lessor to evaluate such proposed Guarantor, and such other information as Lessor requests. Lessee further acknowledges and agrees that Lessor (w) may approve, conditionally approve, or disapprove any Preliminary Plans, (x) niay approve, conditionally approve or disapprove any changes to the previously approved Preliminary Plans as reflected in the Proposed Final Plans and Specifications for the Hotel Project or other proposed Final Plans and Specifications that are submitted to Lessor with respect to any missing elements of the Proposed Final Plans and Specifications, any Added Component, or any Changes and Alterations thereto or any proposed Redevelopment Plan (but shall not disapprove of such changes if they are, in Lessor's reasonable judgment, substantially consistent with and the logical extension of the previously approved Proposed Final Plans and Specifications for the Hotel Project or other Preliminary Plans, or, in the case of the Proposed Final Plans and Specifications for the Hotel Project, reasonably reflect changes or modifications required pursuant to Exhibit f). Any notice of approval or conditional approval shall be in writing and, in the case of a notice of disapproval or conditional approval shall include a reasonably detailed explanation of the reasons for such disapproval or conditional approval.

(ii)Where Lessor's consent is required to any of the Preliminary Plans specified pursuant to Section 5.I(b) or Section 12.2(a), Lessor shall have a period often

(10) Business Days in which to respond after receipt of Lessee's request for approval of such Preliminary Plans, which request shall contain such Preliminary Plans and a written request for approval thereof, together with copies of all relevant materials for which

Lessor's approval is sought. If Lessor has not responded to Lessee's request either with a notice of approval or disapproval stating why Lessor does not approve such Preliminary Plans, then after the expiration of such ten (I 0) Business Day period, such Preliminary Plans shall be deemed disapproved. If Lessor responds with comments on the proposed Preliminary Plans (either by disapproving them or conditionally approving them), Lessee shall revise such Preliminary Plans to address Lessor's concerns and resubmit them to Lessor, or if Lessor failed to respond to the request for approval of the Preliminary Plans, Lessee shall then have the right to submit a Second Notice containing all of the same materials as were included in the first notice to Lessor, in either case, marked with the words "SECOND NOTICE" on the envelope, in capital letters and in a type size of at least Times New Roman 14 or Arial 14 font, and at the top of the first page of such notice stating "DEEMED APPROVAL NOTICE, and which states in the body of the notice in all capital letters the following: "IF NO RESPONSE IS RECEIVED WITHIN TEN (10) BUSINESS DAYS, THIS REQUEST SHALL BE DEEMED APPROVED UNDER

SECTION 12.2(d)(ii) OF THE GROUND LEASE" ("Second Preliminary Plan Notice"), and attempt to telephone Lessor to obtain a response to the Second Preliminary Plan Notice. If Lessor has not responded to Lessee's second request either with a notice of approval or disapproval stating why Lessor does not consent within ten (I 0) Business Days following Lessor's receipt of the Second Preliminary Plan Notice then Lessee's Preliminary Plans shall be deemed approved. In the case of a second submittal of revised Preliminary Plans responding to Lessor's notice of disapproval or conditional approval, Lessor will not withhold its approval with the Second Preliminary Plan Notice if the changes made were responsive to and in keeping with Lessor's specific comments and there are no other material changes from the initial proposed Preliminary Plans.

(iii)However, following Lessor's approval of any Preliminary Plans, Lessor shall not unreasonably withhold its approval to any proposed Final Plans and Specifications or to any proposed Changes and Alterations thereto if:
(A)	such Final Plans and Specifications or Changes and Modifications

(I) are aesthetically consistent with and a logical extension of the previously approved Initial Project Submittals, any subsequent Submittals, Redevelopment Submittals or Final Plans and Specifications and incorporate any elements or changes thereto included in or required under any prior conditional approval; (2) are in conformance with the standards set forth in the Village of Northbrook Zoning Code adopted on November 22, 1988 by Ordinance No. 88-2, as amended by the Techny Overlay District provisions adopted pursuant to the Annexation Agreement ("Zoning Code"); (3) in the case of proposed Changes and Alterations or Redevelopment Submittals, are complementary to the then existing or planned developments on the remainder of Parcel SE-1 or any neighboring properties; and

(B)in the case of any proposed Full-Site Pad Improvements, the Full- Site Tenant has not provided one of the other forms of security set forth in Section 12.l(a)(v), as applicable, but Lessee or the Full-Site Tenant for the Full Site Pad, as the case may be, has provided a Guarantor satisfactory to Lessor that has executed and delivered the Guaranty, meeting the applicable requirements of clause (3) of said Section 12.l(a)(v).

(iv)By way of illustration of the meaning of the phrases "in Lessor's reasonable judgment, substantially consistent with and the logical extension of the previously approved Preliminary Plans" or "aesthetically consistent with and a logical extension of the previously approved Submittals, Redevelopment Submittals or Final Plans and Specifications," Lessor may not disapprove (x) any element of a subsequent Submittal that was previously submitted and disapproved by Lessor, but which was revised by Lessee in the manner required by Lessor, or (y) any element of such Submittal that existed on the previously approved prior stage of a Submittal that continues to be shown without modification. For example, the Site Plan shows the location of the Building to be constructed on the Premises and, as a result, Lessor shall not have the right to disapprove the location of such Building as shown on the Final Site Plan so long as such location is in substantially the same locations as the location on the Site Plan. However, because the Site Plan does not show either architectural detail for any component of the Building or details for the Parcels SE-lB-2/SE-lB-3 Common Area Improvements for the Initial Project, such details are and will remain subject to Lessor's approval when submitted as part of the Preliminary Plans therefor. In the case of the Hotel Project, the Proposed Final Plans and Specifications show more detail than the Site Plan, and except as provided in the memorandum attached as Exhibit P and as set forth in Sections 5.1/b) and 5.l(c) above, have been approved by Lessor's Committees, and Lessor may not disapprove any element of the modifications to the Proposed Final Plans and Specifications that existed on such Proposed Final Plans and Specifications unless they were not approved or were approved subject to the modifications identified in such memorandum.

(v)Where Lessor's consent is required to any of the Final Plans and Specifications pursuant to Section 12.1(a), Lessor shall have a period of ten (I 0) Business Days in which to respond after receipt of Lessee's request for approval of such Final Plans and Specifications, which request shall contain such Final Plans and Specifications and a written request for approval thereof, together with copies of all relevant materials for which Lessor's approval is sought. If Lessor has not responded to Lessee's request either with a notice of approval or disapproval stating why Lessor does not approve such Final Plans and Specifications, then after the expiration of such ten (10) Business Day period, such Final Plans and Specifications shall be deemed disapproved. If Lessor responds with comments on the proposed Final Plans and Specifications (either by disapproving them or conditionally approving them), Lessee shall revise such Final Plans and Specifications to address Lessor's comments and concerns and resubmit them to Lessor, or if Lessor failed to respond to the request for approval of the proposed Final Plans and Specifications, Lessee shall then have the right to submit a second notice containing all of the same materials as were included in the first notice to Lessor, in either case, marked with the words "SECOND NOTICE" on the envelope, in capital letters and in a type size of at least Times New Roman 14 or Arial 14 font, and at the top of the first page of such notice stating "DEEMED APPROVAL NOTICE, and which states in the body of the notice in all capital letters the following: "IF NO RESPONSE IS RECEIVED WITHIN FIVE (5) BUSINESS DAYS, THIS REQUEST SHALL BE

DEEMED APPROVED UNDER SECTION 12.l(d)(v) OF THE GROUND LEASE"

("Second Final Plan Notice"), and attempt to call Lessor to obtain a response to the Second Final Plan Notice. If Lessor has not responded to Lessee's second request either with a notice of approval or disapproval stating why Lessor does not consent within five

(5) Business Days following Lessor's receipt of the Second Final Plan Notice then Lessee's proposed Final Plans and Specifications shall be deemed approved. Notwithstanding the foregoing, change orders during construction to any Approved Plans, if they require Lessor's consent, shall be deemed approved if Lessor fails to disapprove or conditionally approve such change order within ten (10) Business Days after Lessee's request for approval of such change order, which request shall identify the specific changes to the Approved Plans covered by such change order and a written request for approval thereof, together with copies of all relevant materials for which Lessor's approval is sought.

(e)Failure to Make Timelv Submittals. In the event Lessee fails to submit its proposed Final Plans and Specifications for any Added Component on or before the date which is thirty (30) Days after the Submittal Date, such failure shall be a Default under Section 17. l(e) of this Lease that, if it is not cured within the applicable notice and cure periods provided in Section I 7.2(b), will entitle Lessor to terminate this Lease with respect to the entire Premises, in the case of a failure to make a timely Submittal for the Initial Project. If Lessor so elects to terminate this Lease, in addition to the other rights and remedies afforded Lessor under this Lease, the entire amount of any Initial Payment and all other Base Rent or other amounts previously paid by Lessee (or previously paid with respect to such portion of the Land as to which this Lease is terminated) shall be forfeited to Lessor.

12.3Added Components. Lessor recognizes that Lessee's Proposed Final Plans and Specifications for the Initial Project do not include the maximum Gross Square Feet of Buildings that may be constructed on the Premises under the Annexation Agreement and Zoning Code. Accordingly, Lessee may, from time to time during the Term, submit Preliminary Plans and other materials required pursuant to and in accordance with the Submittal process set out in Section 12.2 for additions to the Building consistent with the overall full-service hotel nature of the Initial Project, the Final Site Plan and the Permitted Use (each such addition to the Building and other Improvements constructed from time to time during the Term after Substantial Completion of the Initial Project, including any Building and other Improvements constructed after Substantial Completion of the Initial Project, but only if developed by the Lessee under this Lease, as approved by Lessor through such Submittal process, are herein referred to as the "Added Component" and all of the foregoing Improvements constructed during the Term are sometimes herein referred to as "Added Components"). The following provisions shall apply with respect to the approval of Submittals for any Added Components proposed by Lessee:
(i)To be approved by Lessor, any Added Component shall be compatible with the overall quality and character of the Initial Project and contemplate only a Permitted Use. Following approval of any Preliminary Plans for any Added Component by Lessor, Lessee may submit proposed Final Plans and Specifications and other materials required pursuant to and in accordance with the Submittal process set out in Section 12.2, including the time periods set forth in Section 12.2(d). If for any reason

Lessee fails to obtain the necessary amendment to the Techny Overlay District provisions of the Village's Zoning Code or any other approvals required to permit construction of any Added Component the Preliminary Plans for which have been previously approved by Lessor but which requires a zoning change, or if Lessee, at its sole discretion, elects not to pursue the required approvals to permit it to construct any such Added Component, Lessee may again submit new Preliminary Plans to Lessor for approval and following approval thereof by Lessor, Final Plans and Specifications in accordance with the Submittal process set forth in Section 12.2 for a modified Added Component.

(ii)Notwithstanding anything contained in this Section 12.3, Lessor's approval of and Lessee's right to construct any Added Component (regardless of whether it consists of additional mixed uses consistent with the Initial Project or other uses approved by Lessor) will be subject to Lessee's complying with the applicable terms and provisions of Article 12 as provided therein.

(iii)In addition, Lessee acknowledges and understands that, although the current provisions of the Techny Overlay District provisions of the Zoning Code permit a density of development in excess of that contemplated in the Proposed Final Plans and Specifications, construction of additional Gross Square Feet of the Building in excess of the approximately 133, I 00 Gross Square Feet contemplated in such Proposed Final Plans and Specifications will likely require the construction of structured parking. Accordingly, any Submittal for any Added Component after Substantial Completion of the entire Initial Project pursuant to the Approved Final Plans and Specifications shall include the specific location for any structured parking facility and a calculation as to the number of parking spaces lost and regained or added through the construction of such Added Component and related structured parking.

Notwithstanding the provisions of Section 5.1 or Section 12.2, Lessor shall not unreasonably withhold or delay approval of Lessee's proposed Final Plans and Specifications for all such Buildings and other Improvements included in each Added Component to the extent they are in Lessor's reasonable judgment consistent with and the logical extension of the previously approved Preliminary Plans for such Improvements in all material respects and otherwise meet the requirements of this Lease, and if Lessee or a Full-Site Tenant, as the case may be, has not provided one of the other forms of security set forth in Section 12.l{a)(v), Lessee or the Full-Site Pad Tenant has provided a Guaranty from a Guarantor satisfactory to Lessor. Lessor shall provide Lessee with notice of approval or disapproval of any such proposed Final Plans and Specifications or any proposed Guarantor within ten (10) Business Days of receipt thereof accompanied by, in the case of disapproval, Lessor's detailed explanation of the reasons therefor as provided in Section 12.2(d). Notwithstanding and in addition to the foregoing (and any provisions of Section 12.2 above with respect to Lessor's approval of any proposed Final Plans and Specifications), Lessor may withhold its consent in its sole and absolute discretion if any of the Final Plans and Specifications disclose any material change to the nature, size or character or exterior appearance of Buildings or other Improvements from those contemplated by the Preliminary Plans previously approved by Lessor, or if any proposed Guarantor previously approved by Lessor no longer meets the applicable requirements for such Guarantor set out in this Lease.

12.4Changes and Alterations Constitute a Part of the Premises. At all times during the course of any work in connection with (i) any Added Component constructed as permitted pursuant to the Approved Plans therefor, (ii) any Changes and Alterations that are made or installed by Lessee in or on the Premises, (iii) any Redevelopment Plan approved by Lessor pursuant to Section 12.5, or (iv) any Full-Site Pad Improvements constructed pursuant to a Tenant Lease and Final Plans and Specifications therefor, such work shall immediately be and become a part of the Premises but shall remain the property of Lessee or the Tenant constructing the same (subject to the terms of this Lease or such Tenant's Tenant Lease), except for any such Improvements that constitute Public Improvements or Off-Site Improvements owned by any Governmental Authority (including !DOT or the Village) or except as or until such time as is otherwise provided in this Lease. Notwithstanding the foregoing, upon the date the Term ends or the Termination Date, whichever first occurs, title to the entire Project, including all Changes and Alterations, any new Buildings or other Improvements, including any constructed pursuant to the Approved Plans for any Major Change (including an Added Component) or approved Redevelopment Plan, and any Tenant owned Building or other Improvements (including all Full-Site Pad Improvements), but excluding any Public Improvements or Off-Site Improvements conveyed to a Governmental Authority, shall vest in Lessor without any act on the part of or the recording of any instrument by Lessor or Lessee.
12.5	Redevelopment of the Premises.

(a)Redevelopment Plan and Submittals. At any time during the Term, including under the circumstances described in Sections 10.1 or 10.2 or Article 11 where a partial taking pursuant to a Condemnation Proceeding or Casualty involving the Project or Premises has occurred, Lessee may, in its sole discretion, elect to submit a written request to Lessor for approval of a plan for redevelopment of the Premises ("Redevelopment Plan") involving either the construction of new Buildings and Improvements or a Major Change to the existing Buildings and Improvements. Such request for approval shall be accompanied by (i) such preliminary schematic site plans, architectural renderings and elevations, drawings, proposed zoning variations, special uses or other zoning requests that may be required in connection with the Redevelopment Plan, (ii) a Preliminary Schedule for the development and construction of the Project proposed as part of the Redevelopment Plan, (iii) a proposed form of an amendment to this Lease, which amendment shall be negotiated, finalized and entered into by Lessor and Lessee as promptly as practicable following Lessor's approval or conditional approval of the Redevelopment Plan and as a condition to Lessee's commencement of any work in connection with the Redevelopment Plan, and (iv) such other documentation and information as Lessee deems necessary, including without limitation, information on any additional or modifications to any Off-Site Improvements that will be required to accommodate such Redevelopment Plan, to enable Lessor to evaluate Lessee's proposal and to determine whether the Base Rent is to be modified as required pursuant to Section 3. l(c) on account of the size of the Project proposed in such Redevelopment Plan (all such documents and other information being collectively referred to herein as a "Redevelopment Submittal"). No Redevelopment Submittal shall be deemed to have been submitted to Society of the Divine Word or Lessor's Committees for approval unless such Redevelopment Submittal is accompanied by a written request for approval and a proposed form of an amendment to this Lease, which amendment shall be negotiated, finalized and entered into by Lessor and Lessee as promptly as practicable following Lessor's approval or conditional approval of the Redevelopment Plan and as a condition to Lessee's commencement of any work in connection with the Redevelopment Plan. All other drafts or proposed Redevelopment Plans delivered to Lessor's Committees, attorneys or agents, shall be deemed delivered for purposes of comment and preliminary review only.

(b)Informal Cooperation, Review and Comment. Prior to submitting a Redevelopment Submittal, Lessor shall cooperate with Lessee in good faith in Lessee's creation and development of any Redevelopment Submittal by permitting Lessee to present to Lessor (or to Lessor's consultants designated from time to time) any informal, preliminary submittals or elements of any proposed Redevelopment Submittal prior to the date on which a Redevelopment Submittal is made formally to Lessor in accordance with Section 12.S(a) above. Lessor shall, to the extent within Lessor's reasonable control, endeavor to direct its consultants to review any such preliminary submittals and to provide comments, advice, informal suggestions and criticisms, upon request, with the intent that through such process, Lessee's Redevelopment Submittal, when presented to Lessor, shall have had the benefit of input and advice of such of Lessor's consultants as have previously reviewed and commented on any such preliminary submittals. No elements of any preliminary submittals shall be submitted to the Village or to any other Governmental Authority without the prior written approval of Lessor and no comments, advice, approval or suggestions with respect to any preliminary submittal by any of Lessor's consultants shall be binding on Lessor. Lessee shall, upon demand, reimburse Lessor for all Reimbursable Expenses incurred by Lessor in connection with Lessor's review of any Redevelopment Submittal, preliminary submittals related thereto or participation in any proceedings or applications that may be required by any Governmental Authority in connection with the Redevelopment Plan.
(c)Time Periods for Lessor's Review, Comment and Approval. Lessor shall have ninety (90) Days after receipt of the Redevelopment Submittal within which to approve, disapprove or conditionally approve the Redevelopment Plan. Lessor may disapprove Lessee's Redevelopment Submittal or Redevelopment Plan for any reason (whether or not arbitrary) or for no reason whatsoever. The manner in which and procedure for Lessor's notices of approval, conditional approval or disapproval of any proposed Redevelopment Plan shall be governed by the applicable provisions of Section 12.2, including Section 12.2(d). except for the time periods set forth therein or as otherwise specifically provided in this Section 12.S(c) or in Section 12.S(d). If Lessor fails to provide Lessee with notice of approval or disapproval within said 90- Day period, such failure shall be deemed to be a disapproval of the Redevelopment Plan. If Lessor disapproves of the Redevelopment Plan, Lessor, simultaneously with its notice of disapproval, may elect to terminate this Lease effective ninety (90) Days from the date of such notice of disapproval of the Redevelopment Plan; provided, however, that Lessee may elect, within thirty (30) Days following receipt of Lessor's notice of disapproval, to withdraw its Redevelopment Plan, in which event this Lease shall continue in full force and effect as if no Redevelopment Plan had been submitted by Lessee.
(d)Conditional Approvals. In the event Lessor approves or conditionally approves any such Redevelopment Plan, then prior to commencing any construction work contemplated by such Redevelopment Plan, Lessee shall submit proposed Final Plans and Specifications to Lessor for approval, which approval shall not be unreasonably withheld or delayed provided the proposed Final Plans and Specifications are, in Lessor's reasonable judgment, consistent with and a logical extension of the previously approved Redevelopment Submittal or Redevelopment Plan in all material respects. In constructing any new Buildings or other Improvements, Lessee shall at all times comply with the terms and provisions of this Lease including, without limitation, the conditions set forth in Section 5.2, as if in said provisions all references to "Buildings" and "Improvements" or "Initial Project" instead referred to the new Buildings and other Improvements that are to be constructed pursuant to the Redevelopment Plan.

12.6Inspections or Approvals by Lessor. No inspection made by any architect, engineer or other representative of Lessor and no inspection or approval by any such architect, engineer or other representative of any designs, plans, drawings, specifications or contracts (including, without limitation, any Preliminary Plans, Final Plans and Specifications or Redevelopment Plan or any portions thereof) for or with respect to any work contemplated pursuant to this Lease (including the Work in connection with the Initial Project or any Full Site Pad Improvements) or the method of performing any work or any materials or labor to be supplied in connection therewith by Lessee, its employees, agents, Contractors or subcontractors shall be deemed or construed in any way as relieving Lessee from or modifying Lessee's obligation to complete such work in accordance with the applicable requirements set forth in this Article 12 or in Article 5, and Lessor shall not thereby or otherwise be deemed or construed in any way to have assumed any responsibility or liability for such work or the safety, adequacy, sufficiency, legality or otherwise of such work or the manner in which such work is conducted or completed. All such responsibility and liability shall be and remain that of Lessee, and Lessor shall have no right to direct or control such work.
12.7	Applicationto Work.Except as otherwisespecifically providedm

Section 5.3(a)(ii), the provisions of this Article 12 shall not apply to the Work.

12.8Disputes. Disputes arising under Section 12.l(a)(iv) as to whether a proposed Change or Alteration is a Major Change shall be subject to the negotiation and mediation provisions of Section 18.1, followed by a determination by arbitration pursuant to Article 18. Disputes arising under Sections 12.l(a)(iv) or 12.l(a)(v) as to the Full Insurable Value of the Buildings and other Improvements or the estimated cost of any work shall be determined by appraisal pursuant to Article 19.

ARTICLE 13

Deposited Funds; Interest

13.1Interest on Deposited Funds. Funds deposited by Lessee with Lessor under any provision of this Lease shall be invested, as Lessor may direct, in either United States government securities or federally insured money market funds or certificates of deposit. At the time of the repayment or application of such funds, any interest paid on such deposit or earned on such investment shall be paid to Lessee or applied by Lessor if and to the extent necessary to satisfy Lessee's obligations under this Lease.

13.2Funds Held in Trust. Whenever any funds are to be paid to or deposited with

Lessor, a Proceeds Trustee or a title insurance company pursuant to Articles 4,  2,.8_, l.Q, 11 or .Ll., such funds shall be held by Lessor, the Proceeds Trustee or the title insurance company, as the case may be, in accordance with the applicable Article under this Lease. The fees and expenses of the Proceeds Trustee or title insurance company shall be paid by Lessee or deducted from the sums held by such Proceeds Trustee or title insurance company.

13.3Defaults. Funds in the hands of Lessor, a Proceeds Trustee or a title insurance company at the time a Default occurs, even if such funds would otherwise be payable to Lessee under Articles 4, , 1, £, 10, 11 or 12., shall continue to be retained by Lessor, the Proceeds Trustee or the title insurance company, as the case may be, and shall not be paid to Lessee until all Defaults have been cured.  If the Termination Date shall occur prior to

Lessee's cure of each and every such Default, Lessor shall be entitled to apply or demand that the Proceeds Trustee or title insurance company, as the case may be, apply such funds to cure any unremedied Defaults for which the applicable notice and cure period has expired without cure, and to compensate Lessor for any loss, cost, damage or expense (including reasonable attorneys' fees) it sustains as a result of any such unremedied Defaults, with the balance of such funds, if any, to be paid to Lessee as required pursuant to this Lease. All funds so applied or permitted to be applied by Lessor, the Proceeds Trustee or the title insurance company, as the case may be, shall become the absolute property of and shall be paid to Lessor upon demand and, in the case of the Proceeds Trustee or the title insurance company, such Proceeds Trustee or title insurance company shall thereupon be relieved of any further responsibility or liability therefor.

ARTICLE 14

Indemnification by Lessor and Lessee

14.1	Indemnification.

(a)By Lessee. To the full extent not prohibited by applicable law and except as otherwise provided in this Lease, Lessee shall protect, indemnify, save harmless and defend Lessor, Lessor's Beneficiary and their respective Protected Persons, from and against any and all Claims imposed upon, asserted against or incurred by Lessor, Lessor's Beneficiary or any of their respective Protected Persons arising from or in any way related to (i) the conduct, management or occupancy of, or from the Work or any other work or thing whatsoever done in and on, the Premises, the Buildings and any other Improvements or any part thereof, during the Term of this Lease; (ii) any condition of the Premises, the Buildings and any other Improvements, or any part thereof during the Term of this Lease; (iii) any breach or default on the part of Lessee in the performance of any term, covenant, condition, obligation or agreement on the part of Lessee to be performed or met under this Lease; (iv) any act or negligence of Lessee or any Tenant, or any of Lessee's or any Tenant's respective agents, contractors, servants, employees, or licensees; (v) any accident, injury or damage whatsoever caused to any Person occurring during the Term of this Lease, in or on the Premises, the Buildings or any other Improvements, or any part thereof; (vi) the generation, presence, disposal, release or threatened release of any Hazardous Substances on over, under, from or affecting the Premises or the Project caused or permitted by Lessee or any Tenant, or any of Lessee's or any Tenant's respective agents, contractors, servants, employees or licensees, or anyone acting by through or under any of them; (vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any such generation, presence, disposal, release or threatened release of any Hazardous Substances; or (viii) any violations of or failure to comply with any Environmental Laws with respect to the operation of the Premises or construction, ownership or operation of the Project (excluding any Pre-Existing Environmental Conditions).

(b)By Lessor. To the full extent not prohibited by applicable law and except as otherwise provided in this Lease, Lessor shall protect, indemnify, save harmless and defend Lessee and Lessee's Protected Persons from and against any and all Claims imposed upon, asserted against or incurred by Lessee or Lessee's Protected Persons arising from or in any way related to (i) any inaccuracies in the representations and warranties made by Lessor in Article 26; or (ii) any damage caused by the negligence or more culpable conduct of Lessor, Lessor's Beneficiary or either of their respective agents, contractors, servants, employees or licensees, or anyone acting by through or under any of them (other than Lessee or any Tenant or any of Lessee's or any Tenant's respective agents, contractors, servants, employees or licensees, or anyone acting by through or under any of them) during any inspection of the Premises pursuant to Section 16.1, during any access pursuant to Section 16.2, or as result of or arising during the performance by Lessor of its obligations under Article 5 with respect to the construction of the Traffic Improvements included in the IDOT Approved Plans, the Founders/Kamp Extension or the Founders Drive Sewer Extension.

(c)Limitations on Indemnification. The indemnification prov!Slons of Section 14.1(a) shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Lessee or any contractor or subcontractor of Lessee under any workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts. 1n no event shall the indemnifications contained in Sections 14.l(a) or 14.l(b) extend to any Claims arising solely out of the negligent or willful acts or omissions of the Person or Protected Person seeking indemnification.

14.2Notice of Claim or Potential Claim. Lessor or Lessee, as the case may be, shall notify the Indemnitor (such notification is herein called a "Notice of Claim" or "Notice of Potential Claim," as the case may be) of any Claim or of any occurrence or event that could give rise to a Claim ("Potential Claim") for which Lessor or Lessee or one of their respective Protected Persons is (or believes it is) entitled to be indemnified or defended under this Lease promptly after Lessor or Lessee obtains actual knowledge of any Claim or Potential Claim, or promptly upon receiving notice from or on behalf of the Indemnitee against or by whom such Claim or Potential Claim has been or may be imposed, asserted or incurred, as the case may be. In addition, Lessor or Lessee shall promptly provide or cause to be provided to its insurance carrier or carriers any notice required under any policy or policies of insurance that are or may be applicable to such Claim or Potential Claim. A Notice of Claim or Notice of Potential Claim shall specify, in reasonable detail, the nature and estimated amount of any such Claim or Potential Claim and the basis for the lndemnitee's belief as to why it is entitled to be indemnified or defended. Notwithstanding the foregoing, the failure by Lessor, Lessee or a Protected Person to give such notice shall not relieve any lndemnitor of its indemnification obligations under this Lease, except to the extent that such lndemnitor is materially prejudiced as a result of such failure.

14.3Defense of Claims. The Indemnitor shall, at its expense or that of its insurer, undertake the defense of each Claim or Potential Claim for which it is obligated to indemnify or defend an Indemnitee with attorneys of its own choosing reasonably satisfactory to the Indemnitee. Indemnitor shall keep each Indemnitee informed of all significant developments and shall provide such lndemnitee and its attorneys with copies of all documents relating to such Claim or Potential Claim. Each Indemnitee shall have the right, at such Indemnitee's expense, to monitor and be present at, either through its representatives or its attorneys, all proceedings, hearings, testimony and depositions and to receive copies of all pleadings, motions, orders, transcripts, interrogatories and other discovery or other documents relating to any such Claim or Potential Claim. Indemnitor shall not pay, compromise or settle any such Claim or Potential Claim against an Indemnitee without first consulting such Indemnitee respecting the same and obtaining such Indemnitee's consent to such payment, compromise or settlement, which consent shall not be unreasonably withheld, conditioned or delayed. Indemnitor shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim or Potential Claim to Indemnitee of a release from all liability with respect to such Claim or Potential Claim; provided that prior to terminating or settling any administrative or judicial proceeding or consenting to the entry of a judgment in a case for which a complete release has been offered, Indemnitor shall provide the Indemnitee with an opportunity, at such Indemnitee' s expense, to assume the defense of any such proceeding. In such event, Indemnitor' s liability with respect to any proceeding as to which an Indemnitee has assumed the defense pursuant to the preceding sentence shall be limited to the liability that Indemnitor would have incurred had such proceeding been terminated or settled on the terms proposed by Indemnitor prior to the assumption thereof by such Indemnitee. Nothing contained in this Section 14.3 shall be deemed to affect or modify the rights of the respective insurers to settle or their obligations to defend any named insured or additional insured under any insurance policy or policies.

I4.4 Failure to Defend; Separate Representation. In the event an Indemnitor, within a reasonable time after receiving a Notice of Claim or a Notice of Potential Claim from an Indemnitee, fails to defend any Claim or Potential Claim for which such lndemnitor is obligated to indemnify or defend such Indemnitee, such Indemnitee may, at Indemnitor' s expense and after giving notice to Indemnitor of such action, undertake the defense of the Claim or Potential Claim and may, without the consent of Indemnitor being required, compromise or settle the Claim or Potential Claim, all for the account of Indemnitor. Notwithstanding any of the preceding provisions of and in addition to its other rights under this Article 14, each Indemnitee shall have the right to employ counsel to represent it with respect to any Claim or Potential Claim if, in such lndemnitee's reasonable judgment, it is advisable for such Indemnitee to be represented by separate counsel, and in that event, the fees and expenses of such separate counsel shall be paid by such Indemnitee, unless in any action where both Indemnitee and Indemnitor are joined as parties, such Indemnitee reasonably determines that defenses are available to it that are unavailable to or in conflict with defenses available to Indemnitor, in which case such Indemnitee shall be entitled to retain separate counsel to represent it at the expense of Indemnitor.

14.5	Costs Associated with Defaults.

(a)Payments By Lessee. Lessee agrees to pay, and to indemnify Lessor from and against, all legal costs and charges, including reasonable attorneys fees, lawfully and reasonably incurred in obtaining a final judgment, order or decree that is not subject to further appeal (i) granting Lessor possession of the Premises, the Buildings, the other Improvements, or any part thereof, after the occurrence ofan Event of Default or after Lessee's failure to surrender possession thereof upon the Termination Date, or (ii) enforcing any term, covenant, condition, obligation or agreement on the part of Lessee to be performed or met under this Lease or arising out of any suit or proceeding affecting the Premises, the Buildings, the other Improvements or this Lease, or any part or portion thereof to which Lessor is joined as a party other than by reason of a breach by Lessor of its obligation hereunder or the performance by Lessor of its obligations under Article 5 with respect to the construction of the Traffic Improvements included in the IDOT Approved Plans.
(b)Payments By Lessor. Lessor agrees to pay, and to indemnify Lessee from and against all legal costs and charges, including reasonable attorneys' fees, lawfully and reasonably incurred in obtaining a final judgment, order or decree that is not subject to further appeal enforcing any term, covenant, condition, obligation or agreement on the part of Lessor to be performed or met under this Lease.

14.6Survival of Indemnities. The provisions of this Article 14 and the respective rights and obligations of Indemnitor and Indernnitee hereunder shall continue in full force and effect without regard to the expiration or earlier termination of this Lease; provided, however, that unless a Notice of Claim or Notice of Potential Claim is given by or on behalf of the Indemnitee against which the Claim or Potential Claim has been asserted within one (I) year after the later of (i) the expiration or earlier termination of this Lease, or (ii) one (1) year after the date on which such Indemnitee first obtains actual notice of such Claim or Potential Claim, such Indernnitee shall be deemed to have waived the right to assert such Claim or Potential Claim against Indemnitor and shall have no further rights with respect thereto under this Lease. Notwithstanding the proviso contained in the preceding sentence, in the case of any Potential Claim or Claim that has been or is threatened to be imposed upon, asserted against or incurred by Lessor or any of Lessor's Protected Persons and that has arisen or arises out of or from, or is in any way related to, the matters described in Section 14. l(a) or the performance by Lessee after the Termination Date of any of its obligations hereunder that survive such termination, the time period within which Lessor or any such Lessor's Protected Person shall have to give a Notice of Claim or Notice of Potential Claim shall be extended to the later of

(x) one (I) year after the date on which Lessee shall have completed its performance of such obligations, or (y) one (I) year after the date on which Lessor or such Lessor's Protected Person first obtains actual notice of such Lessor's Potential Claim or Claim. However, nothing contained in this Article 14 shall be deemed or construed in any way to extend the applicable statute of limitations with respect to any Potential Claim or Claim that has arisen or arises out of or from, or is in any way related, to the matters described in Section 14.1.

ARTICLE 15

Environmental Compliance Obligations

15.1Lessee's Compliance with Environmental Laws. During the entire Tenn of the Lease (including any period of time Lessee occupies any part of the Premises prior to the Commencement Date), Lessee shall comply with all federal, state and local laws, ordinances, rules and regulations now or at any time hereafter in effect which regulate, relate to or impose liability or standards of conduct concerning the generation, disposal, release, threatened release or the presence or management of any Hazardous Substances, and which directly or indirectly affect the use or occupancy of the Premises by Lessee, any Tenant, or anyone claiming by, through or under either or any of them (all such laws, ordinances, rules and regulations being herein collectively referred to as the "Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), and the Illinois Environmental Protection Act (415 ILCS 5/1 et seq.). Lessee shall not permit the Premises, the Buildings or the other Improvements (or any new Buildings or other Improvements constructed by Lessee pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5) to contain, be used to store or otherwise used to handle Hazardous Substances except where stored in permitted containers or locations and in quantities normally associated with businesses included within the Permitted Use authorized to be conducted on the Premises or for routine office maintenance and cleaning and, in those instances, the Hazardous Substances shall be stored, generated, disposed of, managed or used in compliance with all Environmental Laws. Lessee acknowledges that its compliance shall include, by way of illustration and not by way of limitation, the completion and timely filing of all reports and statements required pursuant to any Environmental Laws and the payment of all charges, fees and costs that may be assessed or imposed from time to time in connection therewith; and the timely disclosure to Lessor upon request of any information requested in order to permit Lessor or others to make full and complete disclosures or filings as required pursuant to such Act. Lessor or Lessor's Beneficiary shall not take any actions that conflict with or impair Lessee's ability to comply with its obligations set forth in this Article 15.
15.2Lessor's Right to Conduct Environmental Tests. Lessor's Beneficiary at any time, and from time to time (but without any obligation to Lessee to do so), but not more frequently than every third Lease Year during the entire Tenn of this Lease, may at its option upon not less than five (5) Days' notice to Lessee cause to be conducted any environmental assessments or tests of the Premises, the Buildings or other Improvements (or any Buildings or other Improvements constructed by Lessee pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5) which Lessor's Beneficiary reasonably deems necessary in connection with the use and occupancy of the Premises by Lessee, any Tenant or anyone claiming by, through or under either or any of them or by virtue of Lessor's continued ownership of the Premises. In causing any such assessment or tests to be conducted, Lessor's Beneficiary shall not unreasonably interfere with Lessee's or any Tenant's right to the use and occupancy of Premises or any part thereof, and shall (except in the case of a bona fide emergency) comply with any reasonable request by Lessee with respect to limits on access as to time and the requirement of any Tenant that Lessor's Beneficiary or any of its contractors or consultants be accompanied by a Tenant representative. The selection of the Person retained to complete any such assessment or test shall be within the sole and absolute discretion of Lessor's Beneficiary. In connection therewith, Lessee shall permit and cause each Tenant Lease to require each Tenant to permit Lessor's Beneficiary and its environmental consultants or inspectors to have reasonable access to the Premises, the Buildings or other Improvements (or any new Buildings or other Improvements constructed by Lessee pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5) at all reasonable times and Lessee agrees to make or cause to be made available to Lessor's Beneficiary or any such environmental consultant or inspector any information reasonably requested regarding the nature of any Hazardous Substances used, stored or otherwise present at the Premises, the Buildings or other Improvements (or any new Buildings or other Improvements constructed by Lessee pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5) in connection with the use or occupancy of the Premises or any part thereof. Except as otherwise provided in Section 9.lfc)(iv) above or Section 15.3(a) below, any assessment or test conducted by or for Lessor's Beneficiary shall be at Lessor's Beneficiary's sole cost and expense. To the fullest extent not prohibited by applicable laws, Lessor's Beneficiary shall protect, indemnify, save harmless and defend Lessee and its Protected Persons from and against all Claims (excluding Claims arising out of an Environmental Event for which Lessee is responsible under this Article 15) in connection with any entry upon the Premises to conduct the assessments and tests provided for in this Section 15.2.

15.3	Lessee's Remediation Obligations.
(a)Discovery of an Environmental Event. If any Environmental Report or any other environmental assessment or tests of the Premises or the Project conducted by or on behalf of Lessor's Beneficiary, Lessee, any Leasehold Mortgagee, any Fee Mortgagee or any Governmental Authority discloses a disposal, release, threatened release or the presence or management of Hazardous Substances on, over, under, from or affecting the Premises, the Building or the other Improvements in violation of any Environmental Laws that was caused or permitted by, attributed or related to or otherwise arose or occurred during the Term of this Lease or the use or occupancy of the Premises by Lessee, by any Tenant, or by anyone acting by, through or under any of them and that requires Remediation (any such event or circumstance being referred to herein as an "Environmental Event"), then provided such Environmental Event is not a Pre-Existing Environmental Condition, Lessee shall, upon demand, reimburse Lessor's Beneficiary for the reasonable costs of such Environmental Report or other assessment or tests. In addition and at Lessee's sole cost and expense, as promptly as practicable in light of the nature of such Environmental Event, the requirements of any applicable Governmental Authorities or Environmental Laws and other relevant existing circumstances, Lessee shall cause such Remediation to be completed to the extent necessary to return the Premises or the Project to its prior state and in accordance with all applicable Environmental Laws and any orders and directives of any Governmental Authorities charged with responsibility or authority pursuant to any Environmental Laws.

(b)Lessee's Obligation to Notify Lessor. Should an Environmental Event occur as a result of any intentional or unintentional act or omission on the part of Lessee or any other person, or should Lessee become aware or obtain knowledge of the occurrence or existence of an Environmental Event or Pre-Existing Environmental Condition, Lessee shall immediately notify Lessor thereof.  In addition, if such Environmental Event is not a Pre-Existing

Environmental Condition (unless, under applicable Environmental Laws, Lessee is nevertheless obligated to perform any required Remediation thereof, in which case, such Remediation shall be performed by Lessee at Lessor's expense), then as promptly as practicable, in light of the nature of such Environmental Event, the requirements of any applicable Governmental Authorities or Environmental Laws and other relevant existing circumstances, Lessee shall conduct and complete or cause to be conducted or completed any Remediation reasonably required to clean up and remove all such Hazardous Substances in accordance with and to the extent required by all applicable Environmental Laws and any orders or directives of any Governmental Authorities charged with responsibility or authority pursuant to such Environmental Laws.

(c)Lessor's Right to Perform Remediation. Lessee's failure to perform any Remediation required pursuant to Sections ISJ(a) or ISJ(b) shall entitle Lessor or Lessor's Beneficiary, after expiration of the applicable notice and cure period referred to in Section 17.2(b) or such other time period as Lessee and Lessor's Beneficiary shall agree is reasonable under the circumstances, to cause such Remediation to be conducted. Lessee shall, immediately upon demand by Lessor, pay to Lessor's Beneficiary all reasonable costs and expenses paid or incurred by Lessor or Lessor's Beneficiary as a result thereof. Notwithstanding the foregoing, Lessor's Beneficiary need not give such notice or permit such cure period to expire prior to commencing any Remediation that Lessee may fail to perform if (i) Lessor or Lessor's Beneficiary is ordered to perform such Remediation by any Governmental Authority or court of competent jurisdiction, or (ii) the failure of Lessee immediately to commence such Remediation would, in Lessor's Beneficiary's reasonable judgment, result in (A) an imminent risk of further contamination by Hazardous Substances to the Premises or the Project, to any other properties or to the environment or (B) an Environmental Event that would have the potential for more severe, adverse consequences to the Premises or the Project, to any other properties or to the environment.

(d)Lessee's Right to Contest. Notwithstanding the foregoing, Lessee shall have the right to contest by appropriate legal proceedings the order or directive of any Governmental Authority requiring Remediation at the Premises under any Environmental Laws; provided, however, that this right shall not be deemed or construed in any way to relieve, modify or extend Lessee's obligations under this Article 15 unless (x) the legal proceedings shall operate to prevent (i) the sale of the Premises or any part thereof or (ii) any Governmental Authority from commencing such Remediation, and (y) if required by Lessor's Beneficiary, Lessee shall at all times while such proceedings are pending, keep on deposit with Lessor's Beneficiary, or such other Person as Lessor's Beneficiary may direct in writing or as may be provided by law, as security for the payment of all costs and expenses related to Remediation, Security in an amount at least equal to one hundred ten percent (110%) of the sum of the cost, as reasonably estimated by Lessor's Beneficiary, for such Remediation; and provided, further, that the failure of Lessee immediately to commence such Remediation will not, in Lessor's Beneficiary's reasonable discretion, result in an imminent risk of further contamination by Hazardous Substances of the Premises, the Project, any other properties, human health or the environment.

15.4Disputes. Disputes between the Lessee and Lessor or Lessor's Beneficiary arising under this Article with respect to (i) whether a matter is an Environmental Event or a Pre-Existing Environmental Condition, (ii) the extent of Remediation required, (iii) the amounts for which a party is entitled to be reimbursed, or (iv) whether any findings in an

Environmental Report prepared pursuant to Section 9.l(c)(iv) or in any other environmental assessments or tests relate to a Pre-Existing Environmental Condition shall be subject to the negotiation and mediation provisions of Section 18.1, followed by a determination through arbitration pursuant to Article 18. However, nothing contained in this Section 15.4 shall prevent Lessor, Lessor's Beneficiary or Lessee from acting either in accordance with the directives of any Governmental Authorities or under those circumstances provided in Section 15.3(c) where Lessor or Lessor's Beneficiary is entitled to act without notice to Lessee.

ARTICLE 16

Inspection and Exhibition of Premises by Lessor

16.1Inspection. Lessor, Lessor's Beneficiary and the authorized representatives of either may enter, and each Tenant Lease shall provide that Lessor, Lessor's Beneficiary and the authorized representatives of either, subject to the possessory rights of Tenants and upon reasonable prior notice which shall be given not less than twenty-four (24) hours in advance (except in the case of an emergency), may enter, upon any common areas of the Premises, the Project or any part thereof (including any of the Buildings) at all reasonable times throughout the Term of this Lease during Lessee's normal hours of operation (except in the case of an emergency) for the purposes of inspecting the same, to assure Lessor of Lessee's compliance with the provisions of this Lease and to exercise Lessor's right to cure any Defaults on the part of Lessee under this Lease.

16.2Exhibition for Sale or Lease. Lessor, Lessor's Beneficiary and the authorized representatives of either shall have the right at all reasonable hours, subject to the possessory rights of Tenants and upon reasonable prior notice which shall be given not less than twenty four (24) hours in advance (except in the case of an emergency), to enter the Premises, the Buildings, the other Improvements or any part thereof and to exhibit the same at all reasonable times throughout the Term of this Lease during Lessee's normal hours of operation, for purposes of the sale of Lessor's Estate and, during the last twenty-four (24) months of the Term of this Lease, for purposes of entering into a new lease, subject to the possessory rights of the Tenants and upon reasonable prior notice, which shall be given not less than twenty four (24) hours in advance (except in the case of an emergency).

16.3Lessee to Accompany Lessor. Except in the case of an emergency, any inspections or exhibiting of the Premises or the Project by Lessor, Lessor's Beneficiary or the authorized representative of either, pursuant to Section 16.1, Section 16.2 or otherwise, shall be conducted only while accompanied by a representative of Lessee or the Tenant of that portion of any Building to be inspected or exhibited and such inspections or exhibitions shall be conducted in a manner so as not to unreasonably interfere with Lessee's or such Tenant's business operations.

I 6.4 Quiet Enjovment. Lessor covenants that Lessee, upon paying the Rent and all other charges required to be paid by Lessee hereunder and performing, observing and keeping all of the terms, covenants, conditions, agreements and obligations of this Lease on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation of anyone claiming by, through or under Lessor, including, without limitation, any Fee Mortgagee, subject, however, to the provisions of this Lease.

ARTICLE 17

Defaults; Remedies

17.1	Defaults.The occurrence of any of the following shall constitute a default

("Default") under this Lease:

(a)Rent Defaults. Lessee fails to pay Rent, including the payment of Impositions or other taxes or excises when due; or

(b)Insurance Evidence and Insurance or Condemnation Award Proceeds Defaults. Lessee either (i) fails to provide evidence of the insurance required pursuant to Article 7 within twenty (20) Days after the date or dates required in Section 7.4, (ii) fails to deposit the Security required to be provided in connection with any Restoration (including securing payment of or paying over of any available insurance proceeds and required deductibles to a Proceeds Trustee) when and as provided in this Lease or (iii) fails to apply any available awards paid or payable to Lessee in any Condemnation Proceeding as provided in this Lease; or

(c)Lien Defaults. Any lien attaches to Lessor's Estate or its interest in this Lease and Lessee fails (i) to provide Lessor with any Security, bond, guaranty or insurance therefor as provided in Article 8, or (ii) to obtain the complete cancellation and discharge of such lien within the time period provided in Section 8.2; or

(d)Abandonment. The Premises are abandoned by reason of a course of conduct by Lessee that reasonably evidences an intent permanently to relinquish is rights under this Lease and such conduct continues for a period of thirty (30) consecutive Days; or

(e)Submittal or Construction Defaults. Lessee fails (i) to make timely Submittals of any required modifications to the Proposed Final Plans and Specifications, any proposed Final Engineering for the Site Work or any proposed Preliminary Plans or Final Plans and Specifications for the Parcels SE-IB-2/SE-IB-3 Common Area Improvements, (ii) to commence or complete the Work within the time provided by Section 5.3(a), or (iii) to perform its obligations under any Full-Site Pad Guaranty provided by Lessee within the time periods set forth therein (in either case, subject to Unavoidable Delays as provided in Section 27.13 below); or

(f)Operation Defaults. Lessee ceases to use or continuously operate the Premises and the Project in accordance with the Permitted Use for more than sixty (60) consecutive days; or

(g)Covenant Defaults. Lessee fails to perform or meet any other term, condition, covenant, agreement or obligation on the part of Lessee to be performed or met under this Lease in all material respects, including without limitation a failure to make timely Submittals by the required dates for the Initial Project, any Added Component, any Major Change, or Redevelopment Plan or the occurrence of a Triggering Event and a failure to comply with the provisions of Section 6.9 of this Lease within ten (10) Business Days following the date of the occurrence of the Triggering Event; or

(h)Dispute Resolution Defaults. Lessee fails to comply with the agreement of the parties reached in any negotiation or mediation under Article 18 or any decision of the arbitrator or arbitrators reached in any arbitration proceeding under Article 18; or
(i)Bankruptcy. A Bankruptcy Proceeding is commenced under the United States Bankruptcy Code, 11 U.S.C. I et seq., as the same may be from time to time amended ("Bankruptcy Code"), against Lessee or in which Lessee is named as debtor (or, if Lessee is a partnership, against any of such partnership's general partners or in which any of such partnership's general partners are named as debtor, unless the remaining general partner or partners or substituted general partner or partners of such partnership have a collective financial net worth as of the date such Bankruptcy Proceeding is commenced at least equal to the net worth of the general partner or partners against whom such Bankruptcy Proceeding is commenced as of the date each such general partner or partners first became a general partner); or

G) Insolvency. Any Bankruptcy Proceeding is commenced under any applicable state or federal bankruptcy or insolvency law other than the Bankruptcy Code against Lessee or in which Lessee is named as debtor (or, if Lessee is a partnership, against any of such partnership's general partners or in which any of such partnership's general partners are named as debtor, unless the remaining general partner or partners or substituted general partner or partners of such partnership have a collective financial net worth as of the date such Bankruptcy Proceeding is commenced at least equal to the net worth of the general partner or partners against whom such Bankruptcy Proceeding is commenced as of the date each such general partner or partners first became a general partner).

17.2Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Lease:

(a)Uncured Payment, Insurance, Lien or Abandonment Events of Default. A Default specified in Section 17.1(a), Section 17.1(b), Section 17.l(c) or Section 17.l{d) occurs and continues for thirty (30) Days after notice thereof is given by Lessor to Lessee; or

(b)Construction or Operation Events of Default. A Default specified in Section 17.l(e) or Section 17.J(f) occurs and continues for sixty (60) Days after notice thereof is given by Lessor to Lessee (provided that an Event of Default shall not be deemed to have occurred hereunder if Lessee commences such cure within such sixty (60) Day period, thereafter diligently continues to pursue the cure of such Default and in fact cures such Default within twelve (12) months from the date of Lessor's notice of such Default, subject to Unavoidable Delays as provided in Section 27.I3 below); or

(c)Covenant Events of Default. A Default specified in Section 17.l(g) occurs and continues for sixty (60) Days after notice thereof is given by Lessor to Lessee (provided that an Event of Default shall not be deemed to have occurred hereunder if Lessee commences the cure and thereafter diligently continues to pursue the cure of such Default and in fact cures such Default within six (6) months from the date of Lessor's notice of such Default, subject to Unavoidable Delays as provided in Section 27.13 below, except that notwithstanding the foregoing, an Event of Default shall be deemed to have occurred if (i) Lessee fails to comply with the provisions of Section 6.9, or (ii) a breach or default in the similar provisions contained in any Guaranty occurs and if, in such event, either (x) Lessee or the Guarantor under any Guaranty, including a Guaranty provided by or on behalf of a Full-Site Tenant, as the case may be, fails to so comply within the time period specified in any Orders or any notices from any Governmental Authority issued pursuant to any Orders, or (y) Lessee fails within such time period to provide a substitute Guarantor reasonably satisfactory to Lessor); or

(d)Dispute Resolution Events of Default.  A Default specified in Section 17.l(h) occurs and continues for a period of thirty (30) Days after delivery of the written agreement between the parties reached through negotiation or mediation or the written determination of the arbitrator or arbitrators (or such longer or shorter period as may be set forth for compliance therewith in such agreement of the parties or determination by the arbitrator or arbitrators);

(e)Involuntary Bankruptcy or Insolvencv Events of Default. A Default specified in Section 17.l(i) or Section 17.1{j) shall occur and such Bankruptcy Proceeding is not dismissed or, in the case of a Bankruptcy Proceeding under Section 17.l(i), Lessee's trustee in bankruptcy fails to assume this Lease as provided in Section 365 of the Bankruptcy Code, in either case, within one hundred eighty (I 80)

Days after the date such Bankruptcy Proceeding is commenced; or

(f)Assignment for the Benefit of Creditors Events of Default. Lessee (or if Lessee is a partnership, any of such partnership's general partners, unless the remaining general partner or partners or substitute general partner or partners of such partnership have a collective financial net worth as of the date any such general partner becomes insolvent at least equal to that of such general partner as of the date such general partner first became a general partner) becomes insolvent or is generally not paying its debts as they become due, or admits in writing its inability to pay, its debts as they become due, or Lessee (or if Lessee is a partnership, any of such partnership's general partners unless the remaining general partner or partners or substitute general partner or partners of such partnership have a collective financial net worth as of the date a trustee, receiver or custodian is appointed for such general partner at least equal to such general partner as of the date such general partner first became a general partner) applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian on its behalf or for any of its property or makes a general assignment for the benefit of creditors; or
(g)Voluntary Bankruptcy Events of Default. Lessee files a petition or other document to initiate a Bankruptcy Proceeding (or, if Lessee is a partnership, any of such partnership's general partners files such a petition or other document, unless the remaining general partner or partners or substitute general partner or partners have a collective financial net worth as of the date the partner files any such petition or other document at least equal to such general partner as of the date such general partner first became a general partner).

17.3	Lessor's Remedies.

(a)Right to Terminate Lease. Upon the occurrence of any Event of Default, Lessor may, at its option, upon notice to Lessee, elect to terminate this Lease or (with or without terminating this Lease) to terminate Lessee's right to possession of the Premises. In either of such events, Lessor or Lessor's agents and servants may, unless prevented by court order, immediately upon such election or at any time thereafter re-enter the Premises, remove all persons and all or any property therefrom, by any available action or proceeding at or permitted by law or in equity, and repossess and enjoy the Premises, as their former estate, together with the Buildings and the other Improvements then comprising the Project or any new Buildings or · other Improvements constructed pursuant to a Redevelopment Plan approved by Lessor pursuant to Section I2.5 and all Changes and Alterations made to any of the foregoing or to the Land during the Term of this Lease and, subject to the provisions of Section 9.3, may elect to pursue any or all of its rights and remedies provided in this Lease.
(b)Reletting of Premises. Lessor shall use reasonable efforts to relet the Premises or any part or parts thereof for the account of Lessee or otherwise, and to receive and collect the rents therefor, or otherwise shall use reasonable efforts to mitigate damages suffered by Lessor as a result of any Event of Default by Lessee. Lessor shall not be obligated to accept any substitute lessee offered by Lessee or to follow any instructions or requests of Lessee in connection therewith. If Lessor is successful in reletting the Premises, however, Lessor shall apply received and collected rents from any such reletting as follows: (i) first, to the payment of any costs and expenses (including reasonable attorneys' fees) Lessor may incur in recovering possession of the Premises and in putting the same into good order or condition or preparing or altering the same for reletting; (ii) next, to the costs and expenses (including reasonable attorneys' fees), commissions and charges paid, assumed or incurred by Lessor in and about the reletting of the Premises or any part thereof; and (iii) last, to the fulfillment of the terms, covenants, conditions, agreements and obligations of Lessee to be met or performed under this Lease, and shall pay the surplus, if any, to Lessee. Any such reletting may be for the remainder of the Term of this Lease or for such longer or shorter period of time as Lessor shall, in its sole discretion, determine.

(c)Amounts Payable By Lessee. In any case and whether or not the Premises or any part thereof shall have been relet, Lessee shall pay to Lessor all amounts due and owing under this Lease up to the Termination Date or to the date of Lessor's recovery of possession of the Premises if this Lease has not been terminated ("Possession Date") including all accrued but unpaid Additional Rent. Thereafter, Lessee shall, if required by Lessor, pay to Lessor until the end of the stated Term of this Lease the equivalent of the amount ofall the Rent reserved herein and all other amounts required to be paid by Lessee, less the excess of the rent collected by Lessor, if any, from reletting the Premises over the amounts described in clauses (i) and (ii) of Section 17.3(b), if any, and the amount of the deficiency then existing shall be due and payable by Lessee to Lessor on each of the Days set for payment of Rent throughout the remaining Term of this Lease (or which would have been the date for payment had this Lease not been terminated). In any of the circumstances hereinabove mentioned under which, and on any of the Days so specified on which, Lessor shall have the right to hold Lessee liable to pay Lessor the equivalent of the amount of all the Rent and all other amounts required to be paid by Lessee, Jess the excess of the rent collected by Lessor, if any, from reletting the Premises over the amounts described in clauses (i) and (ii) of Section J 7.3(b). if any. Lessor shall have the right to elect in place and instead of holding Lessee so liable, to recover against Lessee as damages for loss of the bargain and not as a penalty an aggregate sum which, at the date on which Lessor elects to exercise such right, represents the then commuted value (i.e., the present worth) of the excess, if any, of the aggregate of the Rent and all other amounts payable by Lessee under this Lease that would have accrued for the balance of the Term over the aggregate rental value of the Premises for the balance of such Term, discounted at a rate of eight and one-half percent (8.5%) per annum. For purposes of any calculation of Rent pursuant to this Section l 7.3(c), any future increases to Base Rent pursuant to Article 3, any Additional Rent payable pursuant to Article 4, as well as any anticipated increases in the rent collected, if any, from reletting the Premises, shall be determined by reasonable projections made by Lessor.

(d)Other Remedies. Nothing contained in this Article 17 or in this Lease shall limit or prejudice Lessor's right to prove and obtain as liquidated damages arising out of any Default or Event of Default or out of the termination of this Lease as a result of an Event of Default the maximum amount allowed by any statute or rule of law which may govern the proceeding in which such damages are to be proved, whether such amount be greater, equal to or less than the amount of the then commuted value (i.e., the present worth) of the excess of the Rent and all other amounts payable by Lessee hereunder over the rental value of the Premises determined in the manner provided in Section J7.3(c).
17.4Temporary Waiver of Exercise of Lessor's Remedies. Lessor shall not exercise its remedies under this Lease by reason of any Default by Lessee if such Default relates to or results from a dispute that is expressly subject to mediation or arbitration under the provisions of this Lease unless and until Lessor or Lessee has submitted such dispute to the procedures set forth in Article 18. Lessor's temporary waiver shall remain in effect during the time period while any negotiation or mediation efforts under Section 18.1 and any required arbitration proceedings under Sections 18.2 through 18.5 are continuing, but only until such time as the arbitrator has entered a binding decision or award and an Event of Default under Section 17.2(d) has occurred. Thereafter, Lessor may exercise any and all remedies under this Lease by reason of such Default or Event of Default.
17.5Remedies of Lessor Cumulative. The exercise by Lessor of any right or remedy against Lessee, the Premises or any Tenant of Lessee provided for herein shall not preclude the concurrent or successive exercise against Lessee, the Premises or any Tenant of Lessee of any other right or remedy, whether such right or remedy shall be consistent or inconsistent therewith, provided for herein or permitted by law or in equity.
17.6Lessor's Right to Cure Lessee's Defaults. If any Default shall occur, then after the expiration without cure of any applicable notice and cure or grace period applicable to such Default as provided in Section 17.2, Lessor may, but shall have no obligation to, upon five (5) Business Days' prior notice to Lessee (except with respect to Lessee's failure to provide evidence of insurance within the time period provided in Section 17.1(b) following notice from Lessor, for which no further notice by Lessor shall be required and except for Defaults which create an imminent risk of injury to Persons or property, for which no further notice beyond the first notice given by Lessor pursuant to Section 17.l shall be required), cure any such Default, and for such purposes shall have the right to enter onto the Premises and the Project in accordance with Section 16.1 of this Lease. All amounts expended by Lessor in connection therewith, together with interest thereon at the Lease Interest Rate from the date incurred or paid by Lessor to the date of payment by Lessee, shall be Additional Rent due from Lessee upon demand.

ARTICLE 18

Alternative Dispute Resolution Procedures

18.I	Negotiation and Mediation Prior to Arbitration.

(a)Negotiation Efforts. Prior to the initiation of the procedures set forth in this Article 18 for mediation or arbitration of a dispute that is, under the provisions of this Lease, expressly subject to mediation or arbitration, Lessor's Beneficiary and Lessee shall, for a period of thirty (30) Days beginning upon the date one party receives notice from the other party that such a dispute has arisen, use good faith efforts to negotiate with respect to such dispute. Such good faith efforts shall include at least one face-to-face meeting between business representatives of Lessor's Beneficiary and Lessee.
(b)Mediation Efforts. If, after expiration of the thirty (30) Day negotiation period provided for in Section 18.l(a). the dispute has not been resolved, then prior to the initiation of arbitration pursuant to Section 18.2, the parties shall first attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules (or if the American Arbitration Association no longer exists or provides mediation services, by another recognized independent third-party organization then providing such services in connection with commercial disputes in the Chicago metropolitan area) before resorting to arbitration, litigation or some other dispute resolution procedure.
18.2Procedure for Initial Appointment of Arbitrators. If any dispute that is, under the provisions of this Lease, to be determined by arbitration has not been resolved or settled pursuant to either of the procedures described in Section I 8.1 within ninety (90) Days after initiation of the initial negotiations under Section 18.l(a), either Lessor's Beneficiary or Lessee may demand arbitration by notice to the other Person setting forth the point or points in dispute and the name and address of the individual appointed by it to act as arbitrator. Within fifteen (I 5) Business Days after the date any such notice is given, the Person so notified shall give the Person demanding arbitration a notice setting forth any additional point or points in dispute and the name and address of the individual appointed by it to act as arbitrator. Within ten (10) Business Days after appointment of the second named arbitrator, the two arbitrators thus nained shall meet and jointly select a third arbitrator, and within ten (I 0) Business Days thereafter, the two arbitrators shall give both Persons notice of the naine and address of the third arbitrator so selected.

18.3Failure to Appoint Arbitrators: Appointment of Successors. If the Person upon whom the first demand for arbitration is made fails to select an arbitrator within the time and in the manner provided in Section 18.2, which failure continues for five (5) Business Days after notice of such failure given by the Person demanding arbitration, the arbitrator named by the Person demanding arbitration shall act alone; and if the two arbitrators selected by Lessor's Beneficiary and Lessee fail to appoint a third arbitrator within the time and in the manner provided above, either Person may, ten (I0) Business Days or more after notice is given to the other Person, apply to any judge of the United States court of general original jurisdiction of the district which includes the Premises for the appointment of a third arbitrator, which application shall be made in the form of a complaint to be served on the other Person. If an arbitrator appointed as provided in Section 18.2 or any successor arbitrator appointed as provided in this sentence of Section 18.3, in either case, dies, fails or refuses to act, resigns or becomes disqualified, the Person selecting such arbitrator shall appoint a successor to fill the vacancy and, in the event said Person fails to do so within ten (] 0) Business Days after demand by the other Person, the latter may appoint the successor. If the vacancy involves an arbitrator appointed otherwise than by Lessor's Beneficiary and Lessee, a successor shall be appointed in the same manner as the arbitrator he succeeds.

18.4Individuals Qualifying as Arbitrators. No individual shall be qualified to be appointed as an arbitrator for purposes of disputes or claims arising out of or related to this Lease unless that individual shall be a disinterested and impartial individual of recognized standing and experience in the area of commercial arbitration. If requested by either Lessor's Beneficiary or Lessee, any individual so appointed must disclose any and all circumstances, prior or ongoing family or direct or indirect ownership, financial or contractual relationships with either Lessor's Beneficiary or Lessee or their respective counsel or any interest in the result of the arbitration likely to affect such individual's impartiality. Upon the request of either Lessor's Beneficiary or Lessee, any individual appointed to act as an arbitrator shall be obligated to affirm under oath either the lack of or existence of any such circumstances or relationships prior to accepting any appointment. Any party objecting to the appointment of any arbitrator based on such information shall notify the other party and the American Arbitration Association (or if the American Arbitration Association no longer exists or provides arbitration services, the other recognized independent third-party organization then providing such services in connection with commercial disputes in the Chicago Metropolitan area) of such objection. Such association is hereby authorized to determine whether the arbitrator should be disqualified, and such determination shall be conclusive and binding on the parties.
18.5	Rules Governing Arbitration; Decisions.

(a)AAA Rules. Whenever a dispute arises which, under the terms of this Lease, is to be determined by arbitration, the Commercial Arbitration Rules ("Rules") of the American Arbitration Association (or if the American Arbitration Association no longer exists or provides arbitration services, by the Rules of another recognized independent third-party organization then providing such services in connection with commercial disputes in the Chicago metropolitan area) in effect as of the date the proceeding is initiated shall apply and govern the arbitration proceeding and the interpretation and enforcement of awards resulting therefrom, except as modified by the provisions of this Article 18.

(b)Modification of AAA Rules.Notwithstanding any limitations on discovery or evidence contained in the Rules:

(i)	All witnesses shall testify under oath and on the record.

(ii)The arbitrators shall, after consultation with the parties, establish dates in advance of the commencement of the hearing by which the parties shall (I) notify each other in writing of the identity and address of each witness that they then may call and that they then will call at the hearing, (2) exchange descriptions in accordance with the requirements of Rule 26(a)(2)(B) of the Federal Rules of Civil Procedure (or such other rule or rules as may from time to time be in force governing the same matter as said Rule 26(a)(2)(B)) of the testimony of expert witnesses they then expect to call at the hearing, (3) exchange copies of their pre-hearing memoranda, and (4) exchange copies of all exhibits they then expect to offer in evidence at the hearing, all documents underlying summary exhibits or relied upon by experts in forming their opinions to be offered at the hearing, and any other documents they then expect to use during the testimony of any witness presented by that party at the hearing.
(iii)By the close of business on Thursday of the week prior to commencement of the hearing and of each week during the hearing, the party about to present or then presenting its case shall notify the other party of the witnesses it intends to call and the exhibits it expects to use with each such witness during the next hearing week.

(iv)If a party's intentions change with respect to any information provided in accordance with subparagraphs (ii) and (iii), that party shall promptly notify the other party of such changes. In the case of information described in clause (2) of paragraph (ii), notice must be given not later than the close of business on Thursday of the week preceding the week in which the particular witnesses or exhibits concerned will be offered or used.
(v)If the arbitrators determine that evidence in addition to the evidence presented by the parties may be necessary or helpful to their decision, they may request that either or both of the parties provide such evidence. The arbitrators may request specific documents or witnesses, or may request that a party produce evidence relating to a particular question or issue. A request by the arbitrators for additional evidence or for assistance in interpreting evidence may be made orally on the record during the arbitration hearings or, at the option of the arbitrators, in writing with copies provided to counsel for both parties.

(vi)Documents responsive to a request by the arbitrators pursuant to paragraph (v) shall be produced within three (3) Days of notice or receipt of the request, unless such time is extended by the arbitrator for good cause shown. Documents produced by either party shall be furnished simultaneously to the arbitrators and to the other party. The provisions of paragraph (iii) shall apply with respect to any documents produced hereunder that will be used with a witness at the hearings.

(vii)With respect to a witness whose testimony is responsive to a request by the arbitrators pursuant to paragraph (v), within three (3) Days of notice or receipt of the request, the party to whom the request was directed shall inform the arbitrators and the other party in writing or on the record at the hearing of the identity of the witness and the earliest date or dates that the witness can be made available to testify.

(viii)If any party does not have or cannot provide a document or witness requested by the arbitrators, that party shall so advise the arbitrators in writing with a copy to opposing counsel, or shall state the same on the record at the hearing, which statement shall include a statement of the reasons why the requested evidence cannot be provided.

(ix)Documents produced in response to a request by the arbitrators shall be marked as exhibits. The party producing the documents shall identify them, state their origin, and indicate whether it will stipulate to their admissibility either orally, on the record at the hearing, or in writing with copies to the arbitrators and to the other party. The arbitrators may require that a witness be made available to provide further identification, authentication or foundation for a document.

(x)In addition, unless the arbitrators direct otherwise, witnesses who testify in response to a request by the arbitrators shall be questioned on direct examination by the party to whom the request was directed, on cross-examination by the opposite party, on any re-direct or re-cross examination, and shall then respond to questions from the arbitrators.

(c)Majority Decision. Any decision or award made pursuant to any arbitration proceedings under this Lease shall be binding and effective on both parties when agreed upon by any two of the three arbitrators so selected. However, if no two of the three arbitrators are able to agree upon the decision or award, the third arbitrator selected or appointed under Section 18.3 shall make the final decision or award.

18.6-Lessor and Lessee, respectively, shall pay the fees and out-of-pocket expenses of any individual appointed as arbitrator hereunder by Lessor and Lessee, respectively, and Lessor and Lessee shall each pay one-half of the fees and out-of-pocket expenses of any third party mediator or third arbitrator appointed pursuant to Sections 18.1(b). I 8.2 or 18.3.

ARTICLE19

Appraisal Procedures

19.1Matters as to Which and When Appraisal Procedure Applies. In the event that (i) no agreement has been reached by the parties as to (I) the respective Appraised Values of Lessor's Estate and the leasehold estate of Lessee, or (2) the Full Insurable Value of the Buildings or other Improvements as contemplated by Article 7, Article 9, Article 10, Article

11, or Article 12, or (3) the Gross Square Feet of the Building destroyed by Casualty as contemplated by Article 11 within the respective time periods provided in such Articles, or (4)

the Appraised New Base Rent as contemplated by Article 3; or (ii) in the event no agreement has been reached by the parties on any other issue for which the appointment of an appraiser or appraisers shall be required or is pennitted with respect to the detennination of the Appraised Value or the Appraised Rate of Return (or both) under any other provision of this Lease, despite both parties having negotiated in good faith with respect to such Appraised Value or Appraised Rate of Return (or both), then the provisions of this Article 19 shall apply to detennine such Appraised Value or Appraised Rate of Return (or both).

19.2	Procedures for Appointment of Appraisers.

(a)Notice of Initial Appointment. Either party ("First Party") may give notice ("First Notice") to the other stating the name and address of an individual appointed by such party to act as appraiser for purposes of detennining the Appraised Value or the Appraised Rate of Return (or both). Within fifteen (15) Business Days after receipt of such notice, the addressee ("Second Party") shall give notice to the First Party, stating the name and address of an individual appointed by Second Party to act as the Second Party's appraiser for purposes of determining the Appraised Value or the Appraised Rate of Return (or both).

(b)Independent Appraisals; Appointment of Third Appraiser. Each appraiser shall separately, independently, and without consulting the other appraiser or obtaining any information with respect to the results of the other appraiser's appraisal, detennine the Appraised Value or the Appraised Rate of Return (or both depending on the Article of this Lease under which the appraisal process has been evoked). On a date to be agreed upon following completion by each appraiser of its appraisal, but in the absence of any such agreement, on the thirtieth Day following appointment of the Second Party's appraiser, the two appraisers shall exchange the results of their appraisals. Within five (5) Business Days after the exchange of the results of such appraisals, the two appraisers shall meet and attempt in good faith to agree upon the Appraised Value (for purposes of any determination under Article 7, Article 9, Article JO, Article I I, or Article 12) or the Appraised New Base Rent (for purposes of any determination under Article 3). If the two appraisers appointed by the parties shall be unable to agree upon the Appraised Value or Appraised New Base Rent, as the case may be, within fifteen (15) Business Days following the exchange of their appraisals ("Appraisal Review Period") and, if the lesser of the Appraised Value or the Appraised New Base Rent, as the case may be, as detennined by each of the two appraisers is greater than or equal to ninety-five percent (95%) of the greater of such Appraised Value or Appraised New Base Rent, as the case may be, then the Appraised Value or the Appraised New Base Rent, as the case may be, for purposes of this Section shall be the average of the two such Appraised Values or the Appraised New Base Rent, as the case may be. If the lesser of the Appraised Values or the Appraised New Base Rent, as the case may be, determined by the two appraisers is less than ninety-five percent (95%) of the greater of such Appraised Values or the Appraised New Base Rent, as the case may be, then within five (5) Business Days after expiration of the Appraisal Review Period those two appraisers shall appoint, in writing, a disinterested third appraiser ("Third Appraiser"). Examples illustrating the determination of the Appraised Value and the Appraised New Base Rent applying the foregoing principles are set forth on Exhibit J attached hereto.

(c)Third Appraisal. Following his appointment, the Third Appraiser shall separately and independently (without consulting either of the other appraisers) detennine the

Appraised Value or the Appraised Rate of Return (or both), as the case may be. The two appraisers appointed by the parties may communicate in writing with and provide the Third Appraiser with all background documentation and information that supports their respective appraisals, provided copies of all such communications are sent simultaneously to the other appraisers. Neither appraiser shall otherwise communicate directly or indirectly with the Third Appraiser, except to provide the Third Appraiser with the results of his appraisal no earlier than three (3) Business Days after delivery by the Third Appraiser of the results of his appraisal. Within five (5) Business Days after delivery by the Third Appraiser of the results of his appraisal, the three appraisers shall meet and attempt in good faith to agree upon the Appraised Value or the Appraised New Base Rent, as the case may be.

(i)Procedures to Determine Appraised Value. If a majority of the three appraisers so appointed are unable to agree as to the Appraised Value for purposes of a determination under Article 7, Article 9, Article 10, Article 11, or Article 12, within fifteen (15) Business Days after the exchange of appraisals, the three appraisals for the Appraised Value shall be added together and their total divided by three to determine their average. Once the average has been determined for the Appraised Value, the three appraisals shall be subject to the following two (2) tests: (I) each of Lessor's and Lessee's appraisals for the Appraised Value shall be compared to the average to determine if any one or more of them is more than five percent (5%) above or below such quotient; and

(2) each of Lessor's and Lessee's appraisals shall be compared to the Third Appraiser's appraisal. If Lessor's and Lessee's appraisals are within five percent (5%) above or below the average and within ten percent (10%) above or below the Third Appraiser's appraisal, such quotient shall be the Appraised Value for the purposes set forth in this Lease. If either of Lessor's or Lessee's appraisal is more than five percent (5%) above or below the average or more than ten percent (10%) above or below the Third Appraiser's appraisal, such appraisal or appraisals shall be disregarded, and the Appraised Value shall be the average of the remaining appraisals or, if neither of Lessor's or Lessee's appraisals meet either criteria, the Appraised Value shall be the remaining appraisal. Examples illustrating the determination of the Appraised Value applying the foregoing principles are set forth on Exhibit K attached hereto.

(ii)Procedure for Determining Appraised New Base Rent. If a majority of the three appraisers so appointed are unable to agree as to the Appraised New Base Rent for purposes of a determination under Article 3 within fifteen (I 5) Business Days after the exchange of appraisals, the Appraised New Base Rent, determined as provided in Section 19.2(b) for each of the three appraisers, shall be added together and their total divided by three to determine their average. Once the average has been determined for the Appraised New Base Rent, the three appraisals shall be subject to the following two (2) tests: (I) each of Lessor's and Lessee's appraisals for the Appraised New Base Rent shall be compared to the average to determine if any one or more of them is more than five percent (5%) above or below such quotient; and (2) each of Lessor's and Lessee's appraisals shall be compared to the Third Appraiser's appraisal. If Lessor's and Lessee's appraisals are within five percent (5%) above or below the average and within ten percent (I 0%) above or below the Third Appraiser's appraisal, such quotient shall be the Appraised New Base Rent for the purposes set forth in this Lease. If either of Lessor's or Lessee's appraisal is more than five percent (5%) above or below the average or more than ten percent (10%) above or below the Third Appraiser's appraisal, such appraisal or appraisals shall be disregarded, and the Appraised New Base Rent shall be the average of the remaining appraisals or, if neither of Lessor's or Lessee's appraisals meet either criteria, the Appraised New Base Rent shall be the remaining appraisal. Examples illustrating the determination of the Appraised New Base Rent, applying the foregoing principles are set forth on Exhibit L attached hereto.

I 9.3  Failure to Appoint; Appointment of Successors. If the Second Party shall fail to appoint an appraiser within the time and in the manner provided in Section 19.I, which failure continues for five (5) Business Days after notice of such failure is given by the First Party, the appraiser named by the First Party shall act alone; and if the two appraisers selected by the parties shall fail to appoint a Third Appraiser as provided in Section 19.I, then either party may, ten (10) Business Days or more after notice is given to the other party, apply to the then president of the American Institute of Real Estate Appraisers (or any successor to such institute hereafter constituted exercising similar functions) for the appointment of a Third Appraiser. If an appraiser appointed by one of the parties pursuant to Section 19.1 or any successor to an appraiser appointed as provided in this Section 19.3, in either case, dies, fails or refuses to act, resigns or becomes disqualified, the party appointing that appraiser shall appoint a successor to fill the vacancy and, in the event said party fails to do so within ten (I 0) Days after demand by the other party, the latter may appoint the successor. If the vacancy involves an appraiser appointed otherwise than by the parties, a successor shall be appointed in the manner as the appraiser he or she succeeds.

19.4Individuals Qualified as Appraisers. No individual shall be qualified to be appointed by either Lessor, Lessee or either of their appointed appraisers as an appraiser for purposes of this Lease unless the individual shall (i) be a real estate appraiser doing business in the Chicago metropolitan area having not less than ten (10) years of active experience in appraising comparable property in said area; (ii) be a member in good standing of the Illinois Chapter of the American Institute of Real Estate Appraisers, or any successor to such institute hereafter constituted exercising similar functions (meaning, for purposes of this Lease, an appraiser who is current in the payment of his or her dues to such Illinois Chapter and such institute or any successors thereto and who has had no publishable disciplinary actions taken against him or her); and (iii) subscribe and swear to an oath to determine fairly and impartially the Appraised Value or the Appraised Rate of Return (or both) before proceeding to make any such determination. In addition to the foregoing requirements, the Third Appraiser shall not have had during the five (5) years prior to appointment hereunder any prior or ongoing family or direct or indirect ownership, financial or contractual relationship with either Lessor or Lessee or their respective counsel or Affiliates or any other interest in the result of the appraisal reasonably likely to affect such individual's impartiality. Upon the request of either Lessor or Lessee, any individual appointed to act as the Third Appraiser pursuant to the provisions of this Article 19 shall be obligated to affirm under oath the lack of, or disclose under oath the existence of, any such circumstances or relationships prior to accepting any appointment.

19.5Pavment of Expenses. Lessor and Lessee shall each pay the fees of any individual acting as appraiser hereunder for Lessor and Lessee, respectively, and Lessor and Lessee shall each pay one-half(½) of the fees of any Third Appraiser.

ARTICLE20

Subordination and Attornment

20.1Subordination to Fee Mortgage. At the option of any First Fee Mortgagee, this Lease shall be subject and subordinate to any First Fee Mortgage, provided that the First Fee Mortgagee agrees with Lessee in writing, in form and substance satisfactory to Lessee in Lessee's discretion, that, regardless of any default or breach under such First Fee Mortgage or of any possession or sale of the whole or any part of the Premises under or through such First Fee Mortgage, this Lease and Lessee's possession (including the rights of any Leasehold Mortgagee) shall not be disturbed in the exercise of any rights under the First Fee Mortgage by such First Fee Mortgagee or by any other party claiming under or through such First Fee Mortgagee on the following conditions: (a) no Event of Default that has not yet been cured has occurred and Lessee continues to observe and perform all of the terms, covenants, conditions, agreements and obligations of Lessee to be performed under this Lease, including (but not limited to) the payment of Rent to whomsoever may be lawfully entitled to the same from time to time; (b) if an Event of Default under Section 17.2/a), Section 17.2(b) or Section 17.2/c) has occurred, each Leasehold Mortgagee's rights pursuant to Article 25 have been observed and any such Leasehold Mortgagee cures Lessor's Default; or (c) ifan Event of Default under Section l 7.2(d). Section l 7.2(e) or Section l7.2(f) has occurred, each Leasehold Mortgagee's rights pursuant to Article 25 have been observed and a New Lease has been entered into or requested pursuant to Section 25.4 and all of the terms and conditions of Section 25.4 continue to be observed and performed, including (but not limited to) the payment of Rent to whomsoever may be lawfully entitled to the same from time to time. Lessee hereby agrees to execute an instrument in writing that may reasonably be required by Lessor to subordinate Lessee's rights acquired by this Lease to the lien of any such First Fee Mortgage, provided such Fee Mortgagee agrees in a written instrument that (i) it will not evict Lessee upon the foreclosure of its Fee Mortgage by reason of a default or an event of default by Lessor under such Fee Mortgage, so long as no Event of Default that has not been cured by Lessee exists under this Lease, and (ii) agrees to enter into a new lease covering the Premises then leased to Lessee pursuant to this Lease and otherwise on the same terms, conditions and rent provided in this Lease, if necessary, to preserve Lessee's leasehold interest hereunder, provided Lessee attorns to the Successor-Lessor as provided in Section 20.2.
20.2Attornment to Successor-Lessor. If the holder of a Fee Mortgage or any other person succeeds to the rights of Lessor under this Lease, whether through possession or foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, then upon the written request of such party so succeeding to Lessor's rights (herein sometimes called "Successor Lessor"), Lessee shall attorn to and recognize such Successor-Lessor as the Lessor under this Lease, and shall promptly execute and deliver any instrument that such Successor-Lessor may reasonably request to evidence such attornment. From and after such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Lessor and Lessee upon all of the same terms, conditions, covenants, agreements and obligations as are set forth in this Lease; provided, however, that no Successor-Lessor shall be liable for any act or omission of any prior Lessor; no Successor-Lessor shall have any personal liability, all such liability of the Successor-Lessor being limited to the extent of the fee simple or reversionary interest or estate of Successor-Lessor in the Premises; and the Successor Lessor shall not be bound by any payment of Base Rent made by Lessee to Lessor for more than three (3) months in advance of the due date thereof.

ARTICLE21

Estoppel Certificates

21.1By Lessor. Lessor shall execute, acknowledge and deliver to Lessee from time to time but not more frequently than one time during each Lease Year (unless Lessee agrees to pay all of Lessor's out-of-pocket expenses incurred in connection with the review and execution of any statement requested by Lessee, including Lessor's attorneys' fees), upon request by Lessee made at least ten (I 0) Days prior to the requested date for delivery, a statement certifying to any existing or prospective assignee or transferee meeting the requirements of Section 9. I or to any existing or prospective Leasehold Mortgagee or Lessee's certified public accountant designated in Lessee's request (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, stating the modifications), (ii) the date to which Base Rent has been paid,
(iii)whether any notices of a Default have been given to Lessee, (iv) to the knowledge of the individual signing for Lessor, whether any Default or Event of Default has occurred and if so, specifying each such known Default or Event of Default, and (v) such other matters as may be reasonably requested by Lessee or a Leasehold Mortgagee. The form of estoppel certificate that Lessor will execute is attached as Exhibit M.

21.2By Lessee. Lessee shall execute, acknowledge and deliver to Lessor from time to time but not more frequently than one time during each Lease Year (unless Lessor agrees to pay all of Lessee's out-of-pocket expenses incurred in connection with the review and execution of any statement requested by Lessor, including Lessee's attorneys' fees), upon request by Lessor at least ten (I 0) Days prior to the requested date for delivery, a statement in writing certifying to any prospective purchaser of Lessor's Estate, or to any existing or prospective Fee Mortgagee designated in Lessor's request, in the form requested by such prospective purchaser or Fee Mortgagee, the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, stating the modifications), (ii) the date to which Base Rent has been paid,

(iii) to the knowledge of the individual signing for Lessee, whether Lessor is in default under this Lease and if in default, specifying each such default, and (iv) such other matters as may be reasonably requested by Lessor.

21.3Reliance. Certificates delivered by either Lessor or Lessee pursuant to this Article 21 may be relied upon by the party or parties to whom the certification is made.

ARTICLE22

Surrender of Premises

22.1Condition of Premises Upon Surrender. Lessee shall, upon the Termination Date, whichever shall first occur, surrender the Premises, the Buildings and the other Improvements to Lessor in good order, condition and repair (except for ordinary wear and tear and for damage by a Casualty or a taking by any Condemnation Proceedings that, in either case, Lessee is not required under the terms of this Lease to restore or repair, in which case the condition upon surrender shall be as provided elsewhere in this Lease), free and clear of all tenancies and occupancies (other than those written leases or other agreements specifically permitted by this Lease, including, without limitation, any Tenant Leases permitted pursuant to Section 9.2 for which Lessor has entered into Non-Disturbance Agreements and whose Tenant Lease terms have not yet expired) and free of all liens, encumbrances or restrictions other than those set forth in Exhibit B attached hereto, except that for purposes of such surrender no liens, encumbrances or restrictions created or suffered by Lessee shall be permitted unless the same have been specifically joined in by Lessor during the Term of this Lease as exceptions binding on Lessor's Estate upon the expiration or termination of this Lease. Notwithstanding the foregoing, if this Lease is terminated prior to the Termination Date, by agreement, by reason of an Event of Default by Lessee or otherwise pursuant to its terms, Lessee shall not be obligated to evict or otherwise cause any Tenant whose Tenant Lease has not yet expired or been terminated by Lessee to vacate the portion of the Premises leased to such Tenant. However, nothing contained in the foregoing sentence or in any Non Disturbance Agreement entered into by Lessor with any Tenant or in any Tenant Lease shall be construed as an agreement on the part of Lessor to accept the tenancy of any Tenant whose Tenant Lease term expired prior to the expiration of the Term of this Lease or as to which Lessor has not entered into any Non-Disturbance Agreement.
22.2Lessee's Removal of Personal Property. Prior to the Termination Date, Lessee and any Tenants shall have the right to remove any items of movable office or other furniture or furnishings, trade fixtures, office equipment and other movable equipment and personal property from the Premises, but shall not be permitted to remove any Buildings or other Improvements from the Premises, except when otherwise permitted or required under the terms of this Lease. Any furniture, trade fixtures, equipment and other personal property not removed by any Termination Date (unless such items are located within Buildings or other Improvements or portions thereof leased under Tenant Leases permitted pursuant to Section 9.2 for which Lessor has entered into Non-Disturbance Agreements) shall be deemed abandoned, shall become Lessor's property and shall remain upon the Premises after the Termination Date without payment or credit of any kind therefor to Lessee, and Lessor may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of such furniture, trade fixtures, equipment and other personal property in any manner that Lessor shall choose.

ARTICLE23

Limitation on Lessor's Liability

The tenn "Lessor" as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners of Lessor's Estate at the time any determination is made under this Lease and, in the event of any transfer or transfers of Lessor's Estate, Lessor's Beneficiary, the Society of the Divine Word and their respective Affiliates (and in case of any subsequent transfer or conveyance, the grantor in any such transfer or conveyance) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability, in respect of the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be perfonned; provided that, with respect to any funds or securities in which Lessee has an interest, Lessor (or such granter) at the time of such transfer or conveyance, shall not be freed or relieved of liability until (i) such funds and securities shall be accounted for and turned over to the grantee or, at the request of Lessee, to a bank or trust company to be selected by Lessee, and whose fees or charges shall be paid by Lessee, in trust for the purposes for which said funds or securities were paid to Lessor (or such granter), and (ii) any amount then due and payable to Lessee by Lessor (or such granter) under any provision of this Lease shall be paid to Lessee and any such assignee agrees to assume the obligations of Lessor from and after the date of any such assignment. Notwithstanding the foregoing, or any other provision contained in this Lease, Lessor's obligations under this Lease shall not constitute a personal obligation of Lessor or any of its officers or directors and Lessee or any other person claiming by, through or under Lessee will look solely to Lessor's Estate for satisfaction of any liability of Lessor in respect of this Lease and will not seek recourse against any other assets of Lessor or against any of its members, officers, directors or employees.

ARTICLE24

Notices

24.J Manner of Providing Notices. All notices and other communications in connection with this Lease shall be in writing, and any notice or other communication shall be deemed delivered to the addressee thereof (i) when actually delivered at the address set forth below for such addressee, or (ii) one (1) Day after deposit with a reputable overnight courier service providing delivery receipts, delivery charges prepaid, or (iii) three (3) Days after deposit thereof in any main or branch United States post office certified or registered mail, postage prepaid, return receipt requested, in each case, properly addressed to the parties, respectively, as follows:

For notices and communications to Lessor:

Chicago Title Land Trust Company Trustee of Trust No. 1114332

181 West Madison Street, 17th Floor Chicago, Illinois 60602

Attention: Land Trust Department

and to (if by personal service or by courier service):

Divine Word Techny Community Corporation 1985 Waukegan Road

Northbrook, Illinois 60062

Attention: Chairman, Techny Land Committee or to (ifby mail):

Divine Word Techny Community Corporation

P.O. Box 6038

Techny, Illinois 60602-6038

Attention: Chairman, Techny Land Committee with a copy to:

Schiff Hardin LLP

6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

Attention: Guenther M. Philipp or Janet M. Johnson For notices and communications to Lessee:

FCL Founders Drive LLC c/o FCL Builders, Inc.

1150 Spring Lake Road Itasca, Illinois 60143

Attention: Michael J. Boro, President

and to:

FCL Founders Drive, LLC c/o Four Columns, Ltd.

1325 North Sandburg Terrace Chicago, Illinois 60610-2011 Attention: Robert L. Stovall, President

with a copy to:

Weinberg Richmond, LLP 333 W. Wacker Drive Suite 1800

Chicago, Illinois 60606-1288 Attention: Barry A. Comin

Persons to whom copies of notices are designated to be sent are to be provided such copies for information purposes only; such copies need not be sent via certified or registered mail or by overnight courier or other delivery service; and failure of any Person to send or receive any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provisions of this Article.

24.2Changes of Address or Addressee. By notice complying with the requirements of this Article 24, each party shall have the right to change the address or addressee, or both, for all future notices and communications and payments to such party or for copies of notices provided for above that are not required to be sent via certified or registered mail, but no such notice of a change of an addressee or address, or both, by notice given hereunder shall be effective until actually received by the other party.
24.3Obligation to Provide Copies of Third Party Notices. Lessor and Lessee shall use reasonable efforts to deliver promptly to the other party a copy of any notice received by either party from third parties that would have a material effect on the development of the Premises, including, but not limited to, a copy of any notice from the Village relating to the Premises.
24.4Performance and Notice on Non-Business Days. If the date for giving any notice required or contemplated to be given pursuant to the terms of this Lease hereunder or the performance of any obligation hereunder falls on a Day other than a Business Day, then said notice or obligation may be given or performed on the next Business Day after such Day.

ARTICLE25

Rights of Leasehold Mortgagees

25.1Notices to Leasehold Mortgagees. So long as any Leasehold Mortgage remains a lien on Lessee's leasehold estate hereunder, Lessor will endeavor to give a duplicate copy of any notice to Lessee of any Default or notice of termination pursuant to Article 17 to each Leasehold Mortgagee who shall have given notice of its Leasehold Mortgage to Lessor pursuant to Section 9.3(b) concurrently with the giving of any notice to Lessee of any Default or notice of termination pursuant to Article 17. Failure to do so concurrently with the giving of a notice to Lessee shall not constitute a failure to give notice to Lessee. However, no such notice to Lessee shall be effective as against such Leasehold Mortgagee unless and until a copy of such notice is given to each such Leasehold Mortgagee in the manner provided pursuant to Article 24 with respect to notices to Lessor and Lessee, except that the address for such notice to such Leasehold Mortgagee shall be the address provided to Lessor pursuant to Section 9.3(b).
25.2Rights to Perform Lessee's Obligations and Cure Lessee's Defaults. Each Leasehold Mortgagee will be afforded the right, but shall not be obligated, to perform any term, covenant or condition of this Lease to be performed by Lessee, and in addition, will have the right, but not the obligation, during a period of time equal to but commencing immediately following the expiration of the cure period given Lessee pursuant to Section 17.2, if any, for remedying the Default or causing the same to be remedied pursuant to Article 17. Lessor shall accept such performance on the part of such Leasehold Mortgagee as though the same had been done or performed by Lessee. Notwithstanding the foregoing, if any such Default is incapable of being cured by such Leasehold Mortgagee by the payment of money, such Leasehold Mortgagee's rights shall be governed by Section 25.3 and Section 25.4.

25.3Temporary Waiver of Lessor's Right to Terminate Lease. Lessor shall not exercise its right pursuant to Article 17 to terminate this Lease by reason of any Default not cured by Lessee that is incapable of being cured by the payment of money and that by its nature may be cured by a Leasehold Mortgagee only after obtaining possession of the Premises and the Project, or any portion thereof, or by foreclosing its Leasehold Mortgage, in any such case, provided (i) the Leasehold Mortgagee notifies Lessor of its intent to obtain possession or to foreclose its Leasehold Mortgage, as the case may be, within the time period, if any, afforded under Section 25.2 to such Leasehold Mortgagee to cure any such Default; and (ii) thereafter the Leasehold Mortgagee (x) proceeds promptly and continues with due diligence to prosecute its remedies under its Leasehold Mortgage and to obtain the possession needed to cure such Default or to foreclose its Leasehold Mortgage, (y) pays to Lessor the Rent and all other charges required to be paid by Lessee under this Lease that have accrued to the date of the notice given by the Leasehold Mortgagee to Lessor pursuant to this Section 25.3 but remain unpaid, and (z) pays when due all Rent and all other charges thereafter becoming due and payable by Lessee under this Lease until such time as it no longer is the owner of Lessee's leasehold estate and the Project. In such event, Lessor shall not be deemed to have failed to use reasonable efforts to, nor shall Lessor be obligated to attempt, to mitigate its damages as a result of any such Default during the period of time such Leasehold Mortgagee is complying with the foregoing provisions of this Section 25.3.
25.4	Rights Upon Termination of Lease by Lessor.

(a)Notice of Termination; New Lease. In the event Lessor elects to terminate this Lease prior to the stated Termination Date by reason of any Default not cured by Lessee that is incapable of being cured by the payment of money and that is incapable of being or is not cured by any Leasehold Mortgagee pursuant to the provisions of Section 25.3, Lessor agrees to give prompt notice of such election to any First Leasehold Mortgagee (such notice being herein called a "Lessor's Termination Notice") specifying the nature of the Event of Default. In addition, at the request of any First Leasehold Mortgagee made within the time period provided in clause (i) of Section 25.4(b) below and subject to the provisions of this Section 25.4, Lessor shall enter into a new lease of the Premises ("New Lease") with such First Leasehold Mortgagee or, at the request of such First Leasehold Mortgagee, with any purchaser at a foreclosure sale or assignee or transferee pursuant to an assignment or other transfer in lieu of foreclosure. Any such First Leasehold Mortgagee, purchaser, assignee or transferee with whom Lessor enters into a New Lease is referred to herein as a "New Lessee." Any such New Lease shall commence as of the Termination Date of this Lease as specified in Lessor's Termination Notice, shall expire as of the Termination Date (as in effect without regard to the termination of the Lease as to Lessee), and shall require the New Lessee to pay rent equal to the Base Rent and all other types of Rent and other charges required to be paid by Lessee under this Lease and to perform all of the conditions, covenants, agreements, terms, provisions and limitations contained in this Lease and shall otherwise be in the same form as this Lease.

(b)New Lease Request. Notwithstanding the foregoing provisions of this Section 25.4, Lessor shall not be obligated to enter into a New Lease unless and until all of the following events have occurred: (i) the First Leasehold Mortgagee makes a written request ("New Lease Request") to Lessor for the New Lease within thirty (30) Days after Lessor gives such First Leasehold Mortgagee Lessor's Termination Notice; (ii) such New Lease Request is followed by a payment (made to Lessor within ten (10) Days after being billed by Lessor) of all amounts due to Lessor under this Lease at the time of the New Lease Request; (iii) the New Lessee at the time of the New Lease Request cures the Event of Default upon which such termination was based or, if such Event of Default cannot be cured by the payment of money, the New Lessee has reasonable and adequate capital, capital surplus or other financial resources to perform Lessee's obligations hereunder (as reasonably determined by Lessor) and agrees with Lessor at the time of the New Lease Request to proceed promptly and with due diligence to cure such Event of Default and, if possession of the Project is necessary to cure such Event of Default, to proceed upon the execution of the New Lease promptly and with due diligence to obtain the possession needed to cure such Event of Default or, if such Event of Default by its nature cannot be cured by the New Lessee with or without possession of the Project, the New Lessee agrees in writing to cooperate in good faith in any legal or other action taken by Lessor to compel Lessee or others to cure such Event of Default; and (iv) the New Lessee pays or causes to be paid to Lessor at the time of execution and delivery of the New Lease any and all sums that would be due under this Lease at the time of the execution and delivery of the New Lease and pays or causes to be paid to Lessor all expenses, including reasonable attorneys' fees, court costs and disbursements incurred by Lessor in connection with termination of this Lease as to Lessee and in connection with the execution and delivery of the New Lease. In no event, however, shall any First Leasehold Mortgagee be under any obligation or liability whatsoever with respect to any New Lease unless such First Leasehold Mortgagee shall be the New Lessee thereunder and then for only so long as it remains the New Lessee thereunder. In connection with the execution of a New Lease by Lessor, Lessor will confirm it has waived any Events of Default on the part of the prior Lessee that are not capable of being cured by the New Lessee or the First Leasehold Mortgagee.

(c)Priority of New Lease.  Any New Lease made pursuant to this Section 25.4 shall be prior in right to any Fee Mortgage or other lien, charge or encumbrance on Lessor's Estate created by Lessor after the date of this Lease, and shall be accompanied by an assignment by Lessor of all of Lessor's right, title and interest, if any, in and to all of the then existing Tenant Leases (which Lessor agrees it will not terminate or have modified or amended between the Termination Date and the execution and delivery of the New Lease) and all of the rents, issues and profits therefrom. Notwithstanding any other provision contained in this Lease, Lessor shall not be obligated to deliver physical possession of the Premises or the Project or the then existing Tenant Leases to the New Lessee and a failure by the New Lessee to obtain possession of the same or any portion thereof, shall not subject Lessor to any damages, nor shall there be an abatement of Rent by reason thereof. However, upon the request of the New Lessee (at such New Lessee's sole cost and expense) Lessor will join and cooperate with such New Lessee in any suit brought to secure such possession.

25.5Right to Arbitration. In each case specified in this Lease in which resort to arbitration is authorized and in the event Lessee has failed to exercise its election to demand such arbitration or, having demanded the same or in the event arbitration is demanded by Lessor, has failed to participate in or to continue to participate in such proceedings, any First Leasehold Mortgagee shall have the full and complete right, power and privilege to demand and participate in such arbitration upon notice to Lessor given in accordance with Article 24 hereof, subject to the time periods and other provisions of Section 25.2 with respect to a First Leasehold Mortgagee's right to cure a Default.

25.6Cooperation by Lessor. Lessor agrees to cooperate in good faith with Lessee and any Leasehold Mortgagee in connection with Lessee's leasehold financing and will agree to execute such documents or amendments to this Lease as may be reasonably required to reflect any Leasehold Mortgagee's rights and obligations hereunder, provided Lessor, in its sole and absolute discretion, determines that such documents or amendments will not adversely affect or diminish Lessor's rights under this Lease.
25.7Rights Inure to Leasehold Mortgagee. Notwithstanding anything to the contrary contained in this Article 25, this Article 25 and all rights and benefits hereunder shall be solely for the benefit of any Leasehold Mortgagee hereunder, and its successors and assigns, and no such rights or benefits shall inure to Lessee or its successors and assigns. However, except as otherwise specifically provided in Section 25.4, the rights of all Leasehold Mortgagees shall be exercisable by them in the same order as the priority of the lien of their respective Leasehold Mortgages.

ARTICLE26

Representations and Warranties

26.1Legal Matters. Lessor represents and warrants to Lessee that, to the best knowledge of the officers and directors of Lessor's Beneficiary and members of the Techny Land Committee there is, as of the date hereof, no pending or threatened action, litigation, arbitration, administrative action, claim, suit or proceeding (i) affecting Lessor's Estate by or before any Governmental Authorities, including without limitation, any Condemnation Proceeding, or (ii) that would, if determined adversely to Lessor, prevent Lessor from performing its obligations under this Lease or the development of the Premises in accordance with this Lease. Lessee represents and warrants to Lessor that, to the best knowledge of the Lessee and the officers and directors of Lessee, there is, as of the date hereof, no threatened or pending action, suit or proceeding that would, if determined adversely to Lessee, prevent Lessee from performing its obligations under this Lease.

26.2No Conflicts. Lessor represents and warrants to Lessee as of the date hereof that, except for the matters, if any, disclosed in the Phase I environmental assessment obtained by Lessee prior to the date hereof, none of the officers and directors of Lessor's Beneficiary or members of the Techny Land Committee have received any notice (i) of any violation or potential violation of any applicable Governmental Requirements or Environmental Laws pertaining to and affecting Lessor's use, occupancy or operation of the Premises; or (ii) to the effect that the Premises and the present use, occupancy and operation thereof by Lessor are in violation of any applicable Governmental Requirements or Environmental Laws pertaining to and affecting the Premises. To the best knowledge of the officers and directors of Lessor's Beneficiary and the members of the Techny Land Committee, the execution and delivery of this

Lease and the performance of the respective obligations of Lessor and Lessee under this Lease will not conflict with any applicable Governmental Requirements, assuming Lessee complies in all respects with such Governmental Requirements, if and to the extent required pursuant to this Lease.

26.3Authority. Lessor represents and warrants to Lessee that Lessor's execution and delivery of this Lease has been duly authorized and that Lessor has full power and authority to execute and deliver this Lease and to perform Lessor's obligations hereunder. Lessee represents and warrants to Lessor that Lessee's execution and delivery of this Lease have been duly authorized and that Lessee has full power and authority to execute and deliver this Lease and to perform Lessee's obligations hereunder. The parties to this Lease shall provide, each to the other and upon request, reasonable evidence of such power and authority.

26.4No Brokers. Lessor represents and warrants to Lessee that, as of the date hereof, no broker or finder has been engaged by Lessor in connection with the transactions contemplated by this Lease. Lessee represents and warrants to Lessor that, as of the date hereof, no broker or finder has been engaged by Lessee in connection with the transactions contemplated by this Lease. Except as may be otherwise agreed in writing, in the event of any Claim for any broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Lease or of any of the transactions contemplated hereby, the party whose actions are alleged by the claimant to be the basis for such Claim shall protect, indemnify, save harmless and defend the other party hereto from and against such Claim in the manner provided in Article 14 of this Lease. Such indemnification obligation on the part of Lessee shall include any Claim or Claims for any Leasing Commissions arising out of any Tenant Lease, and Lessee shall procure in any agreement with any broker engaged by Lessee or with which Lessee enters into any written agreement to pay any Leasing Commission in connection with any Tenant Lease a waiver of the right to a lien on Lessor's Estate.

26.5Environmental Matters. Lessor represents and warrants to Lessee that, to the best knowledge of the officers and directors of Lessor's Beneficiary and the members of the Techny Land Committee, except for the matters, if any, disclosed in the Phase I environmental assessment obtained by Lessee prior to the date of this Lease, (i) the Land has not been used prior to the date of this Lease for the generation, treatment, storage, release or disposal of any Hazardous Substances in violation of or which creates any liability for Remediation under any Environmental Laws, other than the use of pesticides and fertilizers in connection with agricultural operations, and (ii) prior to the date of this Lease, Lessor has not received notice of any asserted past or present failure by Lessor or by any other prior owner, tenant, agent or invitee to comply with any Environmental Law or any rule or regulation adopted pursuant thereto in connection with the Land. However, Lessee acknowledges that Lessor's Beneficiary has advised it that pesticides and fertilizers have been used on the Land in connection with agricultural operations, but that Lessor's Beneficiary has no real information regarding quantities and types, as the Land has been used for agricultural operations by Lessor's Beneficiary or its Affiliates or third parties engage by any or all of them for over seventy-five (75) years, and Lessor makes no representations or warranties whatsoever with respect to the acts of Lessee, any of Lessee's potential joint venture partners or purchasers, or any of their respective agents, contractors or representatives.

ARTICLE27

Miscellaneons Provisions

27.1Incorporation of Other Agreements. The Annexation Agreement and the Transportation Agreement are incorporated herein by reference for the sole purpose of complying with Section 16 of the Annexation Agreement and Section 9.C(ii) of the Transportation Agreement.

27.2Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, but such remaining provisions shall be interpreted, applied and enforced so as to achieve, as near as may be, the purposes and intent of this Lease to the greatest extent not prohibited by law.

27.3Covenants. Provisions setting forth obligations or conditions to be performed or observed by Lessor or Lessee shall be construed. as covenants by such party to perform or observe the same.

27.4Remedies. Except where this Lease requires mediation, arbitration or appraisal to be used to resolve a dispute (which shall be the exclusive remedy in such instances), the specific remedies to which Lessor or Lessee may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them or any provision of this Lease. Further, Lessor and Lessee acknowledge that any remedy at law for any such breach or threatened breach may be inadequate. Accordingly, Lessor and Lessee agree that, in addition to the other remedies provided in this Lease, each shall be entitled to seek the restraint by injunction of the violation, or attempted or threatened violation, of any of the terms, covenants, conditions, obligations, agreements or provisions of this Lease or to seek a decree compelling performance of any of the same.

27.5Consents, Amendments and Waivers. The failure of Lessor or Lessee to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Lessor of Rent with knowledge of the breach of any term, condition, obligation, covenant, agreement or provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver, change, amendment, modification or discharge by either party hereto of this Lease or of any provision in this Lease, no surrender of the leasehold estate hereby created, and no agreement to effect the same or any abandonment of this Lease in whole or in part shall be deemed to have been made or shall be effective unless expressed in writing and signed by both Lessor and Lessee or by the party against whom enforcement of the same is sought.

27.6Article and Section Headings. The headings, titles and captions of this Lease are inserted only as a matter of convenience and reference and in no way define, extend, limit or describe the scope or intent of this Lease.

27.7Table of Contents. The table of contents preceding this Lease is only for the purpose of convenience and reference only and in no way defines, extends, limits or describes the scope or intent of this Lease.

27.8Executed Counterparts. This Lease may be executed in any number of counterparts, each of which so executed shall be deemed to be an original. In making proofs of this Lease, it shall not be necessary to account for any other counterparts hereof.

27.9Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

27.10Sundays and Holidays. Whenever the date for the performance of any term, condition, obligation, covenant, agreement or provision required or provided under this Lease falls on a Saturday, Sunday or legal holiday in the jurisdiction in which the Premises are located, such date shall be extended to the next succeeding Business Day.

27.11Successors and Assigns. The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of the successors and assigns of the respective parties hereto, and the same shall be construed as covenants running with the Land.

27.12Plurals; Gender. Whenever used in this Lease, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

27.13Excuse of Performance by Reason of Unavoidable Delays. Any delay in commencement or completion of performance by either Lessor or Lessee that is excused only by reason of Unavoidable Delays shall be excused for a time period equal to one (1) Day for each Day of Unavoidable Delays directly related to such performance, except that in the case of the inability to obtain materials or a commercially reasonable substitute for such materials, such performance shall not be excused for more than one hundred eighty (180) Days. Delay in commencement of such performance shall also be excused if caused by Unavoidable Delays.

27.14Time of Essence. Time is of the essence with respect to this Lease and each and every term, condition, obligation, covenant, agreement or provision contained herein.

27.15Short Form of Lease. Lessor and Lessee shall execute, acknowledge and deliver a short form version of this Lease in the form of Exhibit N attached hereto ("Short Form of

Lease") and shall cause the same to be recorded in the Office of the Recorder of Cook County, Illinois, as notice of the existence of this Lease and of the rights, title and interest of Lessor and Lessee hereunder.

27.16Lessor and Lessee Not Partners. Nothing contained in this Lease shall be construed to create a partnership or joint venture between Lessor or Lessor's Beneficiary and Lessee or between Lessor or Lessor's Beneficiary and any other Person, or to cause Lessor or Lessor's Beneficiary to be responsible in any way for the debts or obligations of Lessee or any other Person.

27.17Beneficiary's Rights. Lessor and Lessee agree that Lessor's Beneficiary shall have the right to exercise the rights and privileges granted to Lessor hereunder in Lessor's place and stead.

27.18No Merger. The fee title of Lessor in and to the Land and Lessee's leasehold estate in the Premises and ownership of the Improvements shall not merge but shall always be kept separate and distinct, notwithstanding the fact that the same Person may acquire, own or hold, directly or indirectly, such estates or interests, whether by purchase or otherwise. No such merger shall occur unless and until Lessor, Lessee, each Leasehold Mortgagee, each Fee Mortgagee, and all other Persons holding (i) the rights and interests created by this Lease, (ii) the ownership, leasehold or other rights or interests in all Improvements and all of the Premises, and (iii) any lien on any of the foregoing as a Mortgagee shall join in a written instrument expressly effecting such merger.

27.19Trustee Exculpation. This Lease is executed by CHICAGO TITLE LAND TRUST COMPANY, not personally, but solely as Trustee under a Trust Agreement dated May 3 I, 2006, and known as Trust No. I 114332, solely in the exercise of the power and authority conferred upon and vested in said Trustee in its capacity as such Trustee (and said Trustee hereby warrants that it possesses full power and authority to execute this instrument), and it is expressly understood and agreed that nothing contained in this Lease shall be construed as creating any liability whatsoever against said Trustee personally and in particular, without limiting the generality of the foregoing, there shall be no personal liability to comply with the terms of this Lease, to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by every person now or hereafter claiming any right or security under this Lease; and that so far as said Trustee is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Premises leased pursuant to this Lease or the Project for the payment thereof. It is further understood and agreed that said Trustee has no agents or employees and merely holds naked title to the Premises described in this Lease; that said Trustee has no control over, or under this Lease, and assumes no responsibility for (a) the management or control of such Premises or the Project, (b) the upkeep, inspection, maintenance or repair of such Premises or the Project, (c) the collection of rents or rental from such Premises or the Project, or (d) the conduct of any business which is carried on upon such Premises or the Project. It is hereby agreed that said Trustee shall be permitted to attach the form of exculpation customarily used by it to all documents, agreements, instruments, or other writings executed by it.

27.20Public Relations/Community Relations. Neither party will issue any press release or any other public information respecting the proposed development of the Project without the prior written approval of the other party. Lessee will not have the right to use the names "Techny," "Society of the Divine Word" or variations thereof. Lessee will have the right to place appropriate temporary signs on the subject property describing the proposed development, subject in each case to the prior written approval of Lessor Committee with respect to the design, size, location and content of the text of any such sign, and subject to compliance with applicable Village ordinances and execution of an amendment to Lessee's existing license agreement to permit such a sign. The parties intend to proceed with informal meetings with the Village staff and/or elected officials for the purpose of advising the Village regarding the proposed development of Parcel SE-IB-2 and attempting to resolve open issues respecting the Project. DWTCC and the Society of the Divine Word shall cooperate with Lessee in obtaining governmental approvals necessary for the Project as provided in Section 3.6.

[Signature Page(s) Follow]

WITNESS the due execution of this Lease by Lessor as of the day and year first above written.

LESSOR:CIDCAGO TITLE LAND TRUST

COMPANY, not personall Trustee, as aforesai

ACKNOWLEDGMENT

STATEOFIUlNOIS)

) ss.

COUNTY OF COOK)

Mar1o Y, Gotaucn, the Asst, Vice President of ClDCAGO TITLE LAND TRUST COMPANY, not personally, but solely as trustee under Trust Agreement dated May 31, 2006, and known as Trust No. 1114332, and  Lourdes Martinez, the hsi sta:otSecretary of the Bank, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Asst. Vice President and Assistant Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said Asst.  Secretary then and there acknowledged that _!he, as custodian of the corporate seal of said Bank, did affix the corporate seal of said Bank to said instrument as he:t_ own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this31stday ofJuly,2006.

120

WITNESS the due execution of this Lease by Lessee as of the day and year first above written.

LESSEE:FCL FOUNDERS DRIVE, LLC, an Illinois

limited liability company

By: FOUR COLUMNS. LTD.• its managing member

BRobert L yide.m

ACKNOWLEDGMENT

STATE OF U..LINOIS)

) ss.

COUNTY OF COOK)

This instrument was acknowledged before me on /L..J £ , 2006, by Robert L. Stovall as President of Four Columns. Ltd., the managing:ikmher of FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company.

GIVEN under my hand and notarial seal, this ,, H day ofc:ft_tt

, 2006.

"OFFICIAL SEAL"

Linda Robinson

Notary Public, State of Illinois

My Commission Exp. 04/01/2010

My Commission Expires:

4-1-2010

121

Exhibit A

Legal Description of Land

THAT PART OF LOT SE-lB IN TECHNY PARCEL SE-1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 0001007540, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE-lB; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-IB THE FOLLOWING TWO (2) COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-lB THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: 1) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05

MINUTES 24 SECONDS WEST 173.10 FEET; 3) NORTH 29 DEGREES 13 MINUTES 03

SECONDS WEST I 15.60 FEET; 4) NORTH 82DEGREES 11 MINUTES 33 SECONDS

WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03

FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 7) NORTH

43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-IB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-IB THE FOLLOWING FOUR (4) COURSES AND DISTANCES: I) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAYING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTH 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 1176.00 FEET, HA YING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST, 201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE

WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAYING A RADIUS OF 459.00 FEET, HAYING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES

10 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST

20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44 SECONDS WEST 24.05 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-lB, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-lB, A DISTANCE OF 218.35 FEET; THENCE NORTH 53 DEGREES 02 MINUTES 47 SECONDS WEST 10.00 FEET TO THE PLACE OF BEGINNING, IN COOK, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 5.018± Acre Tract of Vacant Land lying to the west of Founders Drive and North of Willow Road.

Exhibit B

List of Permitted Exceptions

I.  Installments not yet due and payable for general real estate taxes for the year 200I and all subsequent years.

2.	Terms, provisions, conditions and limitations of the ordinance establishing property shares for indirect benefits provided by the Lee-Grant Water Feeder Main Ordinance No. 80-35 recorded on September 17, 1980 as Document No. 25587903.
3.	Easement for sewer and water in favor of Village of Northbrook, its successors and assigns contained in the Grant recorded as Document No. 98564628.

4.	Easement in favor of Commonwealth Edison and Ameritech granted pursuant to a Grant of Easements recorded August 28, 2001 as Document No. 0010791546.
5.	Rights of the public, the State of Illinois, the municipality in and through (i) any portions of the Land taken or to be dedicated for public roads according to the Final Plat for Parcel SE-I recorded as Document No. 0001007540 which identifies that portion of the underlying land of said subdivision which is to be dedicated for Waukegan and Willow Roads for highway purposes, and (ii) any portions of the Land identified as lying south of the northerly right-of-way line of Willow Road and east of the westerly right-of-way line of Waukegan Road on the instrument recorded as Document No. 91392906.

6.	The Annexation Agreement, and the Consent Letter.

7.	The Transportation Agreement.

8.	The Final Plat for Parcel SE-I and all matters disclosed thereon, including easements for the benefit of the Village, Northern Illinois Gas Company, Commonwealth Edison, and Ameritech, and their respective successors and assigns, and all applicable provisions of the Subdivision Agreement assumed by Lessee pursuant to the Transferee Agreement.

9.	Terms, covenants, conditions, easements and restrictions set forth in the Declaration and in the declaration creating the Parcel SE-1B-2/SE-1B-3 Sub-Association.

10.	The Private Drives and Driveway Easement.

11.	Terms, provisions and conditions of the Transferee Agreement.

12.	Public Utility Easement Granted in the Final Plat recorded as Document No. 0001007540.

13.	Village Utility Easement Granted in the Final Plat recorded as Document No. 000I007540.

14.	Easement in favor of Northern Illinois Gas Company, and its/their respective successors granted pursuant to a Grant of Easements recorded as Document No. 98199545.

15.	Acts of Lessee or anyone claiming by, through or under Lessee or any other matters approved or agreed to by Lessor.

16.	Easements to the Village for future bike paths along Founders Drive to be installed by Lessor as part of the Off-Site Improvements.
17.	Easement to the Village for installation, operation, maintenance, repair, replacement or reconstruction of a lift station at the north east comer of Parcel SE-1B-3 to be initially installed by Lessor as part of the Off-Site Improvements.

Exhibit C

Definitions

The following defined terms are used in the Lease to which this Exhibit C is attached, and shall have the meanings provided for in this Exhibit C.

I."Added Component" or "Added Components" shall have the meanings set forth in Section 12.3.

2."Additional Rent" shall mean any or all of the sums due and payable by Lessee or required to be reimbursed to Lessor under this Lease (other than Initial Base Rent and Base Rent payable pursuant to Section 3.1), including, but not limited to, any Reimbursable Expenses, any Impositions and any costs or expenses payable by Lessee under Section 3.5 or otherwise under this Lease or paid or incurred by Lessor to satisfy any obligations of Lessee under this Lease and any costs or expenses (including reasonable attorneys' fees) incurred by Lessor or Lessor's Beneficiary in connection with the discharge or removal of any lien filed against Lessor's Estate or by reason of the non-payment by Lessee of any Imposition, tax, debt or other obligation designated as Additional Rent for which Lessee is liable under this Lease. In addition, "Additional Rent" shall include any interest, penalties or other amounts payable by Lessee to third parties in connection with any of the foregoing and any interest payable to Lessor at the Lease Interest Rate in accordance with the provisions of this Lease.

3.	"Adjusted Base Rent" shall have the meaning set forth in Section 3.l(c).

4."Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, general partnership interests, voting or controlling membership interests, by contract or otherwise and shall include, any so-called "Illinois land trust" which at any time holds title to the Land or the Lessee's leasehold estate in the Land. With respect to any so-called "Illinois land trustee" that is at any time the Lessor or Lessee under this Lease, the term "Affiliate" shall also include such land trust's beneficiary and all Persons having the power of direction under such land trust, but shall not include any Leasehold Mortgagee or Fee Mortgagee while such Leasehold Mortgagee or Fee Mortgagee remains a mortgagee and has not become the beneficiary by exercise of its rights under its Leasehold Mortgage or Fee Mortgage.
5."Annexation Agreement" shall mean that certain Annexation Agreement between Lessor and the Village dated December 15, 1988, which was filed for record in the Office  of  the  Recorder,  Cook  County,  Illinois on  December 16,  1988  as Document No. 88581079, as amended by (i) that certain First Amendment to Annexation Agreement dated March 26, 1991, which was filed for record in the Office of the Recorder, Cook County, Illinois on March 27, 1991, as Document No. 91137573; (ii) that certain Second Amendment to Annexation Agreement dated November 9, 1993, which was filed for record in the Office of the Recorder, Cook County,

Illinois on November 10, 1993 as Document No. 93916442; (iii) that certain Third Amendment to Annexation Agreement dated July 13, 1999, which was filed for record in the Office of the Recorder, Cook County, Illinois on November 12, 1999, as Document No. 09067534; (iv) that certain Fourth Amendment to Annexation Agreement dated May 13, 2005, which was filed for record in the Office of the Recorder, Cook County, Illinois on May 31, 2005, as Document No. 0515103085; (v) that certain Fifth Amendment to Annexation Agreement dated August 16, 2005, which was filed for record in the Office of the Recorder, Cook County, Illinois on August 18, 2005, as Document No. 0523032093; (vi) that certain Sixth Amendment to Annexation Agreement dated February 14, 2006, which was filed for record in the Office of the Recorder, Cook County, Illinois on March 8, 2006, as Document No. 0808718036; and (vii) all further amendments thereto.

6."Annexation Agreement Amendment" shall mean that certain Fifth Amendment to Annexation Agreement dated August 16, 2005, which was filed for record in the Office of the Recorder, Cook County, Illinois on August 18, 2005, as Document No. 0523032093.

7.	"Appraisal Review Period" shall have the meaning set forth in Section 19.2(b).

8."Appraised New Base Rent'' shall mean the Appraised Value of the Land multiplied by the Appraised Rate of Return. The Appraised New Base Rent shall be determined, absent an agreement between Lessor and Lessee, in the manner set forth in Article 19.
9."Appraised Rate of Return" shall mean an appropriate annual rate of return on a real estate investment similar in kind to the Premises based upon generally accepted appraisal methods and taking into account, the following: (i) the Land is encumbered by this Lease and the Permitted Exceptions (except that for purposes of determining the fair market value of Lessor's Estate no liens, encumbrances or restrictions created or suffered by Lessee shall be considered unless the same have been specifically permitted under this Lease, or joined in by Lessor during the Term of this Lease as exceptions that will be binding on Lessor's Estate upon the expiration or termination of this Lease); (ii) all utilities and public improvements are available at the perimeter of the Land; and (iii) the Land is improved with those Buildings and other Improvements that exist as of the date a determination of such annual rate of return is to be made. The Appraised Rate of Return shall be determined, absent an agreement between Lessor and Lessee, in the manner set forth in Article 19.

10."Appraised Value" shall mean either (a) the Full Insurable Value of the Buildings or other Improvements for purposes of Article 7, or (b) the fair market value of (i) the Buildings or other Improvements constructed on the Premises for purposes of Articles I0, 11and lf., (ii) the Lessor's Estate for purposes of Sections 10.1 and 11.S(b), (iii) the leasehold estate created pursuant to this Lease for purposes of Sections I0.1 and l l.5(b), or (v) the Land for the purposes of Article 3, as the case may be, as of the date any such determination is required pursuant to the terms of this Lease, based upon generally accepted appraisal methods and assuming, in the case of a determination of the fair market value of the Land, the following: (i) the Land is encumbered by this Lease and the Permitted Exceptions (except that for purposes of determining the fair market value of Lessor's Estate no liens, encumbrances or restrictions created or suffered by Lessee shall be considered unless the same have been specifically permitted under this Lease, or joined in by Lessor during the Term of this Lease as exceptions that will be binding on Lessor's Estate upon the expiration or termination of this Lease); (ii) all utilities and public improvements are available at the perimeter of the Land; and (iii) the Land is improved with those Buildings and other Improvements that exist as of the date a determination of such fair market value is to be made. The Appraised Value shall be determined, absent an agreement between Lessor and Lessee, in the manner set forth in Article 19.

11."Approved Final Plans and Specifications" shall have the meaning set forth in Section 5.l(a).
12."Approved Plans" shall have the meaning set forth in Section 12.2(c)Ciii) and shall include any Approved Plans for an Added Component or a Redevelopment Plan and then only with respect to such Added Component or such Redevelopment Plan.

13."Approved Schedule" shall mean, as the context requires, either (i) the Preliminary Schedule, as the same is updated by Lessee and approved by Lessor in conjunction with its approval of the Final Plans and Specifications for the Initial Project, or (ii) the schedule for the construction of any approved Added Component, Changes or Alterations or Redevelopment Plan proposed by Lessee and approved by Lessor in conjunction with its approval of the Final Plans and Specifications for such Added Component, Changes or Alterations or Redevelopment Plan, as the context requires, in either case, as the same may from time to time thereafter be modified by agreement of Lessor and Lessee or as may be approved by Lessor in connection with the Approved Final Plans and Specifications.

14."Approved Site Engineering Plans" shall mean the proposed Final Engineering for the Site Work to be submitted to Lessor for approval pursuant to the Submittal process specified in Section 5.I, but in the form as are ultimately approved by Lessor.
15.	"Appurtenant Rights" shall have the meaning set forth in Section 1.1.
16.	"Bankruptcy Code" shall have the meaning set forth in Section 17.l(i).

17."Bankruptcy Proceeding" shall mean any bankruptcy, reorganization, debt arrangement, composition, readjustment, dissolution, rehabilitation, liquidation or other similar case or proceeding under any federal, state or other bankruptcy or insolvency law commenced by or against any Person, including without limitation, the Bankruptcy Code, or any application or petition for the appointment of a trustee, receiver or other custodian for any Person or a substantial part of the estate or property of any Person.

18.	Intentionally Deleted.

I 9.Intentionally Deleted.

20.	Intentionally Deleted.
21."Building" or "Buildings" shall mean a building or buildings within the Project constructed or to be constructed by Lessee or Full-Site Tenant on the Land as contemplated by Article 5, together with any renewals or replacements thereof, additions thereto and substitutions therefor, including any Changes and Alterations, and any building or buildings constructed pursuant to the Approved Plans for an Added Component pursuant to Section 12.3 or any Redevelopment Plan approved by Lessor as provided in Section 12.5.

22."Business Day" or "Business Days" shall mean a day or days other than a Saturday, Sunday or national banking holiday.

23."Casualty" shall mean any event or occurrence resulting in loss or damage to any portion of the Premises or any Building or other Improvements located thereon, including, but not limited to, fire, lightning, windstorm, hail, smoke, explosion, riot, riot attending a strike or civil commotion, collision with aircraft and vehicles, vandalism and malicious mischief, sprinkler leakage, collapse, earthquake, war or public emergency, whether or not covered by insurance and regardless of the identity of the person or persons causing or otherwise responsible for the same.

24."CBIS Principles" shallhave the meaning set forth in clause (ii) of Section 6.2(c).

25."Changes and Alterations" or "Change or Alteration" shall have the meanings set forth in Section 12.l(a).

26."Claim" or "Claims" shall mean any and all liabilities, obligations, losses, claims, demands, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses).
27."Commencement Date" shall have the meaning set forth in Section I.I and is the date for the commencement of the Term of this Lease.

28."Common Area Maintenance Charges" for any Lease Year shall mean those items of expenses of operating the Project which are paid by Lessee during such Lease Year (or, in the case of items all or some portion of which is paid in one (I) Lease Year, but properly chargeable to a different or to more than one (I) Lease Year, properly allocated to such Lease Year) that are charged to and reimbursed by Full-Site Tenant under its Full-Site Tenant Lease or Tenants under their Tenant Leases for such Lease Year, including, without limitation, charges for landscaping (including "afforested areas") and maintaining the Project, amounts paid to the Techny Property Association under the Declaration, utilities, repairs and maintenance of common areas (including payments to sub-associations for such repairs and maintenance), fees paid to management agents and other similar items; provided, however, that such fees or payments shall not be in excess of the actual expenses incurred plus reasonable reserves and reasonable management fees. Common Area Maintenance Charges for any Lease Year shall exclude (i) any other amounts payable during such Lease Year that are otherwise deducted in determining Adjusted Project Revenues, (ii) capital expenditures of any kind unless such expenditures are included in operating expenses chargeable to Full-Site Tenant under its Full Site Tenant Lease or Tenants under their Tenant Leases, provided such expenditures are amortized over the reasonably estimated life of the asset to which the capital expenditure relates, and (iii) Impositions. In addition, Common Area Maintenance Charges for any Lease Year shall exclude the amount of any fees or payments made to Lessee, FCL Founders Drive, LLC (including any Person that is the ground lessee under the Ground Lease at any time during the

Lease Year for which any such calculation is being made), or to any of their respective Affiliates, in excess of the amounts for such fees that are reasonable and customary for similar services in the Chicago metropolitan commercial real estate market.

29."Common Areas or Facilities" shall mean any and all areas located on portions of the Techny Land subject to the Declaration that are intended to be used in common by, or for the benefit of, two (2) or more owners or ground lessees of such portions of the Techny Land, and which include, without limitation, all common open space and joint storm water detention, retention and drainage facilities.

30."Condemnation Proceeding" shall mean any notice or judicial proceeding filed or issued in connection with the exercise of any power of eminent domain, condemnation or right of taking by any Governmental Authority, and shall include any agreement between Lessor, Lessee and such Governmental Authority in lieu of the filing of or in settlement of any such judicial proceeding, but shall exclude any voluntary dedication.

31."Consent Letter" shall mean that certain letter dated April 12, 2006, from DWTCC to the Village consenting to the applicability of certain zoning code text amendments to the Techny Overlay District.

32."Contractor" shall mean general contractor for the Initial Project and any other general contractor engaged in performing any portion of the Work or any work in connection with any Full-Site Pad Improvements, any Change or Alteration, any Restoration or any new Project under a Redevelopment Plan, as the context requires.
33.	"Construction Period" shall have the meaning set forth in Section 3.l(a).

34."Day" or "Days" shall mean a calendar day or calendar days whether or not a Business Day or Business Days.
35.	"Declaration" shall have the meaning set forth in Section 4.9.

36.	"Default" shall have the meaning set forth in Section 17.1.

37."DWTCC" shall mean Divine Word Techny Community Corporation, an Illinois not-for-profit corporation that is an Affiliate of the Society of the Divine Word.

38.	"Effective Date" shall have the meaning set forth in the first paragraph of this

Lease.

39.	"Environmental Event" shall have the meaning set forth in Section 15.3(a).

40."Environmental Guaranty" shall have the meaning set forth in clause (iv) of

Section 9.l(c).

41."Environmental Guarantor" shall have the meaning set forth in clause (iv) of Section 9.l(c).

42.	"Environmental Laws" shall have the meaning set forth in Section 15.1.

43."Environmental Obligations" shall have the meaning set forth in clause (iv) of Section 9.l(c).

44."Environmental Report" shall have the meaning set forth in clause (iv) of Section 9.l(c).
45.	"Environs" shall have the meaning set forth in Section 1.2(a).

46."Escrow Agreement" shall have the meaning set forth m clause (4) of Section 5.3(a)(ii).

47.	"Event of Default" shall have the meaning set forth in Section 17.2.

48.	"Exercise Notice" shall have the meaning set forth in Section 9.5(a).

49.	"Exercise Period" shall have the meaning set forth in Section 9.5(a).

50."Expiration Date" shall mean December 31, 2067, unless this Lease is renewed for the Renewal Term as provided in Section I.I and Section 3.J(b). in which case it shall mean December 31, 2127.

51.	"FF&E Reserve" shall have the meaning set forth in Section 6.6(a).

52.	"FF&E Reserve Report" shall have the meaning set forth in Section 6.6(a).

53.	"Fee Mortgage" shall have the meaning set forth in Section 9.4.

54."Fee Mortgagee" shall mean the holder or holders at any time or from time to time of the note evidencing the debt and other obligations secured by any Fee Mortgage.

55."Final Engineering" shall mean, as the context requires, either (i) the final engineering drawings for any Off-Site Improvements, including Public Improvements, such as the Founders/Kamp Extension and the Founders Drive Sewer Extension required to be constructed in connection with the development of Parcel SE-1B-2 for the Initial Project, completed to such an extent that the Village (and any other Governmental Authority with jurisdiction to approve any such drawings) is prepared to approve and permit the Initial Project to be constructed pursuant to the Final Plans and Specifications on Parcel SE-IB-2, subject to the terms and conditions of the Subdivision Agreement between Lessor or Lessor's Beneficiary and the Village and the Transferee Agreement (the terms and conditions of both of which agreements shall be included in the term "Final Engineering");

and the final engineering drawings or final plans for any On-Site Improvements for the Premises, including the Site Work.

56."Final Plans and Specifications" shall mean (a) final architectural and engineering plans and specifications prepared prior to or after the date of this Lease that (i) are approved in writing by Lessor's Beneficiary and Lessee in the manner and to the extent provided in Section 5.1 or elsewhere in this Lease; (ii) fix and describe in detail and for construction

pUIJloses the size and character of any and all elements of a proposed Project (or any Changes or Alterations approved by Lessor pursuant to Section 12.1, any Added Component approved by Lessor pursuant to Section 5.I or any new Buildings or other Improvements included in a Redevelopment Plan approved by Lessor pursuant to Section 12.5) as to architectural, structural, mechanical and electrical systems, exterior landscaping (including in the case of the Initial Project, "the landscaping within the Perimeter Open Space that is to be part of the Parcels SE I B-2/SE-1 B-3 Common Area Improvements"), site plan layout, private roadway locations, parking area locations and other elements of such Project; and (iii) are sufficient to obtain building and other necessary permits from all applicable Governmental Authorities to construct the same and any and all required On-Site Improvements (including Public Improvements) required to be constructed as part of such Project (if and to the extent such On-Site Improvements are not included in the Final Engineering for the Site Work and are not constructed as part of the Site Work); and (b) a final Approved Schedule for the construction of all such elements that has been approved in writing by Lessor's Beneficiary and Lessee and that calls for Substantial Completion of such elements by the applicable Substantial Completion Date. Plans for (I) all Building and base building components (such as base building heating, ventilating and air conditioning systems, electrical systems, elevators and mechanical or plumbing systems, including exterior rooftop mounted units and related screening) but not interior distribution or extension of Building and base building components (such as base building heating, ventilating and air conditioning systems, electrical systems, elevators and mechanical or plumbing systems within a Tenant's space, which shall not be subject to Lessor's approval), including any separate Building or other Improvements to be constructed on a Full Site Pad, (2) parapet wall, rooftop or exterior mounted signage visible (whether lit or unlit) from outside the boundaries of the Premises, (3) any modifications to the base building or to separate tenant-installed exterior rooftop mounted heating, ventilating or air conditioning units and related screening, and (4) any separate Buildings and other exterior wall or other outside features of the Building or other Improvements to be constructed on the Land, shall all be included in the Final Plans and Specifications and remain subject to Lessor's approval. Final Plans and Specifications detailing typical floor layouts, space allocations and general categories of use of space, interior distribution or extension of interior Building mechanical, electrical or other systems or other interior Tenant Finish Improvements, as well as any minor exterior change or alterations (such as the location of entrance doorways or glass door mounted lettering type signage), or any similar items made a part of any Full-Site Pad Improvements, shall be submitted to Lessor from time to time when prepared for informational pUIJloses only so that Lessor has at all times a complete set of all Final Plans and Specifications for all of the Buildings and other Improvements from time to time located on the Premises, but such details shall not be subject to Lessor's approval unless required pursuant to Section 5.I(fl.

57."Final Plat" shall mean the Plat of Subdivision for Parcel SE-I recorded on December 22, 2000 as Document No. 0001007540 in the Office of the Recorder of Cook County, Illinois.
58."Final Site Plan" shall mean and include the final version of the Site Plan attached as Exhibit S, as approved by Lessor, together with the Final Engineering and other related plans which set forth the final site grading for the Premises, the final storm water detention improvements, the final underground and above-ground utility locations, the final geometry and improvements comprising all of the interior entrances, sidewalks, driveways and other circulation aisles and parking areas, final footprints of all Buildings, and other similar Improvements that must be determined in order to complete all mass grading and underground work, as well as all parking lots and interior entrances, sidewalks and driveways.

59."First Fee Mortgage" shall mean, when there is more than one Fee Mortgage, the Fee Mortgage that is a first mortgage lien on Lessor's Estate in the Premises or, if there is only one Fee Mortgage, then that Fee Mortgage.

60."First Fee Mortgagee" shall mean the holder or holders at any time or from time to time of the note or other documents evidencing the debt and other obligations secured by any First Fee Mortgage.

61."First Leasehold Mortgage" shall mean, when there is more than one Leasehold Mortgage, the Leasehold Mortgage that is a first mortgage lien on Lessee's interest hereunder and the leasehold estate created hereby or, if there is only one Leasehold Mortgage, then that Leasehold Mortgage.

62."First Leasehold Mortgagee" shall mean the holder or holders at any time or from time to time of the note or other documents evidencing the debt and other obligations secured by any First Leasehold Mortgage.

63.	"First Notice" shall have the meaning set forth in Section 19. l(a).

64.	"First Party" shall have the meaning set forth in Section 19.1(a}.

65.	"Five Seasons" shall have the meaning set forth in Section 3.6(c).

66.	"Five Seasons Ground Lease" shall have the meaning set forth in Section 3.6(c).

67."Five Seasons Suburban Country Club" shall have the meaning set forth in Section 3.6(c}.

68.	"Founders Drive Sewer Extension" shall have the meaning set forth in clause

(2) of Section 5.I(b)(iii)(2).

69."Founders/Kamp Extension" shall have the meaning set forth in clause (1) of Section 5. I (b)(iii).

70."Full Insurable Value" shall mean the replacement cost (excluding, as to the insurance required pursuant to Section 7.l(a) and Section 7.l(b}. foundation and excavation costs) of the Buildings and other Improvements, as determined, at the request of Lessor, not more frequently than at three-year intervals, by an architect, engineer, contractor, appraiser, appraisal company, or insurance company, selected and paid by Lessee, and approved by Lessor, which approval shall not be unreasonably withheld, or in the event of a dispute between Lessor and Lessee as to the determination made by any such architect, engineer, contractor, appraiser, appraisal company, or insurance company, as determined pursuant to Article 19.

71."Full-Site Pad" shall mean the Premises subleased by Lessee to a Full-Site Tenant and upon which the Full-Site Tenant is constructing all of the Building and other Improvements for the Initial Project, any Added Components or Redevelopment Plan for ownership or occupancy and use or both by such Full-Site Tenant.
72.	"Full-Site Pad Guaranty" shall have the meaning set forth in Section 5.2(b).

73."Full-Site Tenant" shall mean either (I) Northbrook Hotel Group L.P., an Illinois limited partnership, but only upon Lessor's approval of a Full-Site Tenant Lease with such partnership and the related Guaranty provided on behalf of such Full-Site Tenant from a Guarantor or Guarantors approved by Lessor and the financing of the Initial Project as contemplated in Section 12.l(a), or (2) any financially responsible, bona fide third-party sublessee of all of the Premises and the Full-Site Tenant Improvements or of the Premises that owns the Full-Site Pad Improvements as permitted pursuant to and meeting the requirements of Section 9.2(a).

74."Full-Site Tenant Lease" shall mean a sublease of all of the Premises entered into by Lessee with a Full-Site Tenant as permitted pursuant to and meeting the requirements of Section 9.2(a) and which may include an obligation and right on the part of the Full-Site Tenant to construct and own all or some portion of the Project, all as specified in such sublease.

75.	"Full-SitePadImprovements"

Section 12.1(a)(ii).

shallhave the meaningset forthm

76."Governmental Authority" or "Governmental Authorities" shall mean any one or more of the federal, state and local governmental or quasi-governmental body or bodies having jurisdiction at any time or from time to time during the Term of this Lease over the Premises, the Buildings and the other Improvements (or any portion thereof) at any time or from time to time located on the Premises or the construction, repair, maintenance or use thereof, or any Changes or Alterations thereto, by any Person, including without limitation the Village or any other municipality.

77."Governmental Requirements" shall mean any or all statutes, ordinances, codes, rules, regulations and other requirements of any Governmental Authority (including, without limitation, the terms and conditions of any permits issued by or any agreements with any Governmental Authority, such as (i) the !DOT permits for the Off-Site Improvements constructed in connection with the Initial Project, and (ii) any permits issued in connection with any Major Change thereto or any Redevelopment Plan, and the Annexation Agreement and Transferee Agreement, to the extent they remain applicable to the Project).
78."Gross Square Feet" shall mean the gross square feet of any Building or Buildings that may be occupied for Permitted Use, as set forth in the Final Plans and Specifications for such Building that have been approved by Lessor to be constructed on the Premises and submitted to the Village for purposes of obtaining a building permit. Such determination of Gross Square Feet for any

Building or Buildings shall be conclusive and determinative for all purposes of this Lease and shall not be modified or amended by any changes in the method of measurement of any Building following Substantial Completion thereof unless due to the addition of an Added Component, in which case the Gross Square Feet of such Added Component, as set forth in the Final Plans and Specifications for such Added Component that have been approved by Lessor to be constructed on the Premises and submitted to the Village for purposes of obtaining a building permit, shall be added to the previous Gross Square Feet for such Building to obtain a new Gross Square Feet for such Building as of the date Adjusted Base Rent becomes payable under this Lease on account of such Added Component as provided in Section 3.l{c).

79."Guarantor" or "Guarantors" shall mean (a) FCL Builders, Inc., and Four Columns, Ltd. with respect to the Site Work for the Initial Project, and (b) a Person or Persons approved by Lessor in accordance with Section 5.2(b) for the Full-Site Pad Improvements that will be part of the Initial Project or in accordance with clause (3) of Section 12.l(a)(v) for any Added Component, any Changes or Alterations or any Redevelopment Plan, as the case may be. Where a Full-Site Tenant will construct its own Improvements pursuant to a Full-Site Tenant Lease with Lessee, as a condition to the approval by Lessor of the Final Plans and Specifications for such Improvements or a Major Change to any such Improvements, such Tenant or Lessee shall provide a Full-Site Pad Guaranty from a Person approved by Lessor in accordance with clause (3) of Section 12.l(a)(v), and the Submittal with the Preliminary Plans for such Building or Major Change shall include such information on the identity and financial capability of the proposed Guarantor as is reasonably required for approval of such Guarantor by Lessor, and such other information as Lessor shall request.
80."Guaranty" or "Guarantees" means any or all, as the context requires of the Initial Guaranty delivered concurrently with this Lease, or any other guaranty delivered in connection with this Lease, which other guaranty or guarantees shall be substantially in the form attached hereto as Exhibit G.

81."Hazardous Substances" shall mean and include (a) any friable asbestos or asbestos-containing material, polychlorinated biphenyls, dioxins or urea formaldehyde foam insulation; (b) any petroleum products; (c) any waste, substance, material, pollutant or contaminant defined as hazardous or toxic in (or for purposes of) any Environmental Laws; and
(d)any waste substance, material, pollutant or contaminant, the presence, disposal, release or threatened release of which on, onto or from any premises (including the Premises or the Land), is or would constitute an Environmental Event or is governed by any applicable Environmental Laws.

82.	"Highway Dedications" shall have the meaning set forth in Section 1.4.

83.	"Hotel Project" shall have the meaning set forth in Section 3.6(c).
84."illQI" shall mean the People of the State of Illinois, Department of Transportation or any successor Governmental Authority to such department having jurisdiction with respect to those matters identified in this Lease as requiring approval by IDOT.

85.	"IDOT Approved Plans" shall have the meaning set forth in Section 5.1(b)(iii).

86."Imposition" or "Impositions" shall mean any and all taxes, assessments, water and sewer rates and charges, and all occupancy taxes, leasing taxes, rent taxes or similar taxes

(whether or not imposed on or measured by all or any portion of the Rent paid or payable by Lessee), and all other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever including, but not limited to, assessments for public improvements or benefits, and any and all taxes imposed on Lessor that are, in whole or in part, in substitution for or in lieu of any of the foregoing taxes.

87.	"Improvements" shall have the meaning set forth in clause (ii) of Section 5.2(a).

88."Indemnitee" shall mean Lessor or Lessee, or their respective Protected Persons, · as the case may be, whenever any of them has given a Notice of Claim or Notice of Potential Claim to an Indemnitor and such Person is entitled to be indemnified or defended by such lndemnitor under this Lease.

89."Indemnitor" shall mean Lessor or Lessee, as the case may be, when it is obligated under this Lease to indemnify an Indemnitee with respect to a Claim or to provide a defense to an lndemnitee with respect to a Claim or a Potential Claim.

90.	Intentionally Deleted.

91."Initial Guaranty" shall mean that certain Guaranty delivered by FCL Builders, Inc. and Four Columns, Ltd with respect to the Site Work including in the Approved Site Engineering Plans and all common landscaping that will maintained by the Sub-Association pursuant to the declaration required pursuant to Section 4.I 0, including, without limitation, the landscaping of the Perimeter Open Space.

92."Initial Project" shall mean (i) a full-service Sheraton prototype hotel that is of four (4) stories and will contain approximately 133,100 Gross Square Feet and which has been designed specifically to serve secondary and suburban markets, and (ii) all other Improvements appurtenant thereto or required in connection therewith.

.tiC,hl.

93.

94.

95.

"Initial Project Submittal Date" shall have the meaning set forth in Section

"Initial Term" shall have the meaning set forth in Section 1.1.

"1!!!!!" shall have the meaning set forth in Section 1.1.

96."Lease" shall mean this Ground Lease executed by Lessor and Lessee, as the same may hereafter be amended.
97."Lease Interest Rate" shall mean (i) three percent (3%) plus the rate announced by Bank One, N.A., or its successors, as its "prime rate," "reference rate" or other similar rate in effect on the date interest first begins to accrue with respect to any sum that becomes payable pursuant to any provision or provisions of this Lease, or (ii) in the event such bank has ceased announcing any such rate, then such rate as may be announced by LaSalle Bank National Association as its "prime rate" "reference rate" or other similar rate plus three percent (3%), or

(iii) if both banks shall cease announcing any such rate, then the rate of interest on 90-Day Treasury Bills issued by the United States government having an issue date as near as may be practicable to and preceding such date plus seven percent (7%). Notwithstanding the foregoing, if the "Lease Interest Rate" calculated as provided in the preceding sentence is prohibited by law, in which case "Lease Interest Rate" shall mean the maximum contract rate permitted by law at such time, but in no event shall such rate be greater than eighteen percent (18%).

98."Lease Year" shall be a calendar year. The first Lease Year shall be the calendar year 2008. Each succeeding Lease Year shall commence on the January I immediately following the December 31 of the preceding Lease Year.

99."Leasehold Mortgage" shall have the meaning set forth in Section 9.3(a) and shall include only a Leasehold Mortgage with respect to which the requirements of Section 9.3(b) have been met.

I 00. "Leasehold Mortgagee" shall mean the holder or holders at any time or from time to time of any note or other documents evidencing the debt and other obligations secured by any Leasehold Mortgage.

IOI.  "Lessee" shall include the named Lessee identified in the first paragraph of this Lease and each and every assignee or transferee of Lessee's interest under this Lease permitted pursuant to Section 9.1 and any New Lessee.

102. "Lessor" shall include the named Lessor identified in the first paragraph of this Lease, and each and every assignee or transferee of Lessor's interests hereunder or of Lessor's Estate, subject to the provisions of Section 9.4, and any Successor-Lessor.

I 03. "Lessor's Beneficiary" shall mean (i) as of the date hereof DWTCC, being the sole beneficiary of Chicago Title Land Trust Company, Trust No. 1114332, or (ii) from time to time after the date hereof, each and every Person that is an assignee or transferee of DWTCC's interest or any part thereof hereunder permitted pursuant to this Lease and each and every Person that is at any time (or from time to time) the beneficiary of any Lessor that is a so-called "Illinois land trust," but determined only as of the date as of which a determination is then being made or is then required to be made under the various provisions of this Lease as to the identity of the Lessor's Beneficiary. If at any time during the Term of this Lease there is no so-called "Illinois land trust" that is the Lessor, the term "Lessor's Beneficiary" shall mean Lessor.

104."Lessor's Committees" shall mean any or all of the Society of the Divine Word's Techny Land Committee, House Council, Provincial Council or any other governing or policy making body or committee from time to time designated by Lessor's Beneficiary.

105."Lessor's Estate" shall mean Lessor's fee simple right, title and interest in and to the Premises, including Lessor's fee simple or reversionary interest or estate in or title to the Premises, the Building and the other Improvements.

106."Lessor's Termination Notice" shall have the meaning set forth m Section 25.4(a).

107.	"Lessor Triggering Event" shall have the meaning set forth in Section 6.9(d).

108.	"Lists" shall have the meaning set forth in Section 6.9(a)(i).

109.	"Maior Change" shall have the meaning set forth in Section 12.l(a)(iv).

110."Master Plan" shall mean that certain Fourth Amended Master Plan prepared by Alper & Alper, Inc., as Project No. 8704 and dated May 12, 2005 attached to that certain Fifth Amendment to Annexation Agreement dated August 16, 2005, which was filed for record in the Office of the Recorder, Cook County, Illinois on August 18, 2005, as Document No. 0523032093, together with any and all amendments, modifications or changes hereafter made thereto and approved by the Village and Lessor by further amendment to the Annexation Agreement or otherwise. No changes in the Fourth Amended Master Plan approved by Lessor and the Village shall require the consent or approval of Lessee so long as such changes are intended to reflect (i) as-built locations of public roadways; or (ii) changes to other parcels of the Techny Land in their actual developed condition or modifications to the Permitted Use for such other parcels as long as such changes do not alter or restrict the Permitted Use for and development potential of the Project or cause it to become a non-conforming use.

111.	"Modified Offer Notice" shall have the meaning set forth in Section 9.5(c).

112."Mortgage" shall mean any instrument (including any instrument in the nature of an indenture, mortgage, deed of trust, collateral assignment of beneficial interest in a land trust or other similar instrument) creating a lien as security for any debt or giving rise (absent a waiver) to a right of redemption of any interest identified under this Lease (including, without limitation, any lien on Lessor's Estate, on Lessee's interest hereunder, or on the leasehold estate created hereby which is, exercisable upon the occurrence of a default in the repayment of any debt), and any supplement thereto or any renewal, modification, consolidation, replacement or extension thereof.
113.	"New Exercise Period" shall have the meaning set forth in Section 9.5(c).

114.	"New Lease" shall have the meaning set forth in Section 25.4(a).

115.	"New Lease Request" shall have the meaning set forth in Section 25.4(b).

116.	"New Lessee" shall have the meaning set forth in Section 25.4{a).

117.	"Non-DisturbanceAgreement"shallhavethemeaningsetforthm

Section 9.2{b)(i).

118.	"Notice of Claim" shall have the meaning set forth in Section 14.2.

119."Notice of Exempt Subdivision Activity" shall have the meaning set forth in Section 5.l(b).

120.	"Notice of Potential Claim" shall have the meaning set forth in Section 14.2.

121.	"OFAC" shall have the meaning set forth in Section 6.9(a).

122.	"Offer Notice" shall have the meaning set forth in Section 9.5(a).

123."Off-Site Improvement Plans" shall mean either the Preliminary Plans or the Final Plans and Specifications (including cost estimates or bids), as the context requires, for any Off-Site Improvements.

124.Off-Site Improvements" shall mean any required modifications to the intersection of Willow and Waukegan Roads and to Willow and Waukegan Roads or the initial construction of or modification to Founders Drive that IDOT or the Village requires be installed in connection with the Initial Project, any Added Component, Redevelopment Plan, or any Major Change thereto.

125."On-Site Improvements" shall have the meaning set forth in Section 7(a) of the Annexation Agreement.

126.	"Order" or "Orders" shall have the meanings set forth in Section 6.8(a).
127."f.!l!" shall mean a site within the Land subleased by Lessee to a Tenant and upon which a Tenant is constructing or causing Lessee to construct a Building and other Improvements for ownership or occupancy and use or both by such Tenant.

128."Parcel" shall mean any portion of the Techny Land designated as a separate Parcel in the Master Plan or any subparcel which maybe designated by a capital letter after the identifying number by the Techny Land Committee for identification purposes, and after the recording of a Final Plat, shall also include any parcel that corresponds to a Lot on the Final Plat for Parcel SE-I B-2, or any subsequent combination or division thereof.

129."Parcel SE-lB-2" shall mean the Land legally described on Exhibit A attached hereto which has been so designated as Parcel SE-1B-2 by the Techny Land Committee and for which an exempt subdivision notice will be provided to the Village, as permitted under the Annexation Agreement, concurrently with the execution and delivery of this Lease.

130."Parcel SE-lB-3" shall mean that portion of the Techny Land legally described on Exhibit I attached hereto which has been so designated as Parcel SE-1B-3 by the Techny Land Committee and for which an exempt subdivision notice will be provided to the Village, as permitted under the Annexation Agreement, concurrently with the execution and delivery of this Lease and the notice of exempt subdivision notice for Parcel SE-1B-2.

131."Parcel SE-lB-3 Ground Lease" shall mean that certain Ground Lease by and between Chicago Title Land Trust Company, not personally but as Trustee under a Trust Agreement dated as of May 31, 2006, and known as Trust No. 1114333 and FCL Founders Drive, LLC, an Illinois limited liability company.

132."Parcels SE-lB-2/SE-lB-3 Common Area Improvements" shall have the meaning set forth in Section 4.10.

133."Parcels SE-lB-2/SE-lB-3 Sub-Association" or "Sub-Association" shall have the meaning set forth in Section 4.10.

134.	"Perimeter Open Space" shall have the meaning set forth in Section 4.10.

135.	"Permitted Assignee" shall have the meaning set forth in Section 9.l(a).

136.	"Permitted Exceptions" shall have the meaning set forth in Section 1.3.

137.	"Permitted Use" shall have the meaning set forth in Section 6.1.

138."Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or association, or any Governmental Authority.

139.	"Possession Date" shall have the meaning set forth in Section l 7.3(c).

140.	"Potential Claim" shall have the meaning set forth in Section 14.2.

14I. "Pre-Existing Environmental Condition" shall mean the generation, disposal, release, threatened release or the presence or management of Hazardous Substances on, over, under, from or affecting the Premises, the Building or the other Improvements or any violation of any Environmental Laws that was caused or permitted by, attributed or related to or otherwise arose or occurred prior to the use or occupancy of the Premises by Lessee or by anyone acting by, through or under Lessee and that requires Remediation and which is disclosed by an Environmental Report or any other environmental assessment of the Premises or the Project conducted by or on behalf of Lessor, Lessee, any Leasehold Mortgagee, any Fee Mortgagee or any Governmental Authority.

I 42. "Preliminary Plans" shall mean those preliminary architectural and engineering drawings approved by Lessor pursuant to Section 5.1, Section 12.2 or Section 12.3 for any Major Change (including any Added Component) or Redevelopment Plan, which designate, in schematic form, the site plan layout (including utility looping and connection plans and storm detention and drainage facilities), exterior landscaping (including any within the Perimeter Open Space), parking area locations, private roadway locations, the preliminary locations of other Improvements, and building elevations, and which show in schematic form, the proposed height, shape, and building exterior characteristics of all Buildings and other Improvements, but which shall not include exact dimensions and specifications of colors or materials other than colors and materials for exterior windows, walls or roofs.

143."Preliminary Schedule" shall mean, as the context requires, either (i) the Preliminary Schedule as defined in Section 5.3(a)(i); or (ii) a preliminary schedule proposed by Lessee as part of any Major Change (including any Added Component) submitted as required pursuant to Section 12.Ha)(ii) or a Redevelopment Submittal as required pursuant to Section 12.5(a), as the case may be.
144."Premises" shall mean and include the Land, the Appurtenant Rights and all interests therein and elements thereof described in Section 1.1 that are demised to Lessee pursuant to this Lease.

145."Prime Rate" for the purposes of the definition of Over Standard Tenant Improvement shall mean the "prime rate" of interest as published in the Wall Street Journal as of the date of Substantial Completion of the Tenant Finish Improvements, the new Building or work to subdivide an existing Building for multiple Tenant occupancy; provided, however, if the Wall Street Journal ceases publication of the "prime rate," then Prime Rate shall mean the Lease Interest Rate less three percent (3%) or seven percent (7%), depending on the rate that is the Lease Interest Rate, but in no event more than fifteen percent (15%).

146."Private Drives and Driveway Easement" shall have the meaning set forth in Section 4.10.

147."Proceeds Trustee" shall mean, whenever any funds are to be paid to or deposited with a Proceeds Trustee pursuant to Articles 4, .'.?,, Z, Ji, 10, 11 or 12, (x) the Leasehold

Mortgagee, if and to the extent required by any Leasehold Mortgage, or (y) in the absence of any Leasehold Mortgage which requires the Leasehold Mortgagee hold such funds, an independent corporate trustee or institution selected by Lessor (and whose identity is reasonably satisfactory to Lessee) which is capable of performing and agrees to perform the obligations imposed upon it

(i) pursuant to Article 11 in connection with the application and distribution of any insurance proceeds in connection with the Restoration of the Project, (ii) pursuant to Article 10 in connection with the application and distribution of any award in any Condemnation Proceeding, or (iii) as otherwise provided in this Lease, as the case may be, and which agrees to hold such funds in trust for the benefit of Lessor, Lessee, and their respective successors or mortgagees, as their respective interests may appear, in accordance with the applicable Article under this Lease. The fees and expenses of the Proceeds Trustee shall be paid by Lessee or deducted from any such proceeds held from time to time by such Proceeds Trustee.

148.	"Prohibited Uses" shall have the meaning set forth in Section 6.2(a).

149."Project" shall mean and include (i) the Buildings, signage and other Improvements to be constructed on the entire Premises whether as a part of the Initial Project or as part of any Added Component, (ii) all roadways, parking facilities, landscaped areas and other facilities or amenities constructed for the benefit of the owners, members, patrons, invitees, users or occupants (including any Tenants) of any Buildings or any other Persons, such as the contractors, agents, employees or invitees of any of them whether as a part of the Initial Project or as part of any Added Component any Change or Alteration or Redevelopment Plan, (iii) all On-Site Improvements whether as a part of the Initial Project or part of any Added Component, any Change or Alteration or Redevelopment Plan, (iv) all Off-Site Improvements required to be constructed by Lessee in connection with the Initial Project Improvements to the Premises pursuant to the Final Plat or Subdivision Agreement, all of which are to be constructed pursuant to the Approved Plans approved by all of Lessor's Committees as part of the final Submittals as provided in Section 5.2 and Section 12.2 for the Permitted Use allowed pursuant to Section 6.1,

(v) any Changes or Alterations to any of the foregoing constructed after Substantial Completion of the Initial Project, and (vi) any new Buildings or Improvements constructed on any portion of the Premises pursuant to a Redevelopment Plan approved by Lessor pursuant to Section 12.5.

150."Proposed Final Plans and Specifications" shall have the meaning set forth in Section 5.l(a).

151."Protected Person" or "Protected Persons" shall mean any or all of Lessor's and Lessor's Beneficiary's, or Lessee's, as the context so requires, respective members, partners, officers, directors, employees, advisors, attorneys, consultants and Affiliates.
152."Public Improvements" shall have the meaning set forth in Section 7(a) of the Annexation Agreement.

153.	"Redevelopment Plan" shall have the meaning set forth in Section 12.5(a).

154.	"Redevelopment Submittal" shall have the meaning set forth in Section 12.S(a).

155."Reimbursable Expenses" shall mean the reasonable out-of-pocket expenses incurred by Lessor in connection with the negotiation and execution of this Lease and the approval or review of Submittals for the Project after the date of this Lease, including, but not limited to, consultant fees for third parties (or wages and benefits for Lessor's employees hired to provide services previously provided by third party consultants) for engineering, land planning, architectural services, and attorneys' fees incurred by Lessor solely in connection with Lessee's development or redevelopment of the Premises by reason of the participation by Lessor in any negotiation, documentation, subdivision, traffic, zoning variation or other governmental or quasi governmental proceedings or any other activities in which Lessor's approval or consent is requested or required by Lessee or any Governmental Authority in connection with the Initial Project, any Added Component or any Redevelopment Plan, including, but not limited to, an allocable share of Lessor's costs incurred in preparing the Sixth Amendment to the Annexation Agreement, zoning application, and in completing the preliminary engineering drawings and Final Engineering for the Off-Site Improvements and Public Improvements required in connection with the Final Plat and the Subdivision Agreement. Reimbursable Expenses shall not include, however, any other costs not expressly set forth herein, including without limitation, Lessor's costs in participating in any mediation, arbitration or appraisal proceeding initiated by either party pursuant to Articles 18 or 19 (except to the extent so provided in such Articles), Lessor's attorney's fees (except, to the extent so provided in Articles 18 and 19), wages or benefits of any of Lessor's employees, costs incurred in remediating any Pre-Existing Environmental Condition or otherwise complying with Lessor's obligations under this Lease, but nothing contained herein or in Section 3.5 shall modify Lessor's rights to reimbursement pursuant to Article 17 upon the occurrence of a Default or Event of Default or as otherwise as provided in said Article 17.
156."Remediation" shall mean and include any clean-up activity or other remedial action required by any Environmental Laws or any applicable Governmental Authorities under any Environmental Laws as a result of the occurrence of any Environmental Event.
157.	"Renewal Term" shall have the meaning set forth in Section 1.1.

I 58. "Rent" shall mean and include all Base Rent, and any adjustments or modifications thereto determined in accordance with the provisions of this Lease, and all Additional Rent payable by Lessee to Lessor under this Lease.

159."Restoration" shall mean any and all work necessary to repair any damage to any portion of the Project or the Premises as nearly as may be possible under the circumstances to the same value, condition and character as existed immediately prior to any loss due to a Casualty or any taking in any Condemnation Proceeding, as the case may be, lien-free and ready for use.

160.	"Rules" shall have the meaning set forth in Section I 8.S(a).

161."Second Final Plan Notice" shall have the meaning set forth m Section 12.2(d)(v).

162.	"Second Notice" shall have the meaning set forth in Section 5.l(e).

163.	"Second Party" shall have the meaning set forth in Section 19.2(a).

164."Second Preliminary Plan Notice" shall have the meaning set forth in Section l 2.2(d)(ii).

165.	"Security" shall have the meaning set forth in Section 4.S(a).

166.	"Short Form of Lease" shall have the meaning set forth in Section 27.15.

167."Site Plan" shall mean the preliminary site plan showing the preliminary layout for the Buildings and other Improvements Lessee anticipates will be constructed on Parcels SE I B-2 and SE-I B-3 attached hereto as Exhibit S, which Lessor and Lessee acknowledge and understand is not the Final Site Plan for the Hotel Project, and as of the Effective Date is being revised in order to be resubmitted as part of the Submittals Lessor and Lessee contemplate will become the Final Engineering for the Site Work.
168."Site Work" shall mean all of the work in connection with the preparation of Parcel SE-IB-2 for development of the initial Building and other Full Site Pad Improvements to be constructed by a Full-Site Tenant or to enable Lessee to construct the hotel contemplated as the Hotel Project on Parcel SE-IB-2 as shown on the Site Plan (and, after approval thereof, on the Final Site Plan), including, without limitation, top soil stripping, rough grading, grading of storm water detention basins, installation of underground utilities, including storm and sanitary sewers, water mains, electric, gas and other utilities all pursuant to the Approved Site Engineering Plans.

169."Subdivision Agreement" shall mean that certain Subdivision and Development Agreement for Parcel SE-1 dated as of November 15, 2000, between Lessor and the Village and recorded on December 20, 2000 as Document No. 0001007539 in the Office of the Recorder of Cook County, Illinois, as amended pursuant to the Transferee Agreement.
170."Submittal" or "Submittals" shall mean any or all of the (i) proposed Final Engineering for the Site Work, (ii) the required modifications to the Proposed Final Plans and Specifications for the Initial Project (or any portion thereof), (iii) any Traffic Improvement Plans,
(iv)the proposed Preliminary Plans for any Added Component, Changes or Alterations or

Redevelopment Plan, (iv) any modifications to the approved Final Plans and Specifications or the Site Engineering Plans for the Initial Project (or any portion thereof), (v) any Added Component, Changes or Alteration or Redevelopment Plan, and (vi) the plans for any Off-Site Improvements or On-Site Improvements, as well as any modifications or refinements to the

Preliminary Schedule or any previous Approved Schedule for the construction of any Added Components, Changes or Alterations or Redevelopment Plan proposed by Lessee, as the context requires, that are submitted to Lessor or the Society of the Divine Word for review, comment or approval as contemplated in Article 5 or Article 12 of this Lease.

171.	"Submittal Date" shall have the meaning set forth in Section 12.2(a).

172."Substantial Completion" or "Substantially Complete" or "Substantially Completed" shall mean the initial construction of, the Restoration of, or any Changes or Alterations to any Building or Buildings, Improvements and other On-Site Improvements is sufficiently complete such that either (i) the Building or Buildings is or are available for use or occupancy by Lessee and its employees, patrons, customers, invitees, or any Tenant, as evidenced by the issuance by the Village of a temporary certificate or certificates of occupancy, or (ii) the Building or Buildings is or are open for business operations, in either case irrespective of whether any minor or weather-dependent portions or so-called "punch list items" remain unfinished or subject to correction. With respect to the Traffic Improvements, "Substantial Completion" or "Substantially Complete" shall mean the construction of such improvements is sufficiently complete such that the Village has agreed to permit them to be open to traffic, irrespective of whether any minor or weather-dependent portions or so-called "punch list items" remain unfinished or subject to correction or whether the Village has accepted the dedication thereof as a Village-owned and maintained public road or any maintenance bonds or guarantees remain in effect for a period of time after such improvements are open to traffic. With respect to the Off-Site Improvements, "Substantial Completion" or "Substantially Complete" shall mean the construction of such improvements is sufficiently complete such that the Village has agreed to permit them to be available for tap-in and use by Lessee in connection with the Project or Added Component for which they are constructed, irrespective of whether any minor or weather dependent portions or so-called "punch-list" items remain unfinished or subject to correction or whether the Village has accepted the dedication thereof as Village-owned and maintained Public Improvements or any maintenance bonds or guarantees remain in effect for a period of time after such improvements are so available.

173."Substantial Completion Date" shall mean the date on which the initial construction, Change or Alteration or Restoration of any Building or Buildings and other On-Site Improvements included in any Project, any Added Component or any new Project constructed as part of an approved Redevelopment Plan, as the case may be, is Substantially Complete, but (i) in no event shall the Substantial Completion Date for the Initial Project to be constructed pursuant to Article 5 be later than December 31, 2007 (subject to extension for Unavoidable Delays only), and (ii) in no event shall the Substantial Completion Date for any Added Component or new Project to be constructed pursuant to an approved Redevelopment Plan be more than three (3) years after the date for commencement of construction of such Added Component or new Project set forth in the Approved Schedule approved by Lessor as part of the Approved Plans for such Added Component or new Project.

174."Substitute Ground Lessee" shall have the meaning set forth in paragraph D of Exhibit R attached hereto.

175."Substitute Landlord" shall have the meanmg set forth in paragraph D of Exhibit R attached hereto.

176.	"Successor-Lessor" shall have the meaning set forth in Section 20.2.

177.	"Techny/Kamp Extension" shall have the meaning set forth in Section 5.1(b)(i).

178."Techny Land" shall mean all land owned outright or beneficially by DWTCC, the Society of the Divine Word, an Illinois not-for-profit corporation that is an Affiliate of DWTCC, or any of their respective Affiliates and which is subject to the Annexation Agreement, all of which is legally described in Exhibit A to the Annexation Agreement, and any other contiguous land now owned or hereafter acquired by the Society of the Divine Word, DWTCC or one of their respective Affiliates which is subsequently made subject to the Annexation Agreement.

179."Techny Land Committee" shall mean the committee from among Lessor's Committees charged from time to time by DWTCC or the Society of the Divine Word, an Illinois not-for-profit corporation that is an Affiliate of DWTCC, with the responsibility to oversee and recommend approval by the Society of the Divine Word of any development of the Techny Land.

I80. "Techny Outlot" shall mean that certain, approximately 4.5 acre, parcel of land located to the north of Parcel SE-lA-2 and along Waukegan Road.

181."Techny Property Association" shall have the meaning set forth in Section 4.9.

I 82. "Tenant" or "Tenants" shall mean any financially responsible, bona fide third party tenant or occupant (including a Full-Site Tenant) of all or any portion of the Project, including for such purposes a separate operator or concessionaire under contract with Lessee or a Full-Site Tenant to operate any portion of the Project or any facilities within the Project, such as a beauty salon, sundry shop or separate restaurant or spa or physical fitness center facilities operator within a hotel or other mixed-use Building.

183."Tenant Finish Improvements" shall mean either or both of (i) any and all interior or exterior improvements or base Building improvements or alterations required to be constructed by Lessee in any Building or in any space or other portion of a Building leased to a Tenant pursuant to a Tenant Lease; or (ii) any interior improvements to a Building owned by a Full-Site Tenant, as the context requires.

184."Tenant Lease" or "Tenant Leases" shall mean either or both, as the context requires, (i) a Full-Site Tenant Lease, or (ii) a lease or sublease of a Building or Buildings, or a space within a Building or Buildings or a written concessionaire agreement or agreements in any case entered into by Lessee or a Full-Site Tenant with any Tenant as permitted pursuant to and meeting the requirements of Section 9.2(a).
185.	"Tenant Percentage Rent" shall have the meaning set forth in Section 9.2(a)(i).

186."I.t!:m" shall mean the Initial Term, and if Lessee properly exercises its option to renew pursuant to Sections I.1 and U.(hl of this Lease, the Renewal Term, in either case, as the same may be earlier terminated as provided in Section !2.5(c) or elsewhere in this Lease.

187.	"Termination Date" shall have the meaning set forth in Section 1.I.

188."Termination Notice" shall mean, as the context requires, either (i) a notice by Lessee to Lessor of an election to terminate this Lease as a result of a Casualty under the circumstances described either in Section 11.2 or in Section 11.3, but subject, in the case of such a notice under Section 11.2, to the rights of Lessor; or (ii) a notice by Lessee or a Full-Site Tenant of an election by such Full-Site Tenant or Lessee to terminate such Full-Site Tenant's Full-Site Tenant Lease as a result of a Casualty under the circumstances described in Section l l.2(d).

189.	"Third Appraiser" shall have the meaning set forth in Section 19.2(b).

190."Traffic Improvement Plans" shall mean preliminary engineering plans and Final Engineering for all Traffic Improvements required to be designed, constructed and installed with respect to Parcel SE-IB-2 pursuant to the Transportation Agreement and Subdivision Agreement, including the Primary Willow/SE-I Intersection (including the Founders/Kamp Extension) (as is defined in the Transportation Agreement and to the extent another Person has not already completed construction thereof or obtained the necessary permits for the construction thereof at the time Lessee is seeking its first construction-related permit from the Village) all of which shall (except as otherwise provided in Section 5.1(b)) be constructed by Lessee as a part of the Initial Project.
191."Traffic Improvements" shall mean all of the roadway and related traffic improvements described in Section 3 of the Transportation Agreement and required to be constructed under the Transportation Agreement as a condition to obtaining a building or occupancy permit for any Buildings located on Parcel SE-I B-2.

192."Transferee Agreement" shall mean that certain Transferee Assumption and Successor Agreement to be executed by and between the Society of the Divine Word, Lessee and the Village of Northbrook, following approval by the Village Board of the Village and which shall be substantially in the form attached hereto as Exhibit 0, with such changes as are required to reflect those obligations under the Subdivision Agreement and Annexation Agreement assumed by Lessee pursuant thereto, this Lease and the requirements of the Village.

193."Transportation Agreement" shall mean that certain First Amended and Restated Transportation Facilities and Programs Agreement dated as of July 13, 1999 between the Village and the Society of the Divine Word, which was filed for record in the Office of the Recorder, Cook County, Illinois on November 12, 1999, as Document No. 09067536, pursuant to which Lessor and the Village have undertaken certain obligations and have agreed to certain traffic impact fees required to be paid under the Annexation Agreement and other requirements that are applicable to the Premises and other portions of the Techny Land as more fully described therein, together with any and all amendments thereto.

194."Transportation Impact Fees" shall mean those transportation impact fees, if any, payable prior to the issuance of a building permit or occupancy permit for any Building to be located on the Premises, as required pursuant to the Impact Fee Ordinance (as such term is defined in Section 5.A of the Transportation Agreement), as the same is amended from time to time, a copy of which, as in effect as of the date of this Lease, is attached hereto as Exhibit O and Lessee's share (as specified in the Transferee Agreement) of the Special SE-I Transportation Impact Fee payable under Section 5.B. I of the Transportation Agreement.

195.	"Triggering Event" shall have the meaning set forth in Section 6.9{b).

196."Unavoidable Delays" shall mean delays due to strikes, lock-outs, acts of God, inability to obtain materials or commercially reasonable substitutes for such materials, governmental restrictions, failure of governmental authorities to timely or reasonably issue permits, inspect, approve or provide other necessary authorizations where not due to the fault of Lessee, Lessor or Lessor's Beneficiary (as the case may be), enemy action, civil commotion, fire, unavoidable casualty or similar causes, provided such similar causes are beyond the reasonable control of Lessee, Lessor (or Lessor's Beneficiary), as the case may be, and with respect to Lessee shall also include any delay arising out of Lessor's failure to take any action required by the terms of this Lease to be taken by Lessor (or Lessor's Beneficiary) within the time period or periods specified hereunder for such action. In no event shall an inability to pay money or a lack of financial resources to provide a required Submittal or perform any of Lessee's obligations under this Lease be considered a basis for an Unavoidable Delay.

197.	"Y.{ shall mean V3 Consultants Ltd.
198."Village" shall mean the Village of Northbrook, Illinois, a municipal corporation, or any successor or successors to such Village having the rights and obligations referred to herein and in the Annexation Agreement and the Transportation Agreement.

199."Water Pumping Station Easement Agreement" shall mean that certain Water Facilities Easement Agreement for Parcel SE-1 dated as of August 14, 2001, between the Society of the Divine Word and the Village and recorded on August 21, 2001 as Document 0010767820 in the Office of the Recorder of Cook County, Illinois.

200.	" "shall have the meaning set forth in Section 5.3(a).

20I."Zoning Code" shall have the meaning set forthm clause (A)(2) of Section 12.2(d)(iii).

Exhibit D

Proposed Final Plans and Specifications for Hotel Project

Plans Entitled:

SHERATON -NORTHBROOK FOUNDERS DRIVE NORTHBROOK, IL 60062

Prepared by Fruchtman Associates Architects dated 12/05/05 Project No. 05027 Consisting of: Index of Drawings

Architectural Drawings: LS00I, LS002 AS00I

AIOI to AI04 ARI0J to AR103 A201 to A202 A301, A310, A311

A401 to A403, A4I 0, A420 to A433, A440, A441, A450 A501

A601, A610, A61 I, A620, A621 A701, A705

Structural Drawings:

S001,S002

SlOl to S105 S301 S501,S502 S701

S801 to S803

Mechanical Drawings:

M-001

M-I00toM-103 M-201

M-300 to M-302 M-400, M-401

Plumbing Drawings:

MP-001

MP-100, MP-l00A, MP-JO0B MP-101 toMP-103

MP-200, MP-201, MP-202A, MP-202B, MP-202C

MP-300 to MP-305, MP-306A, MP-306B, MP-307A, MP-307B, MP-308 MP-400 to MP-406

Fire Protection Sheets:

FP-001

FP-100 to FP-103 FP-201

FP-300 FP-400

Electrical Sheets:

E-001

E-JOOE, E-IOOL

E-101 to E-103

E-200, E-201, E-202A, E202B, E-203 E-300 to E-303

E-400 to E-404 E-500

Special Systems:

SS-00 I to SS-004 SS-100 to SSJ02 SS-200

Note: Approval is subject to Matters in Exhibit P

Exhibit E

Preliminary Schedule for Initial Project Develqpment and Construction

Submittals and Work Schedules'	Dates
Preliminary Site Work	10/05 to 08/06
Delivery of proposed Final Engineering for Site Work for Lessor's Approval (other than landscaping, site lighting and common area sign.age)2	06/06 to 07/06
Approval of proposed Final Engineering for Site Work by Lessor	Within the time periods provided in Section 12.2 after delivery to Lessor for approval

Construction of Site Work (mass grading, site utilities, binder course on paved areas, interior walks) and Parcels SE-1B-2/SE-1B-3 Common Area Improvements (other than landscaping, site lighting and common area sign.age)2

06/06 to 12/06
Delivery of proposed modifications to Proposed Final Plans and Specifications for the Hotel Project	07/06 to 10/06
Approval of Final Plans and Specifications for the Hotel Project by Lessor	Within the time periods provided in Section 12.2 after delivery to Lessor for approval
Construction of Building and other On-Site Improvements by Full-Site Tenant (final completion within curb line; non-Parcel SE-1B-2/SE-1 B-3 Common Area Improvements)	09/06 to 12/07

Lessee's approval to proceed to the next stage of the development process set out in this Preliminary Schedule is contingent upon complying with all previously required items, and approval to proceed to at any subsequent date is dependent upon the prior date. This Preliminary Schedule and changes in the schedule are not intended to override the outside date set out in the definition of "Substantial Completion Date" in Exhibit C of the Lease and in the final Approved Schedule. The schedule for delivery of Preliminary Plans and Final Plans and Specifications for approval by Lessor's Committees and construction of any Added Component or Redevelopment Plan shall be pursuant to separate Preliminary Schedules and Approved Schedules, developed as provided in Section 5.3{a) and Section 12.5 concurrently with the Submittal of proposed Preliminary Plans and proposed Final Plans and Specifications therefore.

2 Note: To the extent this obligation has been performed by the lessee under the Parcel SE-1B-3 Ground Lease, Lessee shall be relieved of any obligation to deliver such Final Plans and Specifications or Final Engineering.

Submittals and Work Schedules1	Dates

Delivery of Proposed Final Plans and Specifications for Parcels SE-IB-2/SE-1B-3 Common Area Improvements not included in Final Engineering for Site Work for Lessor's Approval (includinf landscaping, site lighting and common area signage)

08/06 to 12/06

Approval of Proposed Final Plans and Specifications for Parcels SE-lB-2/SE-1B-3 Common Area Improvements not included in Final Engineering for Site Work (including landscaping, site lighting and common area signage)

Within the time periods provided in Section 12.2 after delivery to Lessor for approval

Delivery of Proposed Final Plans and Specifications for Parcels SE-1B-2/SE-1B-3 Common Area Improvements not included in Final Engineering for Site Work for Lessor's Approval (includinf landscaping, site lighting and common area signage)

12/06 to 06/07

Approval of Final Plans and Specifications for Parcels SE-lB-2/SE-1B-3 Common Area Improvements not included in Final Engineering for Site Work for Lessor's Approval (including landscaping, site lighting and common area signage)

Within the time periods provided in Section 12.2 after delivery to Lessor for approval
Construction of Parcels SE-I B-2/SE- l B-3 Common AreaImprovementsnotincludedm theFinal Engineering for Site Work (includin3 landscaping, site lighting and common area signage)	06/07 to 12/07

3 Note: To the extent this obligation has been perfonned by the lessee W1der the Parcel SE-IB-3 Ground Lease, Lessee shall be relieved of any obligation to deliver such Final Plans and Specifications or Final Engineering.

700028-2

Exhibit F

Form of L tter of CrccJit

IRREVOCABLE LETTER OF CREDIT12

Date:3

Amount: 4 Expiration Date:  5

APPLICANT:6

[Name] [Address]

RE:[Identify Project] Dear Sir:

BENEFICIARY:

Divine Word Techny Community Corporation

1985 Waukegan Road

Northbrook, Illinois 60062

The  undersigned  Bank hereby establishes in your favor our Irrevocable  Letter

No.

7  which is available for negotiation of your sight draft drawn on

,,8

bearing the clause: "Drawn under  9 Irrevocable Letter of Credit No.  . "10 and accompanied by:

A statement signed by the President or a Vice President of the Divine Word Techny Community Corporation, an Illinois not-for-profit corporation (or an

This is the fonn letter of credit for the Lessor's Beneficiary. Letters of Credit which vary from the tenns of this form will not be accepted.

[2]	Insert letter of credit number (optional). Insert date of issuance.

4The amount of the letter of credit shall be 110% of the most current estimate for the cost of the Work as determined pursuant to clause (3) of Section 5.3(a)(i), Section 5.3{a)(iv) or clause (2) of Section 12.1 (a)(v) of the Lease.

The expiration date shall be two years after the date of issuance of the letter of credit.

6Insert name and address of applicant.

7Insert number.

Insert name of issuer.

9Insert name of issuer.

10Insert number.

authorized officer of the then beneficiary of the Lessor under that certain Ground Lease for Parcel SE-IB-2 dated as of May 31, 2006 between CHICAGO TITLE LAND TRUST COMPANY, not personally, but as trustee under a Trust Agreement dated May 31, 2006 and known as Trust No. 1114332, and FCL Founders Drive, LLC, an Illinois limited liability company) stating as follows:

Lessee has failed to complete the Work in accordance with [Section 5.3 or Article 12 -- choose correct reference, depending on when Letter of Credit is provided] of that certain Ground Lease for Parcel SE-1B-2 dated as of May 31, 2006 between CHICAGO TITLE LAND TRUST COMPANY, not personally, but as trustee under a Trust Agreement dated May 31, 2006 and known as Trust No. 1114332, and FCL Founders Drive, LLC, and the time periods provided in Section 17.l(e) of said Ground Lease have passed.

Notwithstanding the expiration date stated above, this Letter of Credit shall continue in full force and effecf and shall not expire unless and until the Lessor's Beneficiary has been given written notice by certified mail, return receipt requested, that the Letter of Credit shall thereafter expire 35 days after said notice, but no sooner than the above-described expiration date.

The undersigned,  ...,,11 hereby undertakes and engages that all demands made in conformity with this Irrevocable Letter of Credit will be duly honored upon presentation. If, within 3 business days of the date any demand made in conformity with this Irrevocable Letter of Credit is presented the undersigned,   _,12 fails to honor the same (unless legally precluded from doing so), we agree to pay all attorney's fees, court costs and other expenses incurred by the Lessor's Beneficiary in enforcing the terms of this Letter of Credit.

The amount of this Letter of Credit may be reduced from time to time prior to expiration at the request of the applicant, upon presentation of the Lessor's Beneficiary's officially signed consent thereto.

We hereby engage with drawers that drafts drawn and negotiated in conformity with the terms of this credit will be duly honored on presentation and that drafts accepted within the terms of this credit will be duly honored at maturity. This letter of credit must be presented with each draft so that the amount of the draft may be endorsed on the reverse side hereof by the undersigned.

To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 ("ISP"). As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the Jaws of the State of Illinois, including, without limitation, the Uniform Commercial Code as in effect in the State of Illinois.

11Insert name of issuer.

12Insert name of issuer.

No consent, acknowledgment, or approval by the Applicant or any other person shall be necessary or required prior to honoring any draft presented in conformance with the terms of this Letter of Credit.

Very truly yours,

13

By:  ..,..,- _ President14

ATTEST:

By:  _ Secretary

CORPORATE SEAL

13Insert name of issuer.

14Or other authorized officer.

700028-2

Exhibit G

f'prrn of Guaranty

GUARANTY OF PAYMENT

AND PERFORMANCE OF GROUND LEASE OBLIGATIONS

THISGUARANTY("Guaranty")ismadeasof by

   ("Guarantor"), to and for the benefit of CHICAGO TITLE LAND TRUST COMPANY, not personally, but as trustee ("Trustee") under a trust agreement dated May 31, 2006 and known as Trust No. 1114332 ("Trust"), and its successors and assigns, and the beneficiary or beneficiaries from time to time of the Trust (Trustee, as trustee of the Trust and its successors and assigns and the beneficiary or beneficiaries from time to time of the Trust are hereinafter called ..Lessor").

RECITALS

Trustee, as trustee of the Trust, is the lessor ("Lessor") under that certain Ground Lease dated as of May 31, 2006, under which FCL Founders Drive, LLC ("Lessee") is presently the lessee· (said ground lease and any and all present and future modifications and renewals or extensions thereof, amendments thereto and substitutions or replacements therefor, are referred to herein as the "Lease").1

1 Alternative language.

A.	Trustee, as trustee of the Trust, is the lessor {"Lessor'') under that certain Ground Lease dated as of

_, 2006, under which   ("Lessee") is presently the lessee (said ground lease and any and all present and future modifications and renewals or extensions thereof, amendments thereto and substitutions or replacements therefor, are referred to herein as the "Lease")

B.Lessee has entered into a    Lease dated as of  _, 200 _ ("Full Site Tenant Lease"), with   ("Full-Site Tenant"), under which Full-Site Tenant has agreed to sublease the entire Premises for the development of a Building or Buildings to be used for a full-service hotel and all related improvements required to so use or occupy such Building or Buildings (collectively, the "Full-Site Pad Improvements") in accordance with the Preliminary Plans approved by Lessor concurrently with the execution and delivery of the Full-Site Tenant Lease and the Final Plans and Specifications for such Full-Site Pad Improvements approved by Lessor concurrently with the execution and delivery ofthis Guaranty.1

C.Trustee, as Lessor, is unwilling to approve the Final Plans and Specifications for the Full-Site Pad Improvements unless Guarantor enters into this Guaranty and Guarantor desires to provide this Guaranty to Trustee, in order to induce Trustee to approve such Final Plans and Specifications.

D.Guarantor has a financial interest in the successful completion of the Full-Site Pad Improvements, and will be benefited by the agreement of Trustee, as Lessor, to approve the Final Plans and Specifications for such Full Site Pad Improvements so that the Tenant may commence construction of the Full-Site Pad Improvements under the Full-Site Tenant

Lease.

E.Guarantor has provided certain of its financial infonnation to Lessor and Lessor has relied upon such financial infonnation in accepting this Guaranty in lieu of other security or guarantees of the Obligations.

[The Lease provides for the development of a {full-service hotel] ("Initial Project") on a certain parcel of real estate in Northbrook, Illinois commonly known as Techny Real Estate Parcel SE-1B-2 in accordance with the Approved Final Plans and Specifications for such Initial Project approved or to be approved by Lessor as provided in the Lease. [Note: modify language to reflect previously constructed Initial Project and an Added Component).

Trustee, as Lessor, is unwilling to [enter into the Lease/approve the Final Plans and Specifications for  - Note: or make necessary changes for a Guaranty for an Added Component] unless Guarantor enters into this Guaranty, and Guarantor desires to provide this Guaranty to Trustee, in order to induce Trustee to enter into the Lease.

Guarantor has a financial interest in [Lessee and in the Initial Project - Note: or make necessary changes for a Guaranty for an Added Component], and will be benefited by the agreement of Trustee, as Lessor, to enter into the Lease.

Guarantor has provided certain of its financial information to Lessor and Lessor has relied upon such financial information in accepting this Guaranty in lieu of other security or guarantees of the Obligations and the Lessee's Obligations (hereinafter defined).

Now, therefore, in consideration of the foregoing recitals and for the purpose of inducing Lessor to [enter into the Lease - Note: or make necessary changes for a Guaranty for an Added Component], Guarantor hereby agrees as follows:

1.Definitions; Incorporation of Lease. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Lease. All terms and provisions of the Lease are hereby incorporated into this Guaranty as fully as though set forth herein in full.

2.	Guaranty of Payment and Performance.

(a)Guarantorherebyguarantees,absolutelyandunconditionally,the following (hereinafter called the "Lessee's Obligations"):

(i)the full and prompt performance, completion and observance by Lessee of each and all of the covenants and agreements required to be performed, completed and observed by Lessee under the terms and provisions of the Lease that are due to be performed, completed or observed, prior to or concurrently with Substantial Completion of the Initial Project or Added Component or Redevelopment Plan, as applicable, including, without limitation the applicable provisions of Articles 5 and 12 of the Lease related to construction of the Initial Project and all related improvements, the lien-free completion of the Initial Project and related improvements at or prior to the

Now; therefore, in consideration of the foregoing recitals and for the purpose of inducing Lessor to approve the Final Plans and Specifications for the Pad Improvements, Guarantor hereby agrees as follows:

Substantial Completion Date in accordance with the Submittals and Final Plans and Specifications and in conformity with all governmental requirements;

(ii)the full and complete payment of all costs and expenses needed or incurred for such lien-free and conforming completion, including (without limitation) the costs and fees of all architects, engineers, surveyors and other construction consultants retained by Lessee in connection therewith; and

(iii)the full and complete payment of all Rent and other money obligations of Lessee to Lessor under or pursuant to any provisions of the Lease that are due and payable on or prior to the Substantial Completion of the Initial Project or Added Component or Redevelopment Plan, as applicable.

(b)Guarantor will be obligated to commence the performance of those of the Lessee's Obligations set forth in Section 2(a)(i) above, including the lien-free Substantial Completion of the Initial Project at or prior to the Substantial Completion Date that have not been performed by Lessee, within thirty (30) Days after delivery by Lessor to Guarantor of a notice from Lessor of a failure on the part of Lessee in the performance of any one or more of the foregoing Lessee's Obligations, which may be prior to the dates specified above for complete performance by Lessee of such Lessee's Obligations and prior to the expiration of any applicable notice and cure or grace period afforded Lessee under the Lease if the Lessor believes that either
(x)any changes made unilaterally by Lessee to its schedule for construction make it unlikely Lessee will be able to Substantially Complete by the applicable dates set forth in the Lease, or
(y)any time periods set by Lessee in its schedule for construction for the accomplishment of any milestones or completion of any component of the Work are not reasonable in light of customary construction practices, critical path dependencies and the nature of such milestone or component. Thereafter, as promptly as practicable Guarantor shall proceed (either by itself or by means of the Contractor or another general contractor, subcontractors, construction manager, or any combination thereof), to perform, complete and observe the Lessee's Obligations that are the subject of such Default, provided that any such general contractor (other than the Contractor), subcontractors or construction managers are experienced in constructing hotel projects similar to the Initial Project and are reasonably satisfactory to Lessor or are of recognized standing in the construction industry in the Chicago metropolitan area) with all due diligence required to perform such Lessee's Obligations as promptly as practicable under the circumstances and no later than the dates specified in the Lease for Substantial Completion thereof.
(c)In addition, Guarantor will be obligated to perform, complete and observe each and all of the Obligations on or before the date that is the earlier of:

(i) ,20

, or

(ii) Days after delivery by Lessor to Guarantor of a notice

declaring that Lessee is in Default in the performance of any one or more of Lessee's Obligations in any material respect. As promptly as practicable after such notice is given declaring Lessee to be in Default, and in any event prior to the time specified above for performance of the Obligations, Guarantor shall proceed, either by itself or by means of a general contractor, subcontractors, construction manager, or any combination thereof, to perform, complete and observe each and all of the Obligations, provided that such general contractor, subcontractors and construction manager are reasonably satisfactory to Lessor or are of recognized standing in the construction industry in the Chicago metropolitan area.

(d)In connection with any such action by Guarantor, it will not be necessary for Lessor to exercise any right to terminate the Lease, and Lessor shall cooperate in good faith with Guarantor in Guarantor's efforts to succeed to the rights and obligations of Lessee under the Lease. Guarantor will take all action reasonably necessary to take possession of the Initial Project and to perform, complete and observe each and all of the Obligations in order to achieve Substantial Completion of the Initial Project or Added Component or Redevelopment Plan, as applicable.

(e)In connection with the foregoing, Guarantor shall indemnify, defend and hold Lessor harmless from and against any and all costs, damages, losses, expenses, claims and demands of and liabilities to third parties, including attorneys' fees, incurred directly or indirectly as a result of or arising directly or indirectly out of the failure of Lessee to perform, complete or observe Lessee's Obligations and Guarantor's failure to perform or observe its obligations under this Guaranty. All obligations of Guarantor set forth in this Guaranty are collectively hereinafter referred to as the "Obligations."

3.Standard Waivers and Agreements. Additional agreements and waivers of Guarantor that are usual and customary in a guaranty of payment and performance of the type provided for in this Guaranty are set forth in Exhibit I attached hereto, and are hereby incorporated in this Guaranty as fully as though set forth herein in full.

4.Termination. This Guaranty shall remain in full force and effect until all the Lessee's Obligations and the Obligations shall be finally and irrevocably paid in full or otherwise completed, performed or observed. Discontinuance of the obligations of any other guarantor shall not operate as a discontinuance as to performance, completion or observance of any of the Obligations or the Lessee's Obligations. If after receipt of any payment or performance of all or any part of the Lessee's Obligations, Lessor is for any reason compelled to surrender such payment to any Person or return any benefits received, because such payment or performance is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Guaranty shall continue in full force (as to any such surrendered payment or benefit returned) notwithstanding any contrary action that may have been taken by Lessor in reliance upon such payment or the receipt of such benefit, and any such contrary action so taken shall be without prejudice to Lessor's rights under this Guaranty and shall be deemed to have been conditioned upon such payment and benefit having become final and irrevocable. Upon satisfaction in full of the Lessee's Obligations, Lessor will, upon request by Guarantor, deliver to Guarantor written confirmation that this Guaranty has been satisfied in full and has terminated.
5.Lessee's Financial Condition. Guarantor assumes full responsibility for keeping itself sufficiently informed as to the financial condition of Lessee and as to all other circumstances affecting Lessee's ability to perform, complete and observe each and all of Lessee's Obligations for the benefit of Lessor, and agrees that Lessor will have no duty to report to Guarantor any information Lessor receives about Lessee's financial condition or any circumstances bearing on Lessee's ability to perform.

6.Expenses. Guarantor agrees to pay and reimburse Lessor, upon demand, for all losses and reasonable costs and expenses, including reasonable attorneys' fees, that Lessor may expend or incur

(a)in the enforcement of this Guaranty or any one or more of the Obligations or the Lessee's Obligations, or

(b)the performance by Lessor of any one or more of the Obligations or the Lessee's Obligations, or

(c)as a direct or indirect result of the falsity in any material respect of any of the representations in warranties of Guarantor set forth in paragraph 7 of this Guaranty, determined as of the date hereof.

7.Representations and Warranties. Guarantor hereby makes to Lessor the following representations and warranties, upon which Lessor specifically relies:

(a)Authorization. Guarantor has full right, power and authority to enter into this Guaranty and carry out the Obligations, and concurrently with the execution and delivery of this Guaranty, will provide to Lessor a written opinion to such effect and as to the validity of this Guaranty as a binding obligation of Guarantor in form and substance, and from legal counsel, reasonably satisfactory to Lessor.

(b)No Conflict. The execution, delivery and performance by Guarantor of this Guaranty and the Obligations will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement or any other instrument to which Guarantor is a party or by which Guarantor or any of its assets or properties is bound, or any order, writ, injunction or decree of any court or governmental institution.

(c)Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Guarantor, threatened against or adversely affecting Guarantor at law or in equity or before or by a governmental agency or instrumentality that involve any of the transactions herein contemplated, or are reasonably likely to result in any judgment or liability that would have any material and adverse effect on the financial condition of Guarantor. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court.

(d)Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(e)Financial Statements. The financial statements and other financial information furnished by Guarantor to Lessor are, in all material respects, true and correct, fairly present the financial condition of Guarantor as of their respective dates, and do not contain any untrue statement of a material fact or omit to state a material fact. No material adverse change has occurred in the financial condition of Guarantor since the date of said financial statements.

(f)Comorate Affiliations.As of the date hereof, Guarantor's equity or ownership interest in Lessee is as follows:

 [to be completed at time of signing.

 based on facts and identity of Guarantor]

Guarantor acknowledges that it will derive a material benefit from the satisfactory and complete payment, performance and observance of the Obligations and the Lessee's Obligations. No subsequent change in the ownership or equity interest described above shall affect or impair in any way the continuing validity or enforceability of this Guaranty against Guarantor. Until such time as the Lessee's Obligations and the Obligations have been finally and irrevocably paid in full or otherwise completed, performed or observed, Guarantor will not divest itself or otherwise sell or transfer any of the foregoing equity or ownership interests in Lessee, to the extent that doing so would constitute a default or breach of the prohibitions on assignment contained in the Lease.

8.Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed given or delivered to the addressee thereof (i) when actually delivered at the address set forth below for such addressee, (ii) three Days after deposit in any main or branch United States post office as registered or certified mail, postage prepaid,
(iii)one Day after deposit with a reputable overnight courier service providing delivery receipts, delivery charges prepaid, or (iv) on the date on which the addressee refuses delivery by mail or by private courier service, in each case properly addressed to the parties, respectively, as follows:

For notices and communications to Lessor:

Chicago Title Land Trust Company, as Trustee of Trust No. 1114332

18 l West Madison, 17th Floor Chicago, Illinois 60602 Attention: Land Trust Department

and to (if by personal service or by courier service):

Divine Word Techny Community Corporation 1985 Waukegan Road

Northbrook, Illinois 60062

Attention: Chairman, Techny Land Committee or to (if by mail):

Divine Word Techny Community Corporation

P.O. Box 6038

Techny, Illinois 60062-6038

Attention: Chairman, Techny Land Committee

with a copy to:

Schiff Hardin LLP 6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

Attention: Guenther M. Philipp or Janet M. Johnson For notices and communications to Guarantor:

Attention:

and to:

Attention:   with a copy to:

Attention:

By notice complying with the preceding provisions of this paragraph, each party shall have the right to change the address or addresses, or both, for all future notices and communications to such party or for copies of notices provided for above (none of which shall be required to be sent via certified or registered mail), but no such notice of a change of an address or addressee shall be effective until actually received by the other party. Copies of notices to the those Persons to whom copies are to be provided, none of which are required to be sent via courier or other delivery service or by certified or registered mail, are for information purposes only; failure of any Person to send or receive any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provisions of this paragraph.

9.Affirmative Covenants. Guarantor covenants and agrees that from the date hereof and so long as any of the Obligations or Lessee's Obligations remain outstanding and unpaid, unperformed or unobserved Guarantor will furnish to Lessor as soon as available, but in any event not later than sixty (60) days after the end of each fiscal or calendar year of Guarantor, audited year-end financial statements of said Guarantor certified as true and correct by said Guarantor. In addition, Guarantor covenants and agrees that Guarantor shall furnish to Lessor not more than thirty (30) days following written request from Lessor such other reports, financial statements and other financial information concerning Guarantor as Lessor may from time to time reasonably request. Additional covenants and agreements of Guarantor, if any, are set forth

700028-2

in Exhibit 2 attached hereto and are hereby incorporated into this Guaranty as fully as though set forth herein in full.

I 0.  Partial Invalidity. If any term of this Guaranty or the application thereof to any Person or circumstance shall, to any extent, be declared or found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, but such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions hereof shall be interpreted, applied and enforced so as to achieve, as near as may be, the purposes and intent of this Guaranty to the greatest extent not prohibited by law.

11.Amendments. This Guaranty may be amended, modified, revised, revoked or terminated only by a written instrument executed by Guarantor and Lessor.

12.Terms. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. The term "Lessee" means both the named Lessee and any other person or entity at any time assuming or otherwise becoming primarily liable for performance of any of the Lessee's Obligations.

13.Section Headings. The headings, titles and captions of this Guaranty are inserted only as a matter of convenience and in no way define, extend, limit or describe the scope or intent of this Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this instrument as of the day and year first above Mitten.

Attest:. _ Its:.

[Correct Corporate Name of Guarantor]

By:  Its:

STATE OF ILLINOIS}

} SS.

COUNTY OF COOK}

ACKNOWLEDGMENT

This  instrumentwas  acknowledgedbefore  me  on20_,  by

a.

as

of[Name

ofGuarantor],

GIVEN under my hand and notarial seal, this

day of

_,, 20_.

Notary Public

My Commission Expires:

List of Exhibits Exhibit 1 - Standard Guaranty Waivers and Agreements Exhibit 2 - Additional Affirmative Covenants and Agreements

Exhibit 1

Standard Guaranty Waivers And Agreements

The following additional waivers and agreements by Guarantor have been and are hereby incorporated in full into the Guaranty of Payment and Performance of Ground Lease Obligations (the "Guaranty") dated  ,2006.

(a)Rights of Lessor. Guarantor authorizes Lessor and Lessee at any time in their discretion to alter any of the Lessee's Obligations, and further authorizes Lessor (a) to take and hold any security for the Lessee's Obligations; (b) to accept additional or substituted security; (c) to subordinate, compromise or release any security; (d) to release Lessee of liability for all or any part of the Lessee's Obligations; (e) to release, substitute or add any one or more guarantors; (f) to assign the Guaranty in whole or in part to an assignee of the Lease; and (g) to complete (but Guarantor agrees that Lessor shall not have any obligation to complete) all unfinished work in connection with the Initial Project or otherwise to perform any of the Obligations or Lessee's Obligations. Lessor may take any of the foregoing actions upon any terms and conditions as Lessor may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Lessor under this Guaranty.
(b)Continuing Guaranty. The Guaranty shall be a continuing guaranty, and shall not be discharged, impaired or affected by: (a) existence or non-existence, or the continuance or non-continuance, of any obligation on the part of Lessee with respect to the Lease; (b) any forbearance or extension of the time of payment or performance of any of the Obligations or the Lessee's Obligations; (c) any and all changes in the terms, covenants or conditions of the Lease or of any document evidencing or securing performance of the Obligations or Lessee's Obligations hereafter made or granted; (d) the release or agreement not to sue without reservation of rights of anyone liable in any way for payment or performance of any of the Obligations or Lessee's Obligations; (e) the power or authority or lack thereof of Lessee to enter into, or to execute, acknowledge or deliver the Lease; (f) the validity or invalidity of the Lease or any portion thereof; (g) any defenses whatsoever that Lessee or any other Person may have to the performance or observance of any of the Obligations or the Lessee's Obligations; (h) the existence or non-existence of Lessee as a legal entity; (i) any limitation or exculpation of liability of Lessee that may be expressed in the Lease; G) the transfer by Lessee of all, or any part of any interest in all or any part of the Premises or the Initial Project described in the Lease; (k) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, release, partial release, modification or other disposition of any of the collateral or other security from time to time or at any time securing Lessee's Obligations, all of which Lessor is expressly authorized to make from time to time; (I) the acceptance by Lessor of part of performance of the Lessee's Obligations, or any failure, neglect or omission on the part of the Lessor to realize on, preserve or protect any portion of the Premises or Initial Project, or any personal property of Lessee or to exercise any lien upon, or right of appropriation of, any monies, credits or property of Lessee toward liquidation of the Lessee's Obligations; (m) the failure by Lessor or anyone acting on behalf of Lessor to perfect or maintain perfection of any lien or security interest upon any collateral given at any time to secure the payment of the Obligations or Lessee's Obligations; (n) any right or claim whatsoever that Guarantor may have against Lessee or Lessor or the successors or assigns of any of them or any change in control, ownership or affiliation among any Guarantor and Lessee; or (o) any defense (other than the payment, performance or observance in full of all of the Obligations and Lessee's Obligations) that Guarantor may have as to its undertakings, liabilities and Obligations hereunder, including any defenses based upon any legal disability of Lessee or any discharge or limitation of the liability of Lessee to Lessor, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, each and every such defense being hereby waived by Guarantor.

(c)Waivers. Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension ohime of payment, notice of acceptance of this Guaranty, notice of intent to accelerate or notice of acceleration, non-payment or non-performance by Lessee and indulgences, grace periods and notices of every kind. It is the intention of this Guaranty that Guarantor shall remain liable as a principal, notwithstanding any act, omission or thing that might otherwise operate as a legal or equitable discharge of Guarantor, until all of the Lessee's Obligations and the Obligations shall have been fully performed or paid.

(d)Performance Upon Default. Upon the occurrence of a Default on the part of Lessee in the performance of any of the Lessee's Obligations, Guarantor hereby agrees to perform each and all of the Obligations the non-performance of which constitute such Default:
(a)without deduction by reason of any setoff, defense or counterclaim of Lessee or any other Person; (b) without requiring protest or notice of non-payment or notice of default to Guarantor, to Lessee or to any other Person; (c) without demand for payment or proof of such demand; (d) without requiring Lessor to resort first to Lessee or to any other guarantor, guaranty or any collateral which Lessor may hold; (e) without requiring notice of acceptance of the Guaranty or assent to the Guaranty by Lessor; and (f) without requiring notice that any Lessee's Obligations have been incurred by Lessee pursuant to the terms of the Lease or of the reliance by the Lessor upon the Guaranty. Guarantor hereby waives the requirement that Lessor comply with any of the foregoing demands, actions or notices and the right to assert Lessor's failure to so comply as a defense to the enforcement of the Guaranty.

(e)Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in the Lease, until such time as the Obligations and Lessee's Obligations shall have been fully performed, observed or paid, Guarantor expressly waives with respect to Lessee and

, any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obliger, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and that Guarantor may have or hereafter acquire against Lessee or any other Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, the Obligations or the Lessee's Obligations. Guarantor agrees that it shall not have or assert any such rights against Lessee or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against Guarantor by Lessee (as lessee or in any other capacity) or any other Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Lessee and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability hereof.

(f)Independent Obligations. Lessor may enforce the Guaranty without first resorting to or exhausting any other remedy it may have under the Lease or other security or collateral, or without first having recourse to any of the Premises or the Initial Project through forcible entry and detainer proceedings or otherwise; provided, however, that nothing herein contained shall preclude Lessor from suing Lessee under the Lease, from terminating the Lease, from exercising any other rights, remedies or powers under the Lease or from enforcing performance of the Obligations or the Lessee's Obligations, and if such rights, powers or remedies are availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the Lessee's Obligations; and Lessor shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment or performance hereunder or enforcement hereof. At any sale of any security or collateral for the Lessee's Obligations, whether by foreclosure or otherwise, Lessor may, at its discretion, purchase all or any part of such security or collateral offered for sale for its own account, and may apply against the amount bid therefor the unpaid amount or any part thereof due it pursuant to the terms of the Lease.

(g)Effect of Bankruptcy. The Guaranty shall continue in full force and effect notwithstanding the institution by or against Lessee of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings, or otherwise. Guarantor shall not seek or have the right to obtain any relief or order from any bankruptcy or other court of any jurisdiction the effect of which is to enjoin, postpone, delay or otherwise prevent or hinder the enforcement of Lessor's rights under the Guaranty, and Guarantor shall be estopped from asserting and hereby waives any right to assert in any such liquidation or reorganization that Guarantor's financial contribution or efforts are necessary to the reorganization or liquidation of Lessee.

(h)Right of Set-Off. Without limiting any other right of Lessor, whenever Lessor has the right to declare any of the Lessee's Obligations to be immediately due and payable (whether or not it has so declared), Lessor at its sole election may set off against the Lessee's Obligations any and all moneys then owed to Guarantor by Lessor in any capacity, whether or not the obligation to pay such moneys owed by Lessor is then due, and Lessor shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge thereof is made or entered on Lessor's records subsequent thereto.

(i)Delay; Cumulative Remedies. No delay or failure by Lessor to exercise any right or remedy against Lessee or Guarantor will be construed as a waiver of that right or remedy. All remedies of Lessor against Lessee and Guarantor are cumulative.
(j)Binding Effect. The Guaranty shall inure to the benefit of and may be enforced by Lessor, and shall be binding upon and enforceable against Guarantor and Guarantor's heirs, legal representatives, successors and assigns. In the event of the death of any individual Guarantor, the Obligations of such Guarantor shall continue in full force and effect against his or her estate, personal representatives, successors and assigns. Without limiting the generality of the foregoing, Lessor (or its successors and assigns) may from time to time and without notice to the undersigned, assign any and all of its rights under this Guaranty without in any way affecting or diminishing the Obligations of Guarantor hereunder, who shall continue to remain bound by and obligated to perfonn under and with respect to this Guaranty as though there had been no such assignment.

(k)Time is of the Essence. Time is of the essence of the Guaranty as to the perfonnance of the Guarantor and Lessee.

(I)Applicable Law; Venue. The Guaranty and the transactions evidenced hereby shall be construed and interpreted under the laws of the State of Illinois. Guarantor, in order to induce Lessor to accept this Guaranty and enter into the Lease, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from the Guaranty shall be litigated, at Lessor's sole discretion and election, only in courts having a situs within the County of Cook, State of Illinois, or the United States District Court for said county. Guarantor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Lessor on the Guaranty in accordance with this paragraph. This provision is a material inducement for Lessor to enter into the Lease.

(m) Multiple Guarantors, Joint and Several Liability. If more than one Person executes this Guaranty (whether concurrently or at any time in the future, or whether the same document or a different document guaranteeing the same Lessee's Obligations), the obligations of all such Persons shall be joint and several and Lessor, in its sole and absolute discretion, may

(a)bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other person or Persons guaranteeing any or all of the Lessee's Obligations ("Other Guarantor"), jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the Persons constituting Guarantor or any Other Guarantor for such consideration as Lessor may deem proper; (c) release one or more of the Persons constituting Guarantor or any Other Guarantor from liability; and (d) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lessor to enforce any of the Obligations or to collect from Guarantor any amount due from Guarantor under this Guaranty. Nothing contained in the Guaranty or any other guaranty shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

(n)Compliance with Executive Orders. Guarantor acknowledges and agrees that Guarantor, and all beneficial owners, managers, executive officers and directors of Guarantor, must be in compliance with all applicable Governmental Requirements applicable to such Persons, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation enacted or other Executive Orders issued with respect thereto or with respect to the subject matter of the Order (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). To assure Lessor that, as of the Effective Date, Guarantor and all such beneficial owners, managers, executive officers and directors are in compliance with the Orders, Guarantor represents and warrants that neither Guarantor nor any of the beneficial owners, managers, executive officers or directors of Guarantor:

(i)is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");

(ii)has been indicted or arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii)has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iv)is owned or controlled by, nor acts for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

In addition, during the time this Guaranty is in effect and until all of the Obligations have been paid or performed in full, Guarantor shall not (x) transfer or permit the transfer of any interest in Guarantor or in any of Guarantor's beneficial owners to any Person who is, or whose beneficial owners are, listed on any of the Lists; or (y) assign the Obligations to or permit the Obligations to be assumed by any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders. Further, if Guarantor or any of the beneficial owners, managers, executive officers or directors of Guarantor (a) become listed on any of the Lists,

(b)are indicted, arraigned, or detained in custody on charges involving money laundering or predicate crimes to money laundering, convicted or plead nolo contendere to charges involving money laundering or predicate crimes to money laundering, (c) are determined by competent authority to be subject to the prohibitions contained in the Orders, or (d) become ovvned or controlled by, or act for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders (each, a "Triggering Event"), Guarantor shall immediately notify Lessor, but in no event later than five (5) Business Days after the occurrence of the Triggering Event, and Guarantor shall have ten (10) Business Days following the date of the occurrence of the Triggering Event to remove all such Person from any interest in and any manager, executive officer and director positions within Lessee. Failure to do so within such ten (10) Business Day period shall be a Default under the Lease and a default under this Guaranty.

Approved by Guarantor:

Initials

Exhibit 2

Additional Affirmative Covenants And Agreements

The following additional covenants and agreements by Guarantor and limitations on liability of Guarantor have been and are hereby incorporated in full into the Guaranty of Payment and Performance of Ground Lease Obligations (the "Guaranty") dated  ,2006.

1.Updated Financial Information. On or prior to May 31 of each calendar year prior to the earlier of the date (i) of Substantial Completion of the [Initial Project/Added Component/Redevelopment Plan], or (ii) the Obligations have been indefeasibly perfonned or satisfied in full, Guarantor will furnish to Lessor true, correct and complete copies of Guarantor financial statements (audited, if Guarantor prepares audited financial statements, otherwise, certified as true, correct and complete by Guarantor's President or chief financial officer).

2.	[More to come - depends on Guarantor.]

Approved by Guarantor:

Initials

Exhibit H

fgrm of Full-Site Pad Guaranty

GUARANTY OF COMPLETION FOR PAD IMPROVEMENTS

THIS GUARANTY ("Guaranty") is made as of  ,20b_y [Insert Name of current Lessee under Ground Lease or other Guarantor proposed by Lessee at the time}, a   ("Guarantor"), to and for the benefit of CHICAGO TITLE LAND TRUST COMPANY, not personally, but as trustee ("Trustee") under a trust agreement dated---7 2006 and known as Trust No. 1114333 ("Trust"), and its successors and assigns, and the beneficiary or beneficiaries from time to time of the Trust (Trustee, as trustee of the Trust and its successors and assigns and the beneficiary or beneficiaries from time to time of the Trust are hereinafter called "Lessor") [or insert name and identity of then current Lessor under the Ground Lease).

RECITALS

A.	Trustee, as trustee of the Trust, is the lessor ("Lessor") under that certain Ground

Lease dated as of,2006 for certain premises legally described therein ("Property")

of which the Premises (hereinafter defined) area part, under which  _, a

  ("Lessee") is presently the lessee (said ground lease and any and all present and future modifications and renewals or extensions thereof, amendments thereto and substitutions or replacements therefor, are referred to herein as the "Ground Lease"). A Short Form and Memorandum of the Ground Lease was recorded on  ., 2006, in the Office of the Recorder of Deeds of Cook County, Illinois as Document No.   _

B.	Lessee has entered into a Lease dated as of _,200_

(..Tenant Lease"), with   ("Tenant"), under which Tenant has agreed to sublease a separate Pad within the Property for the development of a Building and other improvements to be used for purposes of operating a   _ and all related improvements required to so use or occupy such Building (collectively, the "Pad Improvements") in accordance with the Preliminary Plans approved by Lessor concurrently with the execution and delivery of the Tenant Lease and the Final Plans and Specifications for such Pad Improvements approved by Lessor concurrently with the execution and delivery of this Guaranty.1

C.Trustee, as Lessor, is unwilling to approve the Final Plans and Specifications for the Pad Improvements unless Guarantor enters into this Guaranty and Guarantor desires to provide

This form contemplates that the Preliminary Plans for the Pad Improvements would have been approved when the Tenant Lease is signed, but Final Plans and specifications wouldn't be approved until the time the Guaranty is provided. Clause (3) of Section 12.Ha)(v) of the Current Ground Lease requires this Guaranty be delivered before any construction work by the Tenant commences. If the timetable is compressed or the Final Plans and Specifications have already been approved, appropriate changes will be needed. Also, other changes may be needed if Lessee is not the Guarantor.

this Guaranty to Trustee, m order to induce Trustee to approve such Final Plans and Specifications.

D.Guarantor has a financial interest in the successful completion of the Pad Improvements, and will be benefited by the agreement of Trustee, as Lessor, to approve the Final Plans and Specifications for such Pad Improvements so that the Tenant may commence construction of the Pad Improvements under the Tenant Lease.

E.Guarantor has provided certain of its financial information to Lessor and Lessor has relied upon such financial information in accepting this Guaranty in lieu of other security or guarantees of the Obligations.

Now, therefore, in consideration of the foregoing recitals and for the purpose of inducing Lessor to approve the Final Plans and Specifications for the Pad Improvements, Guarantor hereby agrees as follows:

I. Definitions; Incorporation of Ground Lease. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Ground Lease. All terms and provisions of the Ground Lease are hereby incorporated into this Guaranty as fully as though set forth herein in full.

2.	Guaranty of Payment and Performance.

(a)Guarantorherebyguarantees,absolutelyandunconditionally,the following (hereinafter called the "Tenant's Obligations"):

(i)if Guarantor so elects (in the manner and within the time hereinafter provided), the full and prompt performance, completion and observance by Tenant of its obligations under the Tenant Lease to Substantially Complete the Pad

Improvements on the Pad no later than the date which is _  LJ Days after the Pad

---------

Improvements Substantial Completion Date (hereinafter defined), which Tenant's Obligationsshallinclude,withoutlimitation,(I) theprovisionsofArticles of the Ground Lease related to the lien-free construction of the

Pad Improvements and all related improvements at or prior to the Pad Improvements Substantial Completion Date in accordance with the Submittals and Final Plans and Specifications for such Pad Improvements approved by Lessor and in conformity with all governmental requirements, (2) the full and complete payment of all costs and expenses needed or incurred for such lien-free and conforming Substantial Completion (whether incurred by the Tenant in connection with the construction of the Pad Improvements or by Guarantor in connection with completing all or any portion of the Pad Improvements not so completed by Tenant), and (3) the costs and fees of all architects, engineers, surveyors, contractors and other construction consultants retained by Guarantor or the Tenant in connection therewith; or

(ii)if Guarantor so elects (in the manner and within the time hereinafter provided), the demolition (within ninety (90) Days following notice from Lessor of a default or failure by Tenant to Substantially Complete the Pad Improvements on or before the Pad Improvements Substantial Completion Date) of those portions of the

Pad Improvements, if any, that were partially constructed by the Tenant, including without limitation, (I) demolition of such portion of the Pad Improvements and all work required to return the Pad to grade with all debris removed and the area seeded with grass, free and clear of any and all mechanics' or materialmen's liens (whether incurred by the Tenant in connection with the construction of the Pad Improvements or by Lessee in demolishing all or any portion of the Pad Improvements), (2) the full and complete payment of all costs and expenses needed or incurred in connection therewith, and (3) the costs and fees of all architects, engineers, surveyors, contractors and other construction consultants retained by Guarantor or the Tenant in connection with such partial construction or demolition.

Notwithstanding the foregoing, (x) Guarantor shall make its election to perform either the Tenant's Obligations under clause (i) of this Guaranty or the Tenant's Obligations under clause (ii), but not both, by notice to Lessor given no later than the date which is thirty (30) Days following notice from Lessor to Guarantor of a default or failure for any reason by the Tenant to Substantially Complete the Pad Improvements on or before20[In_sert here date set in Tenant Lease for Substantial Completion of Pad Improvements] ("Pad

Improvements Substantial Completion Date"), and (y) the Tenant's Obligation to complete the Pad Improvements under clause (iii) shall extend solely to the core and shell of said Building and all utility and other connections required to make the Building otherwise ready for interior build-out, but not the completion of any interior buildout required to actually use or occupy such Building. A failure by Guarantor to make such election within such thirty-day period shall be deemed an election under clause (ii) above. Any election under clause (ii) above shall not prevent Landlord or Lessor from terminating the Tenant Lease on account of a failure by Tenant or Guarantor to Substantially Complete the Pad Improvements by the date required pursuant to the Tenant Lease, and any election under clause (i) above shall not prevent Landlord or Lessor from terminating the Tenant Lease on account of a failure by Tenant or Guarantor to complete the interior build-out and installation of trade fixtures and open for business by the date, if any, required under the Tenant Lease.

(b)Guarantor will be obligated to commence the performance of the Tenant's Obligations set forth in either clauses (i) or (ii) of Section 2(a) above which Guarantor elects or is deemed to have elected to perform as provided in said clause (i) or (ii) within the same thirty

(30) Days after delivery by Lessor to Guarantor ofa notice of the failure on the part of Tenant in the performance of its obligation to Substantially Complete the Pad Improvements by the Pad Improvements Substantial Completion Date within which Guarantor has to make such election. Thereafter, as promptly as practicable Guarantor shall proceed (either by itself or by means of the Contractor engaged by the Tenant or by another general contractor, subcontractors, construction manager, or any combination thereof), to perform, complete and observe the Tenant's Obligations that are the subject of such default by the Tenant, provided that any such general contractor, subcontractors or construction managers are experienced in constructing projects similar to the Pad Improvements and are reasonably satisfactory to Lessor or are of recognized standing in the construction industry in the Chicago metropolitan area) with all due diligence required to perform such Tenant's Obligations as promptly as practicable under the circumstances and no later than the dates specified in said clauses (i) or (ii).

(c)Upon written request of Guarantor, Lessor shall cooperate in good faith with Guarantor in Guarantor's efforts to succeed to the rights and obligations of Tenant under the Tenant Lease. Guarantor will take all action reasonably necessary to take possession of the Pad Improvements and to perform, complete and observe each and all of the Tenant's Obligations in order to achieve Substantial Completion of the Pad Improvements or properly demolish the Pad Improvements within the applicable time period specified in Section 2(a).

(d)In connection with the foregoing, Guarantor shall indemnify, defend and hold Lessor harmless from and against any and all costs, damages, losses, expenses, claims and demands of and liabilities to third parties, including attorneys' fees, incurred directly or indirectly as a result of or arising directly or indirectly out of the failure of Tenant to perform, complete or observe Tenant's Obligations and Guarantor's failure to perform or observe its obligations under this Guaranty. All obligations of Guarantor set forth in this Guaranty are collectively hereinafter referred to as the "Obligations."

3.Standard Waivers and Agreements. Additional agreements and waivers of Guarantor that are usual and customary in a guaranty of payment and performance of the type provided for in this Guaranty are set forth in Exhibit 1 attached hereto, and are hereby incorporated in this Guaranty as fully as though set forth herein in full.

4.Termination. This Guaranty shall remain in full force and effect until all the Tenant's Obligations and the Obligations shall be finally and irrevocably paid in full or otherwise completed, performed or observed. Discontinuance of the obligations of any other guarantor shall not operate as a discontinuance as to performance, completion or observance of any of the Obligations or the Tenant's Obligations. If after receipt of any payment or performance of all or any part of the Tenant's Obligations, Lessor is for any reason compelled to surrender such payment to any Person or return any benefits received, because such payment or performance is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Guaranty shall continue in full force (as to any such surrendered payment or benefit returned) notwithstanding any contrary action that may have been taken by Lessor in reliance upon such payment or the receipt of such benefit, and any such contrary action so taken shall be without prejudice to Lessor's rights under this Guaranty and shall be deemed to have been conditioned upon such payment and benefit having become final and irrevocable. Upon satisfaction in full of the Tenant's Obligations, Lessor will, upon request by Guarantor, deliver to Guarantor written confirmation that this Guaranty has been satisfied in full and has terminated.

5.Tenant's Financial Condition. Guarantor assumes full responsibility for keeping itself sufficiently informed as to the financial condition of Tenant and as to all other circumstances affecting Tenant's ability to perform, complete and observe each and all of Tenant's Obligations for the benefit of Lessor, and agrees that Lessor will have no duty to report to Guarantor any information Lessor receives about Tenant's financial condition or any circumstances bearing on Tenant's ability to perform.
6.Expenses. Guarantor agrees to pay and reimburse Lessor, upon demand, for all losses and reasonable costs and expenses, including reasonable attorneys' fees, that Lessor may expend or incur

(a)in the enforcement of this Guaranty or any one or more of the Obligations or the Tenant's Obligations, or

(b)the performance by Lessor of any one or more of the Obligations or the Tenant's Obligations, or

(c)as a direct or indirect result of the falsity in any material respect of any of the representations in warranties of Guarantor set forth in paragraph 7 of this Guaranty, determined as of the date hereof.

7.Representations and Warranties.Guarantor hereby makes to Lessor the following representations and warranties, upon which Lessor specifically relies:

(a)Authorization. Guarantor has full right, power and authority to enter into this Guaranty and carry out the Obligations, and concurrently with the execution and delivery of this Guaranty, will provide to Lessor a written opinion to such effect and as to the validity of this Guaranty as a binding obligation of Guarantor in form and substance, and from legal counsel, reasonably satisfactory to Lessor.

(b)No Conflict. The execution, delivery and performance by Guarantor of this Guaranty and the Obligations will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement or any other instrument to which Guarantor is a party or by which Guarantor or any of its assets or properties is bound, or any order, writ, injunction or decree of any court or governmental institution.
(c)Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Guarantor, threatened against or adversely affecting Guarantor at law or in equity or before or by a governmental agency or instrumentality that involve any of the transactions herein contemplated, or are reasonably likely to result in any judgment or liability that would have any material and adverse effect on the financial condition of Guarantor. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court.

(d)Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.
(e)Financial Statements. The financial statements and other financial information furnished by Guarantor to Lessor are, in all material respects, true and correct, fairly present the financial condition of Guarantor as of their respective dates, and do not contain any untrue statement of a material fact or omit to state a material fact. No material adverse change has occurred in the financial condition of Guarantor since the date of said financial statements.

(f)Corporate Affiliations. As of the date hereof, Guarantor's equity or ownership interest in Tenant is as follows:

 [to be completed at time of signing.

 based on facts and identity of Guarantor]

Guarantor acknowledges that it will derive a material benefit from the satisfactory and complete payment, performance and observance of the Obligations and the Tenant's Obligations. No subsequent change in the ownership or equity interest described above shall affect or impair in any way the continuing validity or enforceability of this Guaranty against Guarantor. Until such time as the Tenant's Obligations and the Obligations have been finally and irrevocably paid in full or otherwise completed, performed or observed, Guarantor will not divest itself or otherwise sell or transfer any of the foregoing equity or ownership interests in Tenant, to the extent that doing so would constitute a default or breach of the prohibitions on assignment contained in the Ground Lease or in the Tenant Lease.

8.Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed given or delivered to the addressee thereof (i) when actually delivered at the address set forth below for such addressee, (ii) three Days after deposit in any main or branch United States post office as registered or certified mail, postage prepaid,

(iii) one Day after deposit with a reputable overnight courier service providing delivery receipts, delivery charges prepaid, or (iv) on the date on which the addressee refuses delivery by mail or by private courier service, in each case properly addressed to the parties, respectively, as follows:

For notices and communications to Lessor:

Chicago Title Land Trust Company, as Trustee of Trust No. 1114333 181 West Madison, 17th Floor Chicago, Illinois 60602

Attention: Land Trust Department

and to (if by personal service or by courier service):

Divine Word Techny Community Corporation 1985 Waukegan Road

Northbrook, Illinois 60062

Attention: Chairman, Techny Land Committee or to (if by mail):

Divine Word Techny Community Corporation

P.O. Box 6038

Techny, Illinois 60062-6038

Attention: Chairman, Techny Land Committee

700028-2

with a copy to:

Schiff Hardin LLP 6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

Attention: Guenther M. Philipp or Janet M. Johnson For notices and communications to Guarantor:

Attention:

and to:

Attention:   with a copy to:

Attention:

By notice complying with the preceding provisions of this paragraph, each party shall have the right to change the address or addresses, or both, for all future notices and communications to such party or for copies of notices provided for above (none of which shall be required to be sent via certified or registered mail), but no such notice of a change of an address or addressee shall be effective until actually received by the other party. Copies of notices to the those Persons to whom copies are to be provided, none of which are required to be sent via courier or other delivery service or by certified or registered mail, are for information purposes only; failure of any Person to send or receive any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provisions of this paragraph.

9.Affirmative Covenants. Guarantor covenants and agrees that from the date hereof and so long as any of the Obligations or Tenant's Obligations remain outstanding and unpaid, unperformed or unobserved, Guarantor will furnish to Lessor as soon as available, but in any event not later than sixty (60) days after the end of each fiscal or calendar year of Guarantor, audited year-end financial statements of said Guarantor certified as true and correct by said Guarantor. In addition, Guarantor covenants and agrees that Guarantor shall furnish to Lessor not more than thirty (30) days following written request from Lessor such other reports, financial statements and other financial information concerning Guarantor as Lessor may from time to time reasonably request. Additional covenants and agreements of Guarantor, if any, are set forth in Exhibit 2 attached hereto and are hereby incorporated into this Guaranty as fully as though set forth herein in full.

l 0.  Partial Invalidity. If any term of this Guaranty or the application thereof to any Person or circumstance shall, to any extent, be declared or found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, but such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions hereof shall be interpreted, applied and enforced so as to achieve, as near as may be, the purposes and intent of this Guaranty to the greatest extent not prohibited by law.

11.Amendments. This Guaranty may be amended, modified, revised, revoked or terminated only by a written instrument executed by Guarantor and Lessor.
12.Terms. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. The term "Tenant" means both the named Tenant and any other person or entity at any time assuming or otherwise becoming primarily liable for performance of any of the Tenant's Obligations.

13.Section Headings. The headings, titles and captions of this Guaranty are inserted only as a matter of convenience and in no way define, extend, limit or describe the scope or intent of this Guaranty.

[Signature Page Follows]

IN WI1NESS WHEREOF, Guarantor has executed this instrument as of the day and year first above written.

Attest:.  _ Its:.

[Correct Corporate Name of Guarantor]

By: _ Its:

STATE OF ILLINOIS)

) ss.

COUNTY OF COOK)

ACKNOWLEDGMENT

This instrument was acknowledgedbefore me on200_, by

a.

as

of[NameofGuarantor),

GIVEN under my hand and notarial seal, this  day of  , 200_.

Notary Public

My Commission Expires:

List of Exhibits Exhibit 1 - Standard Guaranty Waivers and Agreements Exhibit 2 - Additional Affirmative Covenants and Agreements

Exhibit I

Standard Guaranty Waivers And Agreements

The following additional waivers and agreements by Guarantor have been and are hereby incorporated in full into the Guaranty of Payment and Performance of Ground Lease Obligations (the "Guaranty") dated  ,200_.

(a) Rights of Lessor. Guarantor authorizes Lessor and Lessee at any time in their discretion to alter any of the Tenant's Obligations, and further authorizes Lessor (a) to take and hold any security for the Tenant's Obligations; (b) to accept additional or substituted security;

(c) to subordinate, compromise or release any security; (d) to release Lessee of liability for all or any part of the Tenant's Obligations; (e) to release, substitute or add any one or more guarantors;

(f)to assign the Guaranty in whole or in part to an assignee of the Ground Lease; and (g) to complete (but Guarantor agrees that Lessor shall not have any obligation to complete) all unfinished work in connection with the Pad Improvements or otherwise to perform any of the Obligations or Tenant's Obligations. Lessor may take any of the foregoing actions upon any terms and conditions as Lessor may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Lessor under this Guaranty.

(b)Continuing Guaranty. The Guaranty shall be a continuing guaranty, and shall not be discharged, impaired or affected by: (I) existence or non-existence, or the continuance or non-continuance, of any obligation on the part of Lessee with respect to the Ground Lease;

(2) any forbearance or extension of the time of payment or performance of any of the Obligations or the Tenant's Obligations; (3) any and all changes in the terms, covenants or conditions of the Ground Lease or of any document evidencing or securing performance of the Obligations or Tenant's Obligations hereafter made or granted; (4) the release or agreement not to sue without reservation of rights of anyone liable in any way for payment or performance of any of the Obligations or Tenant's Obligations; (5) the power or authority or lack thereof of Lessee to enter into or to execute, acknowledge or deliver the Ground Lease; (6) the validity or invalidity of the Ground Lease or any portion thereof; (7) any defenses whatsoever that Tenant or any other Person may have to the performance or observance of any of the Obligations or the Tenant's Obligations; (8) the existence or non existence of Tenant as a legal entity; (9) any limitation or exculpation of liability of Lessee or Lessor that may be expressed in the Ground Lease; (10) the transfer by Lessee of all, or any part of or any interest in all or any part of the Property or the Premises or in any other portion of the Project described in the Ground Lease; (11) the transfer by Tenant of all, or any part of or any interest in all or any part of the Premises or in any of the Pad Improvements; (12) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, release, partial release, modification or other disposition of any of the collateral or other security from time to time or at any time securing Tenant's Obligations, all of which Lessor is expressly authorized to make from time to time; (13) the acceptance by Lessor of part of performance of the Tenant's Obligations, or any failure, neglect or omission on the part of the Lessor to realize on, preserve or protect any portion of the Premises, the Project, the Pad Improvements or any other Improvements from time to time located on the Premises, or any

700028-2

personal property of Tenant or to exercise any lien upon, or right of appropriation of, any monies, credits or property of Tenant toward liquidation of the Tenant's Obligations; (14) the failure by Lessor or anyone acting on behalf of Lessor to perfect or maintain perfection of any lien or security interest upon any collateral given at any time to secure the payment of the Obligations or Tenant's Obligations; (15) any right or claim whatsoever that Guarantor may have against Lessee or Lessor or the successors or assigns of any of them or any change in control, ownership or affiliation among any Guarantor and Tenant; or (I 6) any defense (other than the payment, performance or observance in full of all of the Obligations and Tenant's Obligations) that Guarantor may have as to its undertakings, liabilities and Obligations hereunder, including any defenses based upon any legal disability of Lessee or any discharge or limitation of the liability of Lessee to Lessor, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, each and every such defense being hereby waived by Guarantor.

(c)Waivers. Guarantor waives diligence, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, notice of intent to accelerate or notice of acceleration, non-payment or non-performance by Tenant and indulgences, grace periods and notices of every kind. It is the intention of this Guaranty that Guarantor shall remain liable as a principal, notwithstanding any act, omission or thing that might otherwise operate as a legal or equitable discharge of Guarantor, until all of the Tenant's Obligations and the Obligations shall have been fully performed or paid.

(d)Performance Upon Default. Upon the occurrence of a Default on the part of Tenant in the performance of any of the Tenant's Obligations, Guarantor hereby agrees to perform each and all of the Obligations the non-performance of which constitute such Default:

(a) without deduction by reason of any setoff, defense or counterclaim of Tenant or any other Person; (b) without requiring protest or notice of non-payment or notice of default to Guarantor, to Tenant or to any other Person; (c) without demand for payment or proof of such demand;

(d)without requiring Lessor to resort first to Tenant or to any other guarantor, guaranty or any collateral which Lessor may hold; (e) without requiring notice of acceptance of the Guaranty or assent to the Guaranty by Lessor; and (f) without requiring notice that any Tenant's Obligations have been incurred by Lessee pursuant to the terms of the Ground Lease or the Tenant Lease or of the reliance by the Lessor upon this Guaranty. Guarantor hereby waives the requirement that Lessor comply with any of the foregoing demands, actions or notices and the right to assert Lessor's failure to so comply as a defense to the enforcement of the Guaranty.
(e)Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in the Ground Lease, until such time as the Obligations and Tenant's Obligations shall have been fully performed, observed or paid, Guarantor expressly waives with respect to Tenant and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and that Guarantor may have or hereafter acquire against Tenant or any other Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, the Obligations or the Tenant's Obligations. Guarantor agrees that it shall not have or assert any such rights against Tenant or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoffto any action commenced against Guarantor by Tenant (as tenant or in any other capacity) or any other Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Lessor and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability hereof.

(f)Independent Obligations. Lessor may enforce the Guaranty without first resorting to or exhausting any other remedy it may have under the Ground Lease or the Tenant Lease or other security or collateral, or without first having recourse to any of the Premises, the Project, the Pad Improvements or any other Improvements from time to time located on the Premises through forcible entry and detainer proceedings or otherwise; provided, however, that nothing herein contained shall preclude Lessor from suing Lessee under the Ground Lease, from terminating the Ground Lease, from exercising any other rights, remedies or powers under the Ground Lease or from enforcing performance of the Obligations or the Tenant's Obligations, and if such rights, powers or remedies are availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the Tenant's Obligations; and Lessor shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment or performance hereunder or enforcement hereof. At any sale of any security or collateral for the Tenant's Obligations, whether by foreclosure or otherwise, Lessor may, at its discretion, purchase all or any part of such security or collateral offered for sale for its own account, and may apply against the amount bid therefor the unpaid amount or any part thereof due it pursuant to the terms of the Ground Lease.
(g)Effect of Bankruptcy. The Guaranty shall continue in full force and effect notwithstanding the institution by or against Lessee or Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature (collectively or individually, a "Bankruptcy Proceeding"), or the disaffmnance of the Ground Lease or the Tenant Lease, as applicable, in any such Bankruptcy Proceedings. Guarantor shall not seek or have the right to obtain any relief or order from any bankruptcy or other court of any jurisdiction the effect of which is to enjoin, postpone, delay or otherwise prevent or hinder the enforcement of Lessor's rights under the Guaranty, and Guarantor shall be estopped from asserting and hereby waives any right to assert in any such liquidation or reorganization of Tenant that Guarantor's financial contribution or efforts are necessary to the reorganization or liquidation of Tenant.

(h)Right of Set-Off. Without limiting any other right of Lessor, whenever Lessor has the right to declare any of the Tenant's Obligations to be immediately due and payable (whether or not it has so declared), Lessor at its sole election may set off against the Tenant's Obligations any and all moneys then owed to Guarantor by Lessor in any capacity, whether or not the obligation to pay such moneys owed by Lessor is then due, and Lessor shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge thereof is made or entered on Lessor's records subsequent thereto.

(i)Delay; Cumulative Remedies. No delay or failure by Lessor to exercise any right or remedy against Lessee, Tenant, or Guarantor will be construed as a waiver of that right or remedy. All remedies of Lessor against Tenant and Guarantor are cumulative.
(j)Binding Effect. The Guaranty shall inure to the benefit of and may be enforced by Lessor, and shall be binding upon and enforceable against Guarantor and Guarantor's heirs,

legal representatives, successors and assigns. In the event of the death of any individual Guarantor, the Obligations of such Guarantor shall continue in full force and effect against his or her estate, personal representatives, successors and assigns. Without limiting the generality of the foregoing, Lessor (or its successors and assigns) may from time to time and without notice to the undersigned, assign any and all of its rights under this Guaranty without in any way affecting or diminishing the Obligations of Guarantor hereunder, who shall continue to remain bound by and obligated to perform under and with respect to this Guaranty as though there had been no such assignment.

(k)Time is of the Essence. Time is of the essence of the Guaranty as to the performance of the Guarantor and Tenant.

(1)Applicable Law; Venue. The Guaranty and the transactions evidenced hereby shall be construed and interpreted under the Jaws of the State of Illinois. Guarantor, in order to induce Lessor to accept this Guaranty, to enter into the Ground Lease and to approve the Preliminary Plans and Final Plans and Specifications for the Pad Improvements, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from the Guaranty shall be litigated, at Lessor's sole discretion and election, only in courts having a situs within the County of Cook, State of Illinois, or the United States District Court for said county. Guarantor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Lessor on the Guaranty in accordance with this paragraph. This provision is a material inducement for Lessor to enter into the [Ground Lease/Non-Disturbance Agreement] and to approve the Preliminary Plans and Final Plans and Specifications for the Pad Improvements.

(m) Multiple Guarantors, Joint and Several Liability. If more than one Person executes this Guaranty (whether concurrently or at any time in the future, or whether the same document or a different document guaranteeing the same Tenant's Obligations), the obligations of all such Persons shall be joint and several and Lessor, in its sole and absolute discretion, may

(a)bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other person or Persons guaranteeing any or all of the Tenant's Obligations ("Other Guarantor"), jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the Persons constituting Guarantor or any Other Guarantor for such consideration as Lessor may deem proper; (c) release one or more of the Persons constituting Guarantor or any Other Guarantor from liability; and (d) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lessor to enforce any of the Obligations or to collect from Guarantor any amount due from Guarantor under this Guaranty. Nothing contained in the Guaranty or any other guaranty shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

(n)Compliance with Executive Orders. Guarantor acknowledges and agrees that Guarantor, and all beneficial owners, managers, executive officers and directors of Guarantor, must be in compliance with all applicable Governmental Requirements applicable to such Persons, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 200I) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation enacted or other Executive Orders issued with respect thereto or with respect to the subject matter of the Order (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). To assure Lessor that, as of the Effective Date, Guarantor is in compliance with the Orders, Guarantor represents and warrants that neither Guarantor nor any of the beneficial owners, managers, executive officers or directors of Guarantor:

(i)is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");

(ii)has been indicted or arrested for money laundering or for predicate crimes to money laundering, convicted or pied nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii)has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iv)is owned or controlled by, nor acts for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

In addition, during the time this Guaranty is in effect and until all of the Obligations have been paid or performed in full, Guarantor shall not (x) transfer or permit the transfer of any interest in Guarantor or in any of Guarantor's beneficial owners to any Person who is, or whose beneficial owners are, listed on any of the Lists; or (y) assign the Obligations to or permit the Obligations to be assumed by any Person who is listed on any of the Lists or who is engaged in illegal activities prohibited by the Orders. Further, if Guarantor or any of the beneficial owners, managers, executive officers or directors of Guarantor (a) become listed on any of the Lists,

(b)are indicted, arraigned, or detained in custody on charges involving money laundering or predicate crimes to money laundering, convicted or plead nolo contendere to charges involving money laundering or predicate crimes to money laundering, (c) are determined by competent authority to be subject to the prohibitions contained in the Orders, or (d) become owned or controlled by, or act for or on behalf of, any Person on any of the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders (each, a "Triggering Event"), Guarantor shall immediately notify Lessor, but in no event later than five (5) Business Days after the occurrence of the Triggering Event, and Guarantor shall have ten (10) Business Days following the date of the occurrence of the Triggering Event to remove all such Person from any interest in and any manager, executive officer and director positions within Lessee. Failure to do so within such ten (] 0) Business Day period shall be a Default under the Lease and a default under this Guaranty.

Approved by Guarantor:

Initials

Exhibit 2

Additional Affirmative Covenants And Agreements

The following additional covenants and agreements by Guarantor and limitations on liability of Guarantor have been and are hereby incorporated in full into the Guaranty of Payment and Performance of Ground Lease Obligations ("the Guaranty") dated2006.

1.Updated Financial Information. On or prior to May 31 of each calendar year prior to the earlier of the date (i) of Substantial Completion of the [Pad Improvements/Added Component/Redevelopment Plan), or (ii) the Obligations have been indefeasibly performed or satisfied in full, Guarantor will furnish to Lessor true, correct and complete copies of Guarantor financial statements (audited, if Guarantor prepares audited financial statements, otherwise, certified as true, correct and complete by Guarantor's President or chief financial officer).

2.	[More to come - depends on Guarantor.]

Approved by Guarantor:

Initials

Exhibit I

Legal Description for Parcel SE-lB-3

THAT PART OF LOT SE-lB IN TECHNY PARCEL SE-1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 0001007540, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-1B; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-IB THE FOLLOWING EIGHT (8) COURSES AND DISTANCES: I) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2)

NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 282.03 FEET; 3) NORTH 01

DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 4) NORTH 29 DEGREES 13

MINUTES 03 SECONDS WEST 115.60 FEET; 5) NORTH 82 DEGREES 11 MINUTES 33

SECONDS WEST 132.97 FEET; 6) NORTH 00 DEGREES 24 MINUTES 56 SECONDS

WEST 131.03 FEET; 7) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59

FEET; 8) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE

SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-lB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-lB THE FOLLOWING FIVE (5) COURSES AND DISTANCES: 1) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE;

2)ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 434.18 FEET; 5) SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST 63.69 FEET TO THE SOUTH LINE OF SAID LOT SE-lB; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE 542.33 FEET TO THE PLACE OF BEGINNING:

EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE-IB; THENCE

NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-lB THE FOLLOWING TWO

(2)COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-lB THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: 1) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 3) NORTH 29

DEGREES 13 MINUTES 03 SECONDS WEST 115.60 FEET; 4) NORTII 82 DEGREES 11

MINUTES 33 SECONDS WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES 56

SECONDS WEST 131.03 FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST

126.59 FEET; 7) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-IB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-1B THE FOLLOWING FOUR (4) COURSES AND DISTANCES: I) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF I 000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE;

3)ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTII 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 1176.00 FEET, HAVING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST, 201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 459.00 FEET, HAVING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES IO SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST
20.0FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44 SECONDS WEST 24.05 FEET; TIIENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE I 0.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-lB, A DISTANCE OF 218.35 FEET; THENCE NORTH 53 DEGREES 02 MINUTES 47 SECONDS WEST 10.00 FEET TO THE PLACE OF BEGINNING;

ALSOEXCEPTINGTHEREFROMTHATREALESTATEHERETOFORE CONVEYED TO THE ILLINOIS DEPARTMENT OF TRANSPORTATION FOR PUBLIC

ROADWAY PURPOSES PER WARRANTY DEED RECORDED OCTOBER 14, 2004 AS DOCUMENT NUMBER 0428849047 DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-JB; THENCE NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST ALONG THE WEST LINE OF SAID LOT SE-IB, A DISTANCE OF 20.36 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST ALONG A LINE, A DISTANCE OF 20 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID LOT SE-IB, A DISTANCE OF 557.61 FEET TO THE EAST LINE OF SAID LOT SE-IB; THENCE SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID EAST LINE, A DISTANCE OF 27.66 FEET TO THE SOUTH LINE OF SAID LOT SE-JB; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE OF LOT SE-JB, ALSO BEING THE NORTH LINE OF WILLOW ROAD (100 FEET WIDE) A DISTANCE OF 542.33 FEET TO THE PLACE OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 7.133± Acre Tract of Vacant Land lying to the west of Founders Drive and immediately North of Willow Road.

Exhibit J

Examples Determining Appraised Value and Appraised New Base Rent Where Two

AnnraisaJs Have Been Obtained

I. Appraised Value Example 1:
Lessor's Appraisal:	$500.00
Lessee's Appraisal:	$400.00

Lessee's Appraisal as a

Percentage of Lessor's Appraisal:80%

Because the Lessee's appraisal is less than 95% of Lessor's appraisal, a Third Appraiser must be appointed.

Example 2:
Lessor's Appraisal:	$1,000.00
Lessee's Appraisal:	$ 980.00

Lessee's Appraisal as a

Percentage of Lessor's Appraisal:98%

Because Lessee's appraisal is 98% of Lessor's appraisal, the Appraised Value is the average of the two appraisals ($990.00).

II. Appraised New Base Rent
Example 1:
Lessor's Appraised Value:	$1,000.00
Lessor's Appraised Rate of Return:	9.000%
Lessor's Appraised New Base Rent:	$90.00
Lessee's Appraised Value:	$900.00
Lessee's Appraised Rate of Return:	8.000%
Lessee's Appraised New Base Rent:	$ 72.00

Lessee's Appraised New Base Rent as a

Percentage of Lessor's Appraised New Base Rent: 80%

Because the Lessee's Appraised New Base Rent is less than 95% of Lessor's appraisal, a Third Appraiser must be appointed.

Example 2:
Lessor's Appraised Value:	$1,000.00
Lessor's Appraised Rate of Return:	9.000%
Lessor's Appraised New Base Rent:	$90.00
Lessee's Appraised Value:	$ 995.00
Lessee's Appraised Rate of Return:	8.750%
Lessee's Appraised New Base Rent:	$87.00

Lessee's Appraised New Base Rent as a

Percentage of Lessor's Appraised New Base Rent: 97%

Because Lessee's Appraised New Base Rent is 97% of Lessor's appraisal, the Appraised Value is the average of the two appraisals ($88.50).

Exhibit K

Examples Determining Appraised Value Where Three Appraisals Are Required

Example I:
Lessor's Appraisal:	$1,150.00
Lessee's Appraisal:	$1,081.00
Third Appraisal:	$1,130.00
Average:	$1,120.00
(1)Lessor's Appraisal Difference from Average (30/1,120.00):	+3%
Lessee's Appraisal Difference from Average (-39/1,120.00):	-3%
(2)Lessor's Appraisal Difference from Third Appraiser (20/1,130.00):	-2%
Lessee's Appraisal Difference from Third Appraiser (-49/1,130.00):	-4%

The differences are within 5% of the average and within 10% of the Third Appraiser. Thus, the Appraised Value is the average of all three appraisals (i.e., $1,120.00).

	Example 2:
	Lessor's Appraisal:	$1,355.00
	Lessee's Appraisal:	$1,000.00
	Third Appraisal:	$1,200.00
	Average:	$1,185.00
(I)	Lessor's Appraisal Difference from Average (I 70/1,185.00):	+14%
	Lessee's Appraisal Difference from Average (-185/1,185.00):	-16%
(2)	Lessor's Appraisal Difference from Third Appraiser (155/1,200.00):	+13%
	Lessee's Appraisal Difference from Third Appraiser (-200/1,200.00):	-17%

The differences are both more than 5% above or below the average, and both the Lessee's and Lessor's Appraisals are more than 10% above or below the Third Appraiser. Thus, the Appraised Value is the Third Appraisal (i.e., $1,200.00).

Example 3:
Lessor's Appraisal:	$1,290.00
Lessee's Appraisal:	$1,055.00
Third Appraisal:	$1,000.00
Average:	$1,115.00
(1)Lessor's Appraisal Difference from Average (+175/1,115.00):	+16%
Lessee's Appraisal Difference from Average (-60/1,115.00):	-5%
(2)Lessor's Appraisal Difference from Third Appraiser (+290/1,000.00):	+29%
Lessee's Appraisal Difference from Third Appraiser (+55/1,000.00):	+6%

Lessor's Appraisal is more than 5% above the average, as well as more than 10% above the Third Appraiser, while Lessee's Appraisal is within 5% of the average and within 10% of the Third Appraisal. Thus, the Appraised Value is the average of Lessee's Appraisal and the Third Appraisal (i.e., $1,027.50).

Example 4:
Lessor's Appraisal:	$1,245.00
Lessee's Appraisal:	$ 930.00
Third Appraisal:	$1,205.00
Average:	$1,127.00
(1)Lessor's Appraisal Difference from Average (118/1,127.00):	+10%
Lessee's Appraisal Difference from Average (-197/1,127.00):	-17%
(2)Lessor's Appraisal Difference from Third Appraiser (40/1,205.00):	+3%
Lessee's Appraisal Difference from Third Appraiser (-275/1,205.00):	-23%

Lessor's Appraisal is more than 5% above the average but within 5% of the Third Appraisal, while Lessee's Appraisal is more than 5% below the average as well as more than 10% below the Third Appraisal. Thus, the Appraised Value is the average of the Lessor's Appraisal and the Third Appraisal (i.e., $1,225.00).

Exhibit L

Examples Determining Appraised New Base Rent Where Three Appraisals Are Required

Example 1:

Lessor's Appraised Value:	$1,150.00
Lessor's Appraised Rate of Return:	10.000%
Lessor's Appraised New Base Rent:	$115.00
Lessee's Appraisal Value:	$1,100.00
Lessee's Appraised Rate of Return:	9.800%
Lessee's Appraised New Base Rent:	$ 107.80
Third Appraiser Appraised Value:	$1,130.00
Third Appraiser Appraised Rate of Return:	10.125%
Third Appraiser Appraised New Base Rent:	$ 114.41
Average Appraised New Base Rent:	$ 112.40
(I)	Lessor's Appraised New Base Rent Difference from Average (2.60/112.40):	+2%
Lessee's Appraisal New Base Rent Difference from Average (-4.60/112.40):	-4%
(2)	Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (.99/114.41):	+.01%
Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (-6.61/114.41):	-6%

The differences are within 5% of the average and within I 0% of the Third Appraiser. Thus, the Appraised New Base Rent is the average of all three appraisals (i.e., $112.54).

Example 2:
Lessor's Appraised Value:	$1,355.00
Lessor's Appraised Rate of Return:	11.500%
Lessor's Appraised New Base Rent:	$ 155.83
Lessee's Appraisal Value:	$1,000.00
Lessee's Appraised Rate of Return:	8.500%
Lessee's Appraised New Base Rent:	$85.00
Third Appraiser Appraised Value:	$1,200.00
Third Appraiser Appraised Rate of Return:	10.125%
Third Appraiser Appraised New Base Rent:	$ 121.50
Average Appraised New Base Rent:	$ 120.77
(])	Lessor's Appraised New Base Rent Difference from Average (35.06/120.77):	+29%
Lessee's Appraisal New Base Rent Difference from Average (-35.77/120.77):	-30%
(2)	Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (34.33/121.50):	+28%
Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (-36.50/121.50):	-30%

The differences are both more than 5% above or below the average, and both the Lessee's and Lessor's Appraisals are more than I 0% above or below the Third Appraiser. Thus, the Appraised New Base Rent is the Third Appraiser Appraised New Base Rent (i.e., $121.50).

Example 3:
Lessor's Appraised Value:	$1,045.00
Lessor's Appraised Rate of Return:	11.500%
Lessor's Appraised New Base Rent:	$ 120.18
Lessee's Appraisal Value:	$1,050.00
Lessee's Appraised Rate of Return:	10.300%
Lessee's Appraised New Base Rent:	$ 108.15
Third Appraiser Appraised Value:	$1,000.00
Third Appraiser Appraised Rate of Return:	10.000%
Third Appraiser Appraised New Base Rent:	$ 100.00
Average Appraised New Base Rent:	$ 109.44
(1)Lessor's Appraised New Base Rent Difference from Average (10.74/109.44):	+10%
Lessee's Appraisal New Base Rent Difference from Average (-1.29/109.44)	-1%
(2)Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (20.18/100.00):	+20%
Lessor's Appraised New Base Rent Difference from Third Appraiser
Appraised New Base Rent (-8.15/100.00):	-8%

Lessor's Appraised New Base Rent is more than 5% above the average, as well as more than 10% above the Third Appraiser, while Lessee's Appraised New Base Rent is within 5% of the average and within 10% of the Third Appraisal. Thus, the Appraised New Base Rent is the average of Lessee's Appraised New Base Rent and the Third Appraiser Appraised New Base Rent (i.e., $104.08).

Example 4:
Lessor's Appraised Value:	$1,225.00
Lessor's Appraised Rate of Return:	12.250%
Lessor's Appraised New Base Rent:	$ 150.06
Lessee's Appraisal Value:	$ 930.00
Lessee's Appraised Rate of Return:	9.250%
Lessee's Appraised New Base Rent:	$86.03
Third Appraiser Appraised Value:	$1,205.00
Third Appraiser Appraised Rate of Return:	12.000%
Third Appraiser Appraised New Base Rent:	$ 144.60
Average Appraised New Base Rent:	$ 126.90
(I)	Lessor's Appraised New Base Rent Difference from Average (23.16/126.90):	+18%
Lessee's Appraisal New Base Rent Difference from Average (-40.87/126.90)	-32%
(2)	Lessor's Appraised New Base Rent Difference from Third Appraiser Appraised New Base Rent (5.46/144.60):	+4%
Lessor's Appraised New Base Rent Difference from Third Appraiser Appraised New Base Rent (-58.57/144.60):	-41%

Lessor's Appraisal is more than 5% above the average but within 5% of the Third Appraisal, while Lessee's Appraisal is more than 5% below the average as well as more than 10% below the Third Appraisal. Thus, the Appraised Value is the average of the Lessor's Appraisal and the Third Appraisal (i.e., $98.22).

ExhibitM

Form of Estoppel Certificate to Be Executed by Lessor

ESTOPPEL CERTIFICATE

The undersigned, DIVINE WORD TECHNY COMMUNITY CORPORATION, an

Illinois not-for-profit corporation - or the current beneficiary of Ground Lessor/current Ground Lessor ("Lessor"), the beneficiary of the owner of the Premises identified in that certain Ground Lease for Real Estate Parcel SE-IB-2 dated as of May 31, 2006 ("Lease"), between Chicago Title Land Trust Company, not personally, but solely as trustee under trust agreement dated May 31, 2006, and known as Trust No. 1114332, as Lessor, and FCL Founders Drive, LLC, an Illinois limited liability company, as Lessee ("Lessee"), has been infonned that Lessee is about to [sell the Project and assign Lessee's interest in the Lease/obtain a loan to be secured by a mortgage or trust deed on Lessee's Leasehold Estate in the Premises - or state other appropriate facts giving rise to request} and has requested Lessor execute and deliver this Estoppel Certificate. Accordingly, Lessor certifies to [Insert name of Lessee's lender/assignee or other Person properly requesting Estoppel Certificate), and its successors and assigns, and to the current Lessee that:

1.The following list describes the documents comprising the Lease and all amendments thereto (said lease is herein referred to as the ("Lease"):

Ground Lease dated:May 31, 2006

Amendment(s) dated:

2.The Lease is valid and in full force and effect on the date hereof, and except as set forth above has not been modified or amended. There are no other agreements, written or oral, between Lessor and Lessee with respect to the Premises other than the Lease. The expiration date of the present Term of the Lease[, including all exercised extension options,] is

3.To the best knowledge of Lessor's officers and directors[, except as set out in paragraph 10 below], there are no uncured Defaults or Events of Default on the part of Lessor under the Lease, and Lessor currently has no disputes with the Lessee arising out of the Lease.

4.Base Rent currently payable by Lessee [per annum) is$- -•· all of which has been paid through   .[There are no unpaid amounts of Rent or other

amounts due Lessor. -or- Unpaid Rent or other amounts due Lessor (including unpaid Base Rent) equals$).

5.Lessor claims no present charge, lien or claim of offset under the Lease or any claims of default or otherwise, against Lessee or the rents or other charges due or to become due thereunder[, except as set out in paragraph 10 below].

6.Lessor has tendered possession of the Premises and Lessee has accepted the same and is in full and complete possession thereof.

7.	Lessor has not assigned any of its rights under the Lease.

8.[Except as set forth in the Lease,] Lessee is not entitled to any option to extend the Lease, renew the Lease or purchase the Premises.

9.The address for notices to be sent to Lessor is as (set forth in the Lease -or- as follows: - include appropriate statement].

I 0.  There are no exceptions to any of the information set forth in the foregoing· paragraphs of this Estoppel Certificate, except as set forth below in this paragraph I O and if nothing is set forth below there are no exceptions.

[Insert any Exceptions Here or "None"]

11.  Lessor understands and agrees that Lessee and [the assignee/Leasehold Mortgagee) will and are entitled to rely on the provisions hereof in connection with [the transaction described herein/loan made in connection with Lessee's Leasehold Estate in the· Premises].

IN WITNESS WHEREOF, the undersigned has executed and delivered this Estoppel Certificate on the  day of  ,  .

LESSOR:	[DIVINE WORD TECHNY COMMUNITY CORPORATION]

By:

Title:.

[NOTE: Bracketed text should be amended, stricken or selected, as appropriate.)

Exhibit N

Form of Sbort Form of Lease

This ace reserved for Recorder's use onlv.

THIS DOCUMENT PREPARED BY, AND AFTER RECORDING RETURN TO:

Janet M. Johnson Schiff Hardin LLP 6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

Box 408

SHORT FORM AND MEMORANDUM OF GROUND LEASE

This Short Fonn and Memorandum of Ground Lease (""Short Form of Lease") is made as of May 31, 2006, by and between CHICAGO TITLE LAND TRUST COMPANY, not personally, but solely as Trustee under Trust Agreement dated as of May 31, 2006, and known as Trust No. 1114332, as Lessor, and FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company, as Lessee.

1.Leased Premises. Upon and subject to the terms and conditions of that certain Ground Lease for Real Estate Parcel SE-1B-2 dated May 31, 2006 ("Lease"), by and between Lessor and Lessee, to which reference is hereby made for the full terms and conditions thereof, Lessor has demised and leased and hereby demises and leases to Lessee, and Lessee has taken and hired and hereby takes and hires from Lessor, that certain tract of land located in unincorporated Cook County, Illinois legally described in Exhibit A attached hereto and made a part hereof, subject to the Permitted Exceptions ('"Premises"). The Premises are depicted on the reduced copy of the Plat of Survey prepared by V3 Consultants Ltd., dated June 6, 2006, attached hereto as Exhibit B.

2.Lease Term. The Term of the Lease is for sixty-one (61) years and seven (7) months, commencing on June I, 2006, and ending on December 31, 2067, unless sooner terminated on a date ("Termination Date") in the manner and as provided in the Lease.

3.Other Lease Provisions.Among the other terms and conditions contained in the Lease, the Lease provides:

(a)At all times during the Term of the Lease, the Premises shall be used by Lessee and any other occupant, including Tenants, for the Permitted Use specified in the Lease.

(b)Lessee has covenanted to construct and develop on the Premises to be completed consistent with Final Plans and Specifications to be approved by Lessor as contemplated in the Lease (which building, or buildings, together with any renewals or replacements thereof, additions thereto and substitutions therefor are herein referred to as the "Building" or "Buildings"), and all other on-site and off-site improvements appurtenant thereto or required in connection therewith (which Building or Buildings and all other improvements, including any Added Components, together with any renewals or replacements thereof, Changes and Alterations or Major Changes thereto, additions thereto and substitutions therefor are herein referred to as the "Improvements") in accordance with certain site plans, architectural renderings and other Submittals approved by Lessor in accordance with the provisions of the Lease.
(c)Lessee shall, upon the Termination Date, whichever shall first occur, surrender the Premises to Lessor in good order, condition and repair (except for ordinary wear and tear and for such damage by Casualty or taking by a Condemnation Proceeding that, in either case, Lessee is not required under the terms of the Lease to restore or repair, in which case the condition upon surrender shall be as provided elsewhere in the Lease), free and clear of all tenancies and occupancies (other than those specifically permitted by the Lease) and free of all liens, encumbrances or restrictions other than those permitted pursuant to the Lease, including, without limitation, any Tenant Leases permitted pursuant to Section 9.2 of the Lease for which Lessor has entered into Non Disturbance Agreements and whose Tenant Lease terms have not yet expired) and free of all liens, encumbrances or restrictions other than those set forth in Exhibit B attached to the Lease, except that for purposes of such surrender no liens, encumbrances or restrictions created or suffered by Lessee shall be permitted unless the same have been specifically joined in by Lessor during the Term of this Lease as exceptions binding on Lessor's Estate upon the expiration or termination of this Lease. Notwithstanding the foregoing, if the Lease is terminated prior to the Termination Date, by agreement, by reason of an Event of Default by Lessee or otherwise pursuant to its terms, Lessee shall not be obligated to evict or otherwise cause any Tenant whose Tenant Lease has not yet expired or been terminated by Lessee to vacate the portion of the Premises leased to such Tenant. However, nothing contained in the foregoing sentence or in any Non Disturbance Agreement entered into by Lessor with any Tenant or in any Tenant Lease shall be construed as an agreement on the part of Lessor to accept the tenancy of any Tenant whose Tenant Lease term expired prior to the expiration of the Term of the Lease or as to which Lessor has not entered into any Non-Disturbance Agreement.

(d)At all times during the Term of this Lease, the Buildings and all other Improvements comprising the Project (exclusive of water, sanitary sewer or storm sewer trunk lines, mains and laterals and other Off-Site Improvements, On-Site Improvements or Public Improvements to be dedicated to and accepted by any Governmental Authority, title to which shall remain in Lessor or Lessee, depending on which party constructs them, but only until accepted by such Governmental Authority) the Building and all other Improvements comprising the Project (which may consist of a separate Building or Buildings or other Improvements constructed by a Tenant under a Tenant Lease) shall, whether or not affixed to the Land, be and remain the property of Lessee or the Full-Site Tenant constructing the same pursuant to a Tenant Lease (depending on the terms of the Tenant Lease), subject always to the terms of the Lease (or, in the case that the Full-Site Tenant owns its Building or other Improvements, the terms of such Full-Site Tenant's Tenant Lease for its Full-Site Pad). Notwithstanding the foregoing, upon the first to occur of the Expiration Date or the Termination Date, if earlier, title to the Buildings and all other Improvements (including any On-Site Improvements, Off-Site Improvements or Public Improvements constructed by Lessee at any time during the Term and not previously dedicated to and accepted by any Governmental Authority and all Tenant owned Buildings or other Improvements) shall automatically vest in the then Lessor without any act or the recording of any instrument on the part of Lessor or Lessee or any Tenant.

(e)Prior to completion of the Building and other Improvements requested to be constructed by Lessee pursuant to Article 5 of the Lease as part of Initial Project, neither the Lease nor the leasehold estate thereby created shall under any circumstance, whether voluntary or involuntary, or by operation of law, be assigned or transferred by Lessee without in each case first obtaining the prior written consent of Lessor (except as otherwise provided in paragraph 3(f) of this Short Form of Lease or in of the Lease with respect to certain assignments and transfers to Lessee's Affiliates or by assignment or transfer in lieu of foreclosure of any such Leasehold Mortgage), and as otherwise provided in the Lease. After the Initial Project has been completed in accordance with the provisions of Article 5 and Article 9 of the Lease, the consent of Lessor to an assignment or transfer of the Lease and the leasehold estate created thereby shall not be required, except in certain limited circumstances as set forth in the Lease.
(f)The making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of the Lease or the leasehold estate created thereby, nor shall any Leasehold Mortgagee (as defined in the Lease), as such, be deemed an assignee or transferee of the Lease or of the leasehold estate created thereby so as to require the Leasehold Mortgagee, as such, to assume the performance of any of the terms, conditions, agreements and obligations on the part of Lessee to be performed or met thereunder. In addition, any sale of Lessee's interest in the Lease and of the leasehold estate created thereby in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of the Lease and of the leasehold estate created thereby under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall not deemed to be an assignment or transfer within the meaning of paragraph 3(e) of this Short Form of Lease or Sections 9.l(b) or 9.l(c) of the Lease for which Lessor's consent shall be required, but the assignee or transferee in any such assignment or transfer shall be deemed to have assumed the performance of all of the terms, covenants, conditions, agreements and obligations on the part of Lessee to be performed thereunder from and after the date on which the Leasehold Mortgagee or someone claiming by, through or under the Leasehold has succeeded to Lessee's rights created pursuant to the Lease.

4.Capitalized Terms. All capitalized terms not defined in this Short Form of Lease shall have the meanings given to them in the Lease. To the extent of any conflict between this

----Short Fonn ofbease,miH:ho: te1111s oftlnd., l:,thete=sha:lh:nntr .

5.No Merger. The fee title of Lessor in and to the Land and Lessee's leasehold estate in the Premises and ownership of the Improvements shall not merge but shall always be kept separate and distinct, notwithstanding the fact that the same Person may acquire, own or hold, directly or indirectly, such estates or interests, whether by purchase or otherwise. No such merger shall occur unless and until Lessor, Lessee, each Leasehold Mortgagee, each Fee Mortgagee, and all other Persons holding (i) the rights and interests created by this Lease, (ii) the ownership, leasehold or other rights or interests in all Improvements and all of the Premises, and

(iii) any lien on any of the foregoing as a Mortgagee shall join in a written instrument expressly effecting such merger.

6.Trustee Exculpation. This Short Form of Lease is executed by CHICAGO TITLE LAND TRUST COMPANY, not personally, is Trustee under a Trust Agreement dated May 31, 2006, and known as Trust No. 1114332, solely in the exercise of the power and authority conferred upon and vested in said Trustee in its capacity as such Trustee (and said Trustee hereby warrants that it possesses full power and authority to execute this instrument), and it is expressly understood and agreed that nothing contained in this Short Form of Lease or the Lease shall be construed as creating any liability whatsoever against said Trustee personally and in particular, without limiting the generality of the foregoing, there shall be no personal liability to comply with the terms of this Short Form of Lease or the Lease, to pay any indebtedness accruing hereunder or thereunder or to perform any covenant, either express or implied, herein or therein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by every person now or hereafter claiming any right or security under this Short Form of Lease or the Lease; and that so far as said Trustee is concerned the owner of any indebtedness or liability accruing hereunder or thereunder shall look solely to the Premises leased pursuant to this Short Form of Lease and the Lease, or the Project, for the payment thereof. It is further understood and agreed that said Trustee has no agents or employees and merely holds naked title to the Premises described in this Short Form of Lease and the Lease; that said Trustee has no control over, or under this Short Form of Lease or the Lease, and assumes no responsibility for (a) the management or control of such Premises or the Project, (b) the upkeep, inspection, maintenance or repair of such Premises or the Project, (c) the collection of rents or rental from such Premises or the Project, or (d) the conduct of any business which is carried on upon such Premises or the Project. It is hereby agreed that said Trustee shall be permitted to attach the form of exculpation customarily used by it to all documents, agreements, instruments, or other writings executed by it.

[Signature Page(s) Follow)

WITNESS the due execution of this Short Form of Lease by Lessor as of the day and year first above written.

LESSOR:CHICAGOTITLELANDTRUST

COMPANY, not personally but as Trustee, as

---------.----------.-----------_.afor. u.1,·-'--------------------

By:   Printed Name: _

Attest:. _

Printed Name:  Title:

Its:

STATE OF ILLINOIS)

) SS.

COUNTY OF COOK)

ACKNOWLEDGMENT

 _,the--- President of CIDCAGO TITLE LAND TRUST COMPANY, not personally, is Trustee under Trust Agreement dated May 31, 2006, and known as Trust No. 1114333, and  ., the

  Secretary of the Bank, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such   President

and   Secretary, respectively, appearedbefore me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said   Secretary then and there acknowledged that _he, as custodian of the corporate seal of said Bank, did affix the corporate seal of said Bank to said instrument as h_  own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this  day of  , 2006.

Notary Public

My Commission Expires:

WITNESS the due execution of this Short Form of Lease by Lessee as of the day and year first above written.

LESSEE:FCL FOUNDERS DRIVE, LLC, an Illinois

limited liability company

By: FOUR COLUMNS, LTD., its managing member

By:

Robert L. Stovall, President

ACKNOWLEDGMENT

STATE OF ILLINOIS)

) ss.

COUNTY OF COOK)

This instrument was acknowledged before me on  ,. 2006, by Robert L. Stovall as President of Four Columns, Ltd., the managing member of FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company.

GIVEN under my hand and notarial seal, this

day of

_,2006.

Notary Public

My Commission Expires:

Exhibit A

Legal Description of the Premises

[Use Exhibit A to Ground Lease]

Exhibit B

Depiction of Premises

Exhibit0

Village Transportation Impact Fee Ordinance

-------------- [S_e_e_A_tta_c_he_d ] --  ------

Exhibit P

Required Modifications to the Proposed Final Plans and Specifications

Exhibit 0

Form of Transferee Agreement

 JSee Attached. Draft only,_Sybjectto furtheUJegotiationwiilLlhe V_"-uillrnal',lgee._)1--------------

Exhibit R

Form of Ienant Non-Disturbagce and Attornment A2rs:ement

. .,,,Jbis ! :ON-DISTURBANCE AND ATTORNMENTAGREEMENT(the  ,,  ,,.

"Agreement"), is made this

day of

, 20_by and between DIVINE WORD

TECHNY COMMUNITY CORPORATION, an Illinois not-for-profit corporation, as the sole beneficiary with power of direction (such beneficiary, and its successors and assigns, "DWTCC") under a Trust Agreement dated May 31, 2006, of which CHICAGO TITLE

LAND TRUST COMPANY, not personally, is Trustee under trust agreement dated  ,

20_, and known as Trust No. 1114332 (said trustee, and its successors and assigns, the "Ground Lessor"),1 and f), a [1 (corporation/limited liability company/partnership} (said [corporation/limited liability company/partnership)

and its successors and pennitted assigns, the ••Tenant").

RECITALS:

A.	Ground Lessee (hereinafter defined) and Tenant have entered into a [sub-

ground lease/lease) (the "Lease") dated  20_which demises the premises described on Exhibit A attached hereto (the "Premises") to Tenant for a tenn of  LJ years commencing on  _,2006, and giving Tenant  LJ option(s) to

extend for a total of   additional years. A true, correct and complete copy of the Lease is attached hereto as Exhibit B.

B.Ground Lessor is the ground lessor pursuant to that certain Ground Lease for

Real Estate Parcel SE-lBA-2 dated as of May 31, 2006, as the same has heretofore been amended ("Current Ground Lease"), by and between Ground Lessor for its predecessor,

 _.a,nd J1, a  (said  _,and its

successors and assigns, "Ground Lessee"), under which   isnow Ground Lessee, for certain premises legally described therein (the "Property") of which the Premises are a part.

C.Tenant has requested an agreement from DWTCC that, notwithstanding the termination of the Ground Lease solely by reason of a default by Ground Lessee, Tenant's possession of the Premises shall not be disturbed.

D.DWTCC is willing to agree on behalf of itself, and its successors and assigns (DWTCC and such successors and assigns are collectively referred to as ..Substitute Landlord"), and on behalf of any new ground lessee who is substituted by DWTCC for the then Ground Lessee as Tenant's landlord (the "Substitute Ground Lessee") under a new ground lease entered into after termination of the Current Ground Lease (the "Substitute Ground Lease"), not to disturb Tenant's possession of the Premises under the Lease, provided Full Site Tenant attorns and recognizes Substitute Landlord or Substitute Ground Lessee, as the case may

1 If Ground Lessor, and/or the beneficiary of Ground Lessor has changed prior to entering into a non disturbance and attomment agreement with a Tenant, appropriate changes should be made.

be, as the landlord under the Lease and only under the other terms and conditions hereinafter provided.

AGREEMENTS

In consideration of the mutual covenants herein made and of other g()od and  valuabl e_c_o_n-si'deration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.Tenant acknowledges and agrees that the Lease is and shall be subject and subordinate in all respects to the Current Ground Lease, and to any renewal, modification, or extension of same (the Current Ground Lease or any Substitute Ground Lease, as hereinafter amended, renewed, modified or extended, the "Ground Lease") and to all of Ground Lessor's interests in the Property.

2.In consideration of the agreements of Tenant as set forth in this Agreement, DWTCC hereby agrees with Tenant as follows:

(a)If the Ground Lease is terminated as a result of either (i) Ground Lessor retaking possession of Ground Lessee's (or any Substitute Ground Lessee's) interest in the Premises, or (ii) the termination of the Ground Lease (or Substitute Ground Lease) by reason ofa default by Ground Lessee (or any Substitute Ground Lessee) that is not cured within all applicable notice and cure or grace periods provided under the Ground Lease (or Substitute Ground Lease) (any of the foregoing events described in clauses (i) and (ii) being individually referred to as a "Termination Event" or together as the "Termination Events"); and

(b)If at the time of a Termination Event all of the following conditions are fulfilled with respect to Tenant's Lease:

(i)the term of the Lease, including any properly exercised extensions and renewals of such term provided for in the Lease (the "Lease Term") has not expired; and

(ii)the Lease has not been terminated (by Tenant) or amended without Ground Lessor's consent in any material respect; and

(iii)Tenant is not in default in the performance or observance of any of the terms, covenants, provisions, representations, warranties, agreements, conditions or obligations contained in the Lease (beyond any applicable notice and cure or grace periods afforded Tenant in the Lease) or this Agreement; and

(iv)Tenant promptly executes and delivers to DWTCC, such Substitute Landlord or such Substitute Ground Lessee an instrument in such form as is requested by DWTCC, such Substitute Landlord or such Substitute Ground Lessee to evidence Tenant's attornment to such person as provided in paragraph 6(a) below;

then DWTCC agrees, for itself, for Ground Lessor, for any Substitute Landlord, and for any Substitute Ground Lessee that none of the foregoing will (x) evict Full-Site Tenant from the

Premises, (y) interfere with Tenant's quiet and peaceable enjoyment of the Premises, or

(z) terminate or disturb Tenant's leasehold estate under the Lease, and that the Lease shall continue in full force and effect on the terms and conditions set forth therein, except as otherwise provided in paragraphs 3 and 4 below.

---- 3 ..

lf.the.tmand.cillldiilims.seLforfuin..p ragraph 2...above fulfilled,.Jhe.effecL. of the agreement set forth in said paragraph 2 will be to establish direct privity of estate and contract between Tenant and the Ground Lessor or the Substitute Landlord or the Substitute Ground Lessee, as the case may be, with the same force and effect as though the Lease had originally been made directly by the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, with Tenant on identical terms to the Lease[, except as otherwise expressly provided in this Agreement, - this clause is required for Tenants in multi-tenant Buildings or if Tenant's Tenant Lease contains obligations on the part of the Landlord under the Lease that DWTCC does not approve or agree to be bound by] for the balance of the unexpired Lease Term.

4.Notwithstanding any provisions of paragraphs 1, 2 or 3 above to the contrary, DWTCC and Full-Site Tenant agree that DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, shall not in any way or to any extent be obligated or liable to Full-Site Tenant with respect to or bound by:

(a)any act or omission by Ground Lessee under the Lease or for any money owed by or deposit held by Ground Lessee, except to the extent actually received by DWTCC, the Ground Lessor, any Substitute Landlord or any Substitute Ground Lessee, as the case may be;

(b)any [base rent- use actual term from Tenant's Lease] or other amounts paid more than thirty (30) days in advance to Landlord under the Lease, except to the extent actually received by DWTCC, the Ground Lessor, any Substitute Landlord or any Substitute Ground Lessee, as the case may be;

(c)the obligation to complete any tenant improvement that were to be constructed or completed by the Ground Lessee under the Lease, regardless of whether such obligations consist of improvements to be constructed, or amounts to be paid or performed by Landlord prior to or as a part of the initial occupancy of Tenant under the Lease (hereinafter called to "Initial Tenant Improvements"); provided that, if such Initial Tenant Improvements under the Lease remain outstanding and have not been Substantially Completed as of the date of such Termination Event, if DWTCC, the Substitute Landlord or the Substitute Ground Lessee does not agree, in writing with Tenant within sixty (60) days following written demand by Tenant, to assume the obligations to complete such Initial Tenant Improvements, then Tenant shall have the right to complete the construction of such Initial Tenant Improvements in accordance with the terms of the Lease and in accordance with a reasonable time schedule, whereupon Tenant may offset the total amount of the actual, reasonable out-of-pocket costs paid by Tenant (exclusive of interest on borrowed funds, opportunity costs, wages or salaries paid to Tenant's employees or other overhead of Tenant) to so complete such Initial Tenant Improvements against the (base rent - use actual term from Tenant's Lease] thereafter becoming due and payable by Tenant under the Lease to DWTCC, the Substitute Landlord or the

Substitute Ground Lessee (excluding any separate amounts payable on account of or any portions of [base rent - use actual term from Tenant's Lease] allocable to real estate taxes or other common area maintenance, utilities or other charges, regardless of whether Tenant is responsible to pay such amounts directly or to DWTCC, the Substitute Landlord, the Substitute Ground Lessee, any ground lessee's association or any taxing body or utility company), on a

---- m o=n=thl=y b<1$is for such..numher .o.f months as is required to reimburse Tenant for.such arnoun,c,-- but only up to an amount equal to_% of such [base rent - use actual term from Tenant's

Lease] payable each month. Such right of offset shall not commence, however, until after Tenant has presented to DWTCC, any Substitute Landlord or any Substitute Ground Lessee, as the case may be, for approval as to the amount and the proper inclusion of such costs as Initial Tenant Improvements required to be provided or paid for by Landlord under the Lease, which approval may be withheld in the sole discretion of DWTCC, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, of the following: (I) either or both (i) final sworn statements by Tenant and its contractor or contractors engaged by Tenant to so complete such Initial Tenant Improvements, together with final lien waivers from all contractors, subcontractors and material suppliers identified in such sworn statements showing no amounts due; or (ii) such other evidence approved in writing in the sole discretion of DWTCC, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, to evidence the full and final payment of all sums due, free and clear of any claims for mechanics' liens or materialmen's liens, (2) paid invoices or other evidence reasonably requested by DWTCC, the Substitute Landlord or the Substitute Ground Lessee evidencing any other out of pocket expenses incurred and paid by Tenant to so complete such Initial Tenant Improvements, and (3) a schedule showing the [base rent - use actual term from Tenant's Lease] and other amounts payable by Tenant under the Lease and the amounts Tenant is entitled to offset against such payments in accordance with this paragraph 4(c) through the date when such amounts will be fully recouped by Tenant; or

(d)any amendment, modification, waiver or other change of or to the Lease entered into or agreed to by Landlord after the date of this Agreement, unless DWTCC or the Ground Lessor has specifically approved such amendment, modification, waiver or change in writing; or

(e)any Lease when Ground Lessee's rights to the Property have been terminated as a result of Casualty (as defined in the Ground Lease) and Ground Lessor elects not to rebuild the Project (or that portion thereof in which Tenant's Premises are located) or to allow the Project (or such portion) to be rebuilt.

5.	Without limitation of the foregoing, DWTCC and Tenant further agree as follows:

(a)If a Termination Event occurs prior to the expiration of the Lease Term, then from and after the earlier to occur of (i) the date that DWTCC, the Ground Lessor, the Substitute Landlord or Substitute Ground Lessee, as the case may be, first takes possession of Ground Lessee's interest in the Premises, or (ii) the date that DWTCC, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, first takes title to Ground Lessee's interest in the Premises (the earlier to occur of (i) and (ii) being hereinafter referred to as the "Possession Date"), Tenant hereby covenants and agrees to make full and complete attornment to DWTCC, the Substitute Landlord or Substitute Ground Lessee, as the case may be, for the balance of the Lease Term, upon the same terms, covenants and conditions as therein provided (except as set forth in this Agreement), so as to establish direct privity of estate and contract as between Tenant and DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, with the same force and effect as though the Lease were originally made directly from DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, to Tenant (or at the option of DWTCC, the Ground Lessor, the

-- S.nbstitute I and lord, or the.Substitute .ound Lessee, aIJt..,shall-.iH¼teiccinto¾-Oirootle...ase h -  --- -

DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, on identical terms to the Lease, except as provided in paragraph 4 above, for the balance of the unexpired Lease Term), and Tenant will thereafter make all rent payments and any other payments under the Lease thereafter directly to DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee, as the case may be, at the place Tenant is notified in writing to make such payments.

(b)The liability of DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee under this Agreement and the Lease shall in all events be limited to DWTCC's, the Ground Lessor's, the Substitute Landlord's or the Substitute Ground Lessee's interest in the Premises and the Property, and in no event shall DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee or any officers, directors, members, agents or employees of any beneficiary of DWTCC, the Ground Lessor, the Substitute Landlord or the Substitute Ground Lessee have any personal liability under this Agreement or the Lease.

(c)The agreements ofDWTCC contained herein shall be deemed terminated, void and of no further force or effect one business day before the date on which any bankruptcy, reorganization, debt arrangement, composition, readjustment, dissolution, rehabilitation, liquidation or other similar case or proceeding under any federal, state or other bankruptcy or insolvency law commenced by or against Tenant or any parent entity to Tenant, including without limitation, the United States Bankruptcy Code, 11 U.S.C. 1 et seq., as the same may be from time to time amended, or any application or petition for the appointment of a trustee, receiver or other custodian for Tenant or any parent entity to Tenant or a substantial part of the estate or property of Tenant.

(d)The respective agreements of DWTCC or the Ground Lessor, as the case may be, contained in this Agreement, at the option ofDWTCC or the Ground Lessor, as the case may be, be terminated, void and of no further force or effect if Tenant is in default beyond all applicable notice and cure or grace periods ("Tenant Event of Default") under the terms and provisions of the Lease as of the date the Termination Event occurs, of if a Tenant Event of Default occurs after the date of the Termination Event.
6.DWTCC or the Ground Lessor may elect from time to time to assume any or all of the obligations of the Landlord under the Lease and to assign any such Landlord obligations so assumed by DWTCC or the Ground Lessor to a Substitute Landlord or Substitute Ground Lessee, whereupon DWTCC or the Ground Lessor, as the case may be, will automatically be released from liability for any such Landlord obligations. In no event will DWTCC's or the Ground Lessor's assumption of any such Landlord obligations in any instance be deemed an ongoing assumption of such Landlord obligations.

7.Nothing contained in this Agreement shall in any way impair or affect the terms of the Ground Lease.

8.No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or

b_indi1!.g fo _.any purpose w_hatsqever unless in writi!!&-and dulyexecuted by: the party. Jtga-in st -- whom the same is sought to be asserted.

9.All notices and other communications in connection with this Agreement shall be in writing, and any notice or other communication shall be deemed delivered to the addressee thereof (i) when actually delivered at the address set forth below for such addressee, or (ii) one

(l) day after deposit with a reputable overnight courier service providing delivery receipts, delivery charges prepaid, or (iii) three (3) days after deposit thereof in any main or branch United States post office certified or registered mail, postage prepaid, return receipt requested, in each case, properly addressed to the parties, respectively, as follows:

For notices and communications to DWTCC (ifby personal service or by courier service):

Divine Word Techny Community Corporation

198S Waukegan Road Northbrook, Illinois 60062

Attention: Chairman, Techny Land Committee

ifby mail:

Divine Word Techny Community Corporation

P.O. Box 6038

Techny, Illinois 60062-6038

Attention: Chairman, Techny Land Committee

with a copy to:

Schiff Hardin LLP 6600 Sears Tower

233 South Wacker Drive Chicago, Illinois 60606

Attention: Guenther M. Philipp or Janet M. Johnson For notices and communications to Tenant:

Attention:

Persons to whom copies of notices are designated to be sent are to be provided such copies for information purposes only; such copies need not be sent via certified or registered mail or by overnight courier or other delivery service; and failure of any person to send or receive any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provisions of this Agreement. The parties may from time to time designate other addresses for notice by giving written notice as herein provided.

10.Tenant acknowledges and agrees that this Agreement satisfies any condition or requirement of the Lease that the Landlord PI!lVide a non-disturbance agreement from the gr·--

lessor under the Ground Lease.

11.If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or uoenforceable, shall not be affected thereby, but such remaining provisions shall be interpreted, applied and enforced so as to achieve, as near as may be, the purposes and intent of this Agreement to the greatest extent not prohibited by law.
12.This Agreement shall not be recorded by either party, and any recording or attempted recording of this Agreement by Tenant shall immediately void this Agreement.

13.DWTCC is executing this Agreement as beneficiary of Ground Lessor, with sole power of direction over Ground Lessor and with the intent to bind Ground Lessor.

14.This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that upon the assignment of the interest of Grouod Lessor or DWTCC hereunder, all obligations and liabilities of Ground Lessor and DWTCC under this Agreement shall tenninate, and thereupon all such obligations and liabilities shall be the responsibility of the party or parties to whom Ground Lessor's interest is so assigned; and provided, further, that nothing contained in this Agreement shall alter or modify any restraints or prohibitions of subleases or assignments on the part of Tenant uoder the Lease.

[Signature Pages Follow]

IN WITNESS WHEREOF, DWTCC has executed the foregoing Non-Disturbance and Attornment Agreement as of the day and year first above written.

DIVINE WORD TECHNY COMMUNITY CORPORATION

By:  Its:

STATE OF  _;

) ss

COUNTY OF  _

I,  ,, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT  ,

  of DIVINE WORD TECHNY COMMUNITY CORPORATION, an

Illinois not-for-profit corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such   appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this  day of  ,20_.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, Tenant has executed the foregoing Non Disturbance and Attornment Agreement as of the day and year first above written.

·-----------..------------..·---------------......--- B....,,y:.=-===============.:===------

Its:

STATE OF  _;

) ss

COUNTY OF   ,

I,      ,, the undersigned, a Notary Public in and for said County,mtheStateaforesaid,DOHEREBYCERTIFYTHAT of

 ,a ,personally known to me to be the same

person whose name is subscribed to the foregoing instrument as such  _ appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this  day of  ,20_.

Notary Public

My Commission Expires:

700028-2

EXHIBIT A

Description of Premises

[To be provided with each Completed Agreement]

700028-2R-A-1

EXHIBITB

Copy of Tenant's Lease

[To be provided by Ground Lessee when seeking

Ground Lessor's consent)·

---

700028-2R-B-1

Exhibit S

Site Plan

[See Attached]

CHJ\ 4380545.18

EXHIBITB

LEGAL DESCRIPTION

 HOTEL PAD

THAT PART OF LOT SE-IB IN TECHNY PARCEL SE-I, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 000 I 007540, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE IB; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-IB THE FOLLOWING EIGHT (8) COURSES AND DISTANCES: I) NORTH 12 DEGREES 07 MINUTES 24 SECONDS

EAST, 376.79 FEET; 2) NORTH 36 DEGREES 57 MlNUTES 13 SECONDS EAST, 282.03 FEET;

3) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST, 173.10 FEET; 4) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST, 115.60 FEET; 5) NORTH 82 DEGREES 11 MINUTES 33 SECONDS WEST, 132.97 FEET; 6) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST,

131.03 FEET; 7) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST, 126.59 FEET; 8) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST, 37.43 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST, 55.26 FEET FOR THE PLACE OF BEGINNING; THENCE NORTHERLY AND EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADJUS OF 2.50 FEET, HAVING A CHORD BEARING OF SOUTH 84 DEGREES 09 MINUTES 51 SECONDS EAST, 5.53 FEET TO A POINT OF TANGENCY; THENCE SOUTH 20 DEGREES 44 MINUTES 29 SECONDS EAST, 14.50 FEET; THENCE NORTH 69 DEGREES 15 MINUTES 31 SECONDS EAST, 27.21 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST, 117.81 FEET; THENCE NORTH 01 DEGREES 18 MINUTES 05 SECONDS EAST, 14.50 FEET TO A POINT OF CURVATURE; THENCE EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADJUS OF 4.00 FEET, HAVING A CHORD BEARING OF SOUTH 88 DEGREES 41 MINUTES 50 SECONDS EAST, 12.57 FEET TO A POINT OF TANGENCY; THENCE; SOUTH O I DEGREES 18 MINUTES 05 SECONDS WEST, 14.50 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST, 136.00 FEET; THENCE NORTH 01 DEGREES 18 MINUTES 05 SECONDS EAST,

16.00 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY AND EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHEAST, HAYING A RADJUS OF 2.50 FEET, HAVING A CHORD BEARING OF NORTH 58 DEGREES 47 MINUTES 41 SECONDS EAST, 5.02 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHEASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADJUS OF 28.00 FEET, HAVING A CHORD BEARING OF SOUTH 35 DEGREES 36 MINUTES 39 SECONDS EAST, 27.47 FEET TO A POINT OF COMPOUND CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADJUS OF 2.50 FEET, HAVING A CHORD BEARING OF SOUTH 42 DEGREES 12 MINUTES 07 SECONDS WEST, 4.34 FEET TO A POINT OF TANGENCY; THENCE NORTH 88 DEGREES 05 MINUTES IO SECONDS WEST, 15.65 FEET; THENCE SOUTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE WEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAYING A RADIUS OF 863.00 FEET,

HAVING A CHORD BEARING OF SOUTH 04 DEGREES 38 MINUTES 09 SECONDS WEST, 82.00 FEET; THENCE SOUTH 82 DEGREES 38 MINUTES 31 SECONDS EAST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 14.49 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADJUS OF 4.07 FEET, HAVING A CHORD BEARING OF SOUTH 07 DEGREES 37 MINUTES 25

SECONDS WEST, 12.82 FEET TO A POINT OF TANGENCY; THENCE NORTII 82 DEGREES 06 MINUTES 39 SECONDS WEST, 14.49 FEET; THENCE SOUTHERLY ALONG AN ARC OF A

CURVE CONCAVE TO THE WEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 863.00FEET,HAVING A CHORD BEARING OF sourn JO DEGREES 36

MINUTES 40 SECONDS WEST, 82.00 FEET; THENCE SOUTH 76 DEGREES 40 MINUTES 00

SECONDS EAST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, I6.00

----.:f>UEEr'FJ"'lO"APOINTDFCURVATURE;THENCE SOUTHERLY-ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHWEST, HAYING A RADIUS OF 2.50 FEET, HAYING A CHORD BEARING OF SOUTH 3 I DEGREES 35 MINUTES 07 SECONDS EAST, 3.93 FEET TO A POINT OF TANGENCY; THENCE SOUTH 14 DEGREES 12 MINUTES 29 SECONDS WEST, 21.90 FEET TOA POINT OF CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTII, HAYING A RADIUS OF 14.92 FEET, HAYING A CHORD BEARING OF SOUTH 82 DEGREES 15 MINUTES 20 SECONDS WEST, 35.45 FEET TO A POINT OF TANGENCY; THENCE NORTH 31 DEGREES 03 MINUTES 50 SECONDS WEST, 3.8I FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAYING A RADIUS OF 2.53 FEET, HAYING A CHORD BEARING OF NORTH 12 DEGREES 46 MINUTES 21 SECONDS EAST, 3.87 FEET TO A POINT OF TANGENCY; THENCE NORTH 57 DEGREES 15 MINUTES 50 SECONDS EAST, 16.03 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH AND NONTANGENT TO THE LAST DESCRIBED LINE, HAYING A RADIUS OF I85.00 FEET, HAYING A CHORD BEARING OF NORTH 54 DEGREES 39 MINUTES 39 SECONDS WEST, 142.58 FEET; THENCE SOUTH 13 DEGREES 15 MINUTES 35 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 16.02 FEET TO A POINT OF CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTIIWEST, HAYING A RADIUS OF 2.50 FEET, HAYING A CHORD BEARING OF SOUTH 57 DEGREES 50 MINUTES 09 SECONDS WEST, 3.89 FEET TO A POINT OF TANGENCY; THENCE NORTH 78 DEGREES 24 MINUTES 1 I SECONDS WEST, 4.74 FEET; THENCE SOUTHEASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAYING A RADIUS OF 25.78 FEET, HAYING A CHORD BEARING OF SOUTH 25 DEGREES 23 MINUTES 29 SECONDS EAST, 0.89 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAYING A RADIUS OF 20.54 FEET, HAYING A CHORD BEARING OF SOUTH 02 DEGREES 38 MINUTES 48 SECONDS EAST, 15.60 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHERLY ALONG AN ARC OF

A CURVE CONCAVE TO THE WEST, HA YING A RADIUS OF 28.40 FEET, HA YING A CHORD BEARING OF sourn 29 DEGREES OJ MINUTES 55 SECONDS WEST, 9.84 FEET TO A POINT

OF COMPOUND CURVATURE; THENCE SOUTIIWESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAYING A RADIUS OF 13.94 FEET, HAYING A CHORD BEARING OF SOUTH 39 DEGREES 21 MINUTES 39 SECONDS WEST, 0.20 FEET; THENCE SOUTH 78 DEGREES I8 MINUTES 43 SECONDS EAST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 2.67 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTIIWEST, HAYING A RADIUS OF 2.48 FEET, HAVING A CHORD BEARING OF SOUTH 32 DEGREES 15 MINUTES 20 SECONDS EAST, 3.98

FEET TO A POINT OF TANGENCY; THENCE sourn 13 DEGREES 15 MINUTES 35 SECONDS

WEST, 15.98 FEET; THENCE EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE sourn AND NONTANGENT TO THE LAST DESCRIBED LINE, HAYING A RADIUS OF 123.00 FEET, HAYING A CHORD BEARING OF sourn 61 DEGREES 49 MINUTES 56 SECONDS EAST,

64.01 FEET; THENCE NORTH 38 DEGREES 52 MINUTES 47 SECONDS EAST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 15.85 FEET TO A POINT OF CURVATURE; THENCE EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAYING A RADIUS OF2.50 FEET, HAVING A CHORD BEARING OF NORTH 86 DEGREES 15 MINUTES 10 SECONDS EAST, 4.13 FEET TO A POINT OF COMPOUND CURVATURE; THENCE

SOUTHEASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 141.50 FEET, HAVING A CHORD BEARJNG OF SOUTH 38 DEGREES 59 MINUTES 37 SECONDS EAST, 36.46 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHERLY AND WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 10.00 FEET, HAVING A CHORD BEARING OF SOUTH 36

DEGREES 29 MINUTES 54 SECONDS WEST, 23.78 FEET TO A POINT OF TANGENCY;THENCE  NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST, 13.33 FEET TO A POINT OF

CURYATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 2.50 FEET, HAVING A CHORD BEARING OF NORTH 30 DEGREES 23 MINUTES 26 SECONDS WEST, 3.93 FEET TO A POINT OF TANGENCY; THENCE NORTH 14 DEGREES 36 MINUTES 34 SECONDS EAST, 15.99 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 528.00 FEET, HAVING A CHORD BEARJNG OF NORTH 83 DEGREES !?MINUTES 44 SECONDS WEST, 150.31 FEET; THENCE SOUTH0l DEGREES 23 MINUTES 48 SECONDS EAST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 15.99 FEET TO A POINT OF CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST, HAYING A RADIUS OF 2.50 FEET, HAYING A CHORD BEARING OF SOUTH 44 DEGREES 14 MINUTES 50 SECONDS WEST, 3.98 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHWESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 40.00 FEET, HAYING A CHORD BEARING OF NORTH 59 DEGREES 39 MINUTES 47 SECONDS WEST, 42.51 FEET TO A POINT OF TANGENCY; THENCE NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST, 21.22 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY AND EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 10.00 FEET, HAVING A CHORD BEARING OF NORTH 27 DEGREES 47 MINUTES 03 SECONDS EAST,

19.90 FEET TO A POINT OF TANGENCY; THENCE NORTH 84 DEGREES 47 MINUTES 08 SECONDS EAST, 2.47 FEET TO A POINT OF CURVATIJRE; THENCE SOUTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 2.50 FEET, HAVING A CHORD BEARING OF SOUTH 50 DEGREES 12 MINUTES 52 SECONDS EAST, 3.93 FEET TO A POINT OF TANGENCY; THENCE SOUTH 05 DEGREES 12 MINUTES 52 SECONDS EAST, 16.00 FEET; THENCE NORTH 84 DEGREES 47 MINUTES 08 SECONDS EAST, 28.00 FEET; THENCE NORTH 05 DEGREES 12 MINUTES 52 SECONDS WEST, 16.00 FEET TO A POINT OF CURVATURE; THENCE EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 2.50 FEET, HAVING A CHORD BEARING OF NORTH 39 DEGREES 47 MINUTES 08 SECONDS EAST, 3.93 FEET TO A POINT OF TANGENCY; THENCE NORTH 84 DEGREES 47 MINUTES 08 SECONDS EAST, 0.95 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 26.09 FEET, HAVING A CHORD BEARING OF NORTH 30 DEGREES 07 MINUTES 41 SECONDS WEST, 4.34 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCA VE TO THE EAST, HAVING A RADIUS OF 20.58 FEET, HAVING A CHORD BEARING OF NORTH 03 DEGREES 40 MINUTES 41 SECONDS WEST, 15.58 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCA VE TO THE EAST, HAVING A RADIUS OF 28.12 FEET, HAVING A CHORD BEARING OF NORTH 24 DEGREES 56 MINUTES 16 SECONDS EAST, 6.80 FEET; THENCE SOUTH 84 DEGREES 47 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE, 2.44 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 3.00 FEET, HAVING A CHORD BEARING OF

NORTH 50 DEGREES 12 MINUTES 52 SECONDS WEST, 4.71 FEET TO A POINT OF TANGENCY; THENCE NORTH 05 DEGREES 12 MINUTES 52 SECONDS WEST, 15.50 FEET; THENCE SOUTH 84 DEGREES 47 MINUTES 08 SECONDS WEST, 42.00 FEET; THENCE SOUTH 05 DEGREES 12 MINUTES 52 SECONDS EAST, 16.00 FEET TO A POINT

OF CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST, HAVINO A RADIUS OF 2.50 FEET, HAVING A CHORD BEARING OF sourn 39

DEGREES 47 MINUTES 08 SECONDS WEST, 3.93 FEET TO A POINT OF TANGENCY; THENCE SOUTH 84 DEGREES 47 MINUTES 08 SECONDS WEST, 8.51 FEETTOAPOINTOF CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE

NORTH, HAYING A RADIUS OF I0.00 FEET, HAYING A CHORD BEARING OF NQR Til 62 -- ..

--- D""bGREES 12 MlNUTES 57 SECONDS WEST, 11.52 FEET TO A POINT OF TANGENCY; THENCE

NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST, 5.31 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 50.00 FEET, HAVING A CHORD BEARING OF NORTH 18 DEGREES 24 MINUTES 45 SECONDS WEST, 18.86 FEET TO A POINT OF COMPOUND CURVATURE; THENCE EASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTHEAST, HAYING A RADIUS OF 2.50 FEET, HAYING A CHORD BEARING OF NORTil 38 DEGREES 35 MINUTES 20 SECONDS EAST, 4.03 FEET TO A POINT OF TANGENCY; THENCE NORTH 84 DEGREES 47 MINUTES 08 SECONDS EAST, 15.96 FEET; THENCE NORTH 05

DEGREES 12 MINUTES 52 SECONDS WEST, 64.00 FEET; THENCE SOUTH 84 DEGREES 47 MINUTES 08 SECONDS WEST, 16.00 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCA VE TO THE NORTHEAST,

HAYING A RADIUS OF 2.50 FEET, HAYING A CHORD BEARING OF NORTH 49 DEGREES 57 MINUTES 45 SECONDS WEST, 3.95 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAYING A RADIUS OF

58.00 FEET, HAYING A CHORD BEARING OF NORTH 03 DEGREES 02 MINUTES 35 SECONDS EAST, 15.70 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHEASTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAYING A

RADIUS OF 20.00 FEET, HAYING A CHORD BEARING OF NORTH 21 DEGREES 36 MINUTES 17 SECONDS EAST, 7.55 FEET TO A POINT OF TANGENCY; THENCE NORTH 32 DEGREES 24 MINUTES 47 SECONDS EAST, 30.92 FEET TO THE PLACE OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

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EXHIBITD

DECLARATION

(See Attached)

THIS DOCUMhNT PREPARED BY:

Barry A Comin Richmond Breslin LLP 233 South Wacker Drive Suite 5775

Chicago, Illinois 60606

(312) 568-4377

1 111 1 11■111111111111111111

Doc#:• 062 045122 Fee: $80.S0

Eugene Gene Moore RHSP Fee:$1D.00

Cook County Recorder of Deeds

Date: 09/07/2006 03:07 PM Pg: t of 29

DECLARATION ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS

FOR

WILLOW FESTIVAL ANNEX, NORTHBROOK, ILLINOIS

THIS DECLARATION ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR WILLOW FESTIVAL ANNEX, NORTHBROOK,

ILLINOIS ("Declaration") is made as of the 3ro day of August, 2006, by FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company ("Declarant").

RECITALS:

il.l

WHEREAS, Declarant, as ground lessee, and Chicago Title Land TrusatnCa '.fnlmtganear ssoTnrustee under a Trust Agreement dated May 31, 2006 and known as Trust No. 1114332', as ground essor, iia0l entered into that certain Ground Lease dated as of May 31, 2006 ("Hotel Ground Lease"); and

WHEREAS, Declarant, as ground lessee, and Chicago TitJfultiq\ilW,§_\. RmJ¥1PY, as Trustee under a Trust Agreement dated May 31, 2006 and known as Trust No. 111433'37, asiroiind lessor, have entered into that certain Ground Lease dated as of May 31, 2006 ("Retail Ground Lease") (the Hotel Ground Lease and the Retail Ground Lease are hereinafter collectively referred to as the "Ground Leases"); and

WHEREAS, pursuant to the Ground Leases, Declarant ground leases certain property situated in the Village of Northbrook, County of Cook, State of Illinois, which is legally described in Exhibit A attached hereto and specifically incorporated by reference and depicted in Exhibit A-1 attached hereto and specifically incorporated by reference (the "Property"); and

WHEREAS, the Property and other property is subject to that certain Amended and Restated Declaration Establishing Covenants, Conditions, Restrictions, Easements and Rights for Real Estate Parcels NC-!, EC-!, EC-2 and SE-1 within the Techny Property, Northbrook, Illinois and Providing for

the Techny Property Association dated as of September 15, 2005 and recorded September 19, 2005 as Document No. 0526227126 ("Master Declaration"); and

WHEREAS, The Society of the Divine Word and Divine Word Techny Community Corporation (collectively hereinafter referred to as the "Master Declaration Declarant"), as declarant under the Master Declaration, provided for, among other things, the establishment of the Techny Property Association ("Master Association"); and

WHEREAS, Declarant desires to sublease parts of the Property to various subtenants; and

WHEREAS, Section 2.4 of the Master Declaration provides that, at the discretion of the Master Declaration Declarant, the Declarant, as a ground lessee, may establish an association made up of the subtenants of the Property, upon which said association would become a Class A Member of the Master Association; and

WHEREAS, pursuant to the Ground Leases and by consenting to this Declaration, the Master Declaration Declarant has approved the establishment by Declarant of an association made up of the subtenants of the Property that will become a Class A Member of the Master Association; and

WHEREAS, pursuant to the Ground Leases, Declarant is obligated to construct the Common Areas (as said term is hereinafter defined); and

WHEREAS, Declarant desires to provide for the preservation of the value of the Property for the purposes of: (i) the maintenance, repair and replacement of the Common Areas serving the Property; (ii) the creation of the Association (as hereinafter defined), which shall exercise the rights and perform the obligations of a Class A Member of the Master Association; (iii) declaring easements for the Common Areas; {iv) establishing certain architectural controls and other restrictions governing the use and development of the Property; and (v) the allocation and collection of the costs of the foregoing; and

WHEREAS, Declarant further deems it desirable, for the efficient preservation of the value of the Property, to create an incorporated association for the purpose of carrying out the purposes of this Declaration and for administering and enforcing the covenants and easements created hereunder; and

WHEREAS, Declarant desires and intends that the owners, tenants, mortgagees, occupants and other persons hereafter acquiring any interest in the Property, shall at all times enjoy the benefits, and shall hold their respective interest in the Property, subject to the rights, easements, obligations, privileges and restrictions set forth in the Master Declaration and the Ground Leases and as hereinafter set forth in this Declaration, all of which are declared to be in furtherance of a plan to facilitate the proper administration of the Property and are established for the purpose of enhancing and protecting the value, desirability and attractiveness thereof.

NOW, THEREFORE, Declarant hereby declares that any and all interests in the Property shall be transferred, held, sold, conveyed, used and occupied subject to this Declaration.

ARTICLE I

DEFINITIONS

The following words when used in this Declaration shall have the following meanings:

I.I Association. "Association" shall mean the Willow Festival Annex Property Owners' Association, an Illinois not-for-profit corporation, which shall be a Class A Member of the Master Association (as set forth in Article 3 of the Master Declaration) and a member of the Traffic Management Association, if and to the extent required under Section 9.2 of the Master Declaration.

1.2Association Costs. "Association Costs" shall mean (i) all costs incurred and expenditures made by the Association in accordance with Article IV hereof, and (ii) such reasonable reserves determined to be necessary by the Board of Directors from time to time, including, but not limited to, reserves for anticipated capital costs and extraordinary expenses.

1.3Board of Directors or Board. "Board of Directors" or "Board" shall mean the duly constituted board of directors of the Association, elected from time-to-time in accordance with the Governing Documents, as set forth in Section 3.7 hereof.

I.4By-Laws."By-Laws" shall mean the by-laws of the Association, as the same are amended from time to time.

1.5Class A Member. "Class A Member" shall mean Declarant, or any Person to whom Declarant has assigned all or a portion of its Class A Member interest, as set forth in Section 3.4 hereof, or any other Person who becomes a Class A Member pursuant to Section 3.4 hereof.

1.6Class B Member. "Class B Member" shall mean each Subtenant of a Subleased Parcel and/or Declarant, as set forth in Section 3.4 hereof.

1.7	Committee. "Committee" shall have the meaning ascribed to it in Section 7.1 hereof.

1.8Common Areas. "Common Areas" shall mean all portions of the Property other than the Subleased Parcels, and shall include (a) Parking Areas, (b) Driveways, (c) the Landscaping, (d) the Common Utilities and Systems, (e) the Monuments, and (f) such additional land or easements as may hereafter, from time-to-time, be conveyed or granted to the Association for the common use or benefit of the Property. For purposes of this Declaration, Common Areas shall not include the Master Common Areas and Facilities to be maintained and serviced by the Master Association, if and to the extent any such Master Common Areas and Facilities are located on the Property, as more fully set forth in Section hl of the Master Declaration.

1.9Common Utilities and Svstems. "Common Utilities and Systems" shall mean the storm sewers, manholes, ducts, valves, headwalls, retaining walls, erosion controls, restrictors and control devices, lift stations, pumps and other related storm water conveyance and storm water management improvements, equipment and systems contained within the Common Areas or any other locations within or outside the Property; and all other private utility improvements, systems and equipment serving the Property (or portions thereof), which are, from time-to-time, contained within the Common Areas or any other locations within or outside the Property. For purposes of this Declaration, Common Utilities and Systems shall not include the items described in this Section 1.9 that are part of the Master Common Areas and Facilities to be maintained and serviced by the Master Association, if and to the extent any such Common Areas and Facilities are located on the Property as more fully set forth in Section 6.1 of the Master Declaration.

1.JO Declaration. "Declaration" shall mean this Declaration Establishing Covenants, Conditions, Restrictions and Easements for Willow Festival Annex, Northbrook, Illinois, as the same may be amended from time to time.

1.11Default Rate. "Default Rate" shall mean the rate per annum equal to the prime rate of interest as published from time to time in the Wall Street Journal, plus two (2%) percent.

1.12Drivewavs. "Driveways" shall mean the paved drives and parking aisles within the Property, and the underlying road base materials, curbs, gutters, driveway lighting and equipment, directional signs and traffic control signage, traffic control devices, landscaped parkways, sidewalks (other than those around the perimeter of or adjacent to any building and included within the Improvements constructed within a Subleased Parcel), and related improvements.

1.13Fee Owner. "Fee Owner" shall have the meaning ascribed to it in Section 3.4A hereof, but if at any time such Fee Owner is a so-called "Illinois land trust", all of the rights of the Fee Owner may be exercised by the then beneficiary or beneficiaries under the trust agreement creating such land trust.

1.14Governing Documents. "Governing Documents" shall collectively mean and refer to the Articles of Incorporation of the Association, the By-Laws and this Declaration, as the same may from time to time be amended or supplemented.

1.15Improvements. "Improvements" shall mean all buildings and other above and below ground structures and improvements constructed within a Subleased Parcel. The Improvements shall not include any of the Common Areas.

1.16Landscaping. "Landscaping" shall mean, collectively, irrigation equipment and systems, earthen berms, retaining walls, grass and other ground cover, flowers, trees, shrubs, and other vegetation now or hereafter located within the Common Areas. Landscaping shall also include any of the foregoing items listed within the Willow Road Landscaped Area.

I.I 7 Master Association. "Master Association" shall mean the Illinois not-for-profit corporation, and its successors and assigns, initially organized by the Master Declaration Declarant and known by the name "Techny Property Association", or such other name as it may adopt.

1.18Master Declaration. "Master Declaration" shall mean that certain Amended and Restated Declaration Establishing Covenants, Conditions, Restrictions, Easements and Rights for Real Estate Parcels NC-I, EC-1, EC-2 and SE-1 within the Techny Property, Northbrook, Illinois and Providing for the Techny Property Association dated as of September 15, 2005 and recorded September 19, 2005 as Document No. 0526227126 affecting the Techny Property

1.19Master Common Areas and Facilities. "Master Common Areas and Facilities" shall mean the Common Areas and Facilities, as defined in the Master Declaration.

1.20Member. "Member" shall mean each Class A Member and each Class B Member. There are two classes of Members, as provided for in Section 3.4 hereof.

1.21Member's Proportionate Share."Member's Proportionate Share" shall mean each Class B Member's share of the Association Costs determined in accordance with the provisions of Section

.2.J_hereof.

1.22Monuments. "Monuments" shall mean the entrance signs and logos identifying the Property, the structures upon which they are constructed or to which they are affixed, and any associated lighting.

1.23Mortgagee. "Mortgagee" shall mean any Person who holds a recorded mortgage lien, deed of trust or other security interest in any Subleased Parcel or portion thereof or interest therein, created to secure a bona fide indebtedness, regardless of whether the lien or security interest encumbers fee title to said Subleased Parcel or any leasehold or other subordinate estate.

1.24New Ground Lessee. "New Ground Lessee" shall have the meaning ascribed to it in Section 3.4A hereof.

1.25Occupant. "Occupant" shall mean any Person from time to time entitled to the use or occupancy of any portion of a Subleased Parcel (or the Improvements thereon) under any lease, sublease, easement, license, concession or other similar agreement with a Subtenant.

1.26Parking Areas. "Parking Areas" shall mean the paved areas within the Property for parking authorized motorized vehicles and bicycles, and the underlying road base materials, curbs, gutters, parking lot lighting and equipment, signage, landscaped parkways or islands, sidewalks (other than those around the perimeter of or adjacent to any building and included within the Improvements constructed within a Subleased Parcel), and related improvements, excluding any multi-level parking structures, which shall be maintained by the Declarant or the Subtenant constructing any such structures.

1.27Person. "Person" shall mean any one or more individuals, partnerships, limited liability companies, firms, associations, corporations, trusts, units of government, administrative tribunals or any other form of business or legal entity.

1.28Property. "Property" shall mean the real estate located within the Village of Northbrook, Cook County, Illinois legally described on Exhibit A attached hereto.

1.29Rules aud Regulations. "Rules and Regulations" shall mean and refer to the rules and regulations of the Association enacted by the Voting Members from time to time.

1.30Sublease. "Sublease" shall mean any instrument or agreement under which Declarant ground subleases a Subleased Parcel to a Subtenant.

1.31Subleased Parcel. "Subleased Parcel" shall mean each specifically legally described portion or tract of the Property which is the subject of a Sublease from Declarant (or the ground lessee holding a leasehold estate thereto pursuant to a Ground Lease, if different) to a Subtenant.

1.32Subtenant. "Subtenant" shall mean any subtenant pursuant to a Sublease with Declarant for a Subleased Parcel.

1.33Techny Property. "Techny Property" shall mean all of the property subject to the Master Declaration, as it may be amended from time to time, which includes the Property and other property.

1.34Village. "Village" shall mean the Village of Northbrook, Illinois, an Illinois municipal corporation.

I .35 Votes. "Votes" shall mean the votes entitled to be cast at any regular or special meeting of the Members. As set forth in Section 3.5, the Class A Member(s) shall be the only Member(s) entitled to vote.

1.36Voting Member; Voting Member(s). "Voting Member" and "Voting Member(s)" shall mean all such Persons entitled to vote at a meeting of the Association as provided for in Section 3.5 hereof. As set forth in Section 3.5, the Class A Member(s) shall be the sole Voting Member(s).

1.37Willow Road Landscaped Area. "Willow Road Landscaped Area" shall mean those portions of the Property that are subject to the Special Perimeter Landscaping Requirements of paragraph I of Section 8-604 C of the Techny Overlay District portions of the Village Zoning Code within 185 feet of the center line of Willow Road.

ARTICLE II

COMMON AREAS

2.1Care of Common Areas. The Association shall be responsible for the care, maintenance, repair and replacement of the Common Areas in accordance with Sections 3.2 and 4.1 hereof.

2.2Use of Common Areas. Each Subtenant and Occupant shall have the benefit of an appurtenant non-exclusive easement of use with respect to the Common Areas and the Master Common Areas and Facilities as set forth in Section 6.3 of the Master Declaration, subject however to the restrictions and conditions set forth in the Master Declaration, this Declaration and the Rules and Regulations. Notwithstanding the foregoing, no Person shall obstruct any of the Common Areas or Master Common Areas and Facilities. The non-exclusive easement of use with respect to the Common Areas shall include, but not be limited to, an easement for ingress and egress to and from each Subleased Parcel on, across and upon the Driveways, an easement for parking on, over and across the Parking Areas, an easement for signage on the Monuments, and an easement on, under, across, in and upon the Common Areas for utility lines and services to the extent that any water, gas, telephone, electric or other similar utility or service improvements are needed and do not constitute part of the Common Utilities and Systems.

2.3Damage to Common Areas. No Subtenant or Occupant, by either act or omission, shall do or refrain from doing any act, the effect of which will damage or impair the function, appearance or condition of any of the Common Areas or the Master Common Areas and Facilities. If an extraordinary expense is incurred by the Association for the replacement, repair or maintenance of any of the Common Areas or Master Common Areas as a result of the act or omission of a Subtenant or its Occupants, agents, licensees, invitees, contractors, sub-contractors or employees, such expense shall be due and payable by that Subtenant within thirty (30) days of written demand therefor from the Declarant or the Association, as the case may be, the unpaid portion of which shall accrue interest at the Default Rate and shall be a lien upon the Subtenant's Subleased Parcel, enforceable in accordance with the provisions of this Declaration.

ARTICLE III

CREATION OF ASSOCIATION, ADMINISTRATION, MEMBERSHIP AND VOTING RIGHTS

3.I General. The Association is a not-for-profit corporation duly formed and existing under the Jaws of the State of Illinois, and is charged with the duties and vested with the powers prescribed by this Declaration. The By-Laws shall not be amended or otherwise changed or interpreted so as to be inconsistent with this Declaration.

3.2Duties and Powers of the Association. In addition to the duties and powers enumerated elsewhere herein, and without limiting the generalities thereof, the Association shall:

A.Maintain or cause to be maintained in a neat, safe, sanitary and orderly condition, and in good order and repair, all of the Common Areas;

B.Levy and collect assessments to provide such funds as may be required from time to time for such purposes, and shall have and possess all such powers as shall be necessary or appropriate for the accomplishment of such duties and functions;

C.Exercise all rights and perform all duties required of a Class A Member of the Master Association, as more fully set forth in Article 3 of the Master Declaration (such rights and duties include, but are not limited to, voting and payment of any and all assessments levied against the Property by the Master Association);

D.Exercise all rights and perform all duties required of a Class A Member of the Master Association, as it pertains to membership in the Traffic Management Association, if and to the extent required under Section 9.2 of the Master Declaration;

E.Establish and maintain working capital and contingency funds, and establish and collect reserves, in such amounts as may be reasonably determined by the Board of Directors from time-to-time;

F.	Insure the Common Areas against casualties and liabilities; and

G.Open bank accounts, contract for legal and accounting services, employ such contractors as reasonably necessary to perform the duties of the Association, and otherwise do that which is necessary to protect or defend the Association and the Common Areas from loss or damage, by suit or otherwise, and pay the costs of the foregoing from assessments.

3.3Funds. All funds collected by the Association shall be held and expended for the purposes designated herein and in the Governing Documents. All such funds shall be deemed to be held for the benefit, use and account of the Association and shall not be commingled with the funds of the Declarant or any other Person.

3.4	Membership. The Association shall have two (2) classes of Members:

A.Class A: The Class A Member shall initially be the Declarant, which shall be entitled to the sole Vote in the Association. It is understood that the Declarant may transfer, assign or relinquish all or part of its right, title and interest, and the powers inuring pursuant to its Class A membership hereunder, which assignment shall become effective upon the delivery of the instrument of assignment to the Association. Said assignment or assignments shall only be made (i) to a Person who is a successor ground lessee under one or both of the Ground Leases, or

(ii) to the owner of the underlying fee estate under one or both of the Ground Leases, and in either of the foregoing cases, shall be assigned in proportion to the respective acreage contained in the Hotel Ground Lease and the Retail Ground Lease or in the underlying fee estate as to which such fee owner becomes the assignee. For purposes of this Section 3.4A, the conveyance by the Declarant of its interest in any or all of the Property to a different entity which holds legal title for the benefit of the Declarant or in which the Declarant is the controlling party, or to a partnership of which Declarant owns a 33% or greater partnership interest, or to a corporation of whicli Declarant owns 33% or more of the common stock, or to a limited liability company of which Declarant own 33% or more share of the membership interests, shall not constitute a transfer by Declarant. Notwithstanding anything to the contrary contained in this Declaration, in the event that one or both of the Ground Leases are terminated, the owner of the fee interest in the Property that is the subject of the terminated Ground Lease (said owner is hereinafter referred to as the "Fee Owner") shall automatically become a Class A Member for the period of time commencing on the date that the Ground Lease is terminated and ending on the day that the Fee Owner enters into a new or replacement ground lease and assigns its Class A Member interest to the new ground lessee (the "New Ground Lessee"). Upon such assignment, the New Ground Lessee shall become a Class A Member.

B.Class B: The Class B Members shall be such Persons as, from time to time, are Subtenants, and Declarant, with respect to all portions of the Property that are not, as of the date when the Class B Members and their Member's Proportionate Shares are being determined, subleased to a Subtenant. No Person who is a holder of any interest in the Property merely as security for the performance of an obligation shall be a Member. A Subtenant's membership in the Association shall automatically terminate upon the expiration or termination of the Sublease of its Subleased Parcel, at which time Declarant, as sublandlord, shall automatically succeed in interest to Subtenant as a Class B Member, provided, however, said termination shall not affect any obligations of said Subtenant as a Class B Member which accrued prior to said termination. No Class B Member shall be entitled to have any right or power to disclaim, terminate or withdraw from its membership in the Association or from any of its obligations as a Member. Class B Members shall have the right to receive notice of and to attend and audit all meetings of the Voting Members and the Board, but shall have no right to vote with respect to any issue that comes before any such meeting, to execute any written consent of the Voting Members without a meeting, or unless otherwise approved by the Board, to participate in any proceedings or deliberations conducted at any meeting of the Voting Members. Each Class B Member shall, however, have the right to receive all other notices and communications from the Association to the Voting Members, including copies of all proposed and final budgets, financial statements and such additional information as such Class B Members may from time to time request, and to designate a representative to attend and audit any and all meetings of the Voting Members and Board.

3.5Voting Rights. The sole Voting Member(s) and all 100% of the Votes in the Association shall vest in the Declarant or any Person(s) to whom Declarant has assigned all or a portion of its Class A Member interest, as permitted or required under Section 3.4A, or any other Person who becomes a Class A Member pursuant to Section 3.4A.

3.6	Meetings.

A.General. Meetings of the Voting Member(s) shall be held at the Property or at such other place in the State of Illinois, as may be designated by any Class A Member in any written notice of a meeting.  The presence in person or by proxy at any meeting of Voting

Member(s) having more than thirty (30%) of the Votes shall constitute a quorum. Except as otherwise provided in the Governing Documents, all actions taken by the Class A Member(s) shall be taken or decided by a majority of the Votes held by the Voting Member(s) in attendance at meeting at which there is a quorum. All notices of meetings shall be delivered to each Member in accordance with Section 3.6D.

B.Annual Meeting. The initial meeting of the Association, if not previously held, shall be held within ninety (90) days after the date hereof. Thereafter, there shall be an annual meeting of the Association during each calendar year at such reasonable time and date as may be designated by written notice of the Board of Directors given to each Member and to the Fee Owner not less than thirty (30) days prior to the date fixed for such meeting; which shall be held during the fourth quarter of each calendar year.

C.Special Meetings. Special meetings of the Association may be called at any time for the purpose of considering matters which, by the terms of this Declaration, require the approval of the Voting Member(s), or for any other purpose. Said meetings shall be called by written notice authorized by the Board of Directors, or by Voting Member(s) having at least thirty (30%) percent of the Votes and given to each Member and to the Fee Owner not less than fourteen (14) days, or such longer period as may be specifically required by this Declaration with respect to the subject matter of such meeting, prior to the date fixed for said meeting. The notices shall specify the date, time and place of the meeting and the matters to be considered.

D.Notices of Meetings. All notices delivered pursuant to this Section 3.6 may be delivered either personally or by mail addressed to each Member at the address given by such Member to the Board of Directors for the purpose of service of such notice, or to the address of the Subtenant, if no address has been given to the Board of Directors. A notice shall be deemed given upon the date it is either personally delivered or three (3) days after mailing.

3.7	Board of Directors.

A.General. At the initial meeting of the Association, and at each annual meeting thereafter, a Board of Directors consisting of three (3) members shall be elected by a majority of the Votes held by the Voting Members in attendance at a meeting at which there is a quorum. Subject to the provisions of Section 3.7B, each member of the Board of Directors shall serve a term of one year.

B.Vacancies. Any vacancy on the Board of Directors may be filled by a majority of the Votes held by the Voting Member(s) in attendance at a meeting at which there is a quorum.

C.Removal. At any annual or special meeting of the Association duly called, any member of the Board of Directors may be removed with or without cause by a majority of the Votes held by the Voting Member(s) in attendance at a meeting at which there is a quorum, and a successor may then and there be elected to fill the vacancy thus created.

D.Exercise of Powers and Duties Prior to Election of Board of Directors. Until the first Board of Directors is elected pursuant to this Section 3.7, the Declarant shall have and exercise the powers and duties of the Board of Directors.

E.Powers and Duties of the Board of Directors. The Board of Directors shall have the powers and duties necessary for the management and administration of the affairs of the

Association. The Board of Directors' powers and duties shall be as prescribed by law and by the Governing Documents.

F.Rules and Regulations. Subject to the rules and regulations of the Master Association, as set forth in Section 3.9 of the Master Declaration, the Board of Directors shall also have the power to adopt, amend and repeal Rules and Regulations so long as they do not conflict with the provisions of the Ground Leases or the Subleases (or any replacements therefor). The Rules and Regulations shall govern such matters in furtherance of the purposes of the Association, and may be applicable to the use of the Common Areas by any Person. The Rules and Regulations may not discriminate among Subtenants and shall not be inconsistent with the Governing Documents or the rules and regulations of the Master Association. A copy of the Rules and Regulations, as they may from time to time be adopted, shall be mailed or otherwise delivered to the Subtenants and to the Fee Owner. Upon mailing or delivery, the Rules and Regulations shall have the same force and effect as if they were set forth in and were part of this Declaration. In the event of any conflict between any such Rules and Regulations and any provisions of the Governing Documents, the provisions of the Rules and Regulations shall be deemed to be superseded by the provisions of the Governing Documents, to the extent of any such inconsistency. The Board of Directors shall enforce the Rules and Regulations, or cause same to be enforced by agents or contractors.

ARTICLE IV

ASSOCIATION COSTS

4.1Maintenance Obligations. The Association shall insure, maintain, repair, replace and renew, or cause to be maintained, repaired, replaced or renewed, all of the Common Areas, in a clean, sightly, safe, neat, orderly and first-class condition. Such maintenance may include, but not be limited to, the following:

A.The mowing, watering, fertilizing, weeding, cleaning, replanting and replacing of the Landscaping; the spraying for insects; and all other maintenance necessary to keep the Landscaping in a safe, well-kept, healthy and reasonably attractive condition;

B.The care, maintenance, repair and replacement of the Driveways, Parking Areas, Common Utilities and Systems and the Monuments; and

C.Ail other care, maintenance, repair and replacement of the Common Areas as shall be required to keep same in a clean, sightly, safe and first class condition, as determined by the Board of Directors in its reasonable discretion, or as required by the Master Association pursuant to the terms of the Master Declaration.

4.2Other Obligations. In addition to the various obligations set forth in Section 4.1 hereof, the Association shall have the responsibility and obligation to perform the following:

A.Obtaining such public liability, casualty and other insurance as may be appropriate to protect the Association and the Subtenants in connection with the Association's and the Subtenants' use of the Common Areas;

B.Pay all costs and expenses of operating the Association, including, but not limited to, any and all assessments levied against the Property by the Master Association pursuant to the terms of the Master Declaration, annual filing fees, real estate taxes on all of the Common

Areas, other taxes charged against the property of the Association, professional fees, management fees, and other costs of operation.

4.3Access to Subleased Parcels. The Declarant or the Board of Directors, and the Association's contractors, as the case may be, may, at their discretion, at reasonable times upon not less than 24 hours notice to the applicable Subtenant (except in the case of an emergency), enter upon any Subleased Parcel for the purpose of performing such maintenance, repairs and replacements of the Common Areas in accordance with this Declaration.

4.4	Rights of the Village to Access and Maintain.

A.Access Rights. An irrevocable license and easement is hereby granted to the Village and its police, fire, water, health, public works, engineering and other authorized officials, employees, contractors and consultants and vehicles and equipment of the Village, to go upon the Common Areas at any time and from time to time for the purpose of performing their official duties and for the purpose of enforcing any and all applicable Governmental Regulations, as said term is defined in the Master Declaration. In addition, officials and employees of the Village, and its duly authorized contractors and consultants, are hereby granted an easement to be exercised in the manner hereinafter provided to enter upon, on and over any portion of the Property, including the Common Areas, (a) for the purposes of repairing and maintaining the Common Utilities and Systems, any public utilities dedicated to or otherwise owned by the Village, and any other

Improvements located wi1hin the Landscaped Areas, and (b) for the purposes of assuring the same are otherwise maintained in accordance with the provisions of this Declaration.

B.Prior Notice and Demand to Association Generally Required. To the extent the Association fails to perform its obligations under this Declaration or in the event of any emergency situations, the Village shall have the right, but not the obligation, to serve written notice upon the Association setting forth the manner in which the Association has failed to comply with its obligations under this Declaration. Any such notice shall include a demand that such deficiency be cured within 30 days from the date such notice is received by the Association. If such deficiency has not been cured within such 30 days or any extension of time granted by the Village Manager, the Village may exercise its rights under this Declaration to enter any port of the Property, including the Common Areas, and to perform such maintenance or repair as is required to satisfy applicable Governmental Regulations and the terms and provisions of this Declaration. The Association shall reimburse the Village for all expenses incurred by the Village in performing such maintenance or repair where the same relates to any Common Areas. If the Association fails to reimburse the Village in full for all such expenses incurred within 30 days after receipt of a statement from the Village detailing such expenses, then the portion of such expenses not so reimbursed, together with interest and all reasonable costs or collection, including attorneys' fees, shall be assessed against all of the Class B Members based on each Class B Members Share of the Association Costs, and each Member's Share of such expenses, interest and costs shall become a lien upon such Class B Member's Interest in its Subleased Parcel. Such Lien may be enforceable by an action to foreclose such lien in 1he same manner as is provided in the Illinois Mortgage Foreclosure Act for foreclosure of the lien of a mortgage or deed of trust on real property.

C.Rights of Village to be Exercised in Village's Discretion. The rights of the Village herein granted are for the Village's benefit but the Village shall be under no obligation to exercise the rights herein granted except as it shall determine to be in its best interest. No failure to exercise any right herein granted to the Village shall be construed as a waiver of that or any other rights.

4.5HP Willow Easement Agreement. Notwithstanding anything to the contrary contained herein, Declarant has agreed to enter into a Storm Water Easement Agreement with HP Willow LLC, an Illinois limited liability company ("HP Willow"), the ground lessee under that certain Amended and Restated Ground Lease dated as of September 15, 2005, pertaining to the approximately 48 acre parcel adjacent to the Property and commonly known as "Willow Festival" (said agreement is hereinafter referred to as the ''HP Willow Easement Agreement").  Pursuant to the   wnlow -Easement

Agreement, Declarant will grant HP Willow, its subtenants and their respective successors and assigns (hereinafter collectively referred to as the "HP Willow Grantees") a perpetual, non-exclusive, appurtenant easement for storm water detention/retention and drainage purposes on, over and across a portion of the Common Areas, and the HP Willow Grantees will be obligated to pay the prorata share of the Willow Festival Parcel's costs associated with the maintenance of the storm water detention/retention basins located on said portion of the Common Areas, all as provided in the HP Willow Easement Agreement (said costs are hereinafter collectively referred to as the "HP Willow Costs"). All Class B Members of the Association acknowledge and agree that Declarant shall have the right to enter into the HP Willow Easement Agreement, and further acknowledge and agree that their respective Member's Proportionate Shares of the Association Costs shall be reduced, in the aggregate, by the amount of the HP Willow Costs paid by the HP Willow Grantees.

ARTICLEV ASSESSMENTS

5.1Member's Proportionate Share of Costs. All Class B Members of the Association shall be responsible for and by entering into a Sublease do hereby agree to pay their respective Member's Proportionate Share of Association Costs. As of the date hereof, the respective Member's Proportionate Share for each Class B Member is as set forth on Exhibit B attached hereto and incorporated by reference. Such Member's Proportionate Shares are subject to being modified as and when Declarant enters into a Sublease for all or any portion of the Property to which such interest as a Class B Member is demised and as and when, if ever, any Subleased Parcel is further subdivided by Declarant or the ground lessee under any Ground Lease or if there is no Ground Lease for a portion of the Property by the Fee Owner thereof.

5.2Liability for Payment. All assessments shall be used for Association Costs and for such other uses not inconsistent with the purposes of this Declaration as the Association, or the Declarant prior to the formation of the Association, shall direct, and shall be the obligation of each Class B Member.

5.3Property Lien. All unpaid assessments and charges imposed on a Subtenant pursuant to this Declaration, together with interest thereon as provided in Section 5.5, and the costs of collection, if any (including reasonable attorneys' fees and costs) shall constitute a judicially enforceable lien against the Class B Member's leasehold interest in the Property and on any Improvements owned by such Class B Member and located on the Subleased Parcel in which such Class B Member's leasehold interest exists.

5.4Amount of Assessment. The initial annual assessment and all other assessments, until such time as the Association shall be formed, shall be fixed by the Declarant in its reasonable discretion, and after formation of the Association shall be fixed by the Board of Directors, giving due consideration to the actual Association Costs and other costs of operation for the prior twelve (12) month period or, if no records exist for such period, the reasonable estimated Association Costs, for the next succeeding twelve (12) month period. All assessments shall be payable to the Declarant, or after its formation, to the Association. If required, such initial annual assessment shall be prorated for the period commencing with the date the Association or the Declarant becomes obligated to perform maintenance to the end of its then current fiscal year. Commencing with the next fiscal year and for each year thereafter, the Board of Directors shall estimate in writing the anticipated Association Costs, including a line item budget, and the same shall be assessed against each Class B Member in accordance with each such Member's Proportionate Share and paid in advance by each Class B Member not more frequently than quarterly, unless the Board of Directors shall otherwise direct. Such estimate shall take into consideration the cost of or reserves for any contemplated repair, replacement or renewal. If the assessments levied, paid or collected prove inadequate for any-reason (inc!udingnoiFpaym-ent of any Gass B Member's assessment) or fail to provide funds reasonably estimated to be required for the remainder of the Association's fiscal year, then the Board of Directors may change the total assessments payable hereunder for such fiscal year by giving written notice thereof (together with a revised estimate and budget) to each Member and the Fee Owner, not less than thirty (30) days prior to the effective date of the revised assessment. Within ninety (90) days of the end of each year the Board of Directors shall deliver to each Class B Member and the Fee Owner a statement of actual costs for the prior year along with a reconciliation of estimated assessments with actual costs and reserves. The Board of Directors shall have the power to levy additional or special assessments as it deems reasonably necessary to carry out this Declaration. Each Member's Proportionate Share of the assessments shall be computed in accordance with Section 5.1 hereof. Any Member shall have the right to examine the Association's records relative to any assessment during normal business hours upon reasonable prior notice; provided that said Member bears all costs of said examination. All assessments shall be prorated as of the execution date of the Subtenant's Sublease.

5.5Non-Pavment of Assessment. Any assessments which are not paid when due shall be delinquent. If the assessment is not paid within thirty (30) days after delivery ofa written notice requiring payment of the same, the assessment or charge shall bear interest at the Default Rate from the date such written notice was delivered, and the Association may, at its option, bring an action at law against the Member personally obligated to pay the Assessment, may foreclose the lien provided for in Section 5.3, or may exercise any other rights or remedies the Association may have at law or in equity, and the interest, together with all actual out-of-pocket costs and expenses (including reasonable attorneys fees) incurred by the Association in connection with any such action, shall be added to the amount of such assessment and to any judgment or decree therefor. The lien provided for under Section 5.3 shall secure the payment of the assessment or charge, interest thereon and the aforesaid costs, expenses and reasonable attorneys' fees. No Class B Member may waive or otherwise avoid liability for any assessment or charges as provided for herein by non-use or abandonment of its leasehold or subleasehold estate in the Property or Subleased Parcel.

ARTICLE VI RESERVATIONS IN FAVOR OF DECLARANT

6.1Reservations. In addition to any other rights reserved to Declarant under this Declaration and notwithstanding any other provisions of this Declaration, Declarant reserves unto itself and its successors and assigns the following rights and privileges, as appurtenant to any portion of the Property that is not the subject of any Sublease at the time of the exercise of these reservations, for a period of twenty (20) years from the date this Declaration is recorded, after which time said rights and privileges shall be automatically extended for successive periods of five (5) years unless earlier terminated by Declarant:

A.The right to further divide or re-divide and enter into Subleases for any part of the Property not then the subject of any Sublease or to consolidate any previously divided portions;

B.The right at any time to make other properties now or hereinafter ground leased by Declarant and contiguous to the Property as described in the attached Exhibit A subject to this Declaration by executing an instrument in writing expressly extending the application of this Declaration to such other properties and by recording the same in the Office of the Recorder of Cook County, Illinois. Upon such recordation, whenever thereafter in construing this Declaration reference is made to the "Property," said term shall mean and include not only the Property

--describedin-E-xhibit A hereto, but also such additional propenies;-

C.The right to dedicate any Driveways or Common Areas to the Village or other governmental authority, but only with the consent of the then ground lessor under the Ground Leases or the Fee Owner; and

D.The right to divide or re-divide any Subleased Parcel or consolidate any Subleased Parcel with another Subleased Parcel (so long as such division, re-division or consolidation does not affect any Subleased Parcel that is then subject to a Sublease to a Subtenant unless such Subtenant consents thereto).

ARTICLE VII ARCIDTECTURAL CONTROLS

7.1Architectural Control Committee. There shall be an Architectural Control Committee (hereinafter referred to as the "Committee") comprised of three (3) Persons appointed by the Board of Directors, any or all of which Committee members may also be members of the Board. No member of the Committee shall be entitled to any salary for serving thereon, but reasonable fees may be paid to any consultants for services rendered to the Committee.

7.2	Approval.

A.No Improvements, sign, fence, wall or any other structure, nor any landscaping, (including, but not limited to, grading, seeding, sodding or planting) or lighting shall be commenced, erected or maintained upon any or all of the Property, nor shall any change or alteration to the exterior of any Improvements affecting the portion of the Property on which the Improvements, change or alteration is intended to be made (the "Applicable Ground Lease"), be made, until the plans and specifications, including, but not limited to, architectural and engineering, showing the nature, kind, shape, height, materials, color and location of the same, shall have been submitted to and approved in writing by the Committee and by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease). It is understood that the Committee intends to have all plans and specifications submitted for approval to licensed engineers and architects selected by the Committee. It is understood that all costs and fees incurred by the Committee in conjunction with such plan review, including any fees of any engineers or architects engaged by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), shall be paid by the Person submitting said plans for approval.

B.The Committee or the ground lessor under the Applicable Ground (or the Fee Owner if there is no Applicable Ground Lease) Lease shall have the right to disapprove plans, specifications or details submitted to it in the event the same are not in accordance with the Declaration or if they are contrary to the best interests of the Property or other Subtenants, as determined by the Committee or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) in its discretion.  In this connection the

Committee or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) may base its approval or disapproval on, among other things: (i) the adequacy of site dimensions, (ii) conformity and harmony of external design with neighboring structures, (iii) the effect of location and use of proposed Improvements on neighboring sites and the types of operations and uses thereof, (iv) the relation of topography, grade and finish ground elevation of the Subleased Parcel being improved to that of neighboring sites, (v) proper facing of main elevation with respect to-nearby slreets, (v1) the adequifoy of screening of mech-aiiical, air- conditioning or other rooftop installations, and (vii) the conformity of the plans and specifications to the purpose and general plan and intent of this Declaration, and in the case of the approval or disapproval by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), to the Master Declaration, or as otherwise provided in the Applicable Ground Lease. No plans shall be approved which do not provide for the underground installation of all utilities from the lot lines to buildings. No plans or specifications shall be approved which do not provide for safety or any other control as set forth by local, state, federal or other governmental agencies. The decision of the Committee shall be final, but the Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

C.The Committee shall approve or disapprove such plans and specifications within thirty (30) days after they have been submitted. However, during said 30-day period of time, it may be determined by the Committee that an additional period of time will be necessary to approve or disapprove any plans submitted, and in that regard the Committee may notify the Person submitting the plans for approval that an additional thirty (30) days time is required. In the event that the Committee, the ground lessee under the Applicable Ground Lease or the Fee Owner, as the case my be, fails to respond to a request to approve such plans and specifications, within thirty (30) days, or sixty (60) days, as the case may be, after the plans and specifications have been submitted to it for approval, said plans and specifications shall be deemed approved by the Committee, the ground lessee under the Applicable Ground Lease or the Fee Owner, as the case my be.

73 Limitation of Liability. Neither the Committee, the Board of Directors, the Association nor any Fee Owner shall be liable, in damages or otherwise, to anyone submitting plans and specifications for approval, or to any Subtenant affected by this Declaration, by reason of mistake of judgment, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or to disapprove any plans and specifications. Every person who submits plans to the Committee for approval agrees, by submission of such plans, and every Subtenant, Occupant and Mortgagee of any of the Subleased Parcels agrees, by acquiring title thereto or an interest therein, that it will not bring any action or suit against the Committee or any member of the Committee, to recover damages.

ARTICLE VIII

PROVISIONS GOVERNING IMPROVEMENTS AND MAINTENANCE

8.1Maintenance of Private Storm Water Detention Facilities. Subject to approval by the Committee in accordance with Article VII, a Subtenant may, from time to time, with the consent of Declarant and the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) designate or set aside by recorded plat, easement or other written instrument, areas within its Subleased Parcel for the purpose of providing areas for additional storm water detention or retention, and facilities and improvements related thereto, and the responsibility for their maintenance and repair, including the cost thereof, shall be that of the Subtenant upon whose Subleased Parcel such private storm water areas or facilities are located. Such private storm water management facilities shall not constitute Common Areas.

8.2Lighting. As set forth in Section 3.9 of the Master Declaration, all building-mounted or free-standing lighting of any kind (other than street lighting within the right of way of any adjacent public road) to be constructed of a type or shielded by landscaping or other means so as not to allow the light from exterior lighting to "spill over" onto or illuminate any adjacent property not subject to this Declaration.

8.3Excavation. No excavation shall be made except in connection with construction of an Improvement permitted under the provisions of the Applicable Ground Lease or Sublease, and upon completion thereof exposed openings shall be backfilled and disturbed ground shall be graded.

8.4Waste Disposal. As required in Section 9.1 of the Master Declaration, all rubbish, trash, and garbage generated from the use or occupancy of a Subleased Parcel shall be temporarily stored on each Subleased Parcel in enclosed rubbish or trash receptacles contained within a fenced or walled enclosure or otherwise screened so as not to be visible from any neighboring Subleased Parcel or property, any Driveways or public roads and shall be regularly removed from the Subleased Parcel and shall not be allowed to accumulate thereon. In addition to the foregoing, all rubbish shall be stored and removed in accordance with any more specific rules and regulations adopted by the Board of Directors of the Association or the Master Association.

8.5Abandonment. The Declarant or the Association, as the case may be, may, at their discretion, enter upon any Subleased Parcel that has been abandoned for the purpose of performing such maintenance as may be necessary to prevent the exterior of any building and grounds from deteriorating, becoming unsightly or otherwise detracting from the appearance and general character of the Property within thirty (30) days of such abandonment. Any expense incurred by the Declarant or the Association, as the case may be, hereunder shall be charged against the property abandoned and it shall be the obligation of the Subtenant or Occupant to pay such expense to the Declarant or the Association upon written demand for payment.

8.6Maintenance of Subleased Parcels. Each Subtenant shall keep its Improvements, landscaping and appurtenances thereon in a safe, clean, maintained, neat, wholesome condition, and shall comply in all respects with all governmental statutes, ordinances, regulations, health and police and fire requirements and the Master Declaration.

8.7Improper Conduct. As set forth in Section 9.1 of the Master Declaration, no nuisance, noxious, offensive or illegal activity shall be or permitted to be carried on by any Member on such Member's Subleased Parcel or anywhere else on the Property.

8.8Construction. Any and all construction on a Subleased Parcel shall be commenced and diligently pursued and shall not remain in partly finished condition any longer than is reasonably necessary for completion thereof. The Subtenant of a Subleased Parcel upon which Improvements are being constructed shall at all times keep the adjacent streets and any Driveways within the Property being utilized by such Subtenant in connection with said construction, as well as its Subleased Parcel, free from any dirt, mud, garbage, trash or other debris which might be occasioned by such construction and/or improvements. In the event a Subtenant does not commence construction of Improvements within nine

(9) months of the date of the execution of the Sublease with Subtenant, such Subtenant shall landscape the Subleased Parcel with no less than an appropriate ground cover, such as grass or sod, and otherwise in a condition conforming to any applicable Governmental Regulations, thereafter maintain such ground cover in a clean, neat and such condition keeping same mowed and otherwise in a condition conforming to any applicable Governmental Regulations until the commencement of construction of such Improvements.

The aforesaid nine (9) month period may be extended with the written approval of the Declarant or the Association, as the case may be.

8.9Declarant, Association and Fee Owner Not Responsible for Code Enforcement. Nothing contained in this Declaration shall be construed in any way so as to, is not intended to, and does not in any way (a) modify or otherwise supersede any Governmental Regulations of the Village or any

- - other Governmental Authoritylhat are app11cableTo the Property, allofwhicli GovernmentafR.egulations-

constitute the minimum standards for development that shall be fully adhered to by all Class B Members in the development of their Subleased Parcels or the construction of any Improvements on any Subleased Parcel or other portion of the Property, or (b) make or hold Declarant, the Association or Fee Owner liable for damages to any Class B Member, Occupant or any other Person by reason of a failure of any Improvements constructed by a Class B Member to comply with any applicable Governmental Regulations, including, without limitation, the Village's zoning ordinances or building codes.

8.10Temporary Structures. No temporary buildings, structures or occupied trailers, shall be pennitted on a Subleased Parcel. Temporary structures will be pennitted only in conjunction with construction of pennanent Improvements provided that they are located as inconspicuously as possible and are completely removed promptly after completion of construction.

ARTICLE IX GENERAL PROVISIONS

9.I Term. The easements, covenants and restrictions of this Declaration shall run with, be appurtenant to and bind the Property, and shall be binding on, inure to the benefit of and be enforceable by Declarant, any of the Subtenants, or the ground lessor under the Applicable Ground Leases (or the Fee Owner if there is no Applicable Ground Lease) and their respective legal representative, heirs, successors and assigns, for a term of thirty (30) years from the date this Declaration is recorded, after which time said easements, covenants and restrictions shall be automatically extended for successive periods of five

(5)	years unless terminated or modified as provided in Section 9.2 hereof.

9.2Termination and Modification. This Declaration may be modified and amended only upon the written consent of the Class A Members holding at least seventy five percent (75%) of the Votes. No such termination, extension, modification, or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the Office of the Recorder of Deeds of Cook County, Illinois, and a copy of same delivered to each Class B Member.

9.3Consent of Master Declaration Declarant. Any amendment or modification of this Declaration concerning: (i) the maintenance, repair and replacement of the Common Areas serving the Property; (ii) the provisions of Article VII, this Section 9.3 and Section 9.5 of this Declaration; (iii) the Association or Declarant's exercise of rights and performance of obligations as a member of the Master Association; and (iv) the easements for the Common Areas, shall require the prior written consent of the Master Declaration Declarant and the Fee Owner (if different from the Master Declaration Declarant).

9.4Assignments of Declarant's Rights and Duties. Any or all of the rights, powers and reservations of Declarant herein may be assigned in accordance with the provisions of Section 3.4A.

9.5Rights of Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant). The Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant) shall have the right to receive copies of all notices and communications from the Association to the Voting Members or the Class B Members, including copies of all proposed and final budgets, financial statements and such additional information as Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant) may from to time request, and to designate a representative to attend and audit any meetings of the Voting Members and the Board. In addition, the Fee Owner and the Master Declaration Declarant shall have the right, but not the obligation (except and to the extent either is acting as or has become a Class A Member), (i) to exercise all of the rights of the Class A Member, and the Association, (ii) to enforce all of the obligations of the£lass B Members if in Ma,;ter Declaration Declata:nFs orFee Owner's reasoifaoledetermfoation, the then Class A Member is not adequately maintaining the Common Areas in accordance with this Declaration, (iii) to collect all Association Costs incurred in connection therewith from the Class B Members in accordance with this Declaration, and (iv) to the extent any Class B Members have not paid their respective Member's Proportionate Share of Association Costs in accordance with this Declaration, such rights shall include the right to lien, and foreclose such lien, against such Class B Member's leasehold estate.

9.6Successors and Assigns. Each of the conditions, covenants, restrictions, reservations and standards set forth herein, shall continue and be binding upon the Subtenants and Occupants of the Property and upon their respective successors and assigns and all Persons claiming by, through or under them.

9.7Severability. If any clause, phrase, sentence, condition or other portion of this Declaration shall be or become invalid, null or void for any reason or shall be held by any court of competent jurisdiction to be so, the remaining portion of the Declaration shall not be affected thereby, and such remaining portions shall remain in full force and effect.

9.8Enforcement. The conditions, covenants, restrictions, reservations and standards herein set forth shall operate as covenants running with the land regardless of whom may be the record title holder or holders of the Property, or any part thereof, and shall be enforceable by any Subtenant, the Declarant, the Association, and the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), as the case may be, by proper proceeding, either in equity or at law, and the Persons entitled thereto shall have the right to sue for and obtain an injunction prohibitive or mandatory to prevent the breach of the enforcement or observance of the conditions, covenants, restrictions, reservations and standards herein set forth and the failure of any Subtenant, the Declarant, the Association, or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), as the case may be, to enforce any of the restrictions herein set forth at any time shall be in no event be deemed to be a waiver of the right of enforcement thereafter at any time. If the Association determines that a Class B Member is not maintaining a Subleased Parcel in accordance with the requirement of this Declaration, the Association may so notify such Class B Member in writing, setting forth the specific condition or circumstances determined to be objectionable. Such Class B Member shall have a period of 30 days from the date of such notice to remedy the non-conforming condition or, if the nature of the non-conforming condition is such that it cannot be remedied within 30 days, such Class B Member shall have a reasonable amount of time to remedy the condition so long as such Class B Member promptly commences and diligently pursues such remedy to completion. If such Class B Member fails to remedy such non-conforming condition within the foregoing time period or periods, the Association shall have the right (but not the obligation) to enter upon the Subleased Parcel for the purpose of remedying the non-conforming condition, using whatever means the Association may deem necessary, including maintaining, restoring or repairing any Landscaping and planted materials to conform to the original design therefor or otherwise to eliminate such non-conforming condition. All actual, out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by reason thereof, plus a charge determined by the Board but not in excess of 25% for overhead and supervision, shall be paid on demand by such Class B Member to the Association. Until paid, the unpaid portion of all such costs incurred, including the charge determined by the Board as an overhead and supervision charge, shall accrue interest from the date of demand for payment thereof at a rate determined by the Board but not in excess of 15% per annum (compounded annually) and shall be a lien upon the Subleased Parcel enforceable in accordance with the provisions hereof.

9.9Certifications.Within fifteen (15) days following the request from any Subtenant, Occupant or Mortgagee, the Declarantor the Association, as the case 111ay_Q sh!!ll. certifµn writing
·	whether a11y filflo1lllts ·are then ·aue and owingpursuant to this Declaration with respect to the Subleased

Parcel or any such Subtenant.

9. IO Notices. Any notice required or desired to be given under this Declaration shall be in writing and shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed, if to a Class A Member or a Subtenant, at its last mailing address registered with Association and if to the Association, at the address to which assessments are mailed. Prior to creation of the Association, notices to the Declarant shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed to the Declarant, c/o FCL Builders, Inc., 1150 Spring Lake Drive, Itasca, Illinois 60143. Notices to the Master Declaration Declarant and the Fee Owner shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid, and addressed c/o Techny Land Development Office, P.O. Box 6038, Techny, Illinois 60082, Attn: Chairman, Techny Land Committee (mail notices), or 1985 Waukegan Road, Northbrook, Illinois 60082, Attn: Chairman, Techny Land Committee (delivered notices).

9.11Governing Law. This Declaration shall be interpreted, applied and enforced m accordance with the laws of the State of Illinois.

9.12Captions. The captions contained in this Declaration are for convenience of reference only and in no way define, describe or limit the scope or intent of this Declaration or any of the provisions thereof.

9.13Grammatical Changes. Wherever appropriate in this Declaration, the singular shall include the plural and the plural the singular.

9.14Not a Public Dedication. Except for permissible dedications made in accordance with the express provisions hereof, nothing herein contained shall be deemed to be a gift or dedication of any portion of the PropertY to the general public or for any public purposes whatsoever, it being the intention of the Declarant that this Declaration shall be strictly limited to and for the purposes herein expressed.

9.15Perpetuities and Other Invalidity. If any of the options, privileges, covenants or rights created by this Declaration would otherwise be unlawful or void for violation of the rule against perpetuities or some analogous statutory provision, or any other statutory or common law rule imposing time limits, then such provision shall continue only until the expiration of twenty-one (21) years after the death of the survivor of the now living lawful descendants of George W. Bush, President of the United States as of the date hereof.

9. I6 Not a Partnership. The provisions of this Declaration are not intended to create, nor shall they be in any way interpreted or construed to create, a joint venture, partnership, or any other similar relationship between the Subtenants and Declarant or any of them.

9.17Third Partv Beneficiarv Rights. This Declaration is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise specifically provided herein.

9.18Inspection. The Board of Directors may from time to time at any reasonable hour or hours, and after not less than 24 hours (except in the case of an emergency) notice_t() a Subtenant,_enter _

---aha mspect anyportionofthe-Properi:y-.----·------

9.19Attorneys' Fees. In any legal or equitable proceeding for the enforcement of this Declaration or to restrain any violation of this Declaration or any provision hereof, the prevailing party shall, in addition to all other costs, be entitled to reasonable attorneys' fees. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

9.20Failure to Enforce Not a Waiver of Rights. The failure of Declarant, the Association or any Subtenant to enforce any restriction herein contained shall in no event be deemed to be a waiver of the right to do so thereafter or of the right to enforce any other restriction.

9.21Interpretation. For purposes of the interpretation of this Declaration: "including" shall mean "therein" shall also mean "thereon" and "thereunder;" the single shall include the plural when appropriate to the context; and the masculine, feminine and neuter genders shall be interchangeable when appropriate to the context. This Declaration shall be interpreted in accordance with the laws of the State of Illinois.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first written above.

DECLARANT:	FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company

.,.,.........----····-··-------··-···-·········------

By:Four Columns, Ltd., an Il1inois corporation, its

Manager

NBamey: s;;.au

Its:Authorized Officer

STATE OF ILLINOIS)

)SS

COUNTY OF COOK)

I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Robert L. Stovall, personally known to me to be the Authorized Officer of Four Columns, Ltd., the Manager of FCL Founders Drive LLC, an Illinois limited liability company, appeared before me this day in person and acknowledged that he signed and delivered said instrument as such Authorized Officer, pursuant to due authority, as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

GNEN under my hand and notarial seal this Jltt: day of August, 2006.

My commission expires:  _

"OFFICIAL SEAL"

Janice Lee Glonek Nntuy Public, State of fllinois My Commission Exp. 07/28/2009

The undersiconsents to the execution and recordation of this Declaration.

perso No

···:.--··--

TrusteeunderTrust

(See rever..- • -1'11-f-Jculpatory Provision of Chicago Title Land Trust Compa----CIDCAGO TITLE LAND TRUST COMPANY, not

·········-····---·········-····-······----·--··········-·-····-··-··--·····----B

.J.!ll.i -1+--4,t,- ,,.L-,,.Ar:+4'-f+H,,:-£ ---.::cc--..:.,,_

Officer

Name fis:

ATTESTv -.-..=PURSUANT

Attest:TO CORPORATE BYLAWS

Name:  Title:

STATE OF ILLINOIS)

) ss.

COUNTY OF COOK)

ACKNOWLEDGMENT

Officer

ax _

Harriet Denisewicz  ,the Trust/   of CWCAGO TITLE LAND TRUST COMPANY, not personally, but solely as trustee under Trust Agre...'"lilent dated May 31, 2006, and known as Trust No. 1114332, u1.(  _,

Sea:: Bmdc, who are personally known to me t p i=ersons whose names are subscribed to the foregoing instrument as such  Trust/ . ce----

.appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and yoluntary act and as the free and voluntarycffiof said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said· Trust/    then and there

a

as

acknowledged that ..s_he, as custodi,an of the corporate seal .of said Bank, did affix the corporate seal of said Bank to said instrument  h ::own  free and. voluntary act d as the free and voluntary act of said Bank. as Trustee as aforesaid, for!}le uses and purpos therein set forth.

G1VEN under my hand and notaiialseal, -this . 31. day of August, 2006.

NOTAJlYPUBUC

I

,."'-' Lk ..: i:>i,.._i"E OF ILLft.lO!S

Jlrfy Com- mission Expires 10/21/2._0. 07

'SHEILA OJI.VENPORT

NOTAny pq9• -,.. ,,_

"OFFJCJAL SEAL''

My commission expires:JO }.J-!/J.oi:, 7

tl

The und ·-ts to the execution and recordation of this Declaration.

(See----------xculpatory Provision of Chicago Title Land Trust Company)

CIDCAGOUST COMPANY, not

-- pn-e=rrson .,..-----,,-.r-,rusteeunderTrust

---···································

Attest:

ATTE-...:.:...-, -RED

PURSUTE BYLAWS

 Trust

Name:  Title:

ACKNOWLEDGMENT

STATE OF ILLINOIS)

) ss.

COUNTY OF COOK)

Harriet Denisewiczthe Trust!° mmt ofCfuC GO TiTLE LAND

------

.TRUST COMPANY, not personally, but solely as trustee under Trust Agreement dated May 31, 2006, and known as Trust No. 1114333, lffi:i8!C·xme

Sea  . who. are personally known to me b'!ffl the same persons whose names are subscribed to the foregoing instrument as such Trust/•

as

respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act f said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said Trnst/Of iffitthen and there acknow]edged t _!_he, as custodian of the corporate seal of said Bank, did affix the corporate seal of said Bank to said instrument as h er own free and voluntary act and as the free and voluntary act of said

.Bank,Trustee as aforesaid, for the uses and purposes therein set forth.

¥

GNEN under my- d and notarial seal, this1.L day of August, 2006.

tYt.flClAL SEAL"'

' NOTARY Pi 1f! VENPORTNOTARY PUBLIC

lI My Corn,:n,..-c'-1:1-.1.,-.,'",";:,TA·TE OF ILUNOI;";,

le/4

r 1

- -"'""' 1,-'-1 r.::xpJres 10/21!-?00?My commission expires:/O;.:J I J?'-CXJ 7

iI

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY LEGAL DESCRIPTION OF LAND (HOTEL)

·	THATPARTDFLOT SE-JBIN TECHNY PARCEL SE-I, B-EING A-SUBDIVISION OF PART OF

THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 0001007540, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE IB; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-IB THE FOLLOWING TWO (2) COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST

376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-IB THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: I) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.IO FEET; 3) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST I 15.60 FEET; 4) NORTH 82 DEGREES 1 l MINUTES 33 SECONDS WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03 FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 7) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-JB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE IB THE FOLLOWING FOUR (4) COURSES AND DISTANCES: I) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF I I 00.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTH 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 1176.00 FEET, HAYING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST,

201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 459.00 FEET, HAVING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES 10 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH OJ DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44

SECONDS WEST 24.05 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST

20.00 FEET; THENCE SOUTH OJ DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE

10.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-IB, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-IB, A DISTANCE OF 218.35 FEET; THE}lc_E NQRTH 53J)EGREE_S 1l2MIN1ITES 4lSECONDS

----wi;srrn.0OFEEffo TI-IE PLACE OF BEGINNING, IN COOK, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 5.018± Acre Tract of Vacant Land lying to the west of Founders Drive and North of Willow Road .....

LEGAL DESCRIPTION OF LAND (RETAIL)

THAT PART OF LOT SE-!B IN TECHNY PARCEL SE-I, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TOPLAT71IBREO-rREOORDEDDECEMBER.22,W00,··;1,.s-DbcuMENTNO.000J001540,. DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-JB; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-JB THE FOLLOWING EIGHT (8) COURSES AND DISTANCES: I) NORTH 12 DEGREES 07 MINUTES 24 SECONDS

EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 282.03 FEET; 3)

NORTH OJ DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 4) NORTH29 DEGREES 13

MINUTES 03 SECONDS WEST 115.60 FEET; 5) NORTH 82 DEGREES 11 MINUTES 33 SECONDS

WEST 132.97 FEET; 6) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03 FEET; 7)

NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 8) NORTH 43 DEGREES 14

MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45

SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST

381.50 FEET TO THE EAST LINE OF SAID LOT SE-IB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-!B THE FOLLOWING FIVE (5) COURSES AND DISTANCES: I) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF I 000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3)ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 434.18 FEET; 5) SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST 63.69 FEET TO THE SOUTH LINE OF SAID LOT SE-IB; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE 542.33 FEET TO THE PLACE OF BEGINNING;

EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE-JB; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-!B THE FOLLOWING TWO (2) COURSES AND DISTANCES: I) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-!B THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: I) NORTH 36 DEGREES 57 MINUTES 13

SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.10

FEET; 3) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST 115.60 FEET; 4) NORTH 82

DEGREES 11 MINUTES 33 SECONDS WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES

56 SECONDS WEST 131.03 FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST

126.59 FEET; 7) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE IB, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-!B THE FOLLOWING FOUR (4) COURSES AND DISTANCES: 1) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAYING A RADIUS OF 1000.00 FEET, HAVINO A CHORD BEARING

OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3)ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF I 100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO J"HE_NQRIHWESI Alfil JONIANGENLJO----'11IE---LAS+ DESCRIBED LINE, HAVING A RADTIJS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTH 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADTIJS OF 1176.00 FEET, HAVING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST,

201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 459.00 FEET, HAVING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES 10 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44 SECONDS WEST 24.05 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST

20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE

10.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-IB, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-lB, A DISTANCE OF 218.35 FEET; THENCE NORTH 53 DEGREES 02 MINUTES 47 SECONDS WEST 10.00 FEET TO THE PLACE OF BEGINNING;

ALSO EXCEPTING THEREFROM THAT REAL ESTATE HERETOFORE CONVEYED TO THE ILLINOIS DEPARTMENT OF TRANSPORTATION FOR PUBLIC ROADWAY PURPOSES PER WARRANTY DEED RECORDED OCTOBER 14, 2004 AS DOCUMENT NUMBER 0428849047 DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-lB; THENCE NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST ALONG THE WEST LINE OF SAID LOT SE-IB, A DISTANCE OF 20.36 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST ALONG A LINE, A DISTANCE OF 20 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID LOT SE-lB, A DISTANCE OF 557.61 FEET TO THE EAST LINE OF SAID LOT SE IB; THENCE SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID EAST LINE, A DISTANCE OF 27.66 FEET TO THE SOUTH LINE OF SAID LOT SE-lB; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE OF LOT SE-!B, ALSO BEING THE NORTH LINE OF WILLOW ROAD (100 FEET WIDE) A DISTANCE OF 542.33 FEET TO THE PLACE OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 7.133± Acre Tract of Vacant Land lying to the west of Founders Drive and immediately North of Willow Road.

EXHIBIT A-1

DEPICTION OF PROPERTY

!;'

(·(

!

l.

i'i'

'"j '

'!:

011111111110

QI111111101111111110

illl11111011I11110·/

lHttm-OtHtttH)

/

EXHIBITB

MEMBER'S PROPORTIONATE SHARE

 ....,,,,  •vwm.--••n----, --- -..,,,_

MEMBER	MEMBER'S PROPORTIONATE SHARE
Pinstripes (Portion of Parcel SE-1B-3)	49%
Declarant* (Remainder of Parcel SE-IB-3 and all of Parcel SE-1B-2)	51%
TOTAL	100%

* Declarant, or the Class A Member to whom Declarant has transferred its interest pursuant to Section 3.4A, as applicable, shall have the right to allocate all or part of the 51%, as detennined in Declarant's, or the Class A Member to whom Declarant has transferred its interest pursuant to Section 3.4A, as applicable, sole discretion, to any future Subtenant of the Property.

EXHIBITE

PLANS AND SPECIFICATIONS FOR COMMON AREA IMPROVEMENTS AND PARKING LOT

(See Attached)

 ·

FINAL ENGINEERING PLANS

•

FOR

WILLOW FESTIVAL ANNEX

NORTHBROOK, ILLINOIS

0

4l" IMRO

INTERttPTCll

PROJECT TEAM

co.aTITLE SHEET

NORTHBROOK

C1.0 GENERAL NOTES AND SPECIFICATIONSFour Columns Ltd.

C2.0LAYOUT AND PAVING PLAN1150 Spring Lake Drive

C3.0GRADING AND EROSION CONTROL PLANWll,.lDW 1101(1Itasca, Illinois 60143

C3.1 EROSION CONTROL NOTES AND DETAILSPROJECT630 773 0050 voice

SITE630 733 4030 fax

C4.0 UTILITY PLANContact Craig Slinker

C4.1SANITARY SEWER PROFILES

cs.aCONSTRUCTION DETAILS

C5.1CONSTRUCTION DETAILSfENGINEER

C52 CONSTRUCTION DET A /LSGLENVIEW"V3 Companies of Illinois

I7325 Janes Avenue, Suite 100

Woodridge, Illinois 60517

630 724 9200 voice

630 724 9202 fax

Project Manager: Dwayne L. Gillian

Project Engineer: Eric Pedersen

ARCHITECT

Timothy Morgan Associates

200 Tri-State International Center,

Suite 100

Lincolnshire, Illinois 60069

847 347 0058

RECEIVED

DRAINAGE CERTIFICATIONALPER & ALPER

J hereb;I' certify t-hot to the be6+ of 11ft Knowled,;ie ond belief, the cir-o I nooe of surface woter& wl I I not be chcfl(Jed by The construct 1on of such p.-op06tld irrprovel!l!lnts or on:,, port thereof, or, thot if suer,AUG 3 0 2006 surface wcrter Cini I noge wl l I be etionoed, reosoru:rt> I e prov! s·, on hos been mode for co11ecTlon end dlven;ton of suel'l sur--foee woters into

pubI !c oreos, or drains -.tileh the cievelc.,per hos o rlghT to use and tho't euCh surface wo+er& wl 11 be planned for In cccordonceBY:fl /11/

wi Th genera I fy CICCepTed en,;11neer Ing proet1ces so as to reduce

-rne l Ike 1 ! hood of 00m:ioe to thf, adjclnIng pror,er'ty because of the construcTlon of the P,.OP&ed lffl)rOYements.VICINITY MAP

NO SCALE

l!llnois Licem;ad Pr-ofesslonol Engineer- 0062-048002

•

RR SP[K£ JN MORTHERLY FACE OF FIRST POWE!i Pa.E lrfORill D' THE SOUTHWEST CMNER Of

ROH,L RJOGE SUBDIVJSION (APPROXUIATt1.Y 31'0 fEET SW'tH OF ROYAL RJOG( O!UVE:1.

!LUN01S DESIGN FIRM REGISTRATION NO 184-000902Call4B hours before you digORIGINAL ISSUE DATE JULY 22, 2005

Visfo, Verte re, Virtute •. ·The Vision to Transform with E cellence·S.:,S.,,&

OATEOTH!SDAY OF , A.O., 2006 ILUNOIS LICENSED PROFESSIONAL ENGINEER 062-048002 MY LICENSE EXPIRES ON NO.V.EMBER 3.0..,.2.0.0..7 ... , ,,,,..,

CHICAGO MILWAUKEE AND ST. PAUL RAILROAD
42" MWRD INTERCEPTOR
VILLAGE 10" FORCE MAIN
EXISTING LIFT STATION
WAUKEGAN ROAD
BENCHMARK #1
EXISTING VILLAGE 16" SAN
EXISTING VILLAGE 10" SAN
EXISTING VILLAGE 6" FM
PROPOSED VILLAGE 6" FM
PROPOSED 8" SAN PERMIT # 06-021
PROPOSED VILLAGE 8" SAN PERMIT # 06-033
EXISTING VILLAGE 30" ST
PROPOSED VILLAGE 30" ST
DISCHARGE TO RIVER
CONVENT OF THE HOLY SPIRIT
OLD WILLOW RD
CHICAGO RIVER WEST BRANCH
PROPOSED LIFT STATION PERMIT # 06-077
NORTHFIELD
WILD BERRY DR.
WINNETKA ROAD
LEHIGH ROAD
BENCHMARK #(Q 134 D/S)
CHESTNUT AVE.

LOCATION MAP

SCALE: 1"=800'

PROJECT LOCATION
WILLOW RD
N BRANCH RD
S BRANCH RD
DRURY LN
VALLEY LO LN

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